     As filed with the Securities and Exchange Commission on June 14, 1999
                                              Registration No. 333-62815
   ======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ___________

                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ___________

                        CENTENNIAL COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

   Delaware                                            4812                                 84-1324155
(State or other jurisdiction of     (Primary Standard Industrial Classification   (I.R.S. Employer Identification Number)
incorporation or organization)                        Code Number)

                                  ___________

                               1528 Wazee Street
                                   Suite 200
                                Denver, CO 80202
                                 (303) 405-0475
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  ___________

                                   Karl Maier
                     President and Chief Operating Officer
                        Centennial Communications Corp.

                               1528 Wazee Street
                                   Suite 200
                            Denver, Colorado  80202
                                 (303) 405-0475
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ___________
                                   Copies to:

                                  Mark D. Ebel, Esq.
                                  Holland & Hart LLP
                             555 17TH Street, Suite 3200
                               Denver, Colorado  80202
                                    (303) 295-8000

                                  ___________
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
                                  ___________

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                  ___________

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JUNE 14, 1999

                        CENTENNIAL COMMUNICATIONS CORP.

                               Offer to Exchange
             14% Senior Discount Notes Due 2005 ("Exchange Notes")
                          for any and all outstanding
              14% Senior Discount Notes Due 2005 ("Private Notes")
                                ________________

        The Exchange Offer will expire at 5:00 p.m., New York City Time on ___________, 1999 unless extended (the "Expiration Date").

     Centennial Communications Corp., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and in the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with the Prospectus constitute the "Exchange Offer"), to exchange its 14% Senior Discount Notes due 2005 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (together with all amendments and exhibits thereto, the "Registration Statement"), for an equal principal amount of its outstanding 14% Senior Discount Notes due 2005 (the "Private Notes"), of which $40 million aggregate principal amount is outstanding on the date hereof. The Exchange Notes and the Private Notes are sometimes collectively referred to herein as the "Notes." The terms of the Exchange Notes are identical in all material respects to those of the Private Notes, except (i) for certain transfer restrictions and registration rights relating to the Private Notes; and (ii) that if the Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages (as defined) to the Holders (as defined) of the Private Notes. See "Description of Notes." The Exchange Notes will be issued pursuant to, and be entitled to the benefits of, an Indenture dated as of January 15, 1998 (the "Indenture").

     The Notes mature on January 1, 2005. Interest on the Notes will not accrue prior to January 1, 2003. Thereafter, interest on the Notes will be payable in cash at a rate of 14% per annum, payable semi-annually in arrears on January 1 and July 1 of each year commencing July 1, 2003. The Company will not be required to make any mandatory redemption or sinking fund payment with respect to the Notes prior to maturity. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 1, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, at any time prior to January 1, 2001, the Company may, on one or more occasions, redeem up to a maximum of 25% in aggregate principal amount at maturity of the Notes, at a redemption price of 114% of the Accreted Value (as defined) thereof, plus accrued and unpaid Liquidated Damages, if any, to the date of the redemption with the net cash proceeds of certain sales of capital stock of the Company; provided that at least 75% in aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption. In the event of a Change of Control (as defined), the Holders of the Notes will have the right to require the Company to purchase their Notes, in whole or in part, at a price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase or, in the case of any such purchase on or after January 1, 2003, at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of Notes."

                                                        (Continued on next page)
                                ________________

     See "Risk Factors" commencing on page 15 for certain information that should be considered in connection with the Exchange Offer and an investment in the Exchange Notes.
                                ________________
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ________________

                The date of this Prospectus is _________, 1999.


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

    The Notes rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and will rank senior in right of payment to all subordinated indebtedness of the Company. The Notes are secured by a pledge of (i) 100% of the Capital Stock (as defined) of SMR Direct USA, Inc. (this entity has no operations and its financial position consists only of a nominal capitalization) and all future domestic direct Restricted Subsidiaries (as defined) of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock (as defined)) of each of SMR Direct Cayman Corp. (this entity is solely a nominee shareholder in certain of the Company's Subsidiaries (as defined) located in Latin America) and Centennial Cayman Corp. (together with SMR Direct Cayman Corp., the "Cayman Entities") and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company. Pursuant to the definition of Excluded Stock, the Company has pledged approximately 66% of the total outstanding Capital Stock of each of the Cayman Entities. The Notes are effectively subordinated to additional secured indebtedness of the Company and the Notes are structurally subordinated to indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries. As of March 31, 1999, the Notes were effectively subordinated to approximately $393,000 of secured indebtedness of the Company and to approximately $1.6 of indebtedness and other liabilities of the Company's Subsidiaries (excluding intercompany payables to the Company).

     The Company will accept for exchange any and all validly tendered Private Notes not withdrawn prior to 5:00 p.m., New York City time, on ____________, 1999, unless the Exchange Offer is extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Private Notes being tendered for exchange, but is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Private Notes, the Company will promptly return all previously tendered Private Notes to the Holders thereof. See "The Exchange Offer."

     The Private Notes were issued and sold on January 15, 1998 (the "Initial Offering") to Salomon Brothers Inc and Prudential Securities Incorporated (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated January 12, 1998 among the Company and the Initial Purchasers (the "Initial Purchase Agreement"). The Initial Purchase Agreement provided for the sale by the Company of 40,000 units (the "Units"), each consisting of a Private Note having a principal amount at maturity of $1,000 and a warrant (an "Initial Warrant") to purchase 64 shares of the Company's Common Stock. The Initial Purchasers subsequently resold the Private Notes and the Initial Warrants in reliance on Rule 144A under the Securities Act.

     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Notes Registration Rights Agreement dated as of January 15, 1998, among the Company and the Initial Purchasers (the "Notes Registration Rights Agreement"). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Private Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate within the meaning of Rule 405 under the Securities Act (an "Affiliate") of the Company), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the Holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 180 days from the date the Registration Statement is declared effective (the "Effective Date") it will make this Prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution." The Company believes that none of the registered Holders of the Private Notes is an Affiliate of the Company.

  The Private Notes have been designated eligible for trading by qualified institutional investors in the Private Initial Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of

Securities Dealers (the "NASD"). The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval through any automated quotation system. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of Holders of the Exchange Notes to sell their Exchange Notes or the price at which such Holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their Accreted Value (or principal amount) depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. See "Risk Factors - Lack of a Public Market for the Notes."

  Holders of Private Notes whose Private Notes are not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and preferences and will be subject to the existing restrictions upon transfer thereof. Except in certain circumstances, the Company will not have any further obligation to such Holders to provide for the registration under the Securities Act of the Private Notes held by them.

  The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No underwriter is being used in connection with the Exchange Offer. See "The Exchange Offer - Resale of the Exchange Notes."

  No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus or any accompanying Prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, or any underwriter, agent or dealer. Neither the delivery of this Prospectus or any such Prospectus supplement nor any resale made thereunder shall, under any circumstance, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof. This Prospectus and any such related Prospectus supplement do not constitute an offer to sell or a solicitation or an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                ________________

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SUCH FORWARD-LOOKING STATEMENTS ARE PRINCIPALLY CONTAINED IN THE SECTIONS "SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND INCLUDE WITHOUT LIMITATION THE COMPANY'S EXPECTATION AND ESTIMATES AS TO ITS BUSINESS FOLLOWING THE EXCHANGE OFFER. IN ADDITION, IN THOSE AND OTHER PORTIONS OF THIS PROSPECTUS THE WORDS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "PLANS," "INTENDS" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO SPECIFICALLY IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF THE COMPANY WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS. IN ADDITION TO FACTORS THAT MAY BE DESCRIBED ELSEWHERE IN THIS PROSPECTUS, THE COMPANY SPECIFICALLY WISHES TO ADVISE READERS THAT THE FACTORS LISTED UNDER THE CAPTION "RISK FACTORS" COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD ANY UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN AS ANTICIPATED, BELIEVED, ESTIMATED OR EXPECTED. THE COMPANY DOES NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                                ________________

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH

THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of an Exchange Offer Registration Statement on Form S-4 filed by the Company with the Commission under the Securities Act with respect to the Exchange Notes. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Exchange Notes. Any statement contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     As a result of the filing of the Registration Statement with the Commission, the Company will be subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will be required to file with or furnish to the Commission certain reports and other information. The Registration Statement, the exhibits and schedules thereto, reports and other information filed with or furnished to the Commission by the Company may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.
Additionally, the Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission, including the Company.

     Pursuant to the Indenture, the Company has agreed, whether or not required by the rules and regulations of the Commission, to furnish to the Holders of the Notes reports and other information as it would be required to file with the Commission if the Company were subject to the reporting requirements of the Exchange Act. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company has agreed to file a copy of such reports and other information with the Commission and make such information available to securities analysts and prospective investors upon request.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements and related notes appearing elsewhere in this Prospectus. As used herein, the term "Company" refers to Centennial Communications Corp. and its Subsidiaries unless the context indicates otherwise. The Company operates under the names
(i) "Radio Trunking del Peru," "SMR Direct Peru, S.R.L.," "Telecom Supply S.R.L.," "Pompano, S.R.L.," "C-Comunica S.R.L.," "Transnet del Peru, S.A." and "Peru Tel S.A." in Peru, (ii) "Radio Trunking del Ecuador," "Brunacci Compania Ltda.," and "Comovec S.A." in Ecuador, (iii) "Telecomunicaciones y Servicios S.A." and "Centennial Cayman Corp. Chile Ltd." in Chile and (iv) "Radio Trunking del El Salvador, S.R.L., C.V." in El Salvador. All references herein to "Latin America" refer to Central America, the Caribbean, South America and Mexico. Unless otherwise indicated, all discussions herein assume that the Company's U.S. Operations (as defined) have been fully divested. See also "Glossary of Terms" for definitions of certain terms used herein. Except as otherwise indicated, all dollar amounts are expressed in United States dollars and references to "dollars" and "$" are to United States dollars. All consolidated historical financial statements contained in this Prospectus are prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and are presented in dollars.

                                  The Company

     The Company is a provider of analog specialized mobile radio ("SMR") services focusing on providing such service in Latin America. The Company currently operates in Latin American markets that have approximately 29.1 million people ("POPs") and, as of March 31, 1999, the Company had 13,904 subscribers. The Company also provided SMR service in the United States but is in the process of divesting its U.S. Operations. See "Business - Divestiture of the United States Operations."

     The Company was founded in October 1995 and, as of March 31, 1999, the
Company had operating losses totaling $38.3 million.   As of March 31, 1999, the
Company is (i) the largest SMR operator in Peru, in terms of the number of subscribers and channels, with over 7,137 subscribers and 321 channels in a market of approximately 11.0 million POPs, and (ii) the largest SMR operator in Ecuador, in terms of the number of subscribers and channels, with over 3,700 subscribers and 365 channels, in a market of approximately 4.0 million POPs.
The Company acquired an operating company in Chile (a market of approximately
7.5 million POPs) in January 1998, and, as of March 31, 1999, had over 2,300 subscribers and 325 channels in Chile. In August 1998, the Company completed the buildout of 10 additional channels in Santiago, Chile and launched a full scale sales and marketing program. The Company also holds concessions for 50 channels in El Salvador (a market of approximately 5.8 million POPs). In El Salvador, the Company commenced operations in August 1998, and, as of March 31, 1999, the Company had 170 channels and provided service to 701 subscribers through seven sites. The Company has not launched any sales or marketing program in El Salvador as the Company has made the determination that it will sell its El Salvadorian assets. The Company's strategy is focused on consolidating its channel positions in the markets in which it operates. The Company is also exploring the opportunity to provide wireless communications services which utilize digital technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company believes that significant market opportunities exist to develop a leading position as a provider of SMR service in Latin America.

Industry and Market Opportunity

     SMR, also referred to as "trunked radio" or wireless dispatch communications, is primarily a business communications tool which provides cost-effective, "one-to-many" voice communications.

        . The Company believes that demand for SMR service in Latin America is significant due to the following economic and demographic characteristics: (i) low teledensity and low wireless communications penetration; (ii) high population densities found in many urban markets; (iii) unreliable telecommunications infrastructure; (iv) limited and relatively expensive communications alternatives; and (v) economic growth fueled by developing market economies.

   . Channel Holdings and Operations. The Company's current channel holdings and existing operations are summarized below :

                        POPs (mm)(1)       Channel Holdings(2)        Subscribers as of        Service Launch Date
      Country                                                           March 31, 1999
------------------------------------------------------------------------------------------------------------------
Peru                         11.0                   321                     7,137                  May 1996
Ecuador                       4.0                   365                     3,765                March 1997
Chile                         7.5                   325                     2,301               August 1998(3)
El Salvador                   5.8                   170                       701               August 1998
                   ------------------------------------------------------------------------
Total(4)                     28.3                 1,181                    13,904
                   ========================================================================

 ------------------
(1) Represents the approximate number of POPs in the markets in which the Company has channels.
(2) Channels are voice paths on which mobile communications are transmitted. Channels are licensed per geographic area and, using analog technology, each channel can generally serve up to 125 subscribers in a given area.
(3) The Company completed the buildout of 10 additional channels and launched a full scale sales and marketing program in August of 1998 with respect to an operating company it acquired in January 1998.

(4) As of March 31, 1999 the Company also had channels and subscribers in the United States. The Company is in the process of divesting its U.S. Operations. See "Business - Divestiture of the United States Operations."

Growth Strategy

     The Company's growth strategy is to (i) expand its analog SMR operations and subscriber base in Latin America; (ii) improve cash flow and profitability by actively managing and controlling operating expenses; (iii) pursue additional SMR opportunities; (iv) add incremental services to its existing service offerings; and (v) explore the implementation of digital wireless communications technologies.

Recent Developments

     For a description of recently completed acquisitions, pending acquisitions and auction results, see "Business - Recent Developments."

     On May 13, 1999, at a meeting of the Board of Directors of the Company, structural changes were made at both the Board of Directors and senior management levels of the Company. At the board level, three members tendered their resignation and a new member was elected to act as Chairman of the Board. At the senior management level, the President and Chief Executive Officer and the General Manager of Latin America, tendered their resignations. A new President and Chief Operating Officer and a new General Manager of Latin America were appointed at the same meeting. See "Management."

     The Company was incorporated in Delaware on October 25, 1995. Its principal executive offices are located at 1528 Wazee Street, Suite 200, Denver, CO 80202, and its telephone number is (303) 405-0475.

                                  Risk Factors

     See "Risk Factors" as well as other information and data included in this Prospectus for a discussion of certain factors that should be considered in evaluating an investment in the Exchange Notes. Among other things, these factors include risks related to the Company's historical operating losses and limited operating history, future ability to service indebtedness, need for additional financing, and uncertainty of market acceptance and potential lack of subscriber demand.



                                                The Exchange Offer
The Exchange Offer..........       The Company is hereby offering to exchange up
                                   to $40 million aggregate principal amount of
                                   the Exchange Notes for an equal principal
                                   amount of Private Notes that are properly
                                   tendered and accepted. A s of the date
                                   hereof,

                                   there is $40 million aggregate principal amount of Private Notes outstanding. See "The Exchange Offer."

                                   Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than (i) a broker dealer who purchased such Private Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an Affiliate of the Company), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the Holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

                                   This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal that accompanies this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Any Holder of Private Notes who tenders in the Exchange Offer with the intention to participate in a distribution of the Exchange Notes could not rely on the above-referenced position of the staff of the Commission and, in the absence of an exemption under the Securities Act, would have to comply with the registration and prospectus delivery requirements contained therein in connection with any resale transaction. Failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company. See "The Exchange Offer-Resale of the Exchange Notes."

Expiration Date.............       The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on ________, 1999, unless
                                   the Exchange Offer is extended by the Company
                                   in its sole discretion, in which case the
                                   term "Expiration Date" shall mean the latest
                                   date and time to which the Exchange Offer is
                                   extended. "The Exchange Offer -Expiration
                                   Date; Extensions; Amendments."
Conditions to the Exchange
Offer......................        The Exchange Offer is subject to certain
                                   customary conditions that may be waived by the Company. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. See "The Exchange
                                   Offer - Conditions."
Procedures to Tendering
                                   Each Holder of Private Notes wishing to
                                   accept the Exchange Offer must

 Private Notes..............       complete, sign and date the Letter of
                                   Transmittal, or a facsimile thereof, in
                                   accordance with the instructions contained
                                   herein and therein, and mail or otherwise
                                   deliver such Letter of Transmittal, or such
                                   facsimile, together with such Private Notes
                                   and any other required documentation to State
                                   Street Bank and Trust Company, as exchange
                                   agent (the "Exchange Agent"), at the address
                                   set forth herein. See "The Exchange Offer -
                                   Procedures for Tendering."
Special Procedures for
Beneficial Owners..........        Any beneficial owner whose Private Notes are
                                   registered in the name of a broker, dealer,
                                   commercial bank, trust company or other
                                   nominee and who wishes to tender such Private
                                   Notes in the Exchange Offer should contact
                                   such registered Holder promptly and instruct
                                   such registered Holder to tender on such
                                   beneficial owner's behalf. If such beneficial
                                   owner wishes to tender on such beneficial
                                   owner's behalf, such owner must, prior to
                                   completing and executing the Letter of
                                   Transmittal and delivering such owner's
                                   Private Notes, either make appropriate
                                   arrangements to register ownership of the
                                   Private Notes in such owner's name or obtain
                                   a properly completed bond power from the
                                   registered Holder. The transfer of registered
                                   ownership may take considerable time and may
                                   not be able to be completed prior to the
                                   Expiration Date. See "The Exchange Offer -
                                   Procedures for Tendering."
Guaranteed Delivery
Procedures.................        Holders of Private Notes who wish to tender
                                   their Private Notes and whose Private Notes
                                   are not immediately available or who cannot
                                   deliver their Private Notes, the Letter of
                                   Transmittal or any other documentation
                                   required by the Letter of Transmittal to the
                                   Exchange Agent prior to the Expiration Date
                                   must tender their Private Notes according to
                                   the guaranteed delivery procedures set forth
                                   under "The Exchange Offer - Guaranteed
                                   Delivery Procedures."
Acceptance of the Private
Notes and Delivery of the
Exchange Notes.............        Subject to the satisfaction or waiver of the
                                   conditions to the Exchange Offer, the Company will accept for exchange any and all Private
                                   Notes that are properly tendered in the
                                   Exchange Offer prior to the Expiration Date.
                                   The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practical date following the
                                   Expiration Date. See "The Exchange Offer-
                                   Terms of the Exchange Offer."

Withdrawal Rights...........       Tenders of Private Notes may be withdrawn at
                                   any time prior to the Expiration Date. See
                                   "The Exchange Offer - Withdrawal of Tenders."

Certain Tax Considerations..       For a discussion of certain tax
                                   considerations relating to the Exchange
                                   Notes, see "Certain U.S. Federal Income Tax
                                   Considerations. "

Exchange Agent..............       State Street Bank and Trust Company is
                                   serving as the Exchange Agent in connection with the Exchange Offer. State Street Bank and Trust Company also serves as trustee (the
                                   "Trustee") under the Indenture.

                Summary of the Terms of the Exchange Notes

      The Exchange Offer applies to the $40 million aggregate principal amount of the Private Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes except (i) for certain transfer restrictions and registration rights relating to the Private Notes; and (ii) that if the

Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages to the Holders of the Private Notes. See "The Exchange Offer - Terms of the Exchange Offer." The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under and entitled to the benefits of the Indenture. For further information and for definitions of certain capitalized terms, see "Description of Notes."

Maturity Date...............       January 1, 2005.

Effective Yield.............       14%.

Interest....................       Cash interest will not accrue on the Exchange
                                   Notes prior to January 1, 2003. Thereafter, interest on the Exchange Notes will be payable, in cash, at a rate of 14% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 2003.

Security....................       The Exchange Notes will be secured by a
                                   pledge of (i) 100% of the Capital Stock of SMR Direct USA, Inc. (this entity has no operations and its financial position consists only of a nominal capitalization) and all future domestic direct Restricted
                                   Subsidiaries of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities (one of which is solely a nominee shareholder in certain of the Company's Latin American Subsidiaries) and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct
                                   Restricted Subsidiaries of the Company.
                                   Pursuant to the definition of Excluded Stock, the Company has pledged approximately 66% of the total outstanding Capital Stock of each of the Cayman Entities. See "Description of
                                   Notes - Security."

Optional Redemption.........       The Exchange Notes will be redeemable at the
                                   option of the Company, in whole or in part, at any time on or after January 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated
                                   Damages, if any, to the date of redemption.
                                   In addition, at any time prior to January 1, 2001, the Company may, on one or more occasions, redeem up to a maximum of 25% in aggregate principal amount at maturity of the Exchange Notes at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption with the net cash proceeds of certain sales of capital stock of the Company; provided, that at least
                                   75% in aggregate principal amount at maturity of the Exchange Notes remains outstanding following each such redemption.


Change of Control...........       In the event of a Change of Control, the
                                   Holders of the Exchange Notes will have the right to require the Company to purchase their Exchange Notes at a price equal to 101% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, to the date of purchase or, in the case of any such purchase on or after January 1, 2003, at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. The failure by the Company to purchase all Notes validly tendered upon the occurrence of a Change of Control would constitute an Event of Default under the Indenture.

Ranking.....................       The Exchange Notes will rank pari passu in
                                   right of payment with all existing and future unsubordinated indebtedness of the Company and will rank senior in right of payment to all future subordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to additional secured indebtedness of the Company and the Exchange
                                   Notes will be structurally subordinated to indebtedness (including trade payables) of the Company's Subsidiaries. As of March 31,
                                   1999, the Notes were effectively subordinated to approximately $_____ of secured indebtedness of the Company and to approximately $_____ of indebtedness and other liabilities of the Company's
                                   Subsidiaries (excluding intercompany payables to the Company).

Covenants...................       The Indenture that will govern the Exchange
                                   Notes contains covenants that, among other things: (i) limit the incurrence by the Company and its Restricted Subsidiaries of additional indebtedness; (ii) limit the issuance by the Company of Disqualified Stock
                                   (as defined) and the issuance by its
                                   Restricted Subsidiaries of preferred stock;
                                   (iii) restrict the ability of the Company and its Restricted Subsidiaries to make dividends and other restricted payments or investments;
                                   (iv) limit transactions by the Company and its Restricted Subsidiaries with Affiliates;
                                   (v) limit the ability of the Company and its Restricted Subsidiaries to make asset sales;
                                   (vi) limit the ability of the Company and its Restricted Subsidiaries to incur certain liens; and (vii) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person.


     For additional information regarding the Exchange Notes, see "Description of Notes."

                                Use of Proceeds

     The Company will not receive any proceeds from the Exchange Offer. The proceeds from the sale of the Private Notes were originally used for spectrum acquisitions, capital expenditures, operating losses and working capital.

        Summary Historical Consolidated Financial and Other Information
            (dollars in thousands, except share and per share data)

                                                                                                         (unaudited)
                                                                                                        Three Months
                                      \Inception (October                                          ------------------------
                                       26, 1995) through           Year Ended December 31,             Ended March 31,
                                         December 31,      -------------------------------------  ------------------------
                                             1995              1996         1997         1998         1998         1999
                                     --------------------  -----------  -----------  -----------  -----------  -----------
Statement of Operations Data:
Revenues                                           $    -   $      296   $    4,826   $    7,204   $    1,752   $    1,710
Costs and expenses related to
 revenues                                        --------   ----------   ----------   ----------   ----------   ----------
                                                        -          513        3,556        3,482          731          489
                                                 --------   ----------   ----------   ----------   ----------   ----------
Gross profit                                            -         (217)       1,270        3,722        1,021        1,221
Operating costs and expenses                           62        4,590       15,837       15,304        2,723        2,184
                                                 --------   ----------   ----------   ----------   ----------   ----------
Operating loss                                        (62)      (4,807)     (14,567)     (11,582)      (1,702)        (963)
Other income (expense)                                  4          (79)      (1,148)      (3,851)        (623)      (1,192)
                                                 --------   ----------   ----------   ----------   ----------   ----------
Net loss before minority interest                     (58)      (4,886)     (15,715)     (15,433)      (2,325)      (2,155)
Minority interest (1)                                   -          111            -            -            -            -
                                                 --------   ----------   ----------   ----------   ----------   ----------
Net loss                                           $  (58)      (4,775)     (15,715)     (15,433)      (2,325)      (2,155)
Accretion of mandatorily
 redeemable preferred shares to
 redemption value                                       -          (15)        (142)      (1,536)        (314)        (416)
                                                 --------   ----------   ----------   ----------   ----------   ----------
Net loss applicable to common
 shareholders                                      $  (58)  $   (4,790)  $  (15,857)  $  (16,969)  $   (2,640)  $   (2,571)
                                                 ========   ==========   ==========   ==========   ==========   ==========

Net loss per share                                 $(0.09)  $    (1.38)  $    (4.53)  $    (4.84)  $     (.75)  $     (.73)
Weighted average shares outstanding               639,091    3,480,466    3,502,534    3,502,749    3,502,746    3,502,746

                                                                   As of December 31,                                As of March 31,
                                                                                                                         1999
                                   -------------------------------------------------------------------------------   ---------------
Balance Sheet Data:                        1995                1996                 1997                1998         (unaudited)
                                   -------------------------------------------------------------------------------   ---------------

Cash, cash equivalents and
 short-term investments                  $2,503           $14,821              $  7,730           $  5,230            $ 5,097

Restricted cash                               -             3,890                 1,350             11,771             11,476(5)
Working capital                           3,203            17,573                10,892             17,709             16,684
Total assets                              3,265            34,916                29,872             47,041             45,417
Total long-term debt                          -             4,897                16,157             29,122             29,923
Mandatorily redeemable convertible
 preferred stock                              -            28,829                29,252             42,066             42,101

Stockholder's equity (deficit)             3,212           (1,348)              (17,169)           (28,208)           (30,820)

                              \Inception
                             (October 26,                                              (unaudited)
                             1995) through                                             Three Months
                              December 31,        Year Ended December 31,             Ended March 31,
                             --------------     --------------------------      -------------------------
                                 1995           1996        1997       1998       1998          1999
                            ---------------  -----------  ---------  ---------  ---------  ---------------
Other Financial Data:
EBITDA(2)                         $(61)      $(4,299)     $(9,102)   $(7,094)   $(1,270)        $(395)
Depreciation and amortization        1           508        2,259      2,085        433           569
Capital expenditures (3)             5         7,087       10,383      6,820        995           219
Deficiency of earnings to fixed
charges (4)                         53         4,538       14,828     10,601      1,286           783


(1) Reflects the acquisition of the capital stock of SMR Direct Peru, S.R.L. (formerly Mobil Line Peru, S.A.), 51% of which was acquired in February 1996 and the remaining 49% of which was acquired in July 1996.

(2) Represents operating loss before depreciation, amortization, interest income and other income/loss. EBITDA is not a measurement under U.S. GAAP and may not be similar to EBITDA measures of other companies. The Company has included information concerning EBITDA herein because it understands that such information is used by certain investors as the measure of an issuer's ability to incur and service indebtedness; however, EBITDA should not be considered a substitute for net income as a measure of the Company's operating results or for cash flow as a measure of the Company's liquidity.
(3) Represents cash used for purchases of property and inventory (subscriber units).

(4) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness and amortization of debt expense. Because the Company's fixed charges exceeded earnings for the period from inception through December 31, 1995, for the years ended December 31, 1996, 1997 and 1998, and for the three months ended March 31, 1998 and 1999, the deficiency of earnings to fixed charges (rather than a ratio of earnings to fixed charges) has been presented for such periods.

(5) The majority of this amount is related to money which has been escrowed under one of the Company's financing arrangements and is to be used in Latin America only. In addition, it includes cash pledged by the Company to secure its obligations in connection with the Company's bid for spectrum in the Chile Concurso and the purchase of certain assets from a Chilean company. On October 29, 1997 the Company received written notice from the Chilean Ministry of Transportation and Telecommunications (the "Ministry") that its proposal had been accepted and awarded, subject to final approval by the Ministry of the completion of the build-out of the project as submitted.

                               GLOSSARY OF TERMS

  Set forth below are certain technical terms defined as they are used in this
                                  Prospectus:

800 MHz SMR:                   A two-way radio service (normally dispatch with
                               limited mobile-telephone usage) provided within a
                               designated portion of the 800 MHz frequency band.

900 MHz SMR:                   A two-way radio service (normally dispatch with
                               limited mobile-telephone usage) provided within a
                               designated portion of the 900 MHz frequency band.

Analog:                        A transmission method employing a continuous
                               (rather than pulsed or digital) electrical signal that varies in amplitude or frequency in response to changes in sound impressed on a transducer in the sending device.

Channel: A wireless pathway for the transmission of information between a sending point and a receiving point (often "channel" refers to a paired set of send and receive pathways).
                               Channels are often measured in terms of the amount of spectrum they occupy (bandwidth), measured in Hertz.

Churn Rate:                    The rate at which subscribers terminate service,
                               which is calculated by dividing the number of
                               subscribers disconnected by the average number of
                               subscribers on the network expressed as a
                               percentage and calculated for a g iven
                               measurement period.

Digital: A transmission method employing a sequence of discrete, distinct pulses to indicate specific information .

Dispatch:                      A service provided to clients who want to
                               transmit and receive short messages to and from a
                               group of users operating within range of the
                               system's transmission site. Dispatch is normally
                               structured in a one-to-many format between a
                               fixed base station and mobile units, but can also
                               be structured in a one- to-one format.

ESMR: Enhanced Specialized Mobile Radio. Radio communications systems that employ digital technology with a multi-site configuration that pe rmits frequency reuse.

FCC:                           United States Federal Communications Commission.

Hertz/Hz:                      Industry convention for measuring frequency. One
                               Hertz (abbreviate Hz) equals one cycle per
                               second; kHz (kiloHertz) stands for thousands of
                               Hertz; MHz (megaHertz) stands for millions of
                               Hertz.

iDEN(TM):                      Integrated digital enhanced network. A digital
                               wireless technology developed by Motorola Inc.
                               for the provision of ESMR service. A tradem ark
                               of Motorola Inc.

Interconnect:                  With respect to SMR, interconnect refers to the
                               service provided to a subscriber which allows
                               such subscriber to have the capability to connect
                               to the public switched telephone network and
                               thereby communicate with a party that can be
                               reached over the local public telephone network.

POPs: The approximate number of persons in a market potentially served by telecommunications services, including SMR .

Repeater:                      A stationary transmitter device which retransmits
                               received signals on an outbound circuit in
                               amplified form.

Site: The location of a transmission station. In a multi-site configuration with call hand-off between stations, stations are located so that the coverage areas of the individual stations overlap in order to facilitate coverage over a wide coverage area. The geographic coverage area of a transmission site typically has a radius of 15 to 30 miles depending on the height of the antenna and the topography of the market.

SMR: Specialized Mobile Radio. SMR refers to third-party, two-way radio communications networks which operate on a repeater which "repeats" an incoming transmission on one channel onto an appropriate outgoing designated or available channel. In this manner, a message can be sent by one user in a group to all the other users in the same group at the same time ("one-to-many" communications). This communications format is well-suited to the dispatch market.

Spectrum:                      A term generally applied to radio frequencies.

Subscriber:                    An individual utilizing a subscriber unit on an
                               SMR network.

Subscriber Unit (Radio):       An SMR portable, vehicle-mounted or base station
                               radio receiver/transmitter.

                                  RISK FACTORS

     An investment in the Exchange Notes represents a high degree of risk. There are a number of factors, including those specified below, which may adversely affect the Company's ability to make payments on the Exchange Notes. Holders of the Exchange Notes could therefore lose a substantial portion or all of their investment in the Exchange Notes. Consequently, an investment in the Exchange Notes should only be considered by persons who can assume such risk. The risk factors described below are not necessarily exclusive and each potential investor is encouraged to perform its own investigation with respect to the Company.

Historical and Anticipated Operating Losses; Negative Cash Flow from Operations

     Since inception, the Company has been primarily engaged in start-up activities requiring substantial expenditures. Consequently, the Company has reported operating losses before interest of approximately $11.6 million and $964,000 for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999, respectively, and net cash outflow from operating and investing activities of approximately $31.7 million and $87,000 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. From its inception, the Company has never reported operating income or positive cash flows from operations, and has had operating losses totaling $38.3 million. Further development of the Company's business and the expansion of its analog SMR networks, service offerings and subscriber base will require significant additional expenditures, and the Company expects that it will have operating losses and will record net cash outflow in the foreseeable future. There can be no assurance that the Company's future operations will be profitable. As a result, there can be no assurance that the Company will have sufficient resources to make principal and interest payments with respect to the Notes. In addition, if the Company does not achieve and sustain profitability, the value of the Notes will be adversely affected. See " - Substantial Leverage; Ability to Service Indebtedness;" " - Holding Company Structure; Inability to Access Cash Flow;" " - Need for Additional Financing;" and "Management's Discussion and Analysis of Results of Operations and Financial Condition - Liquidity and Capital Resources."

     In connection with the sale of the Company's U.S. Operations, the Company's management determined that a write-down of the assets comprising such operations was necessary as of August 1997. The amount of the write-down recorded by management was approximately $1.9 million, which represented management's best estimate of the write-down necessary to state such assets and liabilities at their fair value. This estimate was based upon the provisions contained in certain Purchase Agreements (as defined) relating to the assets comprising the U.S. Operations, as well as management's best estimate of the fair market value of the remaining assets not then under contract. Additionally, the Company recorded an approximate $1.3 million charge for termination and other contractually committed costs in connection with the Divestiture of the U.S. Operations in the third quarter of 1997. As of March 31, 1999, the Company had completed the sale of all but three major trading areas ("MTAs")in the United States to two purchasers. The remaining purchases are subject to the approval by the FCC of assumption of debt, and the qualifications by the proposed purchaser as a small or very small business, as defined by the FCC. Until the contingencies related to the FCC are resolved, the Company has transferred the majority of the risks and rewards of the U.S. Operations to the purchasers by way of management agreements. The transactions were not, and for those remaining, will not be recognized as a sale until substantially all of the risks, rewards of ownership and full control of such licenses and the related assets and liabilities are transferred to the purchasers.

Limited Operating History

     The Company was formed in October 1995 and began providing analog SMR service in Peru in May 1996, in the United States in September 1996 and in Ecuador in March 1997. The Company acquired an operating company in Chile in January 1998 and in August 1998, completed the buildout of 10 additional channels in Santiago and launched a full scale sales and marketing program in that country. The Company also commenced operations in El Salvador in August 1998, and, as of March 31, 1999, the Company had 170 channels and provided service to 701 subscribers through seven sites in El Salvador. The Company has not launched any sales or marketing program in El Salvador as the Company has made the determination that it will sell its El Salvadorian assets. The Company has not commenced operations in any other country and, to date, has not provided any wireless communications services other than analog SMR. The Company's viability, profitability and growth depend upon the successful implementation of its business plan. The implementation of the Company's business plan is subject to numerous risks, any of which could require substantial changes to proposed plans or otherwise alter the time frames or budgets currently contemplated. Such risks include (i) securing the necessary licenses and adhering to regulatory requirements relating thereto; (ii) locating suitable sites for the Company's towers and antenna, obtaining any required zoning variances or other governmental or local regulatory approvals and negotiating acceptable purchase, lease, joint venture or other agreements; (iii) obtaining additional spectrum at attractive prices; and (iv) risks typically associated with any business venture such as the ability to effectively implement its business strategy and unanticipated cost increases. There can be no assurance that the implementation of the Company's business plan will be successful.

Substantial Leverage; Ability to Service Indebtedness

     The Company is highly leveraged. As of March 31, 1999, the Company had approximately $29.9 million of indebtedness outstanding, mandatorily redeemable preferred stock of approximately $42.1 million outstanding and a stockholders deficit of approximately $30.8 million. The Company recorded a deficiency of earnings to fixed charges for the year ended December 31, 1998 and the three months ended March 31, 1999. See "Selected Consolidated Historical Financial Data." The Indenture permits the Company and its subsidiaries to incur substantial additional indebtedness. Commencing on January 1, 2003, semi-annual cash interest payments of approximately $2.8 million will be due on the Notes.

     The ability of the Company to make scheduled payments with respect to its indebtedness, including the Notes, will depend upon, among other things, its ability to implement its business plan, to expand its operations and to successfully develop its subscriber base in its target markets, by the ability of the Company's Subsidiaries to remit cash to the Company in a timely manner and the future operating performance of the Company and its Subsidiaries. Each of these factors is, to a large extent, subject to economic, financial, competitive, political, regulatory and other factors, many of which are beyond
the Company's control.   The Company expects that it will continue to generate
cash losses for the foreseeable future. No assurance can be given that the Company will be successful in developing and maintaining a level of cash flow from operations sufficient to permit it to pay the principal of, and interest on, its indebtedness, including the Notes. If the Company is unable to generate sufficient cash flow from operations to service its indebtedness, including the Notes, it may have to modify its growth plans, restructure or refinance its indebtedness or seek additional capital. There can be no assurance that (i) any of these strategies could be effected on satisfactory terms, if at all, in light of the Company's high leverage or (ii) any such strategy would yield sufficient proceeds to service the Company's indebtedness, including the Notes. Any failure by the Company to satisfy its obligations with respect to the Notes at maturity or prior thereto would constitute a default under the Indenture and could cause a default under agreements governing other indebtedness of the Company. See " - Historical and Anticipated Operating Losses; Negative Cash Flow from Operations;" " - Holding Company Structure; Inability to Access Cash Flow;" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences for Holders of the Notes, including (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures or other general corporate purpose requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the wireless communications industry; and (vi) placing the Company at a competitive disadvantage relative to less leveraged competitors. In addition, the Company's operating and financial flexibility will be limited by covenants contained in agreements governing the indebtedness of the Company, including the Indenture. Among other things, these covenants limit or may limit the ability of the Company and its Subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make distributions to its stockholders or to make certain other restricted payments, create certain liens upon assets, apply the proceeds from the disposition of certain assets or enter into certain transactions with Affiliates. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities which may be in the interests of the Company. See "Description of Notes - Certain Covenants."

Need for Additional Financing

     From inception until March 31, 1999, the Company invested approximately $72 million (in excess of revenues) in the development of its business, including acquiring spectrum, building and operating its analog SMR networks, conducting sales and marketing activities and establishing its management team. The Company expects to continue to make significant capital outlays for the foreseeable future in order to continue required development activities and to fund operations until such time as the Company begins to generate positive cash flow from operations. Based upon the Company's current business plan, the Company currently believes that its cash reserves are sufficient to satisfy the Company's liquidity needs for the succeeding 18 to 24 months; however, the Company continuously evaluates new opportunities which could impact that evaluation. If the Company's plans or assumptions change, if its assumptions prove to be inaccurate, if it consummates investments or acquisitions in addition to those currently contemplated, or if it experiences unanticipated costs or competitive pressures, the Company will be required to seek additional capital sooner than currently anticipated. In addition, there can be no assurance that the Company's current projection of cash flow (and losses) from operations (which will depend upon numerous future factors and conditions, many of which are outside of the Company's control) will be accurate or that actual results will not vary materially from such projections. Because the Company's cost of expanding its SMR networks and operating its business, as well as the Company's cash flow from operations, will depend on a variety of factors (including the ability of the Company to meet its expansion schedules, the number of subscribers and the service for which they subscribe, the nature and penetration of new services that may be offered by the Company, regulatory changes and changes in technology), it is likely actual costs and revenues will vary from expected amounts, possibly to a material degree, and such variations are likely to affect the Company's future capital requirements. The Company intends to seek additional debt and/or equity financing necessary to fund the Company's future liquidity needs. There can be no assurance that the Company will be able to raise additional capital on satisfactory terms, if at all. If the Company decides to raise additional funds through the incurrence of debt, it may become subject to additional or more restrictive financial covenants and its interest obligations will increase. In the event that the Company is unable to obtain such additional capital or to obtain it on acceptable terms or in sufficient amounts, the Company will be required to delay the expansion of its business or take other actions that could materially adversely affect the Company's business, operating results and financial condition and its ability to achieve sufficient cash flow to service its indebtedness, including the Notes.

Uncertainty of Market Acceptance; Potential Lack of Subscriber Demand

     The Company's success is subject to a number of business, economic, regulatory and competitive factors, many of which are beyond the Company's control, including the extent to which prospective subscribers will use the Company's services. The Company's ability to service its indebtedness, including the Notes, is subject to the successful implementation of its growth strategy which, in turn, is premised, among other things, on the Company's expectation that demand for its current service will increase significantly in its existing markets and that there will be strong demand for services introduced by the Company in the future. The Company has only recently begun providing SMR service in Peru, Ecuador, Chile and El Salvador. The subscriber demand for the Company's service in the markets in which it currently operates and in those in which it expects to operate is uncertain. See " - Competition" and " - Risks Associated with Rapidly Changing Industry." Failure to gain market acceptance for, or subscriber demand of, current or planned services would have a material adverse effect on the Company. In addition, the Company has incurred and will continue to incur significant operating expenses and has made, and will continue to make, significant capital investments. Accordingly, any material miscalculation by the Company with respect to its strategy or business plan is likely to have a material adverse effect on the Company. See "
- Need for Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Competition

     The Company faces significant competition in its Latin American markets. The Company's SMR operations compete primarily with other SMR operators. Many of the Company's competitors have substantially greater financial, marketing and other resources than the Company and hold, or may be able to obtain, significant channel positions. In addition, the Company also competes with regional and small SMR operators in its markets.

     The Company's use of analog technology for its SMR networks will compete with the recently developed digital technology offered by certain of its competitors, such as Nextel. The Company believes that the demand in Latin America for high quality telecommunications services will be able to accommodate both low cost analog SMR service as well as the more expensive digital technology being offered by certain of the Company's competitors. There can be no assurance that a significant number of potential subscribers in Latin America will elect to use the Company's services. See " - Uncertainty of Market Acceptance; Potential Lack of Subscriber Demand" and "Risks Associated with Rapidly Changing Industry."

     The Company's SMR operations also compete with other providers of wireless communications services, including cellular and paging. While the Company believes that its SMR services are differentiated from cellular and paging services because they provide a cost-effective, one-to-many communications tool for businesses, there can be no assurance that prices for cellular service will not decline, that the functionality of cellular and paging services will not be expanded or that the Company's SMR service will compete effectively with cellular and paging services. In addition, if the Company expands into other wireless communications services, it will face competition from established companies who are likely to have greater market recognition and an existing subscriber base.

     The Company faces significant competition for additional spectrum in Latin America. In seeking to obtain spectrum in each of the Company's targeted markets, the Company competes with other SMR operators and potential SMR operators, including large multinational telecommunications companies. A number of the Company's competitors have significantly greater financial and operating resources and international presence than the Company and, as a result, there is no assurance that the Company will be able to compete effectively with such companies. The successful implementation of the Company's growth strategy is dependent in part upon the successful acquisition of additional licenses. There can be no assurance that the Company will be able to acquire such licenses on favorable terms, if at all. See "Business - Growth Strategy." In addition, many existing telecommunications enterprises in the markets in which the Company operates have successfully attracted significant investments from multinational communications companies. These multinational communications companies, which have invested in local landline and wireless communications entities, have substantially greater financial resources than the Company and are attempting to accelerate the modernization of the telecommunications sector in the regions in which they operate by utilizing their operating and financial resources. See "Industry Overview."

     The Company continuously reviews opportunities to acquire additional licenses, license holding and operating companies in its existing markets and in other Latin American markets. In addition, the Company may in the future pursue opportunities in other markets, such as Europe. In each new market, the Company expects to face competition for such licenses, license holding and operating companies from major international telecommunications entities, as well as from local competitors. In addition, in each new market which the Company enters, the Company believes that it will face competitive pressures similar to those described above.

     In the future, the Company also expects to experience competition from new technologies, such as satellite technology, and from advances in existing technologies such as cellular, paging and mobil data transmission. For additional information regarding the competitive environment in each of the markets in which the Company operates, see "Business - Country-by-Country Operations."

Risks Related to Potential Future Acquisitions

     The Company intends in the future to pursue acquisitions of complementary services, technologies or businesses, although the Company has no present understandings, commitments or agreements with respect to any such acquisitions except as described in this Prospectus. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and an increase in amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon the Company's business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns.

Holding Company Structure; Inability to Access Cash Flow

     The Company is a holding company with substantially all of its operations conducted through its Subsidiaries. Accordingly, the Company's cash flow and, consequently, its ability to service its indebtedness, including the Notes, is dependent upon the cash flow of its Subsidiaries and the payment of funds by those Subsidiaries to the Company in the form of dividends, distributions or otherwise. The Company's Subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether in the form of loans, dividends, distributions or otherwise.

     The Company's Subsidiaries may become parties to financing arrangements, including vendor financing and other debt financing, in connection with the construction of the Company's SMR networks and the implementation of the Company's business plan. Such arrangements may impose significant limitations on the ability of such Subsidiaries to pay dividends or to make loans or advances to the Company. In certain circumstances, these limitations will be permitted under the Indenture.

     The ability of the Company's Subsidiaries to pay dividends or make loans or advances to the Company is subject to regulation within their respective jurisdictions of organization and operation. While the existing laws and regulations of these jurisdictions generally do not prohibit the Company's Subsidiaries from paying dividends or making loans or advances to the Company, there can be no assurance that such laws will continue to permit or will not restrict such payments to be made.

     The Company may develop additional operations in the future through joint ventures. In addition to the restrictions described above, the ability of any such joint venture to pay dividends or make distributions to the Company will be subject to the terms of the documents governing such joint venture. Moreover, to the extent that the Company is party to any joint venture in which the Company owns, directly or indirectly, less than 50% of the equity interests, the Company may lack the requisite control to cause such joint venture to pay dividends or to make distributions to the equity holders or partners of such joint venture, including the Company.

     The Notes will not be guaranteed by any of the Company's Subsidiaries and, consequently, the Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company's Subsidiaries. Accordingly, any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be subordinated to the claims of that Subsidiary's creditors. As of March 31, 1999, the Notes were structurally subordinated to approximately $1.6 million of indebtedness and other liabilities of the Company's Subsidiaries (excluding intercompany payables to the Company). The Indenture will limit, but not prohibit, the ability of the Company and its Subsidiaries to incur additional indebtedness. See "Description of Notes - Certain Covenants."

     In the event that the Company is unable to generate sufficient cash flow or is otherwise unable to obtain funds necessary to meet required payments of principal of, and interest on, its indebtedness, including the Notes, the Company would be in default under the terms of the agreements governing such indebtedness, including the Indenture. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable together with accrued and unpaid interest. If such an acceleration were effected and the Company did not have sufficient funds to pay the accelerated indebtedness, the holders could initiate foreclosure or other enforcement action against the Company. Any such circumstances would materially adversely affect the Company's ability to pay principal of, and interest on, the Notes and the market value of the Notes.

Ranking; Limited Security; Ability to Realize on Collateral

     The Notes are secured by a pledge of (i) 100% of the Capital Stock of the Company's direct wholly-owned Subsidiary, SMR Direct USA, Inc. (this entity has no operations and its financial position consists only of a nominal capitalization) and all future domestic direct Restricted Subsidiaries of the Company, and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities (one of which is solely a nominee shareholder in certain of the Company's Latin American Subsidiaries) and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company.

     Upon the occurrence and continuation of an Event of Default (as defined), the Pledge Agreement provides that the Collateral Agent (as defined) may sell the Pledged Collateral or any part thereof. The Collateral Agent's ability to realize on the pledged collateral may require government, regulatory or licensing agency approval. For example, in the United States, the approval of the FCC would be required in connection with the sale of the Capital Stock of SMR Direct USA, Inc. In addition, to the extent that the Collateral Agent attempted to foreclose on or sell the Capital Stock of the Cayman Entities, necessary approvals may need to be obtained from the appropriate entities in each country in which the Cayman Entities have a Subsidiary. The approval process could take several months and, accordingly, the ability of the Collateral Agent to foreclose on or sell the collateral could be substantially delayed or impaired. No assurance can be given that the Collateral Agent will obtain the necessary government approvals to consummate the foreclosure on or sale of all or any portion of the collateral. In addition to complying with applicable licensing laws, the Collateral Agent will have to comply with all applicable federal, state and foreign judicial or non-judicial foreclosure and sale laws. Such laws may include cure provisions, mandatory sale notice provisions, manner of sale provisions and redemption period provisions. Such provisions may significantly increase the time associated with taking possession of any collateral or the sale of any collateral. Failure to comply with any applicable provision could void the foreclosure on or sale of such collateral.

     The Indenture permits certain additional indebtedness of the Company to be secured. The holders of any secured indebtedness of the Company or any Restricted Subsidiary will have claims that are prior to the claims of the Holders of the Notes to the extent of the assets securing such other indebtedness. As of March 31, 1999, the Notes were effectively subordinated to approximately $393,000 of secured indebtedness of the Company and to approximately $1.6 million of indebtedness and other liabilities of the Company's Subsidiaries (excluding intercompany payables to the Company).

Enforceability of Civil Liabilities

     The Notes are secured by a pledge of 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company. The Collateral Agent and/or the Holders of the Notes may be unable to enforce a judgment by a United States court arising out of or in relation to the obligations of the Company under the Pledge Agreement in the Cayman Islands or any other foreign jurisdiction where the Capital Stock of a direct foreign Restricted Subsidiary of the Company organized within such jurisdiction is pledged pursuant to the Pledge Agreement. In addition, the Pledge Agreement is governed by New York law. There can be no assurance that a court in the Cayman Islands will apply New York law (as opposed to the law of the Cayman Islands) to the extent an action under the Pledge Agreement with respect to the Capital Stock of the Cayman Entities is commenced in the Cayman Islands. The jurisdiction of organization of future foreign direct Restricted Subsidiaries of the Company whose stock is pledged pursuant to the Pledge Agreement may likewise refuse to apply New York law with respect to actions under the Pledge Agreement.

Risks Associated with Anticipated Growth and Expansion

     The Company has a limited operating history and rapid growth by the Company could place a strain on its management, operating and financial resources. In addition, while the Company is currently an operator of SMR networks in Peru, Ecuador, Chile and El Salvador, the Company will, on an on-going basis, explore opportunities to provide additional wireless communications services in Latin America. The Company's ability to manage growth and expansion effectively will require continued implementation of, and improvements to, its operating and financial systems and will require the Company to expand, train and manage its employee base. Although the Company believes that it has made adequate allowances for the costs and risks associated with future growth and expansion, there can be no assurance that the Company's systems, procedures or controls or financial resources will be adequate to support the Company's operations or that management will be able to keep pace with such growth and/or expansion. If the Company is unable to manage growth and/or expansion effectively, the Company's business, operating results and financial condition and its ability to generate sufficient cash flow to service its indebtedness, including the Notes, will be materially adversely affected. See "Business - Growth Strategy" and "Management."

     In addition, the Indenture and the Convertible Notes (as defined) will limit the Company's ability to engage in investment opportunities outside of Latin America until such time as (i) the Company has consummated a Qualified Public Offering (as defined) of its Qualified Capital Stock (as defined) and
(ii) the Notes have traded for 10 days, after the occurrence of such Qualified Public Offering, at a price equal to 101% of their Accreted Value as demonstrated by a bid in writing from a broker for at least $2 million in aggregate principal amount of the Notes. While the Indenture does permit the Company to use any Designated Equity Proceeds (as defined) raised by the Company to pursue investment opportunities in Eastern Europe, the Company's ability to reduce risk by diversifying its geographic operations may be impaired by such restrictions.

Risks Associated with Divestiture of United States Operations

     The Company and its U.S. Subsidiary, SMR Direct USA, Inc., have entered into the Purchase Agreements providing for the sale of substantially all of the U.S. Operations. Five of the transactions contemplated by the Purchase Agreements have already closed. The remaining two Purchase Agreements are subject to the receipt of necessary regulatory approvals. Among other things, the Company's SMR licenses and related FCC Debt cannot be transferred or assumed until the FCC has consented to such transfer. FCC approval of such transfer has been received on all Purchase Agreements except two, and while the Company does not anticipate any problems in obtaining FCC approval of the remaining Purchase Agreements, there can be no assurance that such approval will be obtained in a timely manner, if at all.

     Prior to the closing of the remaining Purchase Agreements, the U.S. Operations will be managed by the purchasers thereof pursuant to certain Management Agreements (the "Management Agreements"). While the Company's U.S. Operations are managed pursuant to the Management Agreements, the Company is subject to the risk that any one of the purchasers of the U.S. Operations will be unable to successfully operate and manage the portion of the U.S. Operations that it is entitled to manage under the terms of the Management Agreements.

     Certain of the purchasers of the U.S. Operations may pay a portion of the purchase price with respect to the U.S. Operations so purchased in the form of a promissory note. While the Company believes that each of these purchasers will be able to fulfill their obligations pursuant to such promissory notes, there can be no assurance that circumstances will not change or that such purchasers will not default on such promissory notes. The Indenture limits the amount of such promissory notes that the Company may receive in connection with the sale of the U.S. Operations. See "Description of Notes."

     Any failure to consummate the transactions (in whole or in part) contemplated in the Purchase Agreements could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Divestiture of the United States Operations."

Dependence Upon Key Personnel

     The Company's performance is substantially dependent upon the performance of its officers and key employees, most of whom have worked together for only a short period of time. The Company is dependent upon its ability to retain and motivate high quality personnel, especially its management. The Company does not have "key person" life insurance policies on any of its employees. There can be no assurance that key personnel will continue to be employed by the Company or that the Company will be able to attract and retain qualified personnel in the future. The Company's future success also depends upon its continuing ability to identify, hire, train and retain other highly qualified technical, sales, marketing and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain its officers and key employees and the necessary technical, sales, marketing and managerial personnel and, failure to do so, could have a material adverse effect upon the Company's business, operating results and financial condition and its ability to generate sufficient cash flow to service its indebtedness, including the Notes. See "Business - Employees" and "Management."

Risks Associated with Rapidly Changing Industry

     The telecommunications industry is subject to rapid and significant changes in technology, which could lead to new products and services that compete with those offered by the Company or lower the cost of current competing products and services to the point where the Company's products and services could be noncompetitive. While the Company is unaware of any proposed changes that will materially affect the attractiveness of its product and service offerings, the effect of technological changes on the Company's business cannot be predicted.

     The Company currently offers analog SMR service because of its proven quality and the lower cost of analog technology as compared to digital technology being offered by certain of the Company's competitors. Digital technology is a relatively new application to the SMR industry and, to date, is a more expensive technology for potential subscribers to use. As the cost of digital technology becomes more affordable, the Company's existing and prospective subscribers may wish to migrate to services offering digital technology which could adversely affect the Company's ability to maintain and expand its subscriber base. In the future, the Company will experience competition from new technologies such as satellite technology, as well as from advances with respect to existing technologies such as cellular, paging and mobile data transmission. See " - Uncertainty of Market Acceptance; Potential Lack of Subscriber Demand" and " - Competition."

Risks Associated with Subscriber Unit Loss

     The Company has implemented a sales and marketing strategy pursuant to which the Company does not sell all subscriber units to its subscribers. Instead, the Company retains ownership of such subscriber units and provides them to its subscribers in exchange for the subscriber's agreement to use the Company's service for a minimum period of time (typically, one year). Upon the discontinuance of the Company's service, the subscriber is required to return such units to the Company. Failure by subscribers to return such units could have a material adverse effect on the Company. See "Business - Growth Strategy."

Government Regulation; Changing Regulatory Landscape

     The licensing, construction, ownership and operation of SMR and other wireless communications networks, and the grant, maintenance and renewal of applicable licenses and radio frequency allocations, are regulated by governmental entities in the markets in which the Company operates. In addition, such matters and certain other aspects of the operation of such systems, including rates charged to customers and the resale of such services, may also be subject to regulation in the jurisdiction in which service is provided. Changes in the current regulatory environments in countries in which the Company operates or future judicial intervention, including with respect to requirements for increased capital investments or regulations affecting prices the Company is able to charge for its services, could have a material adverse effect on the Company.

     Licenses and spectrum allocations are subject to ongoing review and, in some cases, to modification or early termination for failure to comply with applicable regulations and the terms of the license grant. All of the Company's licenses have fixed terms and certain of such licenses are not automatically renewable. In cases where license terms are fixed, there can be no assurance that license renewal will be effected or, if effected, that renewal will be on acceptable economic terms. In addition, certain of the countries in which the Company currently operates require the holders of licenses to pay on-going license fees. There is no assurance that these or other fees imposed by the regulatory authorities in the countries where the Company operates will not have a material adverse effect on the Company's operating results. Moreover, certain of the Company's SMR licenses are subject to network construction requirements and minimum subscriber requirements which, if not complied with by the Company within the enumerated time periods, could result in the imposition of fines or forfeiture by the Company of the applicable license. Changes in the regulation of the Company's activities including, without limitation, requirements for increased capital investments or regulations affecting prices or license fees, could also have a material adverse effect upon the Company's operating results.

     In addition, there are various rule making proceedings pending before the FCC which generally affect the wireless or SMR industries, and, thus, may impact the Company's U.S. Operations which are in the process of being divested. See "
- Risks Associated with Divestiture of United States Operations." Except for the proceeding which implements the Communications Assistance for Law Enforcement Act ("CALEA"), the Company does not believe that the outcome of such proceedings will have a material adverse affect on its SMR operations. CALEA was enacted in October 1994 to enable law enforcement agencies to expand electronic surveillance activities to new wireless technologies. The United States SMR industry has advised the FCC that SMR technology, particularly dispatch analog systems, cannot comply with the proposed CALEA requirements.
The FCC has proposed to exclude non-common carrier systems, such as those operated by the Company, from compliance with CALEA. Failure to exclude the Company's systems from compliance may require the Company to reconfigure its systems in such a manner that will either be economically or technically infeasible.

     Due to the fact that regulation of the telecommunications industry in Latin America and the other emerging markets in which the Company may operate in the future is still developing, certain of the applicable governmental authorities in such markets have previously discouraged consolidation of ownership of licenses. In those countries where the regulatory climate is currently opposed to such consolidation activity, the Company is still pursuing acquisition of licenses because it believes that, as was the case in the United States, the regulatory climate will improve as regulators recognize the benefits of consolidation. While the Company believes it has complied with the legal requirements regarding consolidation in each country in which it operates, there is, nevertheless, no assurance that the applicable governmental authorities will change their regulatory approach or will not find the Company to be in violation of existing rules and regulations. The Company has filed an application for the consolidation of its operations in Peru.

     Compliance with the terms of SMR licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no guarantee that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to its channels in Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction (the "Ministry"); however, to date no responses have been received. The Company expects to file an additional amendment requesting lower subscriber loading requirements in the near future. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no guarantee that the amendments received by the Company will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is awaiting approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome. In the past,

Brunacci Compania Ltda., one of the Company's Ecuadorian operating Subsidiaries, was not in full compliance with certain construction requirements relating to its licenses. The Company believes that it is now in compliance in all material respects with applicable Ecuadorian regulations in respect of such licenses. Because many of the regulatory frameworks are relatively new and still developing in the countries in which the Company operates and the enforcement of such regulations is often uncertain, it is difficult to determine how regulators will interpret the rules or judge compliance, and what degree of flexibility will be available. For a more detailed description of the regulatory environment in each of the markets in which the Company operates, see "Business - Country-by-Country Operations."

Channel Capacity

     There exists a maximum number of subscribers that may be loaded on each of the Company's SMR channels in Peru, Ecuador, Chile and El Salvador. Loading in excess of such maximum number may have a negative impact on the quality of service provided by the Company and, in certain instances, may violate applicable rules and regulations. Once the Company's SMR channels are fully loaded with subscribers, the Company will need to secure additional channels in the markets in which it operates in order to provide quality service and to expand its subscriber base. There can be no assurance that additional channels will be available to the Company at attractive prices or at all.

Country Risks

     General. The Company has invested significant resources in Latin America and intends to continue to make such investments in Latin America in the future. Accordingly, the Company may be subject to economic, political or social instability or other developments not typical of investments made in the United States. Such events could adversely affect the financial condition and results of operations of the Company, the ability of the Company to repay the Notes and the market value and liquidity of the Notes. During the past several years, countries in Latin America in which the Company operates or plans to operate have been characterized by varying degrees of inflation, uneven growth rates and political uncertainty. The Company currently does not have political risk insurance in the countries in which it conducts business. While the Company carefully considers these risks when evaluating investment opportunities and seeks to mitigate these and other risks by diversifying its operations in a number of Latin American countries, there is no assurance that the Company will not be materially adversely affected as a result of such risks.

     Currency Risks and Exchange Controls. Although the Company's Subsidiaries have attempted, and will continue to attempt, to match costs and revenues and borrowings and repayments in terms of their respective local currencies, payment for a majority of purchased equipment has been, and may continue to be, required to be made in currencies, including dollars, other than local currencies. In addition, the value of the Company's investment in a Subsidiary is partially a function of the currency exchange rate between the dollar and the applicable local currency. In general, the Company does not execute hedge transactions to reduce its exposure to foreign currency exchange rate risks. Accordingly, the Company may experience economic loss and a negative impact on earnings with respect to its holdings solely as a result of foreign currency exchange rate fluctuations, which include foreign currency devaluations against the dollar. The countries in which the Company's Subsidiaries now conduct business generally do not restrict the removal or conversion of local or foreign currency; however, there can be no assurance that this situation will continue.

     Dependence on Local Economies; Inflation. The Company's operations depend upon the economies of the markets in which it operates. These markets include countries with economies in various stages of development or structural reform, some of which are subject to rapid fluctuations in terms of consumer prices, employment levels, gross domestic product and interest and foreign exchange rates. The Company may be subject to such fluctuations in the local economies in which it operates. To the extent such fluctuations have an effect on the ability of subscribers to pay for the Company's service, the growth of the Company's services in such markets could be impacted negatively. Many of the countries in which the Company operates or expects to operate, do not have established credit bureaus, thereby making it more difficult for the Company to ascertain the creditworthiness of potential subscribers. Accordingly, the Company may experience a higher level of bad debt expense than otherwise would be the case.

     The net monetary assets of certain of the Company's subsidiaries are subject to foreign currency exchange risks since they are maintained in local currency. Certain of the Company's subsidiaries operate in countries in which the rate of inflation is significantly higher than that of the United States. The Company will attempt to protect its earnings from inflation and possible currency devaluation by setting prices in direct relation to the dollar and in some cases by periodically adjusting prices in local currencies. However, there can be no assurance that any significant devaluation against the dollar could be offset, in whole or in part, by a corresponding price increase.

     The Ecuadorian operations are currently faced with a devaluing sucre and a volatile political and economic situation. When the Company launched service in Ecuador in 1997, the exchange rate was approximately 4,300 sucres to one U.S. dollar. As of March 31, 1999, it was approximately 10,925 sucres to one U.S. dollar and since year-end, has fluctuated as high as 13,000 sucres per one U.S. dollar. The devaluation has a direct impact on customer's ability to pay due to the fact that the Company bills in U.S. dollars. The Company has been dealing with this situation as proactively as possible and contacted the customer base in early March 1999 to discuss the current billings of existing customers. The Company believes that being proactive may keep more subscribers on the network as initial customer reaction was positive. The declining sucre has recently sparked a run on banks in Ecuador, causing the Ecuadorian government to impose limits on withdrawals, and causing a number of banks, including Ecuador's second-largest bank to close its doors. While the Company has not experienced any difficulties due to the bank closures and limitations on withdrawals, there can be no assurance that the Company will not experience such problems in the future. The Company has been requiring the operating subsidiary in Ecuador to send all excess funds to the U.S., thus, the Company does not believe that it has a material amount of cash at stake. In addition, the country has been hyperinflationary during the years in which the Company has been operating in Ecuador. Ecuador has had a cumulative rate of inflation for the three years ending December 31, 1997 of over 100%. The inflation rates for the years ended December 31, 1996 and 1997 were 24.4% and 30.6%, respectively. The countries in which the Company's subsidiaries now conduct business generally do not restrict the repatriation or conversion of local or foreign currency. There can be no assurance, however, that this will be the case in each market that the Company may enter in the future or that this situation will continue in the Company's existing markets. The Company's subsidiaries are all directly affected by their respective countries' governmental, economic, fiscal and monetary policies and other political factors.

     Import Duties on Equipment. The Company's Latin American operations are highly dependent upon the successful and cost-efficient importation of infrastructure equipment and subscriber units from the United States. In the Latin American markets where the Company operates, infrastructure equipment and subscriber units are subject to significant import duties and other taxes that are currently as high as 42%. Although the Company believes there is a trend away from increased import duties, any significant increase in the future could have a material adverse effect on the Company's results of operations.

     Tax Risks Associated with Foreign Operations. Distributions of earnings and other payments, including interest, received from the Company's Subsidiaries and Affiliates may be subject to withholding taxes imposed by the jurisdictions in which such entities are formed or operating, which will reduce the amount of after-tax cash the Company can receive from such entities. In general, a United States corporation may claim a foreign tax credit against its federal income tax expense for such foreign withholding taxes and for foreign income taxes paid directly by foreign corporate entities in which the Company owns 10% or more of the voting stock. The ability to claim such foreign tax credits and to utilize net foreign losses is, however, subject to numerous limitations, and the Company may incur incremental tax costs as a result of these limitations or because the Company is not in a tax-paying position in the United States.

     The Company may also be required to include in its income for United States federal income tax purposes its proportionate share of certain earnings of those foreign corporate Subsidiaries that are classified as "controlled foreign corporations" without regard to whether distributions have been actually received from such Subsidiaries.

     Enforcement of Agreements. A number of the agreements the Company enters into with its non-United States Subsidiaries, dealers, subscribers and agents are governed by the laws of, and are subject to dispute resolution in the courts of, or through arbitration proceedings in, the country or region in which the operation is located. The Company cannot accurately predict whether such forum will provide it with an effective and efficient means of resolving disputes that may arise in the future. Even if the Company is able to obtain a satisfactory decision through arbitration or a court proceeding, it could have difficulty enforcing any award or judgment on a timely basis. The Company's ability to obtain or enforce relief in the United States is uncertain.

     Foreign Corrupt Practices Act. As a United States corporation, the Company is subject to the regulations imposed by the Foreign Corrupt Practices Act (the "FCPA"), which generally prohibits United States companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. Although the Company has instituted an employee compliance program to comply with the FCPA, there can be no assurance that the institution of such a program and the other related precautions that the Company anticipates instituting will protect the Company against liability under the FCPA, particularly as a result of actions which may in the past have been taken or which may be taken in the future by agents and other intermediaries for whom the Company may have exposure under the FCPA. In particular, the Company may be held responsible for actions taken by any future local partners even though the Company has no ability to control them. Any determination that the Company has violated the FCPA could have a material adverse effect on the Company.

     Changes in Country Policy; Change in Regulatory Agencies and Political Structures. The Company has obtained and is seeking to acquire licenses in countries throughout Latin America and, accordingly, is subject to government regulation in each market. The Company has confronted, and is likely to continue to confront, changes in government policy or circumstances that can affect the Company's business and results of operations. There can be no assurance that such changes in the future will not have a material adverse effect on the Company's results of operations. See "Business - Country-by-Country Operations."

     The governments of the countries in Latin America vary widely with respect to structure, constitution and stability. While Latin American governments have historically exercised extensive influence over their economies, the role of government has declined as countries have liberalized their political structures and economies. However, there can be no assurance that future developments in the government administration of local economies would not materially and adversely impair the Company's business and financial condition, the value of the Notes or the Company's ability to pay principal of, or interest on, the Notes.

     Labor Issues. In most Latin American countries labor unions are considered to be strong and influential. Accordingly, while none of the Company's operations are currently unionized, no assurance can be given that the Company will not encounter strikes or other types of conflicts with labor unions or the Company's personnel in the Company's targeted markets or that such labor disputes will not have an adverse effect on the Company. In addition, in response to pressure by labor unions, many Latin American governments in which the Company targets operations have, at times, actively regulated cross-border transactions, including placing limitations on imported goods. Such regulations may result in delays and increased costs.

Control by Existing Stockholders

     The Company's executive officers and directors, together with entities affiliated with such individuals, and other holders of 5% or more of the Company's outstanding capital stock beneficially own over 95% of the Common Stock (assuming the exercise and conversion of all Warrants (as defined) and the conversion of all outstanding Preferred Stock (as defined) and assuming full exercise of all options granted pursuant to the Option Plan (as defined)). Accordingly, these stockholders will be able to elect a majority of the Company's directors, will retain the voting power to approve all matters requiring stockholder approval and will continue to have significant influence over the affairs of the Company. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company. See "Management" and "Principal Stockholders."

Risk of Inability to Satisfy Change of Control Offer

     In the event of a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part of such Holder's Notes at a price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, to the date of purchase, or in the case of any such purchase on or after January 1, 2003, at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. There can be no assurance that, in the event of a Change of Control, the Company would have sufficient funds to purchase all Notes tendered or that such purchase would be permitted by the terms of any other outstanding indebtedness of the Company. In the event a Change of Control occurs at a time when the Company is unable to purchase the Notes, the Company could seek to refinance the Notes. If the Company is unsuccessful in refinancing the Notes, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. See "Description of Notes - Repurchase at the Option of Holders - Change of Control."

Radio Frequency Emission Concerns

     Certain consumers have alleged that serious health risks have resulted from the use of certain mobile communications devices. The actual or perceived health risks of mobile communications devices could adversely affect mobile communications services providers, including the Company, through reduced subscriber growth, reduced network usage, the threat of product liability suits or limitations on financing.

Lack of a Public Market for the Notes

     The Private Notes are designated for trading in the PORTAL Market. The Exchange Notes constitute securities for which there is no established trading market. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. If a market for the Exchange Notes should develop, such Exchange Notes could trade at a discount from their principal amount. There can be no assurance of the liquidity of any markets that may develop for the Exchange Notes, the ability of Holders of the Exchange Notes to sell their Exchange Notes, or the price at which Holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. To the extent that any Private Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Private Notes could be adversely affected.

     No prediction can be made as to the effect, if any, that future sales of Exchange Notes, or the availability of Exchange Notes for future sale, will have on the market price of the Exchange Notes prevailing from time to time. Sales of substantial amounts of Exchange Notes, or the perception that such sales could occur, could adversely affect prevailing market prices for the Exchange Notes. No assurance can be given that sales of substantial amounts of Exchange Notes will not occur in the foreseeable future or as to the effect that any such sales, or the perception that such sales may occur, will have on the market or the market price of the Exchange Notes. No assurance can be given as to the liquidity of the trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the Exchange Notes may be adversely affected.

Risk Relating to the Year 2000

     The Company is in the process of evaluating and addressing the Year 2000 compliance of its products, networks, information management systems, non-information systems with embedded technology, suppliers and customers. Any Year 2000 problems that may arise with respect to the Company's critical systems and/or the products and services of third party suppliers or customers, could have a material adverse effect upon the Company's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Year 2000."

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Exchange Offer is being made by the Company to satisfy certain obligations of the Company under the Notes Registration Rights Agreement. Pursuant to the Notes Registration Rights Agreement, the Company agreed, for the benefit of the Holders of the Private Notes, at the Company's expense, to (i) file within 300 days after the date of original issuance of the Private Notes (such date to be the "Filing Date") the Registration Statement with the Commission with respect to a registered offer to exchange the Private Notes for the Exchange Notes to be issued under the Indenture in the same aggregate principal amount as, and with terms that will be identical in all material respects to, the Private Notes (except (a) for certain transfer restrictions and registration rights relating to the Private Notes; and (b) that if the Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages to the Holders of the Private Notes) and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act at the earliest possible time, but in no event later than 60 days after the Filing Date. Promptly after the Registration Statement has been declared effective, the Company will offer the Exchange Notes in exchange for the surrender of the Private Notes. The Company will keep the Exchange Offer open for not less than 20 days (or longer if required by the applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Private Notes. For each Private Note tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the Holder thereof, the Holder of such Private Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Private Note.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Private Notes validly tendered and not withdrawn prior to the Expiration Date.

     The Company will issue Exchange Notes in exchange for an equal aggregate principal amount at maturity of outstanding Private Notes validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date.

     The terms of the Exchange Notes will be identical in all material respects to the terms of the Private Notes except (i) for certain transfer restrictions and registration rights relating to the Private Notes and (ii) that if the Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages to the Holders of the Private Notes. The Exchange Notes will evidence the same indebtedness as the Private Notes (which they replace) and will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Private Notes, such that the Notes will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not being conditioned upon any minimum aggregate principal amount of Private Notes being tendered for exchange. As of the date of this Prospectus, $40 million in aggregate principal amount of the Private Notes are outstanding. Only a registered Holder of the Private Notes (or such Holder's legal representative or attorney-in-fact), as reflected on the records of the Trustee under the Indenture may participate in the Exchange Offer. Solely for reasons of administration, the Company has fixed the close of business on ___________, 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. There will be no fixed record date for determining registered Holders of the Private Notes entitled to participate in the Exchange Offer.

     The Company shall be deemed to have accepted validly tendered Private Notes when, and if, the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Private Notes for the purposes of receiving the Exchange Notes from the Company. The

Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Private Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under " - Conditions."

     Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " - Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on ___________, 1999 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and mail to the registered Holders of the Private Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Private Notes, (ii) to extend the Exchange Offer or (iii) if, in the opinion of counsel for the Company, the consummation of the Exchange Offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the Exchange Offer by giving oral or written notice of such delay, extension termination or amendment to the Exchange Agent. Any such delay in acceptance extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Resale of the Exchange Notes

     Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Private Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an Affiliate of the Company), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the Holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange

Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Notes Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such Prospectus in the Letter of Transmittal for use in connection with any such resale for a period of 180 days from the Effective Date. See "Plan of Distribution."

Conditions

     The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer, or the making of any exchange by a Holder of Private Notes, does not violate applicable law or any applicable interpretation of the staff of the Commission; and (ii) the tendering of the Private Notes in accordance with the Exchange Offer.

Procedures for Tendering

     Only a registered Holder of Private Notes may tender such Private Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder of Private Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under " - Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Private Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Depository") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

     The tender by a Holder that is not withdrawn prior to the Expiration Date will constitute an agreement among such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY PRIVATE NOTES TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner of the Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Private Notes, either make appropriate arrangements to register ownership of the Private Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below (see " - Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box titled "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) that is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Private Notes listed therein, such Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder exactly as such registered Holder's name appears on such Private Notes.

     If the Letter of Transmittal or any Private Notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must submitted with the Letter of Transmittal.

     The Exchange Agent and the Depository have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program to tender Private Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not properly tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While the Company has no present plan to acquire any Private Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes that are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise.
The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each Holder of Private Notes will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by such Holder of Private Notes in connection with the Exchange Offer are being acquired by such Holder in the ordinary course of business of such Holder, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) such Holder acknowledges and agrees that any person who is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) such Holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such Holder in exchange for Private Notes acquired by such Holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (v) such Holder is not an Affiliate of the Company. If the Holder is a broker-dealer that will receive Exchange Notes for such Holder's own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities such Holder will be required to acknowledge in the Letter of Transmittal that such Holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, such Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Private Notes

     If any tendered Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Private Notes are withdrawn, such unaccepted, withdrawn or non-exchanged Private Notes will be returned without expense to the tendering Holder thereof (or, in the case of Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such Private Notes will be credited to an account maintained with the Depository) as promptly as practicable.

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Private Notes with the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's systems may make book-entry delivery of Private Notes by causing the Depository to transfer such Private Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under " - Exchange Agent" on or prior to the Expiration Date or pursuant to guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder and the certificate number(s) of such Private Notes, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Such properly executed Letter of Transmittal (or facsimile thereof) as well as the certificate(s) representing all tendered Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Private Notes according to guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn, (ii) identify the Private Notes to be withdrawn (including certificate number or numbers) and (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt of such notices) will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Any Private Notes withdrawn will be deemed not to have been validly tendered for purposes of Exchange Offer, and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly retendered. Properly withdrawn Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer - Procedures for Tendering" at any time prior to the Expiration Date.

Exchange Agent

     State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


   By Registered or Certified Mail:       Facsimile Transmission            By Hand/Overnight Delivery:
 State Street Bank and Trust Company              Number:               State Street Bank and Trust Company
           P.O. Box 778                        (617) 664-5395                 2 Avenue de Lafayette
       Boston, MA 02102-0078          (For Eligible Institutions Only)   5th Floor Corporate Trust Window
        Attn: Kellie Mullen                                                    Boston, MA 02111-1724
                                                                               Attn: Kellie Mullen
                                            Confirm by Telephone:
                                               (617) 664-5587



     State Street Bank and Trust Company also serves as Trustee under the Indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of the Company and their Affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it its reasonable, out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include registration fees, fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Consequence of Failure to Exchange

     Participation in the Exchange Offer is voluntary. Holders of Private Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Private Notes that are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) of the Securities Act. Accordingly, such Private Notes may not be offered, sold, pledged or otherwise transferred except (i) to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to institutional accredited investors in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws and the transfer restrictions set forth in the Indenture. See "Description of Notes."

Accounting Treatment

     For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the remaining term of the Notes.

                     USE OF PROCEEDS OF THE EXCHANGE NOTES

     This Exchange Offer is intended to satisfy certain obligations of the Company under the Notes Registration Rights Agreement and the Indenture. The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby and has agreed to pay the expenses of the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, the Private Notes representing an equal aggregate principal amount. The terms of the Exchange Notes are identical in all material respects to the terms of the Private Notes, except (i) for certain transfer restrictions and registration rights relating to the Private Notes; and
(ii) that if the Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages to the Holders of the Private Notes. The Private Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding indebtedness of the Company. The proceeds from the sale of the Private Notes were originally used for spectrum acquisitions, capital expenditures, operating losses and working capital.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1999 on a historical basis and (ii) on a pro forma as adjusted basis to give effect to the Divestiture (including the assumption by the purchasers of the FCC Debt, a portion of which is subject to FCC approval). This table should be read in conjunction with the Company's consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

                                                                                           As of March 31, 1999
                                                                                                (unaudited)
                                                                                        ----------------------------
                                                                                                          Pro Forma
                                                                                        Actual           As Adjusted

                                                                                           (dollars in thousands)
Long-term debt:
 Spectrum license debt (1)(2)                                                           $    214            $      -
 Capital Leases payable (2)                                                                  179                  20
 14% Senior Discount Notes due 2005                                                       18,777              18,777
 9% Convertible Subordinated Notes due 2006                                               11,126              11,126
                                                                                        --------            --------
     Total long-term debt                                                                 30,296              29,923
                                                                                        --------            --------
Mandatorily redeemable, convertible preferred stock:
 Series A Preferred, $.01 par value, 352 shares authorized, issued
  and outstanding                                                                          8,782               8,782

 Series B Preferred, $.01 par value, 6,399,648 shares authorized,
  5,735,251 shares issued and outstanding                                                 20,575              20,575

 Series C Preferred, $.01 par value, 11,000,000 shares authorized,                                            12,744
  8,789,169 issued and outstanding                                                        12,744

Stockholders' equity (deficit):
 Common stock, $.01 par value, 40,000,000 shares authorized,
  3,502,750 shares issued and outstanding                                                     35                  35

 Additional paid-in capital                                                                7,341               7,341
 Accumulated deficit                                                                     (38,293)            (38,293)
 Accumulated other comprehensive income                                                       97                  97
                                                                                        --------            --------
     Total stockholders' deficit                                                         (30,820)            (30,820)
                                                                                        --------            --------
       Total capitalization                                                             $ 41,577            $ 41,204
                                                                                        ========            ========

------------------

(1) Reflects the aggregate principal amount of such debt as of March 31, 1999, in accordance with Accounting Principles Board Opinion No. 21. The contractual principal amount of this debt was approximately $214,000 as of March 31, 1999. The Company has decided to divest its U.S. Operations.
     See "Business - Divestiture of the U.S. Operations."
(2) In the accompanying financial statements, such amounts have been classified as a component of "Net assets held for sale." See Note 2 of the Notes to the Company's Unaudited Condensed Consolidated Financial Statements as of March 31, 1999 included in this Prospectus.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The following selected consolidated historical financial data for the Company as of December 31, 1995 and for the period from October 26, 1995 (inception) through December 31, 1995 and as of and for the years ended December 31, 1996, 1997 and 1998, with the exception of data presented under Other Financial Data, were derived from the consolidated financial statements and the notes thereto of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, whose report has been included herein. The selected consolidated historical financial data of the Company for the three months ended March 31, 1998 and as of and for the three months ended March 31, 1999, are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring accruals, that are necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 1999 are not necessarily indicative of results for future periods. The selected consolidated historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and the related notes thereto appearing elsewhere herein.


                                  Inception (October                                                 (unaudited)
                                   26, 1995) through                                                 Three Months
                                     December 31,              Year Ended December 31,         ------------------------
                                  --------------------  -------------------------------------      Ended March 31,
                                                                                               ------------------------
                                         1995              1996         1997         1998         1998         1999
                                  --------------------  -----------  -----------  -----------  -----------  -----------
Statement of Operations Data:
Revenues                                   $        -   $      296   $    4,826   $    7,204   $    1,752  $     1,710
Costs and expenses related to
 revenues                                           -          513        3,556        3,482          731          489
                                           ----------   ----------   ----------   ----------   ----------   ----------
Gross profit                                        -         (217)       1,270        3,722        1,021        1,221
Operating costs and expenses                       62        4,590       15,837       15,304        2,723        2,184
                                           ----------   ----------   ----------   ----------   ----------   ----------
Operating loss                                    (62)      (4,807)     (14,567)     (11,582)      (1,702)        (963)
Other income (expense)                              4          (79)      (1,148)      (3,851)        (623)      (1,192)
                                           ----------   ----------   ----------   ----------   ----------   ----------
Net loss before minority                          (58)      (4,886)     (15,715)     (15,433)      (2,325)      (2,155)
 interest
Minority interest (1)                               -          111            -            -            -            -
                                           ----------   ----------   ----------   ----------   ----------   ----------
Net loss                                   $      (58)      (4,775)     (15,715)     (15,433)      (2,325)      (2,155)
Accretion of mandatorily
 redeemable preferred shares
 to redemption value                                -          (15)        (142)      (1,536)        (314)        (416)
                                           ----------   ----------   ----------   ----------   ----------   ----------
Net loss applicable to common
 shareholders                              $      (58)  $   (4,790)  $  (15,857)  $  (16,969)  $   (2,640)  $   (2,571)
                                           ==========   ==========   ==========   ==========   ==========   ==========

Net loss per share                         $    (0.09)  $    (1.38)  $    (4.53)  $    (4.84)  $     (.75)  $     (.73)
Weighted average shares
outstanding                                   639,091    3,480,466    3,502,534    3,502,749    3,502,746    3,502,746

                                         As of December 31,                                    As of March 31, 1999
                                ----------------------------------------------------------    ---------------------
Balance Sheet Data:                  1995          1996          1997          1998                (unaudited)
                                ----------------------------------------------------------    ---------------------
Cash, cash equivalents and                                                   $  5,230
 short-term investments             $2,503       $14,821      $  7,730                             $  5,097
Restricted cash                         -          3,890         1,350         11,771                11,476(5)
Working capital                      3,203        17,573        10,892         17,709                16,684
Total assets                         3,265        34,916        29,872         47,041                45,417
Total long-term debt                    -          4,897        16,157         29,122                29,923
Mandatorily redeemable
 convertible preferred stock            -         28,829        29,252         42,066                42,101

Stockholder's equity (deficit)      3,212         (1,348)      (17,169)       (28,208)              (30,820)



                                                                                         (unaudited)
                                                                                        Three Months
                                  Inception (October                                  -----------------
                                   26, 1995) through      Year Ended December 31,      Ended March 31,
                                     December 31,       ----------------------------  -----------------
                                         1995             1996      1997      1998      1998      1999
                                 ---------------------  --------  --------  --------  ---------  ------
Other Financial Data:
EBITDA(2)                               $ (61)          $(4,299)  $(9,102)  $(7,094)   $(1,270)  $(395)
Depreciation and amortization               1               508     2,259     2,085        433     569
Capital expenditures (3)                    5             7,087    10,383     6,820        995     219
Deficiency of earnings to fixed
charges (4)                                53             4,538    14,828    10,601      1,286     783

(1) Reflects the acquisition of the capital stock of SMR Direct Peru, S.R.L. (formerly Mobil Line Peru, S.A.), 51% of which was acquired in February 1996 and the remaining 49% of which was acquired in July 1996.
(2) Represents operating loss before depreciation, amortization interest income and other income/loss. EBITDA is not a measurement under U.S. GAAP and may not be similar to EBITDA measures of other companies. The Company has included information concerning EBITDA herein because it understands that such information is used by certain investors as the measure of an issuer's ability to incur and service indebtedness; however, EBITDA should not be considered a substitute for net income as a measure of the Company's operating results or for cash flow as a measure of the Company's liquidity.
(3) Represents cash used for purchases of property and inventory (subscriber units).

(4) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness and amortization of debt expense. Because the Company's fixed charges exceeded earnings for the period from inception through December 31, 1995, for the years ended December 31, 1996, 1997 and 1998, and for the three months ended March 31, 1998 and 1999, the deficiency of earnings to fixed charges (rather than a ratio of earnings to fixed charges) has been presented for such periods.
(5) The majority of this amount is related to money which has been escrowed under one of the Company's financing arrangements and is to be used in Latin America only. In addition, it includes reflects cash pledged by the Company to secure its obligations in connection with the Company's bid for spectrum in the Chile Concurso (the "Ministry") and the purchase of certain assets from a Chilean company. On October 29, 1997 the Company received written notice from the Chilean Ministry of Transportation and Telecommunications that its proposal had been accepted and awarded, subject to final approval by the Ministry of the completion of the build-out of the project as submitted.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Company's consolidated financial statements and the notes thereto appearing elsewhere in this report. The Company is in the process of divesting its U.S. Operations and the reader should factor this Divestiture into its reading of the following discussion and analysis.

Overview

     General

     The Company currently offers analog SMR service in Peru, Ecuador, Chile and El Salvador. In Peru, the Company commenced operations in May 1996, in Ecuador the Company commenced operations in March 1997 and, in Chile the Company acquired an operating company in January 1998 but did not launch a full scale sales and marketing program until August 1998. The Company acquired subscribers in El Salvador in August and September 1998 but has not launched a full scale sales and marketing program as the Company has made the determination that it will sell its assets in El Salvador. Due to the temporary hold position of those assets, the Company does not consolidate the El Salvadorian operations, but accounts for it under the equity method of accounting. The Company commenced operations in the United States in September 1996 and is currently in the process of divesting its U.S. Operations. See "Business - Divestiture of United States Operations."

     The Company has developed its operations in Latin America through the acquisition of license holding companies whose primary assets were spectrum as well as the acquisition of operating entities and through the grant of channels from government auctions. The following table sets forth the name of each entity acquired by the Company or the location where the channels have been granted and the date of occurrence in each of its Latin American markets:

            Name                                  Date of Acquisition
            ----                                  -------------------
SMR Direct Peru, S.R.L. (Peru)                            (1)
Pompano, S.R.L. (Peru)                            November 22, 1996
Brunacci Compania Ltda. (Ecuador)                 November 22, 1996
Telecom Supply S.R.L. (Peru)                      December 9, 1996
C-Comunica S.R.L. (Peru)                          January 22, 1997
Transnet del Peru, S.A. (Peru)                    July 31, 1997
Telecomunicaciones y Servicios S.A. (Chile)       January 2, 1998
Comovec S.A. (Ecuador)                            May 13, 1998
Peru Tel S.A. (Peru)                              May 22, 1998
El Salvador                                       June 9, 1998, August 17, 1998, September 2 and 11, 1998

------------------
(1) The Company purchased 51% of the capital stock of SMR Direct Peru, S.R.L. (formerly Mobil Line Peru, S.A.) in February 1996 and the remaining 49% in July 1996. These transactions were accounted for as a step acquisition purchase.

  Revenues

     The Company derives its revenues primarily from (i) fixed monthly network access fees, which vary depending on the plan chosen by the subscriber; (ii) the sale and rental of subscriber units to subscribers; (iii) ancillary service revenue, consisting of fees charged for maintenance and loss and damage insurance; and (iv) ancillary equipment revenue, consisting of the sale of base stations, antennae, and other complementary products. The Company sets the pricing of the different components of its service, in accordance with its marketing plans in each of the countries in which it operates, taking into account, among other things, competitive factors (i.e. the Company subsidizes the cost of the radios it sells). Monthly fixed network access fees as well as ancillary service charges are billed in advance and recognized in the period in which service is delivered. Subscriber unit and ancillary equipment sales are recognized at the time of sale. During the three months ended March 31, 1999, the Company's average monthly revenue per subscriber unit (consisting of fixed monthly network access fees and ancillary service revenues) was approximately $31.95 in the Company's Latin American markets. This is higher than in the United States and is due, in part, to the poor quality of landline telephone service and to the unsatisfied demand for communications services generally found in such Latin American markets.

     During October 1998, the Company changed its business model in order to optimize operating performance and corporate value. The Company will no longer rent subscriber units to new customers which will result in a reduction in the rate of historical subscriber growth. The Company has also intensified its efforts with respect to collection of accounts receivable and discontinuing service to customers for not paying promptly. This, in the short term, has resulted in a higher than normal rate of churn. Due to the changes described above, the Company does not expect that revenues will increase at the rate that revenues have been increasing historically.

     Costs and Expenses Related to Revenues

     Costs and expenses related to revenues include both the cost of service and the cost of sales, exclusive of depreciation and amortization. The cost of service represents the cost of maintaining the Company's analog SMR networks, site lease costs, technical expenses and utilities. The Company anticipates that the cost of service will increase with the expansion of its analog SMR networks. However, as a percentage of revenue, the Company anticipates that the cost of service will decrease over time as a result of economies of scale in its operations. As the Company expands and sells a higher volume of subscriber units in its Latin American markets, its operations will experience an overall increase in the cost of sales offset, in part, by a decrease in the cost of subscriber units. Cost of sales as a percentage of revenue is expected to decrease over time as a result of the expected decrease in the cost of subscriber units. Similar to most wireless companies, Centennial Communications Corp. sells its handsets at a price below its cost. This is typical for the industry and is expected to continue for the foreseeable future. The Company's business model contemplates that this amount will be recovered over the estimated life of the customer contract through revenues.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses consist primarily of compensation expenses and, to a lesser extent, include expenses such as marketing, rent, professional fees and other general corporate expenses. At the operating companies, selling, general and administrative expenses consist primarily of subscriber acquisition costs, marketing and advertising, salaries and office expenses. As the Company's subsidiaries expand their operations, construct their analog SMR networks and add subscribers to such networks, the Company expects a larger portion of selling, general and administrative expenses to be incurred at the subsidiary level. The Company expects selling, general and administrative expenses to increase over time as it continues to expand its operations. As a percentage of revenues, however, the Company expects that these expenses will decrease as a result of anticipated revenue growth as the number of subscribers increases.

     Depreciation and Amortization

     The Company depreciates its infrastructure equipment over 10 years and its subscriber units over five years using the straight line method. Subscriber units represent the equipment which is used by a customer to access the SMR service (i.e. portable and mobile radios). The Company retains title to the subscriber units it rents and leases as part of the subscriber agreement. Upon termination of service under a rental or lease contract, the subscriber is required to return the unit to the Company and the unit is placed into service with another subscriber. Spectrum is amortized over the term of the licenses (including expected renewal periods), generally 40 years, using the straight-line method.

     Other Income (Expense)

     Other income (expense) is comprised primarily of interest expense and interest income. The Company currently incurs non-cash interest expense on the Private Notes and the Convertible Notes, and in 1997 and 1996, it incurred interest expense on debt provided by the United States government for the purpose of acquiring spectrum licenses in the FCC Auction (the "FCC Debt"), a portion of which relates to the accretion to fair market value, and vendor financing (capital leases payable). The Company has sold a majority of its U.S. Operations and, in connection therewith, transferred the FCC Debt relating to the U.S. Operations. See "Business - Divestiture of United States
Operations."

     Income Tax Benefit

     The Company is subject to income taxes in the United States and in each of the jurisdictions in which it operates. Although the Company has not paid income taxes because of its significant losses, it has been precluded from recognizing an income tax benefit under Statement of Financial Accounting Standards No. 109, because it is not currently considered more likely than not that the Company will have significant future taxable income due to its history of operating losses. As the Company expands its analog SMR networks and increases its subscriber base, the Company expects to generate taxable income.

Results of Operations

     The Company commenced commercial operations in Peru in May 1996, in the United States in September 1996, in Ecuador in March 1997, and in Chile in January 1998. In El Salvador, the Company acquired subscribers in August and September 1998 and due to the decision to sell those assets, the Company has not consolidated the operations in El Salvador and has accounted for those operations using the equity method of accounting (see Note 1 and Note 2 of Notes to Consolidated Financial Statements). In August 1997, the Company made the decision to sell the U.S. Operations (see Note 3 of Notes to Consolidated Financial Statements).

Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998

     Revenues. Total revenue decreased approximately $42,000 during the three months ended March 31, 1999, as compared to the three months ended March 31, 1998 as follows:

                                              For the Three Months Ended
                                                       March 31,
                                         -----------------------------------
                                                1999               1998
                                         ----------------   ----------------
Latin America:
   Radio service revenue                       $1,401,326         $1,226,819
   Equipment sales                                277,679            487,873
   Activation and other                            30,660             36,993
Total                                          $1,709,665         $1,751,685
                                         ----------------   ----------------

The decrease in revenue is mainly due to the decrease in equipment sales. This is because as of October 1998, the Company changed its pricing strategy by ceasing rentals to new customers and by reducing the subsidy on radios sold to new customers. As a result, sales of radio equipment decreased.

     Costs and Expenses Related to Revenues. Total costs and expenses related to revenue decreased approximately $242,000 during the three months ended March 31, 1999, as compared to the three months ended March 31, 1998 as follows:


                                               For the Three Months Ended
                                                        March 31,
                                         -------------------------------------
                                                1999                1998
                                         -----------------   -----------------
Latin America:
   Network and site expense                       $ 37,783            $ 20,431
   Cost of equipment sold                          356,480             591,347
   Maintenance and other                            95,110             119,287
Total                                             $489,373            $731,065
                                         -----------------   -----------------

Costs and expenses related to revenues decreased due to the decrease of equipment sales, as noted above, from the Company's change of pricing strategy. The Company's cost of equipment sold is higher because the Company subsidizes the cost of the radios it sells as part of its marketing strategy. As explained above, the Company changed its pricing strategy by reducing the subsidy of radios sold to customers.

     Selling, General and Administrative Expenses. Total selling, general and administrative expenses decreased approximately $675,000 during the three months ended March 31, 1999 respectively, as compared to the three months ended March 31, 1998 as follows:

                                              For the Three Months Ended
                                                       March 31,
                                         -----------------------------------
                                                1999               1998
                                         ----------------   ----------------
Latin America:
   Selling, general and                        $1,069,653         $1,134,030
    administrative
Corporate
   General and administrative                     545,765          1,156,278
Total                                          $1,615,418         $2,290,308
                                         ----------------   ----------------

Selling, general and administrative expenses decreased due to the Company's ongoing effort to reduce overhead expenses. Total headcount at the corporate level reduced by 10 employees, from 19 to 9, for March 31, 1998 and 1999 respectively.

     Depreciation and Amortization. Total depreciation and amortization increased approximately $136,000 during the three months ended March 31, 1999, as compared to the three months ended March 31, 1998 as follows:

                                              For the Three Months Ended
                                                       March 31,
                                         -----------------------------------
                                                1999               1998
                                         ----------------   ----------------
Latin America:
   Depreciation and amortization                 $472,393           $338,994
Corporate
   Depreciation and amortization                   96,170             93,657
Total                                            $568,563           $432,651
                                         ----------------   ----------------

Depreciation and amortization expense increased due to the Company's growth of the business resulting in an increase in infrastructure and equipment, and due to the acquisitions of TyS in January 1998 and IWC in May 1998.

     Loss on Divestiture of U.S. Operations. In August 1997, the Company made a strategic decision to sell the U.S. Operations and began to seek purchasers for these operations, consisting of licenses and related assets and liabilities in 20 United States MTA's. Accordingly, the Company's management estimated the fair value of such assets, and determined that a write-down to fair market value was necessary as of August 1997. The amount of the write-down recorded by management was approximately $1,900,000. The Company's estimates were based upon purchase agreements subsequently entered into and management's estimate of fair market value of the remaining assets not under contract. Additionally, the Company recorded an approximate $1,300,000 charge for termination and other contractually committed costs in connection with the Divestiture of the U.S. Operations. The sale of the U.S. Operations is currently not finalized and thus, the risk exists that the write-down to fair market value could be different than what was recorded.

     Interest Expense. Interest expense increased approximately $332,000 during the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. This increase is due to interest on the Discount Notes and the Convertible Notes (see Note 6 of Notes to Consolidated Financial Statements).

     Interest Income. Interest income decreased approximately $256,000 during the three months ended March 31, 1999 as compared to the three months ended March 31, 1998. This decrease is due to the decrease in the Company's cash balance (including restricted cash) from the use of the proceeds from the sale of the Senior Notes, the Discount Notes and the Convertible Notes, from approximately $34.4 million as of March 31, 1998 to $16.6 million as of March 31, 1999.

For the Years Ended December 31, 1997 and 1998

     Other income (expense) is comprised primarily of interest expense and interest income. The Company currently incurs non-cash interest expense on the Senior Discount Notes and the Convertible Notes. In the prior year, the Company incurred cash interest expense on debt provided by the United States government to acquire spectrum licenses in the FCC Auction (the "FCC Debt"), a portion of which relates to the accretion to fair market value, and vendor financing (capital leases payable). The Company has sold a majority of its U.S. Operations and, in connection therewith, transferred the FCC Debt relating to the U.S. Operations to the purchasers. See "Developments During 1998 - Divestiture of the United States Operations."

     Revenues. Total revenue increased approximately $2,377,000 during the year ended December 31, 1998, compared to the corresponding amount in the prior year as follows:


                                                      December 31,
                                          -----------------------------------
                                               1997                   1998
                                          -----------------------------------
Latin America:
   Radio service revenue                  $2,272,721                $5,145,883
   Equipment sales                         1,376,396                 1,911,159
   Activation and other                       65,587                   146,736
                                          ----------                ----------
                                           3,714,704                 7,203,778

U.S. Operations:
   Radio service revenue                     607,693                         -
   Equipment sales                           295,992                         -
   Activation and other                      207,966                         -
                                          ----------
                                           1,111,651                         -

Total                                     $4,826,355                $7,203,778
                                          ==========                ==========



     The increase in revenue is due to an increase in subscribers in Latin America of 4,057 (38%) during the year ended December 31, 1998, compared to the corresponding amount in the prior year. The increase is due to the Company's growth of the business in Latin America and due to the acquisitions completed throughout 1997 and 1998. This increase is offset by the Company's decision to sell the U.S. Operations, which had revenue of $1,111,651 during the year ended December 31, 1997, and none during the year ended December 31, 1998 (see "Developments During 1998 - Divestiture of the United States Operations").

     Cost and Expenses Related to Revenues. Total costs and expenses related to revenue decreased approximately $75,000 during the year ended December 31, 1998, compared to the corresponding amount in the prior year as follows:

                                                              December 31,
                                            ------------------------------------
                                                1997                    1998
                                            ------------------------------------
   Latin America:
      Network and site expense              $   79,492               $   88,388
      Cost of equipment sold                 2,028,366                2,779,821
      Maintenance and other                    176,380                  613,699
                                             2,284,238                3,481,908
                                            ------------------------------------

   U.S. Operations:
     Network and site expense                  527,642                        -
     Cost of equipment sold                    218,877                        -
     Maintenance and other                     525,653                        -
                                             1,272,172                        -
                                            ------------------------------------

   Total                                     $3,556,410               $3,481,908
                                             ==========               ==========

     Costs and expenses related to revenues increased in Latin America due to the increase in subscribers in Latin America, as noted above, from the Company's growth of the business and due to the acquisitions completed in 1997 and 1998. This increase is offset by the Company's decision to sell the U.S. Operations (see "Developments During 1998 - Divestiture of the United States Operations"), which had costs and expenses related to revenues of $1,272,172 during the year ended December 31, 1997, and none during the year ended December 31, 1998.

     Selling, General and Administrative Expenses. Total selling, general and administrative expenses increased approximately $444,000 during the year ended December 31, 1998, compared to the corresponding amount in the prior year as follows:

                                                        December 31,
                                              --------------------------------
                                                 1997                 1998
                                              --------------------------------
Latin America:
   Selling, general and administrative        $ 4,245,785         $ 6,407,572
U.S. Operations:
   Selling, general and administrative          3,001,663                   -
Corporate:
   General and administrative                   3,124,095           4,408,157
                                              --------------------------------

Total                                         $10,371,543         $10,815,729
                                              ===========         ===========

     Selling, general and administrative expenses increased due to the Company's growth of the business in Latin America and due to the acquisitions in 1997 and 1998. This increase is offset by the Company's decision to sell the U.S. Operations (see "Developments During 1998 - Divestiture of the United States Operations"), which had selling, general and administrative expenses of $3,001,663 during the year ended December 31, 1997, and none during the year ended December 31, 1998. The Corporate general and administrative expenses increased due to additional employees as the business grew, severance payments and due to the additional development costs incurred as the Company pursued additional opportunities throughout Latin America. These development opportunities included other wireless opportunities (iDENtm) and expenses incurred in determining what other countries, if any, to enter into to operate.

     Depreciation and Amortization. Total depreciation and amortization decreased approximately $174,000 during the year ended December 31, 1998, compared to the corresponding amount in the prior year as follows:

                                                      December 31,
                                             ------------------------------
                                                1997               1998
                                             ----------          ----------
   Latin America:
      Depreciation and amortization          $1,014,885          $1,694,231
   U.S. Operations:
      Depreciation and amortization           1,143,346                   -
   Corporate:
      Depreciation and amortization             100,751             390,768
                                             ----------          ----------

    Total                                    $2,258,982          $2,084,999
                                             ==========          ==========

     Depreciation and amortization expense increased due to the Company's growth of the business in Latin America resulting in an increase in infrastructure and equipment and due to the acquisitions in 1997 and 1998. The overall increase is offset by the decision to sell the U.S. Operations (see "Developments During 1998 - Divestiture of the United States Operations"), which had depreciation and amortization expense of $1,143,346 during the year ended December 31, 1997 and none during the year ended December 31, 1998.

     Loss on Impairment of Investments. In October 1998, the Company made a strategic decision to sell its investment El Salvador.. The Company signed a letter of intent on November 11, 1998 for the purchase of these assets. Due to this letter of intent, the Company wrote down its investment in El Salvador to the fair market value of $1,560,000 and recognized a loss of approximately $2,400,000. This letter of intent has expired.

     Loss on Divestiture of U.S. Operations. In August 1997, the Company made a strategic decision to sell the U.S. Operations and began to seek purchasers for these operations, consisting of licenses and related assets and liabilities in 20 U.S. MTAs. As of December 31, 1997 the Company had entered into the U.S. Purchase Agreements with seven different purchasers to sell substantially all of the assets related to the Company's U.S. Operations in each of the 20 United States MTAs in which it had operations. Accordingly, the Company's management estimated the fair value of such assets, and determined that a write-down to fair market value was necessary as of August 1997. The amount of the write-down recorded by management was approximately $1,900,000. The Company's estimates are based upon executed U.S. Purchase Agreements and management's estimate of fair market value of the remaining assets not under contract. Additionally, the Company recorded an approximate $1,300,000 charge for termination and other contractually committed costs in connection with the divestiture of the U.S. Operations. During 1998, the Company completed the sale of a majority of the U.S. Operations (see "Developments During 1998 - Divestiture of the United States Operations").

     Interest Expense. Interest expense increased approximately $3,945,000 during the year ended December 31, 1998 as compared to the corresponding amount in the prior year. This increase is due to interest on the Senior Discount Notes and the Convertible Notes.

     Interest Income. Interest income increased approximately $992,000 during the year ended December 31, 1998 as compared to the corresponding amount in the prior year. This increase is due to the increase in the Company's cash balance from the sale of the Senior Notes (as defined), the Senior Discount Notes and the Convertible Notes at the end of fiscal 1997 and in January 1998.

For the Years Ended December 31, 1996, and 1997

     In general, the Company reported increases in all categories of revenue and expense during 1997 compared to 1996 due to the Company's significant expansion of operations and increase in subscribers in 1997.

     Revenues. Total revenue increased approximately $4.5 million during the year ended December 31, 1997 as compared to the year ended December 31, 1996 as follows:

                                                   December 31,
                                          ------------------------------
                                             1996                1997
                                          ------------------------------
   Latin America:
      Radio service revenue               $123,479            $2,272,721
      Equipment sales                       45,992             1,376,396
      Activation and other                  46,848                65,587
                                          --------            ----------
U.S. Operations:
   Radio service revenue                    29,680               607,693
   Equipment sales                               -               295,992
   Activation and other                     49,882               207,966
                                          --------            ----------

Total                                     $295,881            $4,826,355
                                          ========            ==========

     Cost and Expenses Related to Revenues. Total costs and expenses related to revenue increased approximately $3.0 million during the year ended December 31, 1997 as compared to the year ended December 31, 1996 as follows:

                                                  December 31,
                                           -------------------------
                                             1996            1997
                                           --------       ----------
   Latin America:
      Network and site expense             $ 28,167       $   79,492
      Cost of equipment sold                 40,765        2,028,366
      Maintenance and other                  34,448          176,380

   U.S. Operations:
      Network and site expense              244,743          527,642
      Cost of equipment sold                      -          218,877
      Maintenance and other                 165,302          525,653
                                           --------       ----------

   Total                                   $513,425       $3,556,410
                                           ========       ==========

     Selling, General and Administrative Expenses. Total selling, general and administrative expenses increased approximately $5.7 million during the year ended December 31, 1997 as compared to the year ended December 31, 1996 as follows:

                                               December 31,
                                        --------------------------

                                           1996            1997
                                        ----------     -----------
   Latin America:
      Selling, general and              $  807,149     $ 4,245,785
      administrative
   U.S. Operations:
      Selling, general and               2,597,131       3,001,663
      administrative
   Corporate:
      General and administrative           677,776       3,124,095


   Total                                $4,082,056     $10,371,543
                                        ==========     ===========

     Depreciation and Amortization. Total depreciation and amortization increased approximately $1.8 million during the year ended December 31, 1997 as compared to the year ended December 31, 1996 as follows:

                                                      December 31,
                                               ---------------------------
                                                 1996              1997
                                               -------          ----------
Latin America:
   Depreciation and amortization               $171,416         $1,014,885
U.S. Operations:
   Depreciation and amortization                327,791          1,143,346
Corporate:
   Depreciation and amortization                  8,604            100,751
                                               --------         ----------

Total                                          $507,811         $2,258,982
                                               ========         ==========

     Loss on Divestiture of U.S. Operations. In August 1997, the Company made a strategic decision to sell the U.S. Operations and began to seek purchasers for these operations, consisting of licenses and related assets and liabilities in 20 United States MTAs (as defined). As of December 31, 1997 the Company had entered into the Purchase Agreements with seven different purchasers to sell substantially all of the assets related to the Company's U.S. Operations in each of the 20 United States MTAs in which it had operations. The Purchase Agreements generally provide that the consideration for the assets will consist of some combination of cash, promissory notes and the assumption of the FCC Debt. See "Business - Divestiture of United States Operations."

     Accordingly, the Company's management estimated the fair value of such assets, and determined that a write-down to fair market value was necessary as of August 1997. The amount of the write-down recorded by management was approximately $1.9 million. The Company's estimates were based upon the Purchase Agreements and management's estimate of fair market value of the remaining assets not under contract. Additionally, the Company recorded an approximate $1.3 million charge for termination and other contractually committed costs in connection with the Divestiture of the U.S. Operations. The final outcome of the Divestiture and the proceeds to be received therefrom is not currently known and a risk exists that the ultimate outcome of such sale, including the amount of the ultimate write-down necessary to state such assets and liabilities at their fair market value, will be materially different from management's estimates, and that the ultimate outcome could result in an additional write-down of such assets.

Liquidity and Capital Resources

     Since inception, the Company has been primarily engaged in start-up activities requiring substantial expenditures. Consequently, the Company has reported operating losses before interest of approximately $964,000 for the three months ended March 31, 1999, and net cash outflow from operating and investing activities of approximately $87,000. Further development of the Company's business and the expansion of its analog SMR networks, service offerings and subscriber base in certain markets will require additional expenditures. The Company expects that it will have net cash outflows from investing activities for the foreseeable future. Through March 31, 1999, funds necessary to finance the Company's operating and investing activities have been obtained by the Company through the sale of its Common Stock, Series A Preferred Stock ("Series A Preferred") Series B Preferred Stock ("Series B Preferred"), Senior Secured Convertible Notes due 2002 (the "Senior Notes"), the Senior Discount Notes and the Convertible Notes. Since inception, the Company has raised total cash gross proceeds from the sale of such stock and notes of approximately $74.6 million.

     On October 3, 1997, the Company consummated an approximately $11.1 million financing (the "Series C Offering") with an investor group led by the Company's existing stockholders and Prudential Securities Incorporated and its affiliates. In connection therewith, the Company issued the Senior Notes which were convertible into shares of the Company's Common Stock at an initial conversion price of $1.45 per share. On January 15, 1998, the outstanding principal amount of the Senior Notes and all accrued and unpaid interest thereon was converted into 7,955,691 shares of Series C Preferred at a conversion price of $1.45 per share. The Series C Preferred bears a 12% dividend per annum payable on a semi-annual basis, at the Company's option in cash or in additional shares of Series C Preferred. The indenture restricts the ability of the Company to pay cash dividends on the Series C Preferred. In April 1998, the Company issued 278,450 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share. In October 1998, the Company issued 505,028 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share.

     On January 15, 1998, the Company raised total gross proceeds of approximately $20.4 million from the private offering of $40.0 million of 14% Senior Discount Notes due 2005. The Senior Discount Notes consist of 40,000 units each consisting of $1,000 in principal amount at maturity of 14% Senior Discount Notes due 2005 of the Company (the "Notes") and one warrant (the "Warrants") to purchase 64 shares of common stock of the Company at an exercise price of $0.01 per share, subject to certain adjustments. The Senior Discount Notes will mature January 1, 2005. Interest will be payable, in cash, at a rate of 14% per annum, payable semi-annually in arrears on January 1 and July 1 of each year commencing July 1, 2003. For accounting purposes, the Senior Discount Notes accrete at a rate of 21.26% per annum compounding semi-annually. Pursuant to a registration rights agreement (the "Senior Discount Notes Registration Rights Agreement") among the Company and the purchasers of the Senior Discount Notes, the Company agreed: (i) to file with the Commission on or prior to the earlier to occur of (a) an offering of securities of the Company pursuant to which the Company is thereafter subject to the reporting requirements of the Exchange Act and (b) 300 days after the closing of the Senior Discount Notes offering, a registration statement with respect to an offer to exchange (the "Exchange Offer") the Senior Discount Notes for a new issue of senior discount notes of the Company (the "New Notes") with terms substantially identical to those of the Senior Discount Notes and (ii) to use its best efforts to cause such registration statement to become effective within 60 days following the date of this filing. The Company has not currently completed the registration process for the Exchange Offer and has incurred approximately $56,000 in liquidated damages through March 31, 1999. The liquidated damages are due and payable with the first interest payment on July 1, 2003. The liquidated damages are charged on a weekly basis per $1,000 bond and increase every 90 days for a fee of $2,000 up to $10,000 per week during 1999 until the registration statement is declared effective.

     In addition, on January 15, 1998 the Company issued $10.0 million in aggregate principal amount of Convertible Notes pursuant to a purchase agreement dated January 15, 1998. Cash interest will not accrue on the Convertible Notes prior to January 1, 2000. Thereafter, interest on the Convertible Notes are payable in cash at a rate of 9% per annum on January 1 and July 1 of each year, commencing on July 1, 2000. The Convertible Notes are convertible into shares of Common Stock at a conversion price of $2.25 per share, subject to adjustments in certain circumstances.

     The ability of the Company to make scheduled payments with respect to its indebtedness, including the Senior Discount Notes and the Convertible Notes, will depend upon, among other things, its ability to implement its business plan, to expand its operations and to successfully develop its subscriber base in its target markets, by the ability of the Company's subsidiaries to remit cash to the Company in a timely manner and the future operating performance of the Company and its subsidiaries. Each of these factors is, to a large extent, subject to economic, financial, competitive, regulatory, political and other factors, many of which are beyond the Company's control. The Company expects that it will continue to generate cash losses for the foreseeable future. No assurance can be given that the Company will be successful in developing and maintaining a level of cash flow from operations sufficient to permit it to pay the principal of, and interest on, its indebtedness, including the Senior Discount Notes and the Convertible Notes. If the Company is unable to generate sufficient cash flow from operations to service its indebtedness, including the Senior Discount Notes and the Convertible Notes, it may have to modify its growth plans, restructure or refinance its indebtedness or seek additional capital. There can be no assurance that (i) any of these strategies could be effected on satisfactory terms, if at all, in light of the Company's high leverage or (ii) any such strategy would yield sufficient proceeds to service the Company's indebtedness, including the Senior Discount Notes and the Convertible Notes. Any failure by the Company to satisfy its obligations with respect to the Senior Discount Notes and the Convertible Notes at maturity or prior thereto would constitute a default under the indenture governing the Senior Discount Notes and the agreement governing the Convertible Notes.

     The Company believes that the cash on hand, together with the cash generated from operations, will be sufficient to satisfy the Company's liquidity needs for the succeeding 18 to 24 months; however, there can be no assurance to that effect. The Company intends to use its cash on hand primarily to fund capital expenditures

(capital expenditures will include the purchase of equipment (including subscriber units), the cost of constructing the Company's analog SMR networks), operating losses, acquisitions of license holding companies and licenses in the wireless communications industry as contemplated by current contracts in Chile and for general corporate purposes. Assuming that the Company consummates certain development projects, the aggregate cash purchase price to be paid in respect of such transactions will be approximately $3.0 million (as of March 31, 1999). In addition, the Company anticipates funding approximately $900,000 to build-out channels and to fund operating losses for the remainder of 1999. The Company continually evaluates opportunities for acquisition of spectrum and other assets that are consistent with its current strategy. The Company currently has no commitments for acquisitions other than what has been disclosed herein.

     In June and July 1996, the Company issued 352 shares of Series A Preferred which have an aggregate liquidation value of $8.8 million or $25,000 per share. In November and December 1996, the Company issued 5,670,851 shares of Series B Preferred which have an aggregate liquidation value of approximately $20.7 million or $3.65 per share. In October 1997, the Company issued 50,000 shares of Series C Preferred which have an aggregate liquidation value of approximately $72,500 or $1.45 per share. In January of 1998, upon conversion of the Senior Notes, the Company issued 7,955,691 shares of Series C Preferred which have an aggregate liquidation value of approximately $11.5 million or $1.45 per share. The indenture restricts the ability of the Company to pay cash dividends on the Series A Preferred, the Series B Preferred or the Series C Preferred.

     In April 1996, the Company acquired 430 channels in an FCC auction for a purchase price of approximately $5.1 million. Because the Company qualified for "small business" status under FCC regulations, the Company (i) needed only to make a 10% down payment; (ii) received a 15% bidding credit against its spectrum purchase price; and (iii) received United States government financing at 7% per annum on the balance of the purchase price to be paid by the Company over a 10-year period. The note for the FCC debt provides for interest payments only in the first five years and quarterly principal and interest payments thereafter. The FCC has canceled the FCC debt on the MTA's the Company has sold and the Company anticipates that the purchasers of the remaining MTA's will be issued new notes and the Company's remaining notes ($214,000 as of March 31, 1999) will be canceled.

     The Company secured an aggregate of approximately $2.3 million of vendor financing with E.F. Johnson Company ("E.F. Johnson") and approximately $1.8 million in infrastructure equipment financing for use in constructing its United States analog SMR networks. On June 2, 1997, E.F. Johnson assigned the Company's lease in respect of such equipment to Boston Financial & Equity Corporation ("Boston Financial"). In addition, in February 1997, the Company secured approximately $500,000 in infrastructure equipment financing from E.F. Johnson to construct network facilities at additional site locations in the United States. The amounts financed are payable monthly over a five year period and bear interest at 12% per annum. Total principal outstanding on this vendor financing was $179,000 as of March 31, 1999. In addition, the Company paid 30% of the cost of the purchased equipment (approximately $1.0 million in the aggregate) as a down payment. In conjunction with the Divestiture of the U.S. Operations, the Company intends to pay off the entire amount of the E.F. Johnson and Boston Financial indebtedness attributable to the assets being sold.

     During 1998, the Company entered into additional agreements with E.F. Johnson regarding the purchase of infrastructure equipment and subscriber units. E.F. Johnson has made available to the Company a $1.5 million credit line associated with the purchase of infrastructure equipment for build-out in Chile. The amounts financed will be payable quarterly over a one year period and no interest will be charged. The Company has determined the market rate for this debt to be 14%. The Company made a down payment in the amount of 25% of the cost of the purchased equipment pursuant to the agreement. The Company owes approximately $517,000 on this vendor financing as of March 31, 1999. The Company also entered into a radio purchase agreement with E.F. Johnson to acquire 5,000 radios at a discounted price during 1998 and took delivery of 3,600 radios. The Company is currently in discussions with E.F. Johnson regarding the remaining 1,400 radios.

     During 1998, the Company entered into a radio purchase agreement with Motorola to acquire 10,000 radios at a discount during 1998 and took delivery of 8,325 radios. The Company is currently in discussions with Motorola regarding the remaining 1,675 radios.

Foreign Investment Risk

     The Company's foreign operating subsidiaries are all directly affected by their respective countries' governmental, economic, fiscal and monetary policies and other political factors. The Company believes that its operating subsidiaries' financial conditions or results of income (loss) from operations have not historically been materially adversely affected by these factors.

Inflation and Foreign Currency Exchange

     The net monetary assets of certain of the Company's subsidiaries are subject to foreign currency exchange risks since they are maintained in local currency. Certain of the Company's subsidiaries operate in countries in which the rate of inflation is significantly higher than that of the United States. The Company will attempt to protect its earnings from inflation and possible currency devaluation by setting prices in direct relation to the dollar and in some cases by periodically adjusting prices in local currencies. However, there can be no assurance that any significant devaluation against the dollar could be offset, in whole or in part, by a corresponding price increase.

     The Ecuadorian operations are currently faced with a devaluing sucre and a volatile political and economic situation. When the Company launched service in Ecuador in 1997, the exchange rate was approximately 4,300 sucres to one U.S. dollar. As of March 31, 1999, it was approximately 10,925 sucres to one U.S. dollar and since year-end, has fluctuated as high as 13,000 sucres per one U.S. dollar. The devaluation has a direct impact on customer's ability to pay due to the fact that the Company bills in U.S. dollars. The Company has been dealing with this situation as proactively as possible and contacted the customer base in early March 1999 to discuss the current billings of existing customers. The Company believes that being proactive may keep more subscribers on the network as initial customer reaction was positive. The declining sucre has recently sparked a run on banks in Ecuador, causing the Ecuadorian government to impose limits on withdrawals, and causing a number of banks, including Ecuador's second-largest bank to close its doors. While the Company has not experienced any difficulties due to the bank closures and limitations on withdrawals, there can be no assurance that the Company will not experience such problems in the future. The Company has been requiring the operating subsidiary in Ecuador to send all excess funds to the U.S., thus, the Company does not believe that it has a material amount of cash at stake. In addition, the country has been hyperinflationary during the years in which the Company has been operating in Ecuador. Ecuador has had a cumulative rate of inflation for the three years ending December 31, 1997 of over 100%. The inflation rates for the years ended December 31, 1996 and 1997 were 24.4% and 30.6%, respectively. The countries in which the Company's subsidiaries now conduct business generally do not restrict the repatriation or conversion of local or foreign currency. There can be no assurance, however, that this will be the case in each market that the Company may enter in the future or that this situation will continue in the Company's existing markets. The Company's subsidiaries are all directly affected by their respective countries' governmental, economic, fiscal and monetary policies and other political factors.

Net Operating Loss Carryforwards

     At December 31, 1998, the Company had net operating loss carry forwards ("NOLs") for United States federal tax purposes of approximately $17.5 million which expire through the year 2013. These NOLs are available to offset future taxable income. The Company's foreign consolidated Subsidiaries in Peru, Ecuador, Venezuela, and Chile are considered pre-operating entities for income tax purposes, and therefore the losses are deferred for income tax purposes and amortized against future taxable income or loss over a period of four years commencing in 1996. The Company may be limited in its ability to use the NOLs in any one year depending on the Company's ability to generate sufficient taxable income.

Year 2000

     GENERAL. The "Year 2000 issue" arises as a result of the potential inability of some computer software to interpret correctly any date after December 31, 1999 in entries in which the year is represented by two digits rather than four. Any such failure could result in data processing errors or miscalculations, and consequently, interruption in services, operations, customer billing and other date-sensitive processes.

     STATE OF READINESS. The Company has taken actions to address any Year 2000 issues in its critical business areas related to products, networks, information management systems, non-information systems with embedded technology, suppliers and customers by the end of 1999.

The Company has identified five phases that assist in defining the status of its progress toward Year 2000 issue compliance. The five phases are:

   (i) awareness -- locating, listing and prioritizing specific Information Technology ("IT") that is potentially subject to Year 2000 issues;

   (ii) assessment -- determining the level of risk of Year 2000 issues that exist on the Company's systems through inquiry, research and testing;

   (iii) renovation -- determining and resolving Year 2000 issues that were identified in previous phases through replacement, upgrade or repair and planning for the scheduled implementation of the selected Year 2000 compliant resolution;

   (iv) validation -- testing, monitoring, certification and verification of the correct manipulation of dates and date-related data on non-IT and IT systems, including those of material third parties; and

   (v) implementation -- installing and integrating the application of Year 2000 issue compliant resolutions by replacement, upgrade or repair of non-IT and IT systems, including those of material third parties.

As of May 31, 1999 and as of the date of this filing, the Company is in various phases noted as follows: the Company prepared a comprehensive inventory of the computer systems and computer controlled devices that are potentially affected by the Year 2000 issue. The critical systems were tested and the Company initiated a remediation process for those systems that were determined to have Year 2000 problems. The Company's ability to reach its Year 2000 issue compliance goal, however, is and will continue to be dependent on the parallel efforts of certain third party vendors, suppliers, subcontractors to and business partners of the Company. The Company initiated formal communications with all of its significant suppliers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 issues. The Company is in the process of obtaining reasonable verification and written assurances from these suppliers as to their Year 2000 readiness, by September 30, 1999. The Company believes that certain of these third party vendors, suppliers, subcontractors and business partners are not yet Year 2000 compliant. As part of its remediation plan, the Company is monitoring the progress of these third parties by obtaining relevant details and schedules concerning their contemplated development of applications that comply with the Year 2000 issue for use in its operations and systems. In particular, the Company relies on services and products offered by the following third parties:
E. F. Johnson and Motorola for system infrastructure and subscriber handsets; Microsoft, Peachtree and ARCServe for software for billing and accounting systems; and Gateway and Compaq for computer hardware.

     THE COSTS TO ADDRESS THE COMPANY'S YEAR 2000 ISSUES. Based on preliminary information obtained to date as a result of the Company's assessment efforts, the Company believes that the incremental costs of upgrading or replacing its systems and equipment or modification of certain software applications will not have a material effect on the Company's liquidity, financial condition or results of operation. The Company does not separately track the internal costs incurred for the Year 2000 project. Such costs are principally the related payroll costs for personnel involved in the Company's Year 2000 project. It also includes the implementation of the integrated systems that the Company requires for each of its subsidiaries. The Company has ensured that these systems are Year 2000 compliant.

To date, the Company has not deferred any costs related to specific projects, goals or objectives relating to its operations as a result of implementing the Company's Year 2000 issue compliance efforts.

     THE RISKS OF THE COMPANY'S YEAR 2000 ISSUES. Subject to the foregoing, the Company does not anticipate delays or postponements in finalizing and implementing Year 2000 issue resolutions by the end of 1999. Until the Company's renovation and validation phases are substantially complete, however, the Company cannot fully and accurately estimate the risks of its Year 2000 issues. Moreover, any failure by third parties that have a material relationship with the Company may be a potential risk if such failure adversely impacts the ability of such parties to provide any products or services that are critical to the Company's operations. Finally, where the Company is not in a position to validate or certify that technology provided by third parties is Year 2000 compliant, the Company is seeking to obtain assurances from such third parties that their systems are or will be Year 2000 issue compliant no later than the end of 1999. If these third parties fail to address Year 2000 issues appropriately, there could be a materially adverse effect on the Company's financial condition and results of operations. Such risks include, but are not limited to the inability of subscribers to make or receive calls. Other risks associated with the failure of the Company or material third parties to develop and deploy Year 2000 issues solutions in a timely and successful manner involve or result in conditions that could preclude the Company from

   (a)  obtaining equity or debt financing;

   (b)  deploying an alternative technology that is Year 2000 compliant;

   (c) commencing commercial service in new markets, expanding service in existing markets or introducing new services in existing markets;

   (d)  pursuing additional business opportunities.

The Company cannot independently assess the impact of Year 2000 risks, issues and compliance activities and programs involving operators of public other service providers (such as electric utilities). The Company, therefore, must rely on the respective utility providers' estimates of its own Year 2000 issue and the status of such utility providers' related compliance activities and programs in the Company's own Year 2000 issue assessment process. The Company has considered that certain of its customers, suppliers and operations located in foreign countries may not be at the same advanced level of awareness or assessment of the Year 2000 issue as their U.S. counterparts, consequently resulting in delays and lag in remediation efforts. To the extent that other service providers (such as electric utilities) fail to address their respective Year 2000 issue in a timely manner, any resulting disruption in the Company's service could have a materially adverse effect on the Company's operations.

     THE COMPANY'S CONTINGENCY PLANS. The Company has not completed all systems and software testing in its critical systems nor has it been advised of the completion of such activities by all third party vendors of critical products and services. Consequently, the Company has not fully assessed its exposure from potential Year 2000 issues noncompliance. The Company has not yet determined whether it will require, and thus has not developed Year 2000 issue contingency plans. Following testing of the Company's critical systems, the Company will evaluate alternative plans designed to address various potential business interruptions that may occur as a result of noncompliance. Additionally, because contingency plans may also be provided by third parties, resulting from any anticipated failure on their part to be Year 2000 issue compliant, the Company will have to assess development of appropriate alternative solutions advanced by any such third party to determine its effectiveness and likely impact on the Company.

                               INDUSTRY OVERVIEW

Wireless Communications

     Three types of systems dominate the market for commercial wireless communications services: SMR, cellular and paging. SMR, also referred to as "trunked radio" or wireless dispatch communications, is primarily a business communications tool which provides cost-effective "one-to-many" voice communications. SMR service provides a defined group of users, typically within a business or "work group," with reliable, flexible and convenient communications. Cellular, on the other hand, is used to provide mobile voice communications on a point-to-point basis. However, due to the relatively high costs and the inability to provide one-to-many communications, cellular is often less appealing to businesses which require group communications. Paging, while significantly less expensive than cellular and slightly less expensive than SMR, does not provide the same functionality as SMR since it does not allow for two-way, real-time voice communications.

     The table below outlines some of the differences between SMR, cellular and paging.

                  Comparison of SMR/PLMR, Cellular and Paging

                           SMR/PLMR                 Cellular                    Paging
                           --------                 --------                    ------
Services Offered........   Voice, data, instant     Voice and data (one-to-     Data only (one-
                           conferencing (one-to-    one)                        to-one)
                           many and one-to-one)

Subscribers (Est.)
     United States......   18.8 million (1)(2)      48.0 million (3)            49.5 million (3)

     Latin America......   292,735 (4)              6.4 million (3)(5)          935,500 (6)


Target Customer..........  Businesses               Individuals and             Individuals and
                                                    Businesses                  Businesses

Typical Frequency
Range....................  800 MHz                  800 MHz                     Lowband and
                           900 MHz                                              931 MHz
                           220 MHz
                           512 MHz and below

-------------------------
(1)  Source: The Strategis Group, The State of SMR Digital Mobile Radio: 1997.
(2)  Consists of approximately 2.3 million SMR subscribers and approximately
     16.5 million PLMR network subscribers.
(3) Source: The MultiMedia Telecomunications Association ("MMTA") and Telecommunications Industry Association ("TIA"), 1998 Multimedia Telecommunications Market Review and Forecast.
(4) Source: International Mobile Telecommunications Association ("IMTA"), The Global Digest for Commercial Trunked Radio Systems (SMR, PAMR, TRS) 1997.
(5) Sources: Worldwide breakdown and forecast of total Cellular/PCS subscribers 1995-2002, Dataquest, Merrill Lynch estimates, IDC/LINK, Northern Business Information, Ericsson; includes cellular and PCS subscribers.
(6) Source: U.S. Department of Commerce, Office of Telecommunications. December 31, 1995 and Pyramid Research, a division of the Economist Intelligence Unit. December 31, 1995.

SMR

     SMR was originally developed in the United States in order to provide an efficient mobile communications service for businesses that required internal communications capabilities. Prior to allocating frequencies for SMR in the United States, most intra-company dispatch communications utilized private land mobile radio ("PLMR") networks. These PLMR networks typically use the frequency bands below 512 MHz, and often have a variety of companies in various industries sharing the same frequencies in the same geographic areas.

Some of these systems have been built and operated by government agencies, utility companies and large transportation companies with the capital and expertise necessary to build and manage their own internal systems. In the mid-1970s, in recognition of the communications needs of small and medium size businesses which lacked the capital or were too small to justify the expense of building and operating more efficient, technically advanced trunked radio systems, the FCC authorized third-party operators to provide SMR service.

     SMR service has traditionally emphasized radio dispatch service, which involves shorter duration communications than mobile telephone service and places less demand on system capacity. The traditional SMR market, therefore, has been oriented primarily to business customers such as contractors, service companies, security firms and delivery service companies that have significant field operations and need to provide their personnel with the ability to communicate directly with one another, either on a one-to-one or on a one-to-many basis.

     SMR networks receive transmissions from a subscriber unit and retransmit the signal through the channel to other subscriber units. A multi-channel trunked network automatically searches for an open channel for each transmission. Once the system has assigned a user (or group) a channel per transmission, no other unauthorized user (or group) can access that channel. Channels are licensed per geographic area and, using analog technology, each channel can generally serve up to 125 SMR subscribers in a given area.

     SMR service employs a simplex or half-duplex ("push-to-talk") mode. Dispatch entails short bursts of communication, with a new transmission initiated with each pause in the communication. Each voice transmission occurs on the then available channel. In contrast, cellular communications utilizes two dedicated channels, one for each side of the conversation. Once a cellular call is initiated the channel pair remains utilized throughout the entire duration of the call, thereby potentially blocking channels for an extended period of time. Cellular and SMR networks differ significantly in terms of the complexity of network architecture, costs of network construction, subscriber capacity and operating costs. SMR networks are similar to cellular networks in that both utilize site locations to receive and rebroadcast transmission to and from subscriber units. Unlike cellular, however, SMR utilizes networks of one to four towers per geographic coverage area which broadcast a high-powered signal, generally between 75 and 175 watts. Cellular networks use anywhere from 20 to 90 antennae towers per geographic coverage area which broadcast a low-powered signal and are networked with expensive and complex switching equipment. SMR network construction also differs from cellular in that the network build-out is modular. Because SMR infrastructure is designed to allow for modular expansion, network capacity increases are easily and economically accomplished by adding repeaters in increments that closely match growth in subscriber demand.

     Traditionally, SMR service has employed analog technology which has proven to be a reliable, cost-effective technology. Analog technology allows for the actual voice of the user to be translated. In comparison, digital technology takes the user's voice, digitizes and reconfigures it, then recodes it prior to transmission.

     Recently, digital technology, known as ESMR, has been introduced into the SMR industry. ESMR is based upon the division of a given geographical area into a number of cells and the simultaneous reuse of radio channels in non-contiguous cells within the network. ESMR allows a greater number of subscribers to be placed on a single channel and provides the capability to offer integrated wireless communications services utilizing common cell and digital switching infrastructure as well as multi-functional subscriber units. The Company is in the process of investigating ESMR alternatives, including iDEN(TM). See "Risk Factors - Risks Associated with Rapidly Changing Industry" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

Cellular

     Cellular telephone systems are capable of providing high quality, high capacity voice and data communications to and from vehicle-mounted and hand-held radio telephones. Cellular telephone systems are capable of handling thousands of calls at any one time and providing service to hundreds of thousands of subscribers in any particular area.

     Cellular telephone technology is based upon the division of a given geographical area into a number of cells and the simultaneous re-use of radio channels in non-contiguous cells within the system. Each cell contains a low power transmitter-receiver at a base station that communicates by a switch that controls the routing of calls and that, in turn, is connected to the public switched telephone network. The switch enables cellular telephone users to move freely from cell to cell while continuing their calls.

     Cellular telephone systems generally offer subscribers the most up-to-date landline telephone features and services. Cellular telephone systems are interconnected with the landline telephone network which allows subscribers to receive and originate local, long-distance and international calls from their cellular telephones. As a result, cellular telephone system operators require an interconnection arrangement with the local landline telephone companies and the terms of such arrangements are material to the economic viability of the system.

Paging

     Paging is a well-established wireless technology, and is widely available in many countries. A paging system typically consists of a number of transmitter sites connected to a central messaging center. The messaging center receives incoming messages from the public telephone network and prepares batches of messages for transmission to subscribers. There are two basic types of paging services: (i) numeric (digital display) and (ii) alphanumeric, which allows subscribers to receive and store messages of up to 5,000 characters consisting of both letters and numbers. Historically, paging was a one-way communications service; however, technological advances in wireless messaging have made two-way communications possible. Two-way paging systems allow message acknowledgment responses and the transmission of short data messages by the paging subscriber.

Telecommunications in Latin America

     Traditional landline telephone service remains poor in many parts of Latin America due to, among other reasons, underinvestment in landline infrastructure and long waiting periods for the installation of telephone lines and service. Landline telephone penetration is still extremely low, and where installed, the quality of service is often lacking. As a result, while wireless communications in the United States provide attractive supplemental services to a well developed and reliable landline telephone system, in Latin America, wireless communications have become an important alternative to the relatively antiquated, overburdened and unreliable landline telephone systems.
Furthermore, in the Latin American markets where the Company operates, wireless communications services tend to be more readily available and, in many cases, provide higher quality service than landline telephone systems. In addition, wireless networks can be constructed relatively quickly and are less expensive to install than landline networks. See "Business - Industry and Market Opportunity."

     SMR in Latin America. The Company believes that demand for SMR service in Latin America will be significant due to the following economic and demographic characteristics: (i) low teledensity and low wireless communications penetration; (ii) high population densities found in urban markets; (iii) unreliable telecommunications infrastructure; (iv) limited and relatively expensive communications alternatives; and (v) economic growth fueled by developing market economies.

     The economic growth in many Latin American countries, fueled in part by the move toward more open market economies, is generating an increasing demand for mobile work groups to communicate more frequently and effectively. The accompanying emphasis on productivity means that Latin American businesses are increasingly focused on securing competitive advantages over their business rivals and reducing their own operating cost structures. The Company believes that SMR is a cost-effective tool for businesses to increase their productivity and enhance service quality and performance.

     SMR is in the early stage of development in Latin America. In many markets, the assignment of spectrum needed to operate an SMR network first began in 1992. Frequency has generally been granted in most Latin American countries on a fragmented basis, with many countries granting licenses in five to 20 channel increments. Competition for channels is growing as foreign and United States companies are beginning to recognize the opportunities presented by SMR. See "Risk Factors - Competition." In addition, similar to the United States, consolidation of channels has begun in certain countries in Latin America, and the Company believes that such consolidation will continue in the foreseeable future.

     The Company believes SMR provides the most attractive group communications solution for Latin American businesses. While cellular communications represents the fastest growing segment in the Latin American telecommunications industry, the high cost of cellular communications is uneconomical for many Latin American businesses. Moreover, cellular service may not meet the communications needs of many Latin American businesses, because cellular does not provide inexpensive, one-to-many communications. Paging services have also experienced growth and market penetration in Latin America in the last few years. However, because paging services do not provide the same functionality as SMR (as they do not allow for two-way, real-time voice or one-to-many communications), the Company believes that they are also of limited utility to businesses compared to SMR and are best suited to be a complementary communications medium.

     To be successful in the Latin American SMR market, the Company believes a service provider must accumulate channels in populated areas and have the financial resources available to build large-scale SMR networks. Further, the SMR operator must be able to provide reliable and affordable service to its subscriber base. The Company believes that there are few SMR providers positioned to meet these subscriber and market demands in Latin America. In addition, the Company believes that its pricing strategy of providing a fixed monthly network access fee with unlimited airtime usage and a flexible subscriber purchase program will encourage the use of SMR service by all types of businesses. This strategy has resulted in the expansion of the Company's potential subscriber base beyond the traditional commercial user to financial institutions and other "white collar" service organizations.

                                    BUSINESS

     The Company is a provider of analog SMR services focusing on providing such service in Latin America. The Company currently operates in Latin American markets that have approximately 28.3 million POPs and, as of March 31, 1999, the Company had 13,904 subscribers. The Company also provided SMR service in the U.S. but is in the process of divesting its United States Operations. See "Business - Divestiture of the United States Operations."

     The Company was founded in October 1995 and, as of March 31, 1999, is (i) the largest SMR operator in Peru, in terms of the number of subscribers and channels, with over 7,100 subscribers and 321 channels in a market of approximately 11.0 million POPs, and (ii) the largest SMR operator in Ecuador, in terms of the number of subscribers and channels, with over 3,700 subscribers and 365 channels, in a market of approximately 4.0 million POPs. The Company acquired an operating company in Chile (a market of approximately 7.5 million
POPs) in January 1998 and, as of March 31, 1999, had over 2,300 subscribers and 325 channels in Chile. In August 1998, the Company completed the buildout of 10 additional channels in Santiago, Chile and launched a full scale sales and marketing program. The Company also holds concessions for 50 channels in El Salvador (a market of approximately 5.8 million POPs). In El Salvador, the Company commenced operations in August 1998, and, as of March 31, 1999, the Company had 170 channels and provided service to 701 subscribers through seven sites. The Company has not launched any sales or marketing program in El Salvador as the Company has made the determination that it will sell its El Salvadorian assets. The Company's strategy is focused on consolidating its channel positions in the markets in which it operates. The Company is also exploring the opportunity to provide wireless communications services which utilize digital technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company believes that significant market opportunities exist to develop a leading position as a provider of SMR service in Latin America.

Industry and Market Opportunity

     SMR, also referred to as "trunked radio" or wireless dispatch communications, is primarily a business communications tool which provides cost-effective, "one-to-many" voice communications. The Company believes that the SMR industry offers attractive economic characteristics as compared to other wireless communications services, such as cellular. The low fixed cost operating structure of SMR permits operators, such as the Company, to achieve positive operating cash flow with a limited subscriber base and to generate incremental operating cash flow as additional subscribers are added to the networks. SMR networks are significantly less expensive to build-out than cellular systems, requiring only one to four sites per geographic coverage area as compared to 20 to 90 sites for cellular. In addition, the modular nature of SMR infrastructure allows for incremental network build-out as demand for service increases, which limits initial capital requirements.

     The Company believes that demand for SMR service in Latin America is significant due to the following economic and demographic characteristics: (i) low teledensity and low wireless communications penetration; (ii) high population densities found in many urban markets; (iii) unreliable telecommunications infrastructure; (iv) limited and relatively expensive communications alternatives; and (v) economic growth fueled by developing market economies. Traditional landline telephone service in Latin America remains poor due to, among other reasons, underinvestment in landline infrastructure and long waiting periods for the installation of telephone lines and service. In many Latin American markets, wireless communications have become an important alternative to the relatively antiquated, overburdened and unreliable landline telephone system. The economic growth in many Latin American countries, fueled in part by the move toward more open market economies, is generating an increasing demand for mobile work groups to communicate more frequently and effectively. The accompanying emphasis on productivity means that Latin American businesses are increasingly focused on securing competitive advantages over their business rivals and reducing their operating cost structures.

Growth Strategy

     The Company's growth strategy is to (i) expand its analog SMR operations and subscriber base in Latin America; (ii) improve cash flow and profitability by actively managing and controlling operating expenses;

(iii) pursue additional SMR opportunities; (iv) add incremental services to its existing service offerings; and (v) explore the implementation of digital wireless communications technologies.

Recent Developments

     Recently Completed Acquisitions

     On January 2, 1998, the Company purchased 100% of the outstanding capital stock of Telecomunicaciones y Servicios S.A. ("TyS"), a Chilean operating company. TyS holds 10 800 MHz channels in the metropolitan region of Santiago, Chile. The total purchase price for the Chilean company was approximately $3.2 million in cash, of which $0.8 million was paid at closing and approximately $2.0 million was paid June 29, 1998 and $0.4 million on July 8, 1998 upon the transfer of 290 additional channels (40 of which are in the metropolitan region of Santiago) to the operating company.

     On April 14, 1998 the Company executed a purchase agreement with certain non-operating subsidiaries of International Wireless Communications Holdings, Inc. ("IWC") for the acquisition of certain assets in Peru, Ecuador and Chile for a purchase price of approximately $3.5 million in cash. On May 13, 1998 the Company completed the first part of the acquisition and acquired a non-operating entity in Ecuador (Comovec S.A.) for approximately $0.3 million. Comovec S.A. holds licenses to operate SMR networks and has 40 800 MHz channels and 20 900 MHz channels in each of Quito and Guayaquil and 25 800 MHz channels in Cuenca. On May 22, 1998, the Company completed the second part of the acquisition and acquired a non-operating entity in Peru (Peru Tel S.A.) for approximately $2.8 million. Peru Tel S.A. holds licenses to operate SMR networks and has 32 800 MHz channels in Lima/Callao and 100 800 MHz channels among eight other cities. On May 12, 1998, the Company completed the last part of this closing, and acquired the Chilean assets of RMD Agencia Chile, consisting of its 800 MHz channels: 20 channels in Santiago, 20 channels in Valparaiso/Vina del Mar, and 25 channels in Concepcion/Talcahuano.

     The Company was awarded 40 nationwide channels of 800 MHz spectrum on June 9, 1998 in El Salvador. The Company paid $0.6 million in cash for the channels, which have a 20 year term. In August 1998, the Company completed the acquisition of a concession for 10 nationwide channels of 800 MHz spectrum in El Salvador for approximately $0.3 million in cash. The acquisition of assets included certain infrastructure and approximately 140 subscribers. In September 1998 the Company was awarded 65 nationwide channels of 800 MHz spectrum in El Salvador. The Company paid approximately $2.0 million in cash for the channels, which have a 20 year term. Also, in September 1998, the Company acquired a concession for 30 nationwide channels of 800 MHz spectrum in El Salvador for approximately $0.9 million in cash. The acquisition of assets also included certain infrastructure and approximately 600 subscribers. The Company was awarded a concession for 25 nationwide channels of 800 MHz spectrum in El Salvador for approximately $10,000 in cash. The Company has entered into a option agreement whereby a third party has the option to acquire the Company's El Salvadorian subsidiary for a specified price.

  Pending Acquisitions

  . On October 15, 1998, the Company signed a purchase agreement for the acquisition of certain Chilean assets, including a license for 20 800 MHz channels in Santiago, certain infrastructure and subscribers for an aggregate anticipated purchase price of $1.9 million. The Company is currently waiting for final government approval for the transfer of the assets to the Company before it can close the acquisition. The purchase price was placed into escrow and is to be released to the seller upon approval of the transfer by the Chilean Government.

  . On October 22, 1998, the Company signed an agreement to purchase 100% of the shares of a Chilean company having (i) 20 800 MHz channels in Santiago and (ii) 200 800 MHz channels in various Chilean cities for an aggregate anticipated purchase price of $700,000. The approval of the transfer of this concession has been given, and this acquisition is expected to close within 30 days.

     Each of the transactions described above is subject to (i) the completion of the Company's financial, legal and regulatory due diligence; and (ii) certain other conditions to closing, including the execution of definitive documentation and the receipt of necessary governmental and regulatory approvals. In addition, each transaction is subject to the approval of the Company's board of directors (the "Board of Directors"). The Company cannot predict the results of such due diligence, whether the Company will proceed with all or any of such transactions following completion of its due diligence or whether the Board of Directors will authorize the Company to consummate such transactions. There can be no assurance that all or any of these transactions will be consummated or that they will be consummated on the terms set forth in this Prospectus.

     Auctions

     The Company has submitted a proposal to build out 40 nationwide 800 MHz channels in the Chilean SMR concurso which was held in July 1997 (the "Chile Concurso"). On October 29, 1997, the Company received written notice from the Chilean Ministry of Transportation and Telecommunications (the "Chilean Ministry") that its proposal had been accepted and awarded. Certain parties appealed this award, however, such appeals were denied and the legal appeal process has been exhausted. While the Company anticipates that the final award will be made by the Chilean Ministry upon the Company's completion of the build-out of the project as submitted, there can be no assurance that the Company will be successful in obtaining any channels as a result of such proposal.

     In addition, the Company may participate in other Latin American auctions, none of which have been officially scheduled. If the Company participates in such auctions, there can be no assurance that the Company will be successful in obtaining any channels.

     Other Developments

     On May 13, 1999, at a meeting of the Board of Directors, structural changes were made at both the Board of Directors and senior management levels of the Company. At the board level, three members tendered their resignation and a new member was elected to act as Chairman of the Board. At the senior management level, the President and Chief Executive Officer and the General Manager of Latin America, tendered their resignations. A new President and Chief Operating Officer and a new General Manager of Latin America were appointed at the same meeting. See "Management."

     The Company was incorporated in Delaware on October 25, 1995. Its principal executive offices are located at 1528 Wazee Street, Suite 200, Denver, CO 80202, and its telephone number is (303) 405-0475.

     Channel Holdings

     The table below sets forth the Company's channel holdings and subscriber information in its Latin American markets.

                                                   Total            Subscribers as of     Subscribers as of
                            POPs (mm)        Channel Holdings        March 31, 1999        March 31, 1998
--------------------------    (1)                  (2)
Peru
 Lima/Callao                      7.5                176                  7,137                9,094
 Other                            3.5                145                      -                    -
                                 ----              -----                 ------               ------
  Total                          11.0                321                  7,137                9,094
                                 ----              -----                 ------               ------

Ecuador
 Guayaquil                        1.9                150                  2,290                3,763
 Quito                            1.4                150                  1,475                    -
 Cuenca                           0.2                 40                      -                    -
 Other                            0.5                 25                      -                    -
                                 ----              -----                 ------               ------
  Total                           4.0                365                  3,765                3,763
                                 ----              -----                 ------               ------
Chile
 Metropolitan Region of
  Santiago                        5.8                 50                  2,301                  167

 Other                            1.7                275                      -                    -
                                 ----              -----                 ------               ------
  Total                           7.5                325                  2,301                  167
                                 ----              -----                 ------               ------
El Salvador
 Nationwide                       5.8                170                    701                    -
                                 ----              -----                 ------               ------
  TOTAL (3)                      28.3              1,181                 13,904               13,024
                                 ====              =====                 ======               ======

-------------------

(1) Represents the approximate number of people ("POPs") in the markets in which the Company has channels.
(2) Channels are voice paths on which mobile communications are transmitted. Channels are licensed per geographic area and, using analog technology, each channel can generally serve up to 125 subscribers in a given area.
     All of the Company's channels are in the 800 MHz spectrum except 20 in each of Guayaquil and Quito which are in the 900 MHz spectrum.
(3) As of March 31, 1999 the Company also had channels and subscribers in the United States that are under management agreements. The Company is in the process of divesting its U.S. Operations. See "Business - Divestiture of the United States Operations."

Corporate Structure

     The chart below sets forth the corporate ownership structure of the Company and its Subsidiaries and the date each such entity was formed or acquired. Each of the Company's Subsidiaries is wholly-owned, either directly or indirectly, by the Company. Unless otherwise noted, each entity is 100% owned by its parent.

[CORPORATE STRUCTURE CHART APPEARS HERE]


Country-by-Country Operations

     Overview

     The Company currently has 1,181 channels in Peru, Ecuador, Chile and El Salvador covering an aggregate of approximately 28.3 million POPs and, as of March 31, 1999, provided service to 13,904 subscribers. The Company's Latin American operations are coordinated through the Company's Latin American headquarters in Miami, Florida.

     Sales and Marketing

     General. The Company focuses its sales and marketing efforts on businesses that require reliable, cost-effective group communications solutions, a high degree of mobility or that have multiple work locations. Such customers include, but are not limited to, trucking concerns, bus companies, construction companies, security firms, messenger service companies, sales and distribution operations, repair operations, and utilities. In addition, the Company has been successful in extending the reach of its SMR services to non-traditional users such as financial institutions and other "white collar" organizations. The Company markets its analog SMR services as a low cost, high quality, wireless communications solution that enables businesses to lower their operating costs and improve productivity by providing two-way, real-time group communications.

     The Company's primary sales channel is a sales force of independent representatives dedicated solely to the sale of the Company's analog SMR service. In addition, the Company's analog SMR service is sold through equipment dealers who have customer contacts and knowledge of the local market. The independent sales representatives and equipment dealers are compensated by commissions and other performance-based incentives.

     Pricing Strategy. The Company's pricing strategy focuses on subscriber growth and recurring revenues rather than on up-front equipment margins. The Company's pricing strategy includes a fixed monthly network access fee and unlimited airtime usage. The monthly network access and activation fees vary in each Latin American market depending on the competition, economic environment and availability of competing wireless communications solutions. In order to satisfy local market demand, the Company also offers subscribers the option to either (i) purchase; (ii) rent; or (iii) lease subscriber units with an option to purchase the unit at the end of the service contract. In order to mitigate the risk of inflation and currency devaluations, the Company's contracts specify dollar prices payable in the local currency at the then prevailing exchange rate.

     Additional Programs and Products. The Company offers equipment maintenance and insurance programs, which the Company self-insures, to its subscribers. The Company also offers its subscribers ancillary products such as base stations, antennae and other complementary products.

     Operations and Systems. The Company has developed a subscriber management system which consists of four databases: (i) a sales information database, which provides sales tools to assist customer representatives and contains information, including pricing and other terms and conditions; (ii) a fulfillment database, which contains information regarding all orders-in-process; (iii) a historical database, which contains information regarding all closed orders; and (iv) a site maintenance database, which contains information such as network operations site inventory, maintenance providers, antenna site operators and contact names and phone numbers.

     Churn Management. The Company recognizes that managing subscriber churn is an important factor in maximizing revenues and cash flow. In order to minimize subscriber churn caused by subscribers voluntarily terminating service, the Company has implemented a number of programs and seeks to ensure that its service is high quality and its prices are competitive. The Company has instituted a program requiring subscribers to enter into a service contract having a term of at least one year which provides for penalties for early termination. To reduce Company-initiated disconnections resulting from non-payment, the Company (i) conducts thorough credit checks; and (ii) may require subscribers to pay in advance and/or make a significant deposit with the Company.

Peru

     Country Overview. Peru currently has a population of over 24.3 million and had an annual population growth rate of approximately 1.6% from 1992 through 1997. Approximately 70% of Peru's population lived in urban areas. In the early 1990s, the Peruvian government implemented a number of programs designed to improve the economy, including liberalizing trade and privatizing state-owned enterprises. Peru's gross domestic product ("GDP") measured approximately $62 billion, equivalent to approximately $2,551 per capita and grew at a compound annual growth rate of 8.1% from 1992 to 1997. Industry (including, mining, manufacturing and construction) accounted for approximately 37% of Peru's GDP.

     The lack of telecommunications infrastructure has left many Peruvian businesses without any access to telephones and has created a demand for alternative communications solutions. Demand by businesses for reliable communications services is growing as the Peruvian government continues its aggressive privatization plan and investment in infrastructure projects. Currently, existing telephone service in Peru is not capable of serving this demand. Peru's telephone density of 6.8 lines per 100 POPs was one of the lowest number of lines per capita in any Latin American country with a publicly traded telephone company.

     The first licenses for SMR service were granted by the Peruvian government in 1995 and, by early 1996, 11 companies had been awarded SMR licenses for an aggregate of approximately 300 channels in Lima/Callao. Of the 11 companies, the Company has acquired six. The Organization for Supervision of Private Investments in Telecommunications ("OSIPTEL") is the governmental agency charged with overseeing SMR operations.

     Operating Overview. The Company operates in Peru through six indirect wholly-owned subsidiaries: SMR Direct Peru, S.R.L. (formerly Mobil Line Peru, S.A.); Pompano, S.R.L.; C-Comunica S.R.L.; Telecom Supply, S.R.L. (formerly Beacon Supply Comunicaciones S.A.); Transnet del Peru, S.A; and Peru Tel S.A. These companies hold an aggregate of 176 800 MHz channels in Lima/Callao and an aggregate of 145 800 MHz channels in 11 other cities. The Company has centralized the management and operation of its Peruvian SMR networks in SMR Direct Peru, S.R.L. The Company has filed an application with the Peruvian government seeking approval for the merger of its operating companies into a single entity in order to consolidate its operations.

     The Company is the largest SMR operator in Peru in terms of number of channels and subscribers. As of March 31, 1999, the Company was operating 216 channels (154 of which it constructed and 62 of which were previously constructed) and provided service to 7,137 subscribers through seven sites. The Company's average monthly revenue per subscriber unit ("ARPU") (consisting of fixed monthly network access fees and ancillary service revenue) for the year ended December 31, 1998 in Peru is approximately $34.31.

     Competition. The Company believes that its primary SMR competitor in Peru is Nextel International which owns a majority share in a joint venture with Motorola, Inc. ("Motorola") and a local Peruvian company (the "Nextel JV"). The Company believes that the Nextel JV currently owns 130 SMR channels in Lima/Callao and has approximately 3,000 analog subscribers. The Nextel JV deployed an iDENtm network in Lima/Callao for the provision of ESMR service in January 1999. There is another smaller analog SMR operator, CEMA Comunicaciones, in Peru that competes with the Company. The Company's SMR service also competes with the cellular and paging services offered to businesses by Telefonica del Peru and TELE 2000, an affiliate of BellSouth Corporation. The Company believes that the demand in Peru for high quality telecommunications services will be able to accommodate both low cost analog SMR service as well as the more expensive alternatives being offered by certain of the Company's competitors, although there can be no assurance in this regard.

     Regulatory and Legal Overview. In 1994, Peru established, by Ministerial Resolution 412-94-MTC/15, a regulatory framework for the SMR industry. This framework has been amended by Ministerial Resolution 373-97-MTC, published on August 6, 1997. The Telecommunications Law passed by Supreme Decree No. 013-93-TCC dated April 28, 1993 and the adjoining Regulation, approved by Supreme Decree No. 06-94-TCC dated February 11, 1994 and modified by Supreme Decree 005-98-MTC on March 28, 1998 and Supreme Decree 002-99-MTC on January 21, 1999, are the source of Peruvian SMR regulations. Pursuant to the Telecommunications Law, the Ministry is responsible for general oversight and regulation of the telecommunications industry, and governmental entity, OSIPTEL, is responsible for regulating the activities of companies holding public services concessions, such as SMR concessions, as well as supervising the quality of services provided to end users, and the fairness of tariffs. Each SMR concession sets forth expansion, penetration and service quality mandates, each of which is monitored by OSIPTEL. The Ministry has the authority to grant or revoke concessions, permits and licenses for public telecommunication services.

     Under Peruvian law, telecommunications concessions are subject to private law and may not be modified, amended or terminated unilaterally by the Peruvian government except as set forth in each concession. Telecommunications concessions are granted for a maximum term of 20 years, and may be renewed without limitation.

     Seven hundred twenty channels have been reserved in each market in the 800 MHz frequency band for SMR use, including 535 channels for public service and 185 channels for private service. An applicant for a concession must indicate the specific geographic area it expects the concession to cover.

     The holders of concessions must submit a five-year Minimum Expansion Plan (a "MEP") to the Ministry at the time of application for a concession. Each MEP must outline the number of repeaters and subscribers the concession holder will have loaded on its network by the end of each of the initial five years of operation. In January of each year, the concession holder must file a report with the Ministry and OSIPTEL indicating compliance with its MEP. MEPs may be amended at the end of the first and second years of operation by petitioning OSIPTEL and the Ministry. Each concession holder must post a performance bond for the first year of the concession and pay an annual commercial exploitation fee, an annual canon for the use of the spectrum, a fee to OSIPTEL for supervision of the SMR system and a special contribution to the Telecommunications Investment Fund (FiTEL). Concession holders must also complete construction of their networks and commence operations within 12 months of execution of a concession contract, otherwise the concession will be canceled. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to a portion of its channels in Peru and with respect to the obligation of constructing and starting operations in certain cities inside Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements and for a one-year extension of the start-up deadline have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction; however, to date no responses have been received. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no assurance that the amendments received by the Company, if any, will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is waiting on approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome.

     Concessions may be transferred or assigned with the prior approval of the Ministry. There are currently no restrictions on foreign ownership and investment in Peru's telecommunications sector, except for broadcasting (public TV and radio).

     Under current Peruvian law, SMR operators are permitted to provide interconnection to the public switched telephone network.

     By Supreme Decree 021-98-MTC and 020-98-MTC on August 5, 1998, the Peruvian government has accelerated the end of Telefonica del Peru S.A.'s monopoly on public telephone service and national and international long distance service. The market for the provision of these services opened effective August 1, 1998. New regulations governing the process for granting new telephone and long distance licenses have recently been enacted. At this point in time, it is unclear what the impact of this liberalization will have on the Company's operations in Peru.

Ecuador

     Country Overview. Ecuador currently has a population of approximately 12 million people and had an annual population growth rate of approximately 2.3% from 1992 to 1997. Approximately 60% of Ecuador's population lived in urban areas, 3.3 million of which reside in Guayaquil and Quito. Ecuador's GDP measures approximately $19 billion, equivalent to $1,584 per capita and grew at a compound annual growth rate of 8.5% from 1992 to 1997. Industry (including mining, manufacturing and construction) accounts for approximately 36% of the country's GDP.

     The Ecuadorian operations are currently faced with a devaluing sucre and a volatile political and economic situation. When the Company launched service in Ecuador in 1997, the exchange rate was approximately 4,300 sucres to one U.S. dollar. As of December 31, 1998, it was approximately 6,880 sucres to one U.S. dollar and since year end, has fluctuated as high as 13,000 sucres per one U.S. dollar. The devaluation has a direct impact on customer's ability to pay due to the fact that the Company bills in U.S. dollars. The Company has been dealing with this situation as proactively as possible and contacted the customer base in early March 1999 to discuss the current billings of existing customers. The Company believes that being proactive may keep more subscribers on the network as initial customer reaction was positive. The declining sucre has recently sparked a run on banks in Ecuador, causing the Ecuadorian government to impose limits on withdrawals, and causing a number of banks, including Ecuador's second-largest bank to close its doors. While the Company has not experienced any difficulties due to the bank closures and limitations on withdrawals, there can be no assurance that the Company will not experience such problems in the future. The Company has been requiring the operating subsidiary in Ecuador to send all excess funds to the U.S., thus, the Company does not believe that it has a material amount of cash at stake. In addition, the country has been hyperinflationary during the years in which the Company has been operating in Ecuador. Ecuador has had a cumulative rate of inflation for the three years ending December 31, 1997 of over 100%. The inflation rates for the years ended December 31, 1996 and 1997 were 24.4% and 30.6%, respectively.

     Ecuador's teledensity is approximately 7.5 telephone lines per 100 POPs, far below the Latin American average and, in the last few years, budgetary constraints have prevented EMETEL, the government-owned telephone company, from making many service improvements. In August 1992, Ecuador opened the market for wireless dispatch services to private investment and the government began issuing SMR concessions in 1994.

     Operating Overview. The Company operates in Ecuador through its wholly-owned indirect subsidiaries Brunacci Compania Ltda., and Comovec S.A. which hold
(i) concession and frequency contracts for 150 channels in each of the cities of Quito and Guayaquil; (ii) a concession and frequency contract for 40 channels in the city of Cuenca; (iii) a concession and frequency contract for five channels in each of the cities of Machala, Portoviejo/Manta and Quevdo; and (iv) a concession for five channels in each of the cities of Salinas and Santo Domingo de los Colorados. The Company has applied for (i) a concession and frequency contract for 10 channels in the province of Manabi; (ii) a concession and frequency contract for 30 channels in Quito; (iii) a concession and frequency contract for 30 channels in Guayaquil; and (iv) a concession and frequency contract for an additional five channels in Machala. The Company intends to apply for frequency contracts for the five channels in each of Salinas and Santo Domingo de los Colorados for which it holds a concession.

     The Company commenced service in Guayaquil in March 1997 and in Quito in July 1997. As of March 31, 1999, the Company had constructed and was operating an aggregate of 90 channels in such cities and provided service to 3,765 subscribers through four sites. The Company plans to construct and operate the remaining 275 channels for which it holds frequency contracts in Quito and Guayaquil as needed in order to meet subscriber demand. The Company's current monthly ARPU in Ecuador is approximately $32.46.

     Competition. The Company believes that the only other companies currently providing SMR service in Ecuador are Multicom (Grupo Isaias and Motorola) which has 190 channels and approximately 3,500 subscribers and Grupo Marconi which currently has approximately 70 channels and approximately 1,000 subscribers and Fleetcall (Monttcashire) which currently has approximately 240 channels and approximately 2,100 subscribers. The Company also competes with cellular services offered by CONECEL and OTECEL. See "Risk Factors - Competition," "Industry Overview" and "-Industry and Market Opportunity."

     Regulatory and Legal Overview. The Superintendency of Telecommunications (the "Superintendency"), was the governmental entity responsible for administration of the SMR industry. In August 1995, the Ecuadorian government created two new government entities, the Consejo Nacional de Telecomunicaciones ("CONATEL") and the Secretaria Nacional de Telecomunicaciones (the "Secretariat") which, together with the Superintendency, administer and regulate the country's telecommunications sector. The Superintendency continues to exist with limited functions, including the supervision of SMR operators and compliance with concession contracts.

     SMR licenses and channels are granted in two stages. First, an applicant is granted an SMR license, and then must apply for, and be granted, an SMR frequency contract which enumerates the granted channels. Concessions have a term of five years and may be renewed for similar five year periods without limitation by submission of an application to the Secretariat. Under Ecuadorian law, there are no minimum subscriber requirements.

     Each frequency contract contains subscriber loading restrictions which limit the number of subscribers the licensee is permitted to load onto its SMR network. The minimum number of subscribers that the CONATEL will authorize for loading onto a five channel system is 100 and the maximum number is generally
500. However, the Secretariat is empowered to permit the loading of a larger number of subscribers if it is demonstrated that transmission quality and service will not suffer.

     The Secretariat may unilaterally revoke a concession which is transferred by the original holder without CONATEL consent and failure to meet concession requirements may result in the early termination of the concession or in the imposition of penalties. Equity interests in the original concession holder may be transferred upon notification to the Superintendency of Companies (the Ecuadorian governmental agency responsible for supervising domestic corporations and branches of foreign companies domiciled in Ecuador).

     Current Ecuadorian telecommunications regulations do not permit SMR operators to interconnect to the public switched telephone network.

     Ecuadorian telecommunications regulations expressly allow for foreign investment in the SMR industry. However, foreign investors are required to register their investments with the Central Bank of Ecuador.

Chile

     Country Overview.   Chile has a population of approximately 14.7 million
and had an annual population growth rate of approximately 1.6% from 1992 to 1997. Approximately 84% of Chile's population live in urban areas, 5.8 million of which reside in the greater metropolitan Santiago area. Twenty-four years of market-led reforms have resulted in 14 years of uninterrupted economic growth, which has averaged 13.6% per year from 1992 to 1997. In 1990, Chile emerged from 17 years of military government with an overall consensus about the general parameters of economic management, and since then has experienced a rise in productivity, an increase in domestic savings and a more efficient use of labor. Industry (including mining, manufacturing and construction) accounts for approximately 33% of the country's GDP.

     The telecommunications sector was privatized in 1989 when the sale of all state-owned telecommunications companies was completed, and competition was allowed in long distance telephone services. Teledensity in Chile is approximately 18 lines per 100 POPs. The privatization of the telecommunications sector paved the way for private investment in telecommunications services and allowed for the introduction of the commercial SMR industry. Today, about 30 companies have been awarded SMR licenses. The Subtel (as defined) is not currently planning to allocate any more frequencies to SMR use.

     Operating Overview. The Company operates in Chile under the trade name Centennial Radio Trunking de Chile through two wholly-owned subsidiaries, Telecommunicaciones y Servicios, S.A. and Centennial Cayman Corp. Chile Ltda., which hold 50 800 MHz channels in the greater metropolitan region of Santiago, 55 800 MHz channels in Valparaiso/Vina del Mar region, 35 800 MHz channels in Concepcion region and 185 800 MHz channels in 18 other cities. The Company has received initial government approvals for the acquisition of a third wholly owned subsidiary and certain other licenses, as well as a nationwide license (800MHz) which contemplates 40 channels for the metropolitan region of Santiago, 20 channels in the Valparaiso region, 20 channels in the Talcahuano region and 1 channel in all other regions in the country. Final approvals are expected during the next six months, although there can be no assurance that such approvals will be granted.

     The Company acquired its first operating company in Santiago in January 1998 and began providing service at that time. Following additional acquisitions the Company initiated its formal service launch in August 1998. Upon final approvals as described above, the Company will be the largest SMR operator in Chile in terms of channel holdings. As of March 31, 1999, the Company provided SMR service to 2,301 subscribers in Santiago from one site and had 20 constructed channels. The Company's monthly ARPU for the year ended March 31, 1999 in Chile is approximately $35.18. The Company plans to construct and operate the remaining channels as needed in order to meet subscriber demand.

     Competition. The Company's main competitors in Chile are Multicom Ltda. (100%-owned by Motorola), Telecommunicaciones Gallyas S.A., and CTC-Startel S.A. Assuming certain governmental approvals are given, these three companies will have 70, 80 and 10 800 MHz channels and approximately 5,000, 8,000, and 1,900 subscribers in Santiago, respectively. There are several smaller SMR operators in Chile. The Company also competes with cellular, PCS and paging services provided by CTC-Startel and BellSouth. The Company believes that the demand for high quality telecommunications services will be able to accommodate a wide range of service offerings.

     Regulatory and Legal Overview. The regulating entity for telecommunications in Chile is the Chilean Ministry, which acts through the Subsecretary of Telecommunications (the `Subtel'). The Chilean Ministry, acting through Subtel, is responsible for general oversight and regulation of the telecommunications industry, regulating the activities of companies holding public service concessions, such as SMR concessions, as well as supervising the quality of services provided to end users, and the fairness of tariffs.

     Each SMR concession sets forth expansion, penetrations and service quality mandates, each of which is monitored by the Subtel. The Chilean Ministry, through a Decree Supreme, has the authority to grant, revoke or amend concessions for public, intermediate and broadcasting services.

     The holders of concessions must submit a technical proposal with each application for a concession. Concession holders must initiate and complete construction of their networks and commence operations within the time frames set forth in their technical proposal. Failure to comply with the terms set forth in a technical proposal can result in sanctions, including the cancellation of the concession.

     Concessions, which may only be granted to legal entities incorporated and domiciled in Chile, are not limited as to their number, type of service or geographical area. Therefore, it is possible to grant two or more concessions for the provision of the same service in the same location, except where technical limitations exist, such as in the case of mobile telephony, in which case only two concessions may be granted for a single service area. Telecommunications concessions are granted for a maximum term of 30 years, and may be renewed for identical periods if so requested by the concessionaire which has a legal preference to renew its concession.

     Concessions and permits cannot be assigned, transferred or leased without the prior authorization of the Subtel, which cannot be denied without a reasonable basis.

     Chilean telecommunications law establishes the grounds upon which the concessions or permits may be terminated by a decree of the Chilean Ministry or a resolution of the Subtel. The grounds for termination include the following:
(a) expiration of the term of the concession; (b) dissolution of the holder of the concession, or (c) noncompliance with the terms and conditions specified in Chilean telecommunications law, the regulations enacted thereunder or the concession itself. The holder of a concession may appeal against a decree effecting such a termination if it believes that such decree is illegal.

     There are currently no restrictions on foreign ownership and investment in Chile's telecommunications sector, but the corporate entity holding the concession must be incorporated and domiciled in Chile.

El Salvador

     Country Overview.   El Salvador has a population of approximately 5.8
million and has experienced an annual population growth rate of approximately 1.4% from 1992 to 1997. Approximately 50% of El Salvador's population live in urban areas, 1.2 million of which reside in the greater San Salvador area. El Salvador's gross domestic product ("GDP") measures approximately $11.2 billion, equivalent to approximately $1,931 per capita. El Salvador experienced GDP growth at an annual rate of 15.6% from 1992 to 1997. The spectrum awarded in the 800 MHz and other frequency bands is not restrictive as to the types of services that may be offered. To date, approximately 545 nationwide commercial channels have been awarded to approximately twelve companies in the 800 MHz band.

     In spite of the government's efforts to modernize the telephone infrastructure, the demand for communications services continues to grow at a rapid rate in El Salvador. Thousands of individuals have been waiting for years for phone service and teledensity stands at a meager 5.6 lines per 100 POPs.

     Operating Overview. The Company operates in El Salvador through its wholly owned subsidiary, Radio Trunking de El Salvador Ltda., and holds 170 nationwide channels. Of these channels, 70 are contiguous, presenting a variety of opportunities for the provision of telecommunications services.

     The Company acquired its leading license position in El Salvador through two acquisitions and by participating in a number of auctions. The Company launched service in El Salvador in August 1998. The Company is currently the largest SMR operator in El Salvador in terms of channel holdings. As of March 31, 1999, the Company provided SMR service to 701 subscribers in San Salvador from 7 sites and 20 constructed channels. Monthly average revenue per unit for the three months ended March 31, 1999 approximates $29. In the fourth quarter of 1998, the Company made the determination that it would sell its El Salvador assets. The Company is continuing to entertain offers for these assets and is committed to sell this subsidiary.

     Competition. Several small, local operators compete with the Company for SMR customers in El Salvador. The Company also competes with cellular and paging services provided by Telemovil and the state-owned phone company, Antel.

     Regulatory and Legal Overview. The entities regulating El Salvador's spectrum licenses are part of the Division Radioelectrico, which reports to the President of the country. The Department of Authorizations grants permission to use the licenses, and the Department of Technical Analysis of Frequencies is responsible for spectrum planning and frequency allocation. The regulatory body known as the Superintendency of Electricity and Telecommunications ("SIGET") authorizes the spectrum allocation and is responsible for applications and auctions, as well as for resolving license-related disputes. The new licenses have been granted for a period of 20 years and the Company believes that the licenses are renewable upon request. There are no revocation provisions in the Company's concessions. The Company believes that it is in compliance with all regulations and requirements under its licenses.

Divestiture of the United States Operations

     The Company previously offered analog SMR service in the United States. The Company commenced operations in the United States in September 1996.

     In August 1997, the Company's Board of Directors reached the conclusion that the Company's wireless communications investment opportunities in Latin America were more attractive than its opportunities in the United States. As a result, the Board of Directors decided to sell the Company's United States SMR operations and related assets (the "U.S. Operations") and focus the Company's ongoing efforts solely in Latin America (the "Divestiture"). As of May 31, 1999, the Company had executed purchase agreements (the "Purchase Agreements") to sell substantially all of the assets related to the Company's U.S. Operations in each of the 20 MTAs in which it currently has operations.

     The Purchase Agreements generally provide that the consideration for the assets will consist of some combination of (i) cash; (ii) promissory notes; and
(iii) assumption of the FCC Debt incurred in connection with the FCC Auction. The aggregate net cash proceeds to be received by the Company in connection with the sale of the U.S. Operations (based on the Purchase Agreements) is expected to be $5.5 million although there can be no assurance in this regard. The transactions contemplated in the Purchase Agreements are subject to the receipt of necessary regulatory approval. Among other things, the Company's SMR licenses and related FCC Debt cannot be transferred or assumed until the FCC consents to such transfer. FCC approval of these transfers has been received on all but two purchasers.

     During the period of time between the execution of each Purchase Agreement and the receipt of FCC approval to transfer the SMR licenses and related FCC Debt, the Company has entered into the Management Agreements with the purchasers whereby the purchasers, subject to the Company's control, will be responsible for all management aspects of the U.S. Operations being purchased, will be obligated to reimburse the Company for all required payments under the FCC Debt, and will receive most of the economic benefits of managing the U.S. Operations.

     In connection with the Divestiture, the Company has determined that it is necessary to write-down the value of the assets comprising the U.S. Operations. See "Risk Factors - Historical and Anticipated Operating Losses; Negative Cash from Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SMR Equipment and Network Design and Implementation

     SMR Equipment. SMR equipment is comprised of infrastructure equipment (repeaters, towers and associated equipment) and subscriber units. The primary vendors of SMR equipment are Kenwood, Motorola, Ericsson, Inc., Uniden America Corporation and E.F. Johnson. Motorola and Ericsson provide equipment which uses a proprietary protocol while Uniden, Kenwood and E.F. Johnson provide equipment which conforms to the Logic Trunked Radio ("LTR") standard, the industry's only open protocol standard. SMR networks such as the Company's that use LTR infrastructure equipment can use subscriber equipment from diverse suppliers while SMR networks based on a proprietary protocol, such as Motorola or Ericsson, can only use subscriber equipment based on the same proprietary standard. The Company currently has equipment purchase arrangements with E.F. Johnson and Motorola and also purchases equipment from other leading manufacturers.

     SMR Network Design and Expansion. The Company has established its networks utilizing proven analog SMR equipment. The Company believes that analog technology permits the Company to offer high quality SMR service at a relatively low cost. The Company's analog SMR networks consist of multiple channels in a single site linked together to form what is known as a trunked system, employing one or more antennae and associated equipment. The Company secures a site for a tower (often co-locating with other providers on existing sites), generally through leasing the site, and then installs the necessary infrastructure equipment. The Company deploys one to five high-powered sites per geographic coverage area in its analog SMR networks. To optimize SMR network design and location of sites, the Company has at its disposal state-of-the-art computer-based Radio

Frequency propagation tools. As of the date of this Prospectus, the Company had 20 sites with 366 channels in operation in Latin America. Each SMR network is planned and constructed to meet a certain volume of subscriber traffic demand within its geographic coverage area. When the Company initially establishes SMR service in a given market it typically deploys a 10 channel trunking system which represents an installed cost of approximately $150,000.

     The Company currently deploys single site systems with a coverage radius ranging from 15 to 30 miles, depending on the height of the antennae and the topography of the market. Once a system is activated, the Company can begin offering commercial services in the coverage area. The initial 10 channel system can then be expanded up to 20 channels by adding additional repeaters to the existing installation. Modular increments are usually done in blocks of five channels. System expansions are done when system capacity is approached and market demand is expected to exceed installed capacity.

     The initial 10 channel trunked system can service, on average, 100 subscriber units per channel without any material service degradation. When the system is expanded to 20 channels (full capacity), the system can provide service to approximately 125 subscriber units per channel without material service degradation. Repeater sharing efficiency is improved as more trunked channels are added. LTR systems are expandable to a maximum of 20 channels, each requiring its own repeater control manager. Once a system is fully constructed, another system (of five to 20 channels) can be installed using the same site and facilities.

     Capacity Management. The Company closely monitors channel loading in order to ensure high quality service. The primary limit on channel capacity is usage during peak hours, which usually occurs around the middle of the business day. Excess loading during the peak hours can result in service degradation in the form of busy signals or interference. The Company believes that active management of the network will result in maximizing the Company's revenue per channel. In addition, while the Company believes, based on current customer usage patterns, that its analog SMR channels could each service as many as 125 subscribers, it does not presently intend to add in excess of 100 subscribers per channel in order to protect service quality.

Equipment Supply Relationships

     In connection with the construction and deployment of its analog SMR networks in the United States and Latin America, the Company has entered into supply arrangements with leading infrastructure and subscriber unit vendors such as E.F. Johnson and Motorola.

     E.F. Johnson. The Company has secured an aggregate of $2.1 million of vendor financing with E.F. Johnson. In June and August 1996, the Company secured approximately $1.8 million in infrastructure equipment financing from E.F. Johnson for use in constructing its United States analog SMR networks. On June 2, 1997, E.F. Johnson assigned the Company's lease in respect of such equipment to Boston Financial. In addition, in February 1997, the Company secured approximately $500,000 in infrastructure equipment financing to construct network facilities at additional site locations in the United States. The amounts financed are payable monthly over a five year period and bear interest at 12% per annum. Purchases made under this financing arrangement were classified as capital leases payable. The majority of the capital leases have been paid off in the divestiture of the U.S. Operations and the remaining will also be paid off at closing of the remaining U.S. operations.

     The Company entered into additional agreements with E.F. Johnson regarding the purchase of infrastructure equipment and subscriber units. E.F. Johnson has made available to the Company a $2.1 million credit line associated with the purchase of infrastructure equipment for build-out in Chile. The amounts financed will be payable quarterly over a one year period and no interest will be charged. The Company has determined the market rate for this debt to be 14%. The Company is required to make a down payment in the amount of 25% of the cost of the purchased equipment pursuant to the agreement. As of March 31, 1999, the Company owed approximately $517,000 on the new financing. The Company also entered into a radio purchase agreement with E.F. Johnson to acquire 5,000 radios at a discounted price during 1998 and took delivery of 3,600 radios. The Company is currently in discussions with E.F. Johnson regarding the remaining 1,400 radios.

     The Company also entered into a radio purchase agreement with Motorola to acquire up to 10,000 radios during 1998 and took delivery of 8,325. The Company is currently in discussions with Motorola regarding the remaining 1,675 radios.


Employees

     As of March 31, 1999, the Company employed a total of 114 employees. In the United States, the Company employed 9 employees. Through the Company's Latin American subsidiaries, the Company employed 48 employees in Peru, 34 employees in Ecuador, 20 employees in Chile and 3 in El Salvador. The Company is not a party to any collective bargaining agreements and the Company believes its relationship with its employees is good.

Properties

     The Company currently leases (i) 7,000 square feet for its principal executive and administrative offices in Denver, Colorado and payments under such lease are approximately $126,000 per year, of which the Company subleases 6,000 square feet for approximately $84,000 per year. The Company also currently leases (i) 4,741 square feet of office space in Miami, Florida for its Latin American operations of which the Company subleased 2,400 square feet, (ii) 523 square meters in Lima for its Peruvian operations, (iii) 343 square meters in Guayquil and 139 square meters in Quito for its Ecuadorian operations, and (iv) 450 square meters in Santiago for its Chilean operations. In addition, the Company has an aggregate of 7 leases for sites (3 in the United States and 4 in Latin America). In connection with the Divestiture, the Company anticipates transferring the United States site leases and is in the process of attempting to sublease the remaining space in Miami, Florida.

Litigation

     Maxon America, Inc. ("Maxon") filed suit against the Company on December 31, 1998 in the Platte County, Missouri Circuit Court demanding total damages of approximately $1,700,000 based upon claims that the Company failed to meet its contractual obligations under two purchase orders executed in 1996 and 1997.
The Company was served on February 18, 1999. The Company has retained counsel to defend this action and to bring the Company's counterclaim for breach of contract, breach of warranty and other possible claims under the Uniform Commercial Code. The Company has removed the case to the United States District Court for the Western District of Missouri, filed its answer and counterclaim, and is in the process of quantifying the damages caused to the Company's business due to Maxon's failure to deliver on time and its delivery of equipment not merchantable.

                                   MANAGEMENT

Executive Officers, Key Employees and Directors

     The executive officers, key employees and directors of the Company as of May 31, 1999 are as follows:

              Name          Age                               Positions
-------------------------   ---   ----------------------------------------------------------
Steven C. Halstedt (4)      52    Chairman of the Board
Karl Maier                  31    President and Chief Operating Officer
Barbara H. Vonderheid       43    Vice President - Business Development
Rafael Luces                43    Senior Vice President and General Manager - Latin America
Nanny Laverde               30    Controller
Stephen W. Schovee (1)(4)   39    Director
Robert F. McKenzie (3)      55    Director
William W. Sprague (1)(3)   41    Director
William D. Stanfill (2)     63    Director
Mark A. Leavitt (2)         40    Director
Bernard G. Dvorak (1)(4)    39    Director

--------------------

(1) Member of Finance Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee
(4) Member of Executive Committee

Steven C. Halstedt has been the Chairman of the Board of the Company since May 13, 1999. Previously, he was executive vice president and director of Daniels & Associates, Inc., a private communications service company involved in cable television system operations, from 1976 to 1981. Mr. Halstedt is chairman of Verio Inc., a publicly traded company, and is currently a member of the Board of Directors of V-I-A Internet, Inc., Formus Communications, Inc., WLL International, Inc., Gabriel Communications, Inc. and ViViD Connections, Inc.
He is former chairman of the board of OneComm Corporation, PageAmerica Group, Inc., and Orion Network Systems, Inc., all of which became publicly traded telecommunications companies. He is a former member of the Board of Directors of Cencom Cable Associates, Inc. and Comlinear Corporation. Mr. Halstedt co-founded the Centennial Funds, a venture capital fund, in 1981. Mr. Halstedt received a B.S. with distinction in Management Engineering from Worcester Polytechnical Institute and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Karl Maier has been President and Chief Operating Officer of the Company since May 13, 1999. Prior to that he was Vice President - Finance and Secretary of the Company since March 1998, Director of Finance from March 1997 to March 1998, and Director of Business Planning from September 1996 to March 1997. From 1995 to 1996, Mr. Maier was a Vice President at Freyberg Hambros GmbH, an investment banking firm in Frankfurt, Germany. From 1993 to 1995, Mr. Maier was Chief Financial Officer of Berlin Cosmetics, a cosmetics manufacturer in Berlin, Germany. From 1989 to 1993, Mr. Maier was an Assistant Vice President in the First National Bank of Boston's Foreign Multinational Division. Mr. Maier received his B.A. in History and German from Bowdoin College in 1989.

Barbara H. Vonderheid has been Vice President - Business Development of the Company since February 1996. From January 1993 through January 1996, Ms. Vonderheid was Vice President of Acquisitions at Alert Centre, Inc., a security alarm company. From June 1990 until January 1993, Ms. Vonderheid was Assistant General Counsel and Acquisitions Staff Counsel at Alert Centre, Inc. Ms. Vonderheid received her B.A. from Colorado State University in Political Science in 1977 and her J.D. from the University of Denver in 1986.

Rafael Luces has been Senior Vice President - General Manager Latin America since May 13, 1999. Prior to that date he was the Director of Operations - Andean Region since from July 1998 to May 1999, and was Director of Sales and Marketing - Latin America from August 1996 to July 1998. From 1994 to 1996, Mr. Luces was Sales Marketing Manager for RMD. From 1990 to 1994, Mr. Luces was Special Product Division Manager for Moore Business Forms. Mr. Luces received his Bachelor in International Commerce from Universidad Simon Rodriguez in 1983. Mr. Luces also speaks Spanish and Portuguese.

Nanny Laverde has been Controller of the Company since April 26, 1999. From September 1996 to April 1999 she worked at Arthur Andersen in the audit division. She received her B.S. in Accounting from the University of Colorado - Denver in 1995. Ms. Laverde is a native of Colombia.

Stephen W. Schovee is a co-founder of the Company and has been a Director of the Company since October 1995. Mr. Schovee is a Managing Member of the General Partner of Telecom Partners L.P., and Telecom Partners II, L.P., venture capital funds focused on early stage telecommunication services companies. Mr. Schovee joined The Centennial Funds, a telecommunications-oriented venture capital firm, in 1987 and became a general partner in 1991. In 1989, Mr. Schovee co-founded OneComm, and served as its Chief Executive Officer from 1992 to 1995. Mr. Schovee is a director of Verio, Inc., Formus Communications, Inc., Product Partners, Inc., InfoBeat, Inc., Intergram Corporation and WLL International, Inc.. Mr. Schovee received his B.S. in engineering from Bucknell University in 1981 and his M.B.A. from The Wharton School in 1986.

Robert F. McKenzie has been a Director of the Company since December 1995. Mr. McKenzie was a founder and a director of OneComm and was President and Chief Operating Officer from 1990 to 1994. Currently, Mr. McKenzie serves on the Executive Board of the University of Colorado Interdisciplinary Telecommunications Program and is on the board of the Castle Tower Corporation and WLL International, Inc. Mr. McKenzie received his B.S. in Business Administration from the University of Colorado in 1966.

William W. Sprague has been a Director of the Company since December 1996 and is co-founder and President of Crest International Holdings L.L.C., a private equity fund. Prior to founding Crest International Holdings L.L.C., Mr. Sprague was employed by Smith Barney Inc. where he was a Managing Director and the Head of the MediaCom Group from November 1994 to February 1996 and Co-Head of the Mergers and Acquisitions Group from April 1992 to November 1994. Mr. Sprague is also a director of Ethan Allen, Inc., Orb Image, One-on-One Sports Radio, Inc. and Communication Resources, Inc. Mr. Sprague received his B.A. in Political Economy from Williams College in 1980 and his M.B.A. from The Wharton School in 1984.

William D. Stanfill has been a Director of the Company since October 1996 and is a general partner of Trailhead Ventures, L.P., a venture capital fund. Mr. Stanfill is also President of Larimer Venture Advisors, Inc., which manages a $38 million fund-of-funds activity. In 1974, Mr. Stanfill co-founded the investment advisory firm of Morrill, Stanfill and Co. Mr. Stanfill serves on the advisory boards of several United States venture capital partnerships, including: American Health Care Fund, Glenwood Ventures, O'Donnell and Masur, Technology Partners West, The Woodlands Venture Fund, Utah Ventures, and Arizona Growth Partners. Mr. Stanfill also serves on the advisory board of Euro Venture, Geneva and on several non-profit boards including the University of Denver's Social Science Foundation and the Colorado Outward Bound School. In addition, Mr. Stanfill serves on the endowment committee of the University of Denver. Mr. Stanfill received his B.A. from the University of Colorado in 1962.

Mark A. Leavitt has been a Director of the Company since October 1997. Since August 1996, Mr. Leavitt has been a Managing Director and Head of the Media and Telecommunications Investment Banking Group at Prudential Securities Incorporated. Prior to joining Prudential Securities Incorporated, Mr. Leavitt was at Oppenheimer & Co., Inc. for approximately ten years, where he headed the Media and Communications Group. Mr. Leavitt received his A.B. in Economics from Trinity College in 1980, and M.B.A. from the University of Chicago Graduate School of Business in 1983.

Bernard G. Dvorak has been a Director of the Company since February 1998. From February 9, 1998 to May 13, 1999, he was President and Chief Executive Officer of the Company and prior to that was Chief Financial Officer of the Company since February 3, 1997. From 1989 to 1996, Mr. Dvorak was Chief Financial Officer and one of the founders of UIH. Mr. Dvorak received his B.S. in accounting from Ferris State University in 1981.

                            EXECUTIVE COMPENSATION

     The Company was formed on October 26, 1995 and the current executive officers did not receive any compensation from the Company in any fiscal year prior to fiscal year 1996. The following table provides a summary of compensation for fiscal 1996, 1997 and 1998 with respect to the Chief Executive Officer and the other most highly compensated officers of the Company whose annual salary and bonus during the calendar year ended December 31, 1998 exceeded $100,000 (collectively, the "Named Officers").

Summary Compensation Table


                                                                                          Long-Term
                                                                                         Compensation
Name and                                                                                    Awards
ensation                          Year   Salary      Bonus        Other Annual       Securities Underlying   All Other
Principal Position                ----  ---------  ----------     Compensation(1)         Options (#)       Composition
------------------                                                --------------          ----------        -----------
Bernard G. Dvorak  (2)            1998   $218,981  $     -             $1,320              250,000            $      0
    President and Chief           1997    160,417   50,000              2,082              250,000                   0
    Executive Officer

Fred A. Gallart                   1998    169,063   34,609                  0                    -                   0
    Senior Vice President -       1997    144,792   81,250                  0              212,000                   0
    Business Development and      1996     46,474   22,916                  0               38,000            35,000(3)
    General Manager -  Latin
    America
Barbara H. Vonderheid             1998    147,069   30,000              1,320                    -                   0
   Vice President -               1997    100,000   50,000              2,028               95,000                   0
   Business Development           1996     70,890   41,500(4)           1,083               30,000                   0
Karl Maier                        1998     96,614   16,875              1,320               20,000                   0
   Vice President - Finance       1997     81,667   20,000              1,365               50,000                   0
                                  1996     23,333    5,833(4)           1,306               20,000                   0
Rafael Luces                      1998     96,800    6,605                  0                    -                   0
     Director of Operations -     1997     85,917   20,900                  0               77,500                   0
     Andean Region                1996     61,384   23,588                  0               22,500                   0
Michael N. Simkin  (5)            1998    143,828        -                220                    -            25,000(3)
     Chief Executive Officer      1997    105,000   50,000              1,132            500,000(6)           22,223(3)
     and Director

--------------------------------
(1)   Yearly parking fee.

(2) Mr. Dvorak was the Chief Financial Officer of the Company until February 9, 1998 at which time he became the President and Chief Executive Officer. Mr. Dvorak resigned his employment with the Company effective May 13, 1999, although he was elected as a director of the Company on that date, and continues to serve as a director.
(3)   Consists of moving expenses.

(4) Ms. Vonderheid's bonus consisted of: $20,750 in cash and $20,750 in the Company's Series B Preferred Stock. Mr. Maier's bonus consisted of :
      $2,917 in cash and $2,916 in the Company's Series B Preferred Stock.
(5)   Mr. Simkin's employment with the Company ended February 19, 1998.
(6) Mr. Simkin was granted 500,000 options during fiscal 1997, however, due to his resignation, he vested in only 100,000 of such options.

Option Grants in Last Fiscal Year

     The following table contains information concerning the grant of stock options to the Named Officers during the fiscal year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                                                                                     Potential realizable value
                                      Number of          % of Total                                  at assumed annual rates of
                                      Securities         Options                                     stock price appreciation
                                      Underlying         Granted to         Exercise or              for option term (1)
                                      Options            Employees in       Base Price   Expiration  --------------------------
Name                                  Granted            Fiscal Year        ($/Share)    Date          5%                 10%
----                                  ----------         ------------       -----------  ----------    --                 ---
Bernard G. Dvorak                        250,000                45%              $1.45      3/19/08    $227,974         $577,732
Fred A. Gallart                          -                  -                    -         -           -                -
Barbara H. Vonderheid                    -                  -                    -         -           -                -
Michael N. Simkin (2)                    -                  -                    -         -           -                -
Karl Maier                                20,000                 4%              $1.45      3/19/08    $ 18,238         $46,219
Rafael Luces                             -                  -                    -         -           -                -
--------------------------------

(1) The potential realizable value is calculated based on the term of the option at the date of grant (10 years). It is calculated assuming that the options are granted with exercise prices equal to fair market value and that the fair market value of the Company's stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The fair market value of the Company's common stock on the date of grant of these options (March 19, 1998) was determined by the Company's Board of Directors to be $1.45 per share, which was also the price of the Company's Series C Preferred Stock sold in the Company's most recent round of equity financing. The Series C Preferred round was consummated on October 3, 1997.

(2)  Mr. Simkin's employment with the Company ended February 19, 1998.

Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information as to options exercised during the fiscal year ended December 31, 1998 and as to unexercised options held at the end of such fiscal year by the Named Officers.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

                                      Number of Securities Underlying    Value of Unexercised in-the-
                                            Unexercised Options             Money Options At Fiscal
                                            at Fiscal Year-End                  Year-End (1)
                                      -------------------------------    ----------------------------
                          Shares
                        Acquired on
       Name              Exercise     Exercisable       Unexercisable    Exercisable    Unexercisable
       ----            -----------    -----------       -------------    -----------    -------------

Bernard G. Dvorak             -          58,275              441,725         $    -         $     -
Fred Gallart                  -          52,384              197,616              -               -
Barbara H. Vonderheid         -          30,077               94,923          3,600           5,400
Karl Maier                    -          14,988               75,012              -               -
Rafael Luces                  -          17,648               67,352          2,700           4,050
Michael N. Simkin (2)         -         100,000                    -              -               -
----------------------------

(1) Based on the estimated fair market value of the Company's common stock as of December 31, 1998, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)  Mr. Simkin's employment with the Company ended February 19, 1998.

Directors' Compensation

     During the year ended December 31, 1998, except for Mr. Elsner, Mr. McKenzie and Mr. Fullmer, who each received $1,000 in cash for each board of directors meeting attended and $500 in cash for each telephonic board of director meeting participated in, members of the Board of Directors did not receive cash compensation for acting as members of the Board or Committees of the Board, other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and its committees. Currently, Mr. McKenzie and Mr. Dvorak are the only directors entitled to receive cash compensation for attendance at board meetings.

     Directors' Stock Options

     From time to time the Board has granted options to purchase shares of Common Stock to various members of the Board who are not officers of the Company in consideration for their service as directors. For the year ended December 31, 1998 no options were granted to directors in consideration for serving on the Board.

Employment Agreements

     The Company currently has no employment agreements with any officer or employee.

     On November 17, 1997, the Company entered into an agreement (the "Rhodes Agreement") with Jeff E. Rhodes, the former President of the Company, pursuant to which, among other things, Mr. Rhodes resigned from his position as President of the Company and from the Board of Directors of the Company and each of the Company's Subsidiaries, but agreed to stay on as a part-time employee of the Company for a period of six months for the purpose of providing assistance on certain corporate development projects. Mr. Rhodes was paid a monthly salary of $16,667 during this period. The Rhodes Agreement also provides for the immediate vesting of 80% of

Mr. Rhodes' unvested options, contains non-competition, non-solicitation and confidentiality covenants on behalf of Mr. Rhodes, contains a limited right of first refusal giving the Company the right to pursue certain business opportunities identified by Mr. Rhodes, and contains mutual releases by Mr. Rhodes and the Company.

     On February 19, 1998, the Company entered into an agreement (the "Simkin Agreement") with Michael N. Simkin, the former Chief Executive Officer of the Company, pursuant to which, among other things, Mr. Simkin resigned from his position as Chief Executive Officer of the Company and from the Board of Directors of the Company and each of the Company's Subsidiaries. Mr. Simkin received (i) a payment equal to six months salary, paid in one lump sum in the amount of $105,000 and (ii) a relocation payment in the amount of $25,000. The Simkin Agreement also provides for the immediate vesting of 20% of Mr. Simkin's unvested options, contains non-competition, non-solicitation and confidentiality covenants on Mr. Simkin's behalf, contains a no-change provision with regard to a Promissory Note under which Mr. Simkin is obligated to pay to the Company $72,500 on or before October 3, 1999, and contains mutual releases by Mr. Simkin and the Company.

     On May 31, 1999, the Company entered into an agreement (the "Gallart Agreement") with Federico A. Gallart, the former Senior Vice President of the Company, pursuant to which, among other things, Mr. Gallart resigned from his position as Senior Vice President of the Company. Mr. Gallart received a payment equal to $100,000, composed of (i) a bonus equal to 25% of Mr. Gallart's annual salary ($42,500) for achieving certain goals in Lima, Peru, and (ii) $57,500 as additional severance. In addition, Mr. Gallart is entitled to the following compensation: (i) 25% of the accounts receivable collected on accounts that are more than 60 days past due customer accounts in Peru and Ecuador for the period ending May 31, 1999; (ii) 10% of the amount actual EBITDA exceeded budgeted 1999 EBITDA for all Latin American operations for the months of March, April and May 1999; and (iii) $24,397 representing 298.5 hours of vacation paid. The Gallart Agreement also provides for the accelerated vesting of Mr. Gallart's Stock Options. These options will continue to vest through December 31, 1999.

1996 Stock Option Plan

     The Company's 1996 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors in January 1996. A total of 1,250,000 shares of Common Stock were originally authorized for issuance under the Option Plan. The Option Plan was amended in February 1997 to authorize the Company to grant up to 1,488,000 shares of common stock and on October 3, 1997, the Board of Directors increased the shares of Common Stock authorized for issuance under the Option Plan to 2,307,972 shares. At May 31, 1999, 2,032,228 shares of Common Stock were the subject of outstanding stock options granted under the Option Plan and 295,744 shares remained available for future grants. The Board of Directors may suspend or terminate the Option Plan at any time. Unless sooner terminated, the Option Plan will terminate on the 10th anniversary of its adoption by the Board of Directors.

     The Option Plan provides for the grant of (i) options intended to qualify as incentive stock options under the Internal Revenue Code of 1986 (as amended) (the "Code") and (ii) nonstatutory stock options. Incentive stock options may be granted only to employees of the Company and its Affiliates. Nonstatutory options may be granted only to employees or consultants of the Company or its Affiliates, or members of the Board of Directors of the Company.

     The Option Plan is administered by the Board of Directors or a committee appointed by the Board (the "Committee"). Subject to the terms of the Option Plan, the Board of Directors or the Committee determines which of the eligible persons shall be granted options and the types of options to be granted, including the exercise price, the number of shares subject to the option and the exercisability thereof.

     The terms of options granted under the Option Plan may not exceed 10 years. The exercise price of options granted under the Option Plan is determined by the Board of Directors; provided that (i) the exercise price for an incentive stock option cannot be less than 100% of the fair market value of the Common Stock on the date of the option grant, and (ii) the exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the Common Stock on the date of the option grant. Options granted under the Option Plan vest at the rate specified in each individual option agreement. No option may be transferred by the optionee other than by will or the laws of descent or distribution or, in certain limited instances, pursuant to a qualified domestic relations order; provided that an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose relationship with the Company or any of its Affiliates ceases for any reason, other than by death or permanent disability, may (to the extent that such optionee was entitled to exercise the option on the date of the termination) exercise options during the three month period following such cessation (unless such options expire sooner by their terms) or in such longer period as may be provided in the option agreement. If an optionee's relationship with the Company or any of its Affiliates ceases due to death or disability, his or her options may be exercised during the 12 month period following such cessation due to disability and during the 18 month period following such cessation due to death (unless in each case, the option sooner expires by its terms).

     The Option Plan provides that no incentive stock option may be granted to any person who, at the time of grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any of its Affiliates, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of the grant. To the extent that the aggregate fair market value, determined at the date of grant of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its Affiliates), exceeds $100,000, such options (or portion thereof) shall be treated as nonstatutory options.

     Shares subject to options that expire or otherwise terminate without having been exercised in full become available again for the grant of options under the Option Plan.

     Under the terms of the Option Plan, the Board of Directors or the Committee has the authority to re-price options outstanding under the Option Plan and to reduce the exercise price of such options. In addition, the Board of Directors or the Committee may, with the consent of affected option holders, provide for the cancellation of outstanding options and the substitution of new options therefor. Such new options may be exercisable for the same or different number of shares, and shall have an exercise price of not less than 50% of fair market value of such shares in the case of nonstatutory options, or not less than 100% of fair market value of such shares in the case of incentive stock options (or 110% of the fair market value of such shares in the case of incentive stock options granted to a 10% stockholder).

     The Option Plan provides that upon the occurrence of a dissolution, liquidation, merger, consolidation, sale of substantially all of the assets of the Company, or other similar corporate event as provided in the Option Plan, the right to exercise under all outstanding options under the Option Plan will be accelerated to permit the optionee to exercise such options in full prior to such event.

Adjustment of Exercise Price of Outstanding Options

     On October 3, 1997, the Board of Directors authorized the reduction of the exercise price to $1.45 of the outstanding options held by certain employees and directors granted under the Option Plan with an exercise price greater than $1.45 (the "Qualified Options"). Each Qualified Option was amended and replaced with a new option with an exercise price of $1.45 (the "New Options"). Each New Option (i) automatically vested to the extent that the Qualified Option it amended and replaced was vested; (ii) continues to vest upon each anniversary of the Qualified Option; and (iii) has a term of 10 years from the date of the grant of the New Option.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June and July 1996, the Company issued a total of 352 shares of its Series A Preferred for $25,000 per share. On November 22, 1996, the Company issued 5,670,851 shares of its Series B Preferred for $3.65 per share. Purchasers of these securities included Centennial Fund IV, L.P. ("Centennial IV"), Centennial Fund V, L.P. ("Centennial V"), Crest Funding Partners, L.P. ("Crest Funding"), Crest SMR, L.L.C. ("Crest SMR"), Banc Boston Ventures Incorporated ("Banc Boston Ventures"), Telecom Partners, L.P. ("Telecom Partners"), and Trailhead Ventures, L.P. ("Trailhead Ventures"), each of which is the beneficial owner of more than 5% of the Company's voting securities. See "Item 12 - Security Ownership of Certain Beneficial Owners and Management."

     On October 3, 1997, the Company consummated the Series C Offering with an investor group led by the Company's existing stockholders (including Centennial IV, Centennial V, Crest Funding, Crest SMR, Bank Boston Ventures, Telecom Partners and Trailhead Ventures) and Prudential Securities Incorporated and its affiliates (collectively, "PSI"). In connection therewith, the Company issued an aggregate principal amount of approximately $11.1 million of Senior Notes convertible into shares of the Company's Common Stock or shares of the Company's Series C Preferred at an initial conversion price of $1.45.

     In connection with these transactions, the Company, the purchasers of the Series A Preferred, the Series B Preferred, the Senior Notes and the holders of the Company's Common Stock, entered into a Stockholders Agreement (as amended to the date hereof, the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, each of Centennial IV, Centennial V, Telecom Partners, Crest Funding and PSI (so long as it holds 15% of the Company's Common Stock on a fully diluted basis) is entitled to designate one director to the Company's board of directors (in each case, so long as such person holds at least 5% of the Company's Common Stock on a fully diluted basis). The total number of directors is set at eleven, which cannot be changed without the consent of the parties to the Stockholders Agreement. Under the terms of the Stockholders Agreement, any holder of Senior Notes, Series Preferred or Common Stock issued upon conversion of Senior Notes or Series Preferred that desires to transfer its securities, must first offer to sell its securities to the Company and then to the other holders of Series Preferred and Senior Notes, subject to exceptions for transfers to affiliates or family members. In any private sale of 25% or more of the total holdings of Series Preferred and Common Stock (in the aggregate) held by Centennial IV and Centennial V (and their respective affiliates and subsidiaries), such holders are obligated to offer the other holders of Senior Notes or Series Preferred the opportunity to participate in such sale on a pro rata basis. In addition, PSI is entitled to participate on a pro rata basis in any private sale by holders of more than 25% of the shares of Series C Preferred or Common Stock issued on the conversion of the Series C Preferred. The restrictions on transfer in the Stockholders Agreement will terminate upon the earlier of (i) any sale of Series Preferred, Senior Notes or Common Stock issued upon the conversion of Series Preferred or Senior Notes pursuant to a registered offering under the Securities Act of 1933, as amended (the "Securities Act") or in a transaction pursuant to Rule 144 under the Securities Act; (ii) the transfer of such securities pursuant to the transfer provisions in the Stockholders Agreement; (iii) a Sale (as defined in the Stockholders Agreement) of the Company; or (iv) closing of an underwritten public offering by the Company, at a per share price paid by the public of at least $6 a share (subject to adjustment for stock splits, stock dividends, reverse stock splits and similar recapitalizations) and an aggregate price paid by the public of at least $20 million.

     The purchasers of the Senior Notes and the Series Preferred also received certain registration rights in connection with their purchase of such securities. At any time after the earlier of October 3, 2000 or the completion of an initial public offering by the Company, the holders of at least 20% of the Common Stock underlying the Series Preferred or otherwise held by the Series Preferred holders party to the registration rights agreement with the Company (subject to adjustment for stock splits, stock dividends, reverse stock splits and similar recapitalizations) (the "Registrable Securities") may make four demands that the Company register their Registrable Securities on Form S-1 under the Securities Act. Two of the demand registrations are to be paid for by the Company and two are to be paid for by the holders requesting registration. In addition, the holders of Registrable Securities may request an unlimited number of registrations on Form S-2 or Form S-3, which shall be paid for by the Company. The holders also have piggyback registration rights so that if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Company is required to include the Registrable Securities requested to be included in such registration, subject to certain cut backs required by underwriters.

     In addition to the registration rights granted to the holders of the Series Preferred, PSI, so long as it holds at least 33% of the Registrable Securities held by PSI on October 3, 1997, is entitled to two demand registrations which are to be paid for by the Company (the "PSI Demand Right"). The PSI Demand Right is exercisable at any time after 120 days following the date the Company has completed a public offering of its equity securities.

     Pursuant to a registration rights agreement (the "Senior Discount Notes Registration Rights Agreement") among the Company and the purchasers of the Senior Discount Notes, the Company agreed: (i) to file with the Commission on or prior to the earlier to occur of (a) an offering of securities of the Company pursuant to which the Company is thereafter subject to the reporting requirements of the Exchange Act and (b) 300 days after the closing of the Senior Discount Notes offering, a registration statement with respect to an offer to exchange (the "Exchange Offer") the Senior Discount Notes for a new issue of senior discount notes of the Company (the "New Notes") with terms substantially identical to those of the Senior Discount Notes and (ii) to use its best efforts to cause such registration statement to become effective within 60 days following the date of this filing. The Company has not currently completed the registration process for the Exchange Offer and has incurred approximately $56,000 in liquidated damages through March 31, 1999. The liquidated damages are due and payable with the first interest payment on July 1, 2003.

     The Company will be required under the terms of the Warrant Agreement with the Purchasers of the Senior Discount Notes to (i) file and use its best efforts to cause to become effective prior to the Exercise Commencement Date a shelf registration statement (the "Warrant Shelf Registration Statement") with respect to the Warrant Shares issuable upon the exercise of the Warrants and (ii) keep the Warrant Shelf Registration Statement continuously effective until the earlier of such time as the Warrants have been exercised and the expiration date there of.

     Holders of the Warrant Shares will also be entitled to piggyback registration rights, subject to customary pro rata cut backs and to certain registration rights of the Company's existing stockholders.

     On July 1, 1997 the Company loaned Michael N. Simkin, the former Chief Executive Officer of the Company, $162,056 to purchase 44,521 shares of the Company's Series B Preferred (the "Simkin Loan"). In connection with the Series C Offering, Mr. Simkin returned the shares of Series B Preferred previously issued to him for cancellation and was issued 50,000 shares of Series C Preferred at an issue price of $1.45 per share. In addition, the Simkin Loan was terminated and replaced with a new loan having the following terms: (i) a principal amount of $72,500, and (ii) a maturity date of October 3, 1999. Interest is payable annually on the principal amount of this loan at 6.5% per annum and is secured by a pledge of the purchased shares of Series C Preferred.

                             PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information regarding beneficial ownership of the voting securities of the Company as of May 31, 1999 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's voting securities, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's executive officers and directors as a group. See "Certain Relationships and Related Transactions."


                                                                                                      Fully Diluted Common
                                                                                                    Shares Upon Conversion(6)
                                                                                                    -------------------------
                                                                             Aggregate
                                                 Number of                   Principal      Number
                                                 Shares of     Number of     Amount of    of Shares
                                     Number of   Series A      Shares of    Convertible   of Series              Percentage
                                     Shares of   Preferred     Series B        Notes     C Preferred             of Voting
       Beneficial Owner(1)         Common Stock     (2)     Preferred(3)       (4)          (5)       Number      Stock
---------------------------------  ------------  ---------  ------------    -----------  -----------  --------   ----------
Executive Officers and
 Directors:
Bernard G. Dvorak (7)(8)                    --        --         13,700          --          5,685     174,918     0.50%
Barbara H. Vonderheid (7)(9)                --        --          5,685          --          2,397      38,378     0.11%
Karl Maier (7)(10)                          --        --            799          --            500      23,622     0.07%
Rafael Luces (7)(11)                        --        --             --          --             --      23,500     0.07%
Steven C. Halstedt (7)                      --        --             --          --             --          --       --
Mark A. Leavitt (7)                         --        --             --          --             --          --       --
Robert McKenzie (7)(12)                 30,000         3         10,000          --         26,756     118,171     0.34%
Stephen Schovee (7)(13)                     --        --             --          --             --          --       --
William Sprague (7)(14)                     --        --             --          --             --          --       --
William Stanfill (7)(15)                    --        --             --          --             --          --       --
All directors and executive             30,000         3         30,184          --         35,338     471,422     1.34%
 officers as a group (ten
 persons)
5% Shareholders:
Centennial Fund IV, L.P.             1,638,000       175        274,000          --        934,349   5,020,682    15.28%
 (16)(17)(21)
Centennial Fund V, L.P.                     --        --      2,391,787          --      1,460,108   4,817,809    14.66%
 (16)(18)(21)
Centennial Entrepreneurs Fund V,            --        --         73,973          --         45,162     149,009     0.45%
 L.P. (16)(19)(21)
Centennial Holdings, I, LLC.            95,381        10         43,157          --         85,208     360,468     1.10%
 (16)(20)(21)
Crest Funding Partners, L.P.                --        --        700,000          --        294,813   1,277,505     3.89%
 (22)
Crest SMR, LLC (22)                         --        --        669,863          --        282,122   1,222,507     3.72%
Banc Boston Ventures                        --        --        821,918          --        231,377   1,385,223     4.22%
Incorporated (23)
Telecom Partners, L.P. (24)          1,500,000        30         68,493          --        850,384   2,800,311     8.52%
Trailhead Ventures, L.P. (25)               --        80        136,986          --        356,953   1,492,657     4.54%
Prudential Securities                       --        --             --          --      3,741,274   3,741,274    11.38%
 Incorporated (26)
MGVF II Ltd. (27)                           --        26        205,479          --        182,673     777,738     2.37%
FG-CC (28)                                  --        --             --          --         41,570      41,570     0.13%
Merrill Lynch Global Allocation             --        --             --  10,000,000             --   7,841,061    24.86%
Fund Inc. (29)
--------------------------------

(1) "Beneficial owner" means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security, as well as the voting power of Common Stock subject to dividends on the Series C Preferred to be issued within 60 days of such date and options which were exercisable as of May 31, 1999, or which will become exercisable within 60 days of such date, held by each individual or entity listed.

(2) Each share of Series A Preferred is convertible into Common Stock at any time in accordance with the following formula, subject to adjustment for dilutive sales and corporate reorganizations:

             (Number of Shares of Series A Preferred) x ($25,000)
             ----------------------------------------------------
                                     $2.12

     Holders of shares of Series A Preferred vote with the Series B Preferred, the Series C Preferred, and the Common Stock on an as-converted basis and also have certain separate voting rights in their capacity as holders of Series A Preferred.

(3) Each share of Series B Preferred is convertible into Common Stock at any time in accordance with the following formula, subject to adjustment for dilutive sales and corporate reorganizations:

              (Number of Shares of Series B Preferred) x ($3.65)
              --------------------------------------------------
                                     $2.60

     Holders of shares of Series B Preferred vote with the Series A Preferred, the Series C Preferred, and the Common Stock on an as-converted basis and also have certain separate voting rights in their capacity as holders of Series B Preferred.

(4) The Convertible Notes plus all accrued and unpaid interest thereon are convertible at any time directly into Common Stock in accordance with the following formula, subject to adjustment for dilutive sales and corporate reorganizations.

  (Outstanding principal of each Convertible Note plus all accrued and unpaid
  ---------------------------------------------------------------------------
                               interest thereon)
                               -----------------
                                     $2.25

(5) Each share of Series C Preferred is convertible into Common Stock at any time in accordance with the following formula, subject to adjustment for dilutive sales and corporate reorganizations:

              (Number of Shares of Series C Preferred) x ($1.45)
              --------------------------------------------------
                                     $1.45

     Holders of shares of Series C Preferred vote with the Series A Preferred, the Series B Preferred, and the Common Stock on an as-converted basis and also have certain separate voting rights in their capacity as holders of Series C Preferred.

(6) Assumes (a) conversion into Common Stock of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and of the Convertible Notes, (b) exercise of all options which were exercisable on May 31, 1999 or will become exercisable within 60 days after that date. Does not include the accrued and unpaid interest component of the Convertible Notes.

(7) The address of all of the officers and directors of the Company is c/o Centennial Communications Corp., 1528 Wazee Street, Suite 200, Denver, CO 80202.

(8) The fully diluted number of shares includes 150,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 31, 1999.

(9) The fully diluted number of shares includes 28,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 31, 1999.

(10) The fully diluted number of shares includes 22,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 31, 1999.

(11) The fully diluted number of shares includes 23,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 31, 1999.

(12) The fully diluted number of shares includes 12,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of May 31, 1999.

(13) Excludes Shares owned directly by Telecom Partners. Mr. Schovee may be deemed to have an indirect pecuniary interest in an intermediate portion of the Shares beneficially owned by Telecom Partners. Mr. Schovee disclaims beneficial ownership of these Shares within the meaning of Rule 13d-3 under the Exchange Act.

(14) Excludes Shares owned directly by Crest Funding and Crest SMR. Mr. Sprague may be deemed to have an indirect pecuniary interest in an intermediate portion of the Shares beneficially owned by Crest Funding and Crest SMR. Mr. Sprague disclaims beneficial ownership of these Shares within the meaning of Rule 13d-3 under the Exchange Act.

(15) Excludes Shares owned directly by Trailhead Ventures. Mr. Stanfill may be deemed to have an indirect pecuniary interest in an intermediate portion of the Shares beneficially owned by Trailhead Ventures. Mr. Stanfill disclaims beneficial ownership of these Shares within the meaning of Rule 13d-3 under the Exchange Act.

(16) The address of Centennial Fund IV, L.P., Centennial Fund V, L.P., Centennial Entrepreneurs Fund V, L.P., and Centennial Holdings I, LLC is 1428 15th Street, Denver, CO 80202.

(17) Centennial IV is the direct beneficial owner of the shares of Common Stock, Series A Preferred, Series B Preferred and Series C Preferred (the "Shares") set forth beside its name in the table above. Centennial Holdings IV, L.P. ("Holdings IV"), the sole General Partner of Centennial IV, may be deemed to indirectly beneficially own Centennial IV's Shares and Senior Notes by virtue of its authority to make decisions regarding the voting and disposition of Shares beneficially owned by Centennial IV. Steven C. Halstedt, Jeffrey H. Schutz, Adam Goldman, Donald H. Parsons, Jr., and David C. Hull, Jr. are the sole general partners of Holdings IV (the "Individual Partners"). By virtue of the relationships described above and their roles with Centennial IV and Holdings IV, each of the Individual Partners may be deemed to control Centennial IV and Holdings IV and may be deemed to possess indirect beneficial ownership of the Shares held by Centennial IV. However, none of the Individual Partners, acting alone, has voting or investment power with respect to the Shares directly beneficially held by Centennial IV and, as a result, each Individual Partner disclaims beneficial ownership of the Shares and Senior Notes held by Centennial IV.

(18) Centennial V is the direct beneficial owner of the shares of Series B Preferred and Series C Preferred set forth beside its name in the table above. Centennial Holdings V, L.P ("Holdings V") is the sole general partner of Centennial V and may be deemed to indirectly beneficially own Centennial V's Shares by virtue of its authority to make decisions regarding the voting and disposition of Shares beneficially owned by Centennial V. The Individual Partners are also the sole general partners of Holdings V. By virtue of the relationships described above and their roles with Centennial V and Holdings V, each of the Individual Partners may be deemed to control Centennial V and Holdings V and may be deemed to possess indirect beneficial ownership of the Shares held by Centennial V. However, none of the Individual Partners, acting alone, has voting or investment power with respect to the Shares directly beneficially held by Centennial V and, as a result, each Individual Partner disclaims beneficial ownership of the held by Centennial V.

(19) Centennial Entrepreneurs Fund V, L.P. ("Entrepreneurs Fund") is the direct beneficial owner of the shares of Series B Preferred and Series C Preferred set forth beside its name in the able above. Holdings V is the sole general partner of Entrepreneurs Fund and may be deemed to indirectly beneficially own Entrepreneurs Fund's Shares by virtue of its authority to make decisions regarding the voting and disposition of Shares beneficially owned by Entrepreneurs Fund. The Individual Partners are also the sole general partners of Holdings V. By virtue of the relationships described above and their roles with Entrepreneurs Fund and Holdings V, each of the Individual Partners may be deemed to control Entrepreneurs Fund and Holdings V and may be deemed to possess indirect beneficial ownership of the Shares held by Entrepreneurs Fund. However, none of the Individual Partners, acting alone, has voting or investment power with respect to the Shares directly beneficially held by Entrepreneurs Fund, and as a result, each Individual Partner disclaims beneficial ownership of the Shares and Senior Notes held by Entrepreneurs Fund.

(20) Each of the Individual Partners are officers and stockholders, and two of the Individual Partners are directors, of Centennial Holdings, I, L.L.C. ("Holdings I"). Holdings I is the Managing Member and each of the Individual Partners is a unit holder of Centennial Holdings I, L.L.C. ("Holdings LLC"). Holdings I is the direct beneficial owner of 95,381 shares of Common Stock and 10 shares of Series A Preferred (which are convertible into 60,586 shares of Common Stock) and 85,208 of Series C Preferred (which are convertible into 85,208 shares of Common Stock). Holdings LLC is the direct beneficial owner of shares of Series B Preferred and Series C Preferred. By virtue of being the Managing Member of Holdings LLC, Holdings I may be deemed to beneficially own Shares directly beneficially owned by Holdings LLC. However, no Individual Partner or other person, acting alone, has voting or investment power with respect to any of the Shares directly held by either Holdings I or Holdings LLC, and, as a result, each Individual Partner disclaims beneficial ownership of the Shares held by Holdings I and Holdings LLC.

(21) Centennial V, Holdings V, the Individual Partners, Entrepreneurs Fund, Holdings I and Holdings LLC each disclaim beneficial ownership of the Shares held by Centennial IV. Centennial IV, Holdings IV, the Individual Partners, Entrepreneurs Fund, Holdings I and Holdings LLC each disclaim beneficial ownership of the Shares held by Centennial V. Centennial V, Centennial IV, Holdings IV, the Individual Partners, Holdings I and Holdings LLC each disclaim beneficial ownership of the Shares held by Entrepreneurs Fund. Centennial V, Holdings V, Centennial IV, Holdings IV, the Individual Partners, Entrepreneurs Fund and Holdings LLC each disclaim beneficial ownership of the Shares held by Holdings I Centennial V, Holdings V, Centennial IV, Holdings IV, the Individual Partners and Entrepreneurs Fund each disclaim beneficial ownership of the Shares held by Holdings LLC.

(22) The address of Crest Funding Partners, L.P. and Crest SMR, L.L.C. is 320 Park Avenue, 17th Floor, New York, NY 10022.

(23) The address of BancBoston Ventures Incorporated is 100 Federal St., 32nd Floor, Boston, MA 02110.

(24) The address of Telecom Partners, L.P. is 6400 South Fidler's Green Circle, Suite 720, Englewood, CO 80111.

(25) The address of Trailhead Ventures, L.P. is 730 17th Street, Suite 690, Denver, CO 80202.

(26) The address of Prudential Securities Incorporated is One New York Plaza, 18th Floor, New York, NY 10292.

(27) The address of MGVF II Ltd. is 910 Travis, Suite 2400, Houston, TX
77002.

(28) FG-CC is the direct beneficial owner of the Series C Preferred Shares set forth beside its name in the table above. FG-CC is a Florida general partnership, the address of FG-CC is c/o FG II, 72 Cummings Point Road, Stamford, CT 06902.

(29) Included in the fully diluted number of shares is 2,560,000 shares issuable upon exercise of the warrants issued in connection with the Senior Discount Notes. The address of Merrill Lynch Global Allocation Fund, Inc. is 800 Scudders Mill Road, Plainsboro, New Jersey, 08536.

                         DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to the terms of the capital stock contained in the Company's Amended and Restated Certificate of Incorporation.

     As of the date of this Prospectus, the authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $0.01 per share ("Common Stock") and 17,400,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). Of the Preferred Stock, 352 shares are designated Series A Preferred, 6,399,648 shares are designated Series B Preferred and 11,000,000 shares are designated Series C Preferred. As of the date of this Prospectus, the Company had outstanding 3,502,750 shares of Common Stock, 352 shares of Series A Preferred, 5,735,251 shares of Series B Preferred and 9,316,424 shares of Series C Preferred. The Common Stock and options to acquire Common Stock held by certain members of the Company's management issued as part of the Option Plan ("Management Stock") are subject to certain buy-back provisions and rights of first refusal in favor of the Company. See "Management
- 1996 Stock Option Plan." The Series Preferred and Common Stock issuable upon conversion of the Series Preferred are subject to a right of first offer in favor of the Company.

Common Stock

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by the Company's Board of Directors out of funds legally available for such dividends. The Company has never declared a dividend and does not anticipate doing so in the foreseeable future. In the event of a liquidation, dissolution or winding up of the Company, subject to the prior rights of the Preferred Stock, the holders of Common Stock are entitled to share ratably in any remaining assets after payment of liabilities. Holders of Common Stock have no cumulative voting rights and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. The Common Stock is not subject to any future calls or assessments. All of the outstanding shares of Common Stock are fully paid and nonassessable. The initial purchasers of the Common Stock (Telecom Partners, Centennial IV, Holdings Inc., Jeff E. Rhodes, William Elsner and Robert McKenzie), each have rights of first refusal which give them an option to acquire an amount of Common Stock or rights to acquire Common Stock being offered by the Company equal to their percentage ownership of all outstanding Common Stock.

Preferred Stock

     Conversion. Each share of Series Preferred is initially convertible, at any time at the holder's option, into a number of shares of Common Stock determined by dividing the original issue price of such share by the conversion price in effect at the time of conversion. The original issue price of each share of Series A Preferred was $25,000 and the conversion price currently is $2.12. The original issue price of the Series B Preferred was $3.65 and the conversion price currently is $2.60. The original issue price and the current conversion price of each share of Series C Preferred is $1.45. The conversion price of each share of Series Preferred is subject to "institutional weighted-average" anti-dilution adjustments upon the issuance of Common Stock and certain Common Stock equivalents at prices less than the conversion price of the Series Preferred then in effect. The Series Preferred also is subject to proportional adjustment upon the occurrence of certain events, including stock dividends, stock splits and similar transactions affecting the Common Stock. If the Company issues any shares of Common Stock (or Common Stock equivalents) for a price less than $1.93 per share (the "Per Share Issue Price"), the conversion price of the Series C Preferred may be reduced to a price which is the lesser of (i) 25% of the Per Share Issue Price (but in no event less than $1.25 per share) and (ii) the conversion price obtained by application of the "institutional weighted average" anti-dilution adjustments set forth in the Company's Amended and Restated Certificate of Incorporation. This latter conversion price adjustment is applicable only to the succeeding $7,500,000 in aggregate equity capital raised by the Company after October 3, 1997. The Company may require the conversion of all of the outstanding shares of Series Preferred at any time upon or following the closing of a firm commitment underwritten public offering at a per share price paid by the public of at least $6 per share (as adjusted for stock splits, stock dividends, reverse stock splits and similar recapitalizations) and an aggregate price paid by the public of at least $20 million (a "qualified public offering").

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

     Liquidation. Upon the liquidation, dissolution or winding up of the Company (a "Liquidation Event"), before any distribution or payment is made upon any other stock of the Company, each holder of Series C Preferred is entitled to receive the greater of (i) the amount such holder would have received in such Liquidation Event on an as-converted to Common Stock basis and (ii) $1.45 (plus all declared, accrued and unpaid dividends) per share of Series C Preferred. Upon the occurrence of a Liquidation Event, each holder of Series B Preferred in priority to the holders of Series A Preferred and any other stock of the Company other than the Series C Preferred ("Junior Securities") is entitled to receive the greater of (i) the amount such holder would have received in such Liquidation Event on an as-converted to Common Stock basis and (ii) $3.65 (plus all declared, accrued and unpaid dividends) per share of Series B Preferred. Upon the occurrence of a Liquidation Event, each holder of Series A Preferred in priority to the holders of Junior Securities is entitled to receive the greater of (i) the amount such holder would have received in such Liquidation Event on an as-converted to Common Stock basis and (ii) $25,000 (plus all declared, accrued and unpaid dividends) per share of Series A Preferred. At the option of the holders of at least a majority of the outstanding shares of Series Preferred, each of the following will be deemed a Liquidation Event: (i) the sale or transfer of more than 50% of the assets of the Company (excluding the Company's U.S. Operations); (ii) any sale or issuance of capital stock in a single or series of related transactions by the Company or any holder thereof which results in a change of more than 50% of the voting control of the Company; or (iii) any merger, consolidation or other corporate reorganization which results in a change of more than 50% of the voting control of the Company or its successor.

     Voting. The holders of Series Preferred are entitled to vote as a single class with the holders of the Company's Common Stock on all matters to be voted on by the stockholders of the Company. Each holder is entitled to the number of votes equal to the number of shares of Common Stock into which its Series Preferred may be converted at the time the vote is taken. Under the terms of the Stockholders Agreement, each of the following stockholders has the right to elect one director, so long as such stockholder holds at least 5% of the Company's Common Stock on a fully diluted basis: Centennial IV, Centennial V, Telecom Partners, Crest Funding, the holders of Series A Preferred (voting as a single class) and the Series C Preferred (voting as a single class). PSI shall also have the right to designate one director so long as it owns at least 15% of the Common Stock represented by the Series C Preferred. Five additional directors will be designated by the Company's Board of Directors.

     Dividends. Dividends on each share of Series C Preferred accrue on a daily basis at a rate per annum of 12% on the liquidation value (equal to $1.45) of each such share from and including the date of issuance until the earlier of the date (i) that the liquidation value of such share is paid in full or (ii) that such share is converted into a share of Common Stock. Dividends on the Series C Preferred are (i) cumulative; (ii) payable on April 30 and October 31 of each year; and (iii) at the option of the Company, are payable in cash or by the issuance of additional shares of Series C Preferred (based on an issue price of $1.45 per share). The Indenture restricts the ability of the Company to pay cash dividends on the Series C Preferred. If a "qualified public offering" occurs during the Effective Period, (x) no further dividends accrue on the shares of Series C Preferred except when and as declared by the Board of Directors; (y) any accrued but unpaid dividends on the shares of Series C Preferred are deemed waived; and (z) each holder of shares of Series C Preferred is required to return all previously paid dividends in respect of such shares to the Company. No dividends shall be payable on shares of Series A Preferred, Series B Preferred or Junior Securities until all accrued but unpaid dividends due in respect of the shares of Series C Preferred have been paid. The holders of Series B Preferred are entitled, prior to the holders of Series A Preferred and the holders of Junior Securities, to any dividends when and as declared by the Board of Directors out of funds legally available. The holders of Series A Preferred are entitled, prior to the holders of Junior Securities, to any dividends when and as declared by the Board of Directors out of funds legally available.

     Preemptive Rights. In the event the Company chooses to issue equity securities (other than certain issuances of stock to employees of the Company and to unaffiliated entities for non-cash consideration), the Company is obligated to offer each holder of Series B Preferred Stock or Series C Preferred the right to purchase a pro rata portion, on an as-converted to Common Stock basis, of 75% of such securities on the same terms offered others, and to offer to each holder of Series A Preferred, the right to purchase a pro rata portion, on an as-converted to Common Stock basis, of 50% of such securities on the same terms offered to others.

     Redemption. On or after January 31, 2006, at the option of the holders holding at least 5% of the outstanding shares of Series C Preferred, the Company is obligated to redeem shares of Series C Preferred tendered to the Company at a redemption price currently equal to $1.45 per share plus all declared, accrued and unpaid dividends. The Company is only required to redeem shares of Series C Preferred on four occasions in each 12-month period. The Company is obligated to redeem the Series A Preferred and the Series B Preferred annually in one-third increments beginning on March 1, 2006, at a redemption price currently equal to $25,000 for each share of Series A Preferred and $3.65 for each share of Series B Preferred, plus all declared, accrued and unpaid dividends. The number of shares of any series of Series Preferred to be redeemed from each holder shall be determined proportionally by comparing the number of such shares then held by each holder of that series of Series Preferred (adjusted to include shares of such series of Series Preferred previously converted by such holder) to the total number of such shares then being redeemed by the Company. The holders of Series Preferred shall have an opportunity to convert any or all of the redeemable shares of Series Preferred to Common Stock prior to each scheduled annual redemption.

     Restrictions and Limitations. In addition to any vote required by law, the consent of the holders of a majority of each of the Series A Preferred and Series B Preferred and the consent of the holders of 75% of the Series C Preferred then outstanding is required for the Company to take certain actions including (i) the issuance of additional equity securities or debt containing equity features senior to or on a parity with the Series Preferred; (ii) an increase in the number of shares of Common Stock reserved for employees or the issuance of Management Stock in excess of 15% of the Company's fully-diluted Common Stock on July 31, 1996 (in the case of the approval of the Series A Preferred), 10% of the Company's fully-diluted Common Stock on November 22, 1996 (in the case of the Series B Preferred) and 9% of the Company's fully-diluted Common Stock on October 3, 1997 (in the case of the Series C Preferred); (iii) the repurchase of any equity securities other than the Series Preferred or in connection with the termination of employment; and (iv) the conduct of a business other than wireless communications and ancillary activities. The consent of the holders of a majority of the shares of the Series A Preferred, the consent of at least 70% of the shares of the Series B Preferred then outstanding and the consent of at least 75% of the shares of Series C Preferred then outstanding is required to approve mergers, consolidations, recapitalizations, liquidations and sales of substantial assets of the Company and certain transactions with Affiliates. The consent of the holders of at least 70% of the shares of the Series B Preferred then outstanding and the consent of at least 75% of the shares of Series C Preferred then outstanding is required to approve the commencement by the Company of a case, proceeding or other action under any law relating to a bankruptcy, insolvency or relief of debtors or seeking an appointment of a receiver, trustee, custodian or any other similar Person for the Company. In addition, the Company may not take any action which would adversely alter or change any of the rights, preferences or privileges of any series of Series Preferred without the consent of the holders of a majority of the Series A Preferred, the consent of at least 75% of the Series B Preferred then outstanding and the consent of at least 75% of the shares of Series C Preferred then outstanding, respectively.

     The Company has also entered into certain affirmative covenants with the holders of the Series Preferred, including, but not limited to, maintenance of the Company's corporate existence and assets, compliance with laws and agreements, payment of taxes and other obligations.

Delaware Anti-Takeover Statute

     Section 203 of the Delaware General Corporation Law (the "Delaware Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system, or held of record by 2000 or more Persons, and restricts transactions that may be entered into by such a corporation and certain of its stockholders. The Delaware Statute provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the Delaware Statute (an "Interested Stockholder") but less than 85% of such shares may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. The Company has elected not to be governed by the provisions of Section 203 of the Delaware Statute.

Limitation on Directors' Liability under Delaware Law

     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Generally, the duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation limits the liability of the Company's directors to the Company and its stockholders to the fullest extent permitted by Delaware law. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Other Securities

     As of May 31, 1999, the Company had issued and outstanding options exercisable with respect to 2,012,228 shares of Common Stock issued under the Company's Option Plan described in "Management - 1996 Stock Option Plan." As of May 31, 1999, other than these employee stock options, the Common Stock, the Series Preferred, the Private Notes, the Initial Warrants and the Convertible Notes, the Company had no outstanding options, warrants or similar rights to acquire any securities convertible into or exchangeable for, any indebtedness, Common Stock or Preferred Stock of the Company.

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

                              DESCRIPTION OF NOTES

General

     Except as otherwise indicated below, the following summary applies to both the Private Notes and the Exchange Notes. As used herein, the term "Notes" means the Private Notes and the Exchange Notes, unless otherwise indicated.

     The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act, and therefore such Exchange Notes will not be subject to certain transfer restrictions and registration rights applicable to the Private Notes. See "The Exchange Offer."

     The Notes are issued pursuant to an Indenture dated as of January 15, 1998 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Notes Registration Rights Agreement are available without charge from the Company or the Trustee as set forth under " - Additional Information." The definitions of certain terms used in the following summary are set forth below under " - Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Centennial Communications Corp. and not to any of its Subsidiaries.

Ranking

     The Notes rank senior in right of payment to all subordinated Indebtedness (as defined) of the Company incurred in the future, if any. The Notes rank pari passu in right of payment with all unsubordinated Indebtedness of the Company incurred in the future, if any. The Notes are secured by a pledge of (i) 100% of the Capital Stock of SMR Direct USA, Inc. and all future domestic direct Restricted Subsidiaries of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company. Holders of additional secured Indebtedness of the Company will have claims that are effectively prior to the claims of the Holders of the Notes with respect to the assets securing such Indebtedness.

     The Company is a holding company with substantially all of its operations conducted through its Subsidiaries. Accordingly, the Company's cash flow and, consequently, its ability to service its debt (including the Notes), is dependent on the cash flow of its Subsidiaries and the payment of funds by those Subsidiaries in the form of dividends, distributions or otherwise. The Notes are structurally subordinated to all Indebtedness and other liabilities and commitments (including trade payables) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be subordinated to the claims of that Subsidiary's creditors. As of March 31, 1999, the Notes were structurally subordinated to the Company's approximately $1.6 million of Indebtedness and other liabilities of the Company's Subsidiaries (excluding inter-company payables to the Company). In addition, under the Indenture, the Company's Subsidiaries are permitted to incur Vendor Indebtedness and Acquired Debt the terms of which may restrict the ability of the Company's Subsidiaries to pay dividends to the Company. See " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock." Thus, the ability of the Company to meet the Obligations under the Indenture and the Notes may be restricted by the terms of such Indebtedness. See "Risk Factors - Substantial Leverage; Ability to Service Indebtedness."

Security

     The Company entered into a pledge agreement (the "Pledge Agreement") providing for the pledge by the Company to State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the Holders of the Notes and the holders of the Convertible Notes of (i) 100% of the Capital Stock of SMR Direct USA, Inc. and all future domestic direct Restricted Subsidiaries of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company (the "Pledged Collateral"). Pursuant to the definition of Excluded Stock, the Company has pledged approximately 66% of the total outstanding Capital Stock of each of the Cayman Entities. Such pledges secure the payment and performance when due of all of the Obligations of the Company under the Indenture and the Notes, as well as any Obligations of the Company under a Convertible Note Purchase Agreement (the "Convertible Note Purchase Agreement") and the Convertible Notes as provided in the Pledge Agreement. The rights of the holders of the Convertible Notes under the Pledge Agreement are subordinated to the rights of the Holders of the Notes. On the occurrence of a Triggering Event, the holders of the Convertible Notes will not have any further rights under the Pledge Agreement.

     So long as no Event of Default shall have occurred and be continuing and, subject to certain terms and conditions in the Indenture and the Pledge Agreement, the Company is entitled to receive all cash dividends, interest and other payments made upon or with respect to the Pledged Collateral and to exercise any voting and other consensual rights pertaining to the Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, (i) all rights of the Company to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the right to exercise such voting and other consensual rights at the written direction of the Majority Noteholders, (ii) all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to the pledged collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent and (iii) the Collateral Agent may, at the written direction of the Majority Noteholders, sell the pledged collateral or any part thereof in accordance with the terms of the Pledge Agreement. All funds distributed under the Pledge Agreement and received by the Collateral Agent for the benefit of the Holders of the Notes and the holders of the Convertible Notes will be distributed by the Collateral Agent in accordance with the provisions of the Pledge Agreement.

     Under the terms of the Pledge Agreement, the Collateral Agent will determine the circumstances and manner in which the Pledged Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Pledged Collateral from the Liens created by the Pledge Agreement and whether to foreclose on the Pledged Collateral following the occurrence and continuance of an Event of Default. Moreover, upon the full and final payment and performance of all obligations of the Company under the Indenture, the Notes, the Convertible Note Purchase Agreement and the Convertible Notes, the Pledge Agreement shall terminate and the Pledged Collateral shall be released. In addition, in the event that the Capital Stock of any Subsidiary of the Company is sold and the Net Proceeds are applied in accordance with the terms of the covenant entitled "Asset Sales," the Collateral Agent shall release the Liens in favor of the Collateral Agent in the assets sold; provided, that the Collateral Agent shall have received from the Company an Officers' Certificate that such Net Proceeds have been or will be so applied.

Principal Maturity and Interest

     The Notes consist of $40 million in aggregate principal amount at maturity ($20.4 million of initial Accreted Value as of January 15, 1998 that will fully accrete to the face amount on December 31, 2002). The Notes will mature on January 1, 2005. No interest will accrue on the Notes until January 1, 2003 (the "Full Accretion Date"), but the Accreted Value will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on the Full Accretion Date. The initial Accreted Value per $1,000 principal amount of Notes was $511.03 (representing the original purchase price). Beginning on January 1, 2003, interest on the Notes will accrue at the rate of 14% per annum and will be payable in cash semi-annually on January 1 and July 1, commencing on July 1, 2003 to holders of record on the immediately preceding December 15 and May 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of same day funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, its office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes have been and will be issued only in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

Optional Redemption

     The Notes will not be redeemable at the Company's option prior to January 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

Year                                                                   Percentage
2003...........................................................          114.00%
2004...........................................................          107.00%

     The Notes are redeemable at 100% of the principal amount on January 1, 2005. Notwithstanding the foregoing, at any time on or before January 1, 2001, the Company may, on any one or more occasions, redeem up to a maximum of 25% in aggregate principal amount at maturity of Notes at a redemption price equal to 114% of the Accreted Value thereof (determined at the redemption date), plus accrued and unpaid Liquidated Damages, if any, to the date of redemption, with the net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock in a public or private offering to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for such purpose as provided in the definition thereof; provided that at least 75% aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any Person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such public or private offering.

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption (or, if such redemption date is prior to the Full Accretion Date, the Notes, or any portion of them called for redemption, cease to accrete).

Mandatory Redemption

     Except as set forth below under " - Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (or if such Change of Control Offer is consummated prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any). Within 20 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount (or, if prior to the Full Accretion Date, the Accreted Value) of Notes or portions thereof being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. The sale, lease, transfer, conveyance or other disposition (that is not for security purposes) of any of the assets of the Company's U.S. Operations or the sale of all of the Capital Stock of the Company's wholly-owned Subsidiary, SMR Direct USA, Inc. in conjunction with the sale of the Company's U.S. Operations, will not constitute a Change of Control. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     Future Vendor Indebtedness and Acquired Debt may restrict the Company's current and future Subsidiaries from paying any dividends or making any other distribution to the Company. Thus, in the event a Change of Control occurs, the Company could seek the consent of its Subsidiaries' lenders under such Vendor Indebtedness or Acquired Debt, as applicable, to the purchase of the Notes or could attempt to refinance the borrowings that contain such restrictions. If the Company did not obtain such a consent or repay such borrowings,

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the Company would likely not have the financial resources to purchase Notes and the Subsidiaries would be restricted in paying dividends to the Company for the purpose of such purchase. In addition, any future Credit Facility may prohibit the Company from purchasing any Notes prior to its maturity, and may also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company did not obtain such consent or repay such borrowings, the Company would remain prohibited from purchasing Notes. In such event, the Company would be required to seek to refinance the Notes or such other borrowings, and there can be no assurance that the Company would be able to consummate any such refinancing. See "Risk Factors - Substantial Leverage; Ability to Service Indebtedness." The failure of the Company to make a Change of Control Offer and purchase all Notes validly tendered and not withdrawn would constitute an Event of Default.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and/or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 30 days, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. The Company shall not be required to comply with the foregoing sentence to the extent an Asset Sale consists solely of the sale or other disposition of obsolete or damaged equipment; provided that any cash received by the Company in connection with any such sale or disposition shall be applied in accordance with the second paragraph of this covenant.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under a Credit Facility (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) to the acquisition of a controlling interest in another Permitted Business or the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon, to the date of purchase (if such offer is prior to the Full Accretion Date) or 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such offer is on or after the Full Accretion Date), in accordance with the procedures set forth in the Indenture. To the extent that the Accreted Value or the aggregate principal amount, as the case may be, of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the Accreted Value or the aggregate principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

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Certain Covenants

     Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal, or premium, if any, at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the date of Indenture (other than Restricted Payments permitted by clauses (ii), (iii) or (iv) of the following paragraph) shall not exceed, at the date of determination, the sum of
(i) 50% to the Company's Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) an amount equal to the net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock to the extent such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be added to the cumulative amount calculated pursuant to this clause
(c) as provided in the definition thereof, plus (iii) an amount equal to the net cash proceeds received by the Company from the sale of Disqualified Stock or debt securities of the Company that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (v) 50% of any dividends received by the Company or any Wholly Owned Restricted Subsidiary of the Company after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; provided that no cash proceeds received by the Company from the issuance or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph.

     The foregoing provisions will not prohibit the following Restricted
Payments: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net

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cash proceeds (other than any such net cash proceeds that constitute Designated
Equity Proceeds) of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the payment of cash (in lieu of the issuance of fractional shares of Common Stock) to holders of Warrants at the time of exercise of such Warrants as required by the terms of the Warrant Agreement (as defined); provided that the aggregate amount of such payments shall not exceed $100,000; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by (A) any member of the Company's (or any of its Restricted Subsidiaries') management or Board of Directors or (B) any consultant to the Company (or any of its Restricted Subsidiaries), in each case, pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (vii) the payment of amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership, limited liability company or comparable entity necessary for the holders of such Equity Interests to pay taxes in respect of the Net Income of such Restricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     The Board of Directors may designate any Restricted Subsidiary (other than any Subsidiary of the Company that owns all or a material portion of the assets owned by the Company or any Subsidiary of the Company on the date of the Indenture) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) and issue shares of Disqualified Stock if (a) the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 4 to 1 and (b) the Company's Fixed Charge Coverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the

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beginning of the most recently ended four full fiscal quarter periods of the
Company for which internal financial statements are available, would have been at least 2.75 to 1; provided that after the occurrence of the Triggering Event (as defined), the Convertible Notes shall not be included as Indebtedness for purposes of calculating the Company's Debt to Cash Flow Ratio or the Company's Fixed Charge Coverage Ratio.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with outstanding letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $10 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of the Indenture to repay Indebtedness under Credit Facilities (or any such Permitted Refinancing Indebtedness) pursuant to the covenant described above under the caption " - Repurchase at the Option of Holders - Asset Sales;"

     (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

     (iii) the incurrence by the Company of Indebtedness represented by (A) the Notes issued as part of the Initial Offering on January 15, 1998 and (B) additional Notes issued pursuant to the exercise of the option granted to the Initial Purchasers in an amount not to exceed $20 million in aggregate principal amount at maturity (which option has expired);

     (iv) the incurrence by the Company or any Restricted Subsidiary of the Company of up to $25 million in aggregate principal amount of Vendor Indebtedness; provided that (A) to the extent such Vendor Indebtedness is incurred for any purpose other than financing the cost of subscriber units, the aggregate principal amount (or accreted value, as applicable) of such Vendor Indebtedness does not exceed, as of the date of incurrence thereof, the lesser of 75% of (1) the fair market value (as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the assets purchased with the proceeds of such Vendor Indebtedness and (2) the cost of such assets and (B) to the extent such Vendor Indebtedness is incurred to finance the cost of subscriber units, the aggregate principal amount (or accreted value, as applicable) of such Vendor Indebtedness does not exceed, as of the date of incurrence thereof, the lesser of 100% of the fair market value of such subscriber units (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) and the cost of such subscriber units;

     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company and was not incurred in connection with, or in contemplation of, such acquisition by the Company; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v), does not exceed the amount equal to (A) $8 million less (B) the principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (vi) below at any time outstanding;

     (vi) the incurrence by the Company of Indebtedness represented by Company Notes incurred substantially simultaneously with, and for the purpose of financing all or any part of the purchase price or cost of any acquisition of assets or a new Restricted Subsidiary; provided that the principal amount (or accreted value, as applicable) of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (vi), does not exceed the amount equal to (A) $8 million less (B) the principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (v) above;

     (vii) the incurrence by the Company of Indebtedness represented by the Convertible Notes incurred simultaneously with the date of the Indenture;

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     (viii)  Indebtedness of the Company not to exceed, at any one time outstanding, the net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for the purpose of incurring additional Indebtedness pursuant to this clause (viii) as provided in the definition thereof, not to exceed $50 million;

     (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred;

     (x) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

     (xii) Indebtedness of the Company or any Restricted Subsidiary of the Company (A) in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business, (B) under Hedging Obligations; provided that such agreements (1) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (2) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Notwithstanding the foregoing, the Indenture also provides that the Company will not incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated to any other Indebtedness of the Company solely by virtue of being unsecured.

     Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption " - Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company other than the assets which are the subject of the sale and leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iv) the transfer of assets in such sale and leaseback

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transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption " - Repurchase at the Option of Holders -Asset Sales."

     Liens

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the terms of any Permitted Debt permitted to be incurred by any Restricted Subsidiary of the Company, (b) Existing Indebtedness as in effect on the date of the Indenture,
(c) the Indenture and the Notes, (d) applicable law, rules and regulations, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations or installment purchase agreements for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any licenses or other authorizations that are material to the future prospects of the Company and its Restricted Subsidiaries, taken as a whole; and (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption " - Incurrence of Indebtedness and Issuance of Preferred Stock."

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     Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (x) any employment, consulting or service agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "
- Certain Covenants - Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

     Limitation on Foreign Subsidiary Structure

     Notwithstanding anything in the Indenture to the contrary, the Indenture provides that (i) each of the Cayman Entities and each future foreign direct Wholly Owned Restricted Subsidiary of the Company will at all times continue to be a direct Wholly Owned Restricted Subsidiary of the Company, (ii) all foreign Restricted Subsidiaries of the Company will also be (A) a direct or indirect Subsidiary of either or both of the Cayman Entities, (B) a direct Wholly Owned Restricted Subsidiary of the Company or (C) a direct or indirect Subsidiary of a direct Wholly Owned Restricted Subsidiary of the Company, (iii) neither of the Cayman Entities nor any future foreign direct Wholly Owned Restricted Subsidiary of the Company will consolidate or merge with or into any other Person other than a direct Wholly Owned Restricted Subsidiary of the Company whose stock has been pledged pursuant to the Pledge Agreement, (iv) the Company will not, and will not permit either of the Cayman Entities or any future foreign direct Wholly Owned Restricted Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than pursuant to the Pledge Agreement) on any of its Capital Stock or any other assets of either of the Cayman Entities or any foreign direct Wholly Owned Restricted Subsidiary of the Company; (v) neither of the Cayman Entities nor any future foreign direct Wholly Owned Restricted Subsidiary of the Company will incur any Indebtedness,
(vi) the Company will not permit either of the Cayman Entities to issue any Equity Interest to any Person after the date of the Indenture and (vii) the Company will not permit any future foreign direct Wholly Owned Subsidiary of the Company to (A) issue any Equity Interests other than Capital Stock or (B) issue any Capital Stock to any Person other than the Company or any Wholly Owned Subsidiary of the Company. This paragraph will not prohibit the Company from designating any foreign Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture or from selling Capital Stock of any foreign Restricted Subsidiary in accordance with the terms of the Indenture.

     Limitation on Domestic Subsidiary Structure

     Notwithstanding anything in the Indenture to the contrary, the Indenture provides that each of (i) SMR Direct USA, Inc. and (ii) each future domestic Restricted Subsidiary of the Company will either be a direct Wholly Owned Restricted Subsidiary of the Company or a direct or indirect Wholly Owned Restricted Subsidiary of SMR Direct USA, Inc. or the Company for so long as such Subsidiary is a Restricted Subsidiary of the Company. The foregoing sentence will not prohibit the Company from designating any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the terms of the Indenture or from selling the Capital Stock of any domestic Restricted Subsidiary in accordance with the terms of the Indenture.

     Contingent Warrants

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     The Indenture provides that the Company shall issue to Holders of the Notes the Contingent Warrants (as defined) in the event that the Company does not consummate a Qualified Public Offering of its Qualified Capital Stock on or prior to January 1, 2001; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any Person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital
Stock shall be issued and sold at a price no lower than (a) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (b) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee. Such Contingent Warrants will have certain rights pursuant to the Warrant Agreement and holders thereof will have the benefit of the Registration Agreement. The Company shall not be obligated to issue the Contingent Warrants in the event of a Change of Control prior to January 1, 2001.

     Escrow Arrangements

     The Indenture and the Convertible Note Purchase Agreement provided that $28.6 million of the proceeds from the initial sale of the Units and the Convertible Notes be placed in the Escrow Account with the Escrow Agent. The Company shall not use any funds released from the Escrow Account or request the release of such funds except in connection with and upon compliance with the following conditions and any certification requirements set forth in the Escrow
Agreement:

     (i) with respect to the funding of the acquisition of an Acquisition Target (as defined in the Escrow Agreement), (a) the Company shall have prepared, with the assistance of U.S. and local counsel, as appropriate, a detailed and complete due diligence report with respect to the Acquisition Target, including legal advice regarding each significant legal issue (to be considered in the light of the circumstances, but including for example opinions as to the effectiveness of the licenses or concessions for channels), (b) the Company shall have prepared, with the assistance of financial advisors, a financial analysis of the Acquisition Target (including verification of the number of subscribers, if any, of the Acquisition Target) and reviewed an audit of the financial statements for the most recent fiscal period practicable, and
(c) the Company's Board of Directors shall have, on the basis of the reports, analysis and review referred to above, approved the acquisition of the Acquisition Target. In addition, the Acquisition Target shall be a direct or indirect Subsidiary of the Cayman Entities or the Company as required by the provisions described under the caption " - Limitation on Foreign Subsidiary Structure;" and

     (ii) with respect to (a) the funding of Permitted Investments (except working capital, unless permitted by clause (c) below), (b) the funds required for the acquisition of channels, spectrum and other assets related to the operation of a Permitted Business, or (c) the funding of buildout in connection with the acquisition of a Permitted Business, a Permitted Investment or channels, spectrum and other assets related to the operation of a Permitted Business or the funding of operating losses, not to exceed $3 million in the aggregate, in connection with the Company's current and future operations in the Republic of Chile (each a "Permitted Transaction"), the Company's Board of Directors shall have approved the Permitted Transaction. In addition, the assets and/or services which comprise the Permitted Transaction shall be held in an entity that is a direct or indirect Subsidiary of the Cayman Entities or the Company as required by the provisions described under the caption "-Limitation on Foreign Subsidiary Structure."

     The Escrow Agreement also provides for the automatic release of the remainder of the money held in the Escrow Account, if the Escrow Account has been in existence for more than 12 months and the value of such account drops below $3 million.

     Notwithstanding the foregoing, the Company may, with the consent of the Majority Noteholders (as defined in the Pledge Agreement), request the release of funds deposited into the Escrow Account for other valid business purposes.

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     Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

     Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods set forth in the Commission's rules and regulations. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods set forth in the Commission's rules and regulations and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under the captions " - Repurchase at the Option of Holders - Change of Control," " - Repurchase at the Option of Holders
- Asset Sales," " - Certain Covenants - Restricted Payments," " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock" or " - Certain Covenants - Merger, Consolidation or Sale of Assets;" (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 90 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;
(viii) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of its obligations under the Pledge Agreement or

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

the unenforceability of the Pledge Agreement against the Company for any reason; and (ix) default by the Company in the performance of any covenant set forth in the Escrow Agreement, or repudiation by the Company of its obligations under the Escrow Agreement or the unenforceability of the Escrow Agreement against the Company for any reason.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to the Full Accretion Date, the Accreted Value of), premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, the foregoing amount shall ipso facto become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to January 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to January 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of premium, if any, interest or Liquidated Damages, if any on the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Pledge Agreement, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time,

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

elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;
(vi) the Company must have delivered to the Trustee an opinion of counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel in the United States, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Pledge Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal

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amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption " - Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note, or reduce the rate of accretion on the Accreted Value or alter the Full Accretion Date, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption " - Repurchase at the Option of Holders"), (viii) make any change in the foregoing amendment and waiver provisions or (ix) contractually subordinate in right of payment or, otherwise contractually subordinate, the Notes to any indebtedness or obligation of the Company.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this Prospectus may obtain a copy of the Indenture and Notes Registration Rights Agreement without charge by writing to Centennial Communications Corp., 1600 Wynkoop Street, Suite 300, Denver, Colorado 80202,
Attention:  Chief Executive Officer.

Registration Rights; Liquidated Damages

     The Company and the Initial Purchasers entered into the Notes Registration Rights Agreement on January 15, 1998. Pursuant to the Notes Registration Rights Agreement, the Company agreed, for the benefit of the Holders of the Private Notes, at the Company's expense, to (i) file within 300 days after the date of original issuance of the Notes (such date to be the "Filing Date") with the Commission with respect to a registered offer to exchange the Private Notes for the Exchange Notes to be issued under the Indenture or a substantially similar

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indenture in the same aggregate principal amount as and with terms that will be identical in all respects to the Private Notes (except (a) for certain transfer restrictions and registration rights relating to the Private Notes and (b) that if the Exchange Offer is not consummated in a timely manner, or if the Company fails to comply with certain other registration obligations with respect to the Private Notes, the Company is required to pay certain Liquidated Damages to the Holders of the Private Notes), and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act at the earliest possible time, but in no event later than 60 days after the Filing Date. Promptly after the Registration Statement has been declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Private Notes (the "Exchange Offer"). The Company will keep the Exchange Offer open for not less than 20 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Private Notes. For each Private Note tendered to the Company pursuant to the Exchange Offer and not validly withdrawn by the Holder thereof, the Holder of such Private Note will receive an Exchange Note having a principal amount equal to the principal amount of such surrendered Note.

     Based on existing interpretations of the Securities Act by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Private Notes may be offered for resale, resold and otherwise transferred by the Holders thereof (other than (i) a broker-dealer who purchased such Private Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a Person that is an Affiliate of the Company), without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that the Holder is acquiring Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Commission has taken the position that exchanging dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Registration Statement. Under the Notes Registration Rights Agreement, the Company is required to allow exchanging dealers to use the prospectus contained in the Registration Statement in connection with the resale of such Exchange Notes.

     In the event that (i) any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or (ii) any Holder of the Private Notes shall notify the Company prior to the 20th day following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes to the public without delivering a prospectus, and this Prospectus is not appropriate or available for such resales, or (C) such Holder is a broker-dealer and holds Private Notes directly from the Company or one of its Affiliates, the Company will, at its expense, (x) as promptly as practicable, and in any event on or prior to 30 days after the date on which the Company determines that it is not required or permitted to file the Registration Statement, or 30 days after the date on which the Company receives the notice described in clause (ii) above, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Notes, (y) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 90 days after the date on which the Company becomes obligated to file such Shelf Registration Statement and (z) keep effective the Shelf Registration Statement until two years after its effective date (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each Holder of the Notes covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Notes Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations). In addition, each Holder of the Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Notes included in the Shelf Registration Statement.

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     If (a) the Company fails to file any of the Registration Statements required by the Notes Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective during the periods specified in the Notes Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount at maturity of Notes held by such Holder. The amount of the Liquidated Damages of $.50 per week per $1,000 principal amount at maturity of Notes for all Registration Defaults. All accrued Liquidated Damages will be paid by the Company on each interest payment date with respect to the Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease and all accrued and unpaid Liquidated Damages shall be paid promptly thereafter.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" means, as of any date prior to January 1, 2003, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (i) the initial offering price ($511.03 per $1,000 principal amount at maturity of Notes) of such Notes and (ii) the portion of the excess of the principal amount of such Notes over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each January 1 and July 1 at the rate of 14% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months and as of any date on or after January 1, 2003, the principal amount of each Note.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (that is not for security purposes) of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption " - Repurchase at the Option of Holders - Change of Control" and/or the provisions described above under the caption " - Certain Covenants - Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1 million or (b) for net proceeds in excess of $1 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) the granting of a Lien that is permitted by the covenant described above under the caption " -

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

Certain Covenants - Liens," and (iv) a Restricted Payment that is permitted by the covenant described above under the caption " - Certain Covenants - Restricted Payments" will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 270 days from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits maturing not more than 270 days from the date of acquisition, bankers' acceptances with maturities not exceeding 270 days, overnight bank deposits and money market deposit accounts, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bankwatch, Inc. rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing not more than 270 days from the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries (other than the sale, lease, transfer, conveyance or other disposition (that is not for security purposes) of any of the assets of the Company's U.S. Operations or all of the Capital Stock of the Company's wholly-owned Subsidiary, SMR Direct USA, Inc. in conjunction with the sale of the Company's U.S. Operations), taken as a whole, to any "Person" (as such term is defined in Section 13(d)(3) of the Exchange Act) or "group" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals and their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "Person" (as defined above), or "group" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50.1% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the Company consolidates with, or merges with or into, another "Person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (b) the "beneficial owners" (as defined above) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Company Notes" means bonds, notes, debentures or similar instruments of the Company issued in connection with the acquisition of assets or a new Restricted Subsidiary.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) became a member of the Board of Directors as a result of being designated by a stockholder pursuant to, and in accordance with, the terms of Section 1 of the Stockholders Agreement, as such section is in effect on the date of the Indenture.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, leasing companies) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of the Company as of such date to (ii) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of calculating Consolidated Cash Flow for the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Equity Proceeds" means any net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary of the Company) providing the basis for (i) a redemption of Notes in a transaction consummated in compliance with the second paragraph of the section captioned " - Optional Redemption," (ii) an addition to the cumulative account calculated pursuant to clause (c) of the first paragraph of the covenant described above under the caption " - Certain Covenants - Restricted Payments,"
(iii) the incurrence of additional Indebtedness pursuant to clause (viii) of the second paragraph of the covenant described above under the caption " - Certain Covenants -Incurrence of Indebtedness and Issuance of Preferred Stock," (iv) an Investment pursuant to clause (vii) of the definition of "Permitted Investments" or (v) an Investment in a Permitted Business in Eastern Europe pursuant to the definition of "Permitted Business." In no event shall the same net cash proceeds be treated as Designated Equity Proceeds for more than one purpose under the Indenture. Once designated and used for a particular purpose, such net cash proceeds may not be redesignated or used for an alternative purpose. Not later than the date on which any such net cash proceeds are to be used for a particular purpose, the Company shall deliver to the Trustee an Officer's Certificate stating the purpose for which such net cash proceeds are to be used. The Company will not be required, by virtue of this definition, to "earmark," segregate or otherwise separate any such net cash proceeds received by the Company from the issuance and sale of its Qualified Capital Stock.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

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     "Eastern Europe" shall mean the countries of Albania, Armenia, Azerbaijan,
Belarus, Bosnia and Herzegovina, Bulgaria, Croatia, the Czech Republic, Estonia, Georgia, Hungary, Latvia, Lithuania, Moldava, Poland, Romania, Russia, Slovenia, Slovakia, Ukraine and Yugoslavia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Excluded Stock" means all of the outstanding shares of Capital Stock of each foreign Subsidiary that, if pledged, would cause the undistributed earnings of such foreign Subsidiary (if such foreign Subsidiary had any such undistributed earnings) as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to any parent company of such foreign Subsidiary for U.S. Federal income tax purposes; provided, however, that if any shares of Capital Stock of a foreign Subsidiary may subsequently be pledged without resulting in such a deemed dividend, such shares shall no longer be Excluded Stock and shall be pledged pursuant to the Pledge Agreement.

     "Existing Indebtedness" means up to $6,700,000 in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under any Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Expansion Event" shall mean such time as (i) the Company has consummated a Qualified Public Offering of its Qualified Capital Stock and (ii) the Notes have traded for 10 days after the occurrence of such Qualified Public Offering at a price equal to 101% of their Accreted Value as demonstrated by a bid in writing from a broker for at least $2 million in aggregate principal amount of the Notes.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon); and
(vi) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and the Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements and arrangements designed to protect such Person against fluctuations in interest rates and (ii) foreign exchange swap agreements, foreign exchange option agreements, foreign exchange futures agreements and other agreements and arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Initial Public Offering" shall mean the first underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

     "Latin America" means the countries of South America, Central America, the Caribbean and the Republic of Mexico.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof,

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any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion of mandatorily redeemable preferred stock to redemption value, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means (i) any wireless telecommunications business in Latin America or (ii) any business that is ancillary or related thereto in Latin America; provided that (a) on the occurrence of an Expansion Event, "Permitted Business" shall mean (i) any wireless telecommunications business or (ii) any business that is ancillary or related thereto and (b) the Company may apply the aggregate net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock to an Investment in a Permitted Business in Eastern Europe to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be applied pursuant to this definition as provided in the definition of "Designated Equity Proceeds" and such Investment shall be treated as a "Permitted Investment."

     "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;
(ii) any Investment in Cash Equivalents; (iii) any Investment by the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and that is engaged in a Permitted Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption " - Repurchase at the Option of Holders - Asset Sales"; (v) any acquisition of assets in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any non-cash consideration received in connection with an Asset Sale that complies with the covenant described above under the caption "- Repurchase at the Option of Holders - Asset Sales;" and (vii) Investments in a Person engaged in a Permitted Business, having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed

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the sum of (a) $7 million (which sum may only be used in connection with
Permitted Businesses in the Republic of Chile ) plus (b) 100% of the aggregate net cash proceeds received by the Company after the date of the Indenture from the issuance and sale of its Qualified Capital Stock to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be applied to make Investments pursuant to this clause (vi) as provided in the definition thereof.

     "Permitted Liens" means, without duplication, each of the following:

     (i) Liens on assets of the Company securing borrowings under Credit Facilities permitted by the terms of the Indenture to be incurred and outstanding;

     (ii) Liens in favor of the Company or any of its Restricted Subsidiaries;

     (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

     (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

     (v) Liens existing on the date of the Indenture;

     (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (vii) Liens securing Obligations (other than Indebtedness) under governmental licenses, concessions or other authorizations;

     (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (ix) Liens securing Permitted Debt of Restricted Subsidiaries of the
Company;

     (x) Liens securing Vendor Indebtedness permitted by clause (iv) of the covenant described above under the caption " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that such Liens shall not extend to any other property or assets of the Company or of any Restricted Subsidiary other than the property or assets so acquired;

     (xi)  Liens securing the Notes;

     (xii) Liens securing the Convertible Notes until the earlier of such time as the Convertible Notes (a) are no longer outstanding or (b) have been converted pursuant to the terms thereof;

     (xiii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

     (xiv) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under the Indenture; provided that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant described under the caption " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock;"

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     (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1 million at any one time outstanding;

     (xvi) Liens to secure Attributable Debt that is permitted to be incurred pursuant to the covenant described above, under the caption " - Certain Covenants - Sale and Leaseback Transactions;" provided that any such Lien shall not extend to or cover any assets of the Company other than the assets which are the subject of the sale and leaseback transaction in which the Attributable Debt is incurred; and

     (xvii) Liens securing Indebtedness permitted by clause (vi) of the covenant described above under the caption " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that such Liens shall not extend to any other property or assets of the Company or of any Restricted Subsidiary other than the property or assets so acquired.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and reasonable prepayment premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Principals" means any of (i) William J. Elsner, Jeff E. Rhodes, Bernard G. Dvorak, Stephen W. Schovee, William D. Stanfill, Robert F. McKenzie, Adam Goldman, William Sprague, Michael N. Simkin, John Fullmer and Mark A. Leavitt,
(ii) Prudential Securities Incorporated and its Affiliates and (iii) Merrill Lynch Global Allocation Fund, Inc. and its Subsidiaries (or a wholly owned Subsidiary of the sole stockholder of any of the foregoing).

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Public Offering" means the sale, in an underwritten Initial Public Offering registered under the Securities Act, of shares of the Company's Common Stock in which (i) the aggregate gross proceeds received by the Company for the shares is at least $25,000,000 and (ii) the price per share paid by the public is at least $6.00 (as adjusted for stock splits, reverse stock splits, stock dividends and similar recapitalizations).

     "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of the Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stockholders Agreement" means the second amended and restated stockholders agreement, dated as of October 3, 1997, by and among the Company and the Persons identified on the signature pages thereto as in effect on the date of the Indenture, and as amended from time to time thereafter.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Triggering Event" means the date immediately following the occurrence of the last of the following: (i) the Company has consummated a public or private offering or offerings of its capital stock resulting in aggregate gross proceeds of $50 million; (ii) the Company has consummated a Qualified Public Offering (which may be satisfied by the occurrence of a public offering described in clause (i) above, that is a Qualified Public Offering); (iii) the Convertible Notes are freely convertible into shares of Common Stock; and (iv) after the occurrence of a Qualified Public Offering, the Common Stock is, for 10 consecutive days, trading at a price equal to two times the Conversion Price (as defined in the Convertible Notes) then in effect at the time of such Qualified Public Offering. The Convertible Notes will be deemed freely convertible into shares of Common Stock if the sole reason they are not so convertible is that they are subject to that certain Conversion Rights Agreement between the Company and the holder of the Convertible Notes.

     "Unrestricted Subsidiary" means (i) any Subsidiary (other than any Subsidiary of the Company that owns all or a material portion of the assets owned by the Company or any Subsidiary of the Company on the date of the Indenture) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption " - Certain Covenants - Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted

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

Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption " - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Vendor Indebtedness" means any Indebtedness (including, without limitation, Indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such vendor or supplier, including, without limitation, any financing provided by the Overseas Private Investment Corporation); provided that such Indebtedness is incurred solely for the purpose of financing the cost (including, without limitation, the cost of design, development, delivery, freight, insurance, import duties, value-added taxes, improvement, construction or integration) of equipment or other tangible assets necessary for the operation of wireless telecommunications networks or systems.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (i) directors' qualifying shares or (ii) shares of non-U.S. Restricted Subsidiaries sold to non-U.S. nationals as required by the laws of the jurisdiction of incorporation of such non-U.S. Restricted Subsidiary) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

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                        DESCRIPTION OF CONVERTIBLE NOTES

     Concurrent with the offering of the Private Notes, the Company issued $10.0 million in aggregate principal amount of Convertible Notes (the "Convertible Notes") pursuant to a Purchase Agreement dated January 15, 1998 between the Company and Merrill Lynch Global Allocation Fund, Inc. (the "Convertible Note Purchase Agreement") The Convertible Notes mature on January 1, 2006. The Convertible Notes are subordinated in right of payment to the Notes and will be pari passu with all Indebtedness (as defined in the Convertible Notes) of the Company existing on the date of the issuance of the Convertible Notes and any future Indebtedness of the Company; provided, however, that on the occurrence of the Triggering Event (as defined) the Convertible Notes shall become subordinated to all other Indebtedness of the Company that is permitted to be incurred by the Company pursuant to the Indenture. Cash interest will not accrue on the Convertible Notes prior to January 1, 2000. Thereafter, interest on the Convertible Notes will be payable in cash at a rate of 9% per annum on January 1 and July 1 of each year, commencing on July 1, 2000. The Convertible Notes will be convertible into shares of Common Stock at a conversion price of $2.25 per share, subject to adjustments in certain circumstances (the "Conversion Price").

     The Convertible Notes will be redeemable at the option of the Company, in whole or in part, at any time after January 1, 2004, at redemption prices equal to 102% and 101%, respectively, of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase if such redemption occurs during the seventh and eighth years, respectively, of the term of the Convertible Notes. The Convertible Notes will not be mandatorily convertible on the occurrence of an initial public offering by the Company.

     In addition, from January 1, 2003 to January 1, 2004, the Company may redeem all but not less than all of the Convertible Notes, if the Closing Price (as defined in the Convertible Notes) of the Common Stock is 150% of the Conversion Price then in effect for 10 consecutive trading days, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any.

     The Convertible Notes are secured by the Pledged Collateral. Pursuant to the Pledge Agreement, the rights of the holders of the Convertible Notes in the Pledged Collateral are subordinated to the rights of the Holders of the Notes. The holders of the Convertible Notes have no rights to the Pledged Collateral under the Pledge Agreement upon the occurrence of the following events (the "Triggering Event"): (i) the Company has consummated a public or private offering or offerings of its capital stock resulting in aggregate gross proceeds of $50 million; (ii) the Company has consummated a Qualified Public Offering (which may be satisfied by the occurrence of a public offering described in clause (i) above, that is a Qualified Public Offering); (iii) the Convertible Notes are freely convertible into shares of Common Stock; and (iv) after the occurrence of a Qualified Public Offering, the Company's Common Stock is, for 10 consecutive days, trading at a price equal to two times the Conversion Price (as defined in the Convertible Notes) then in effect at the time of the consummation of such Qualified Public Offering. The Convertible Notes will be deemed freely convertible into shares of Common Stock if the sole reason they are not so convertible is that they are subject to that certain Conversion Rights Agreement between the Company and the holder of the Convertible Notes.

     Pursuant to the Company's Third Amended and Restated Registration Agreement, the Company has agreed to file with the Commission a registration statement on the appropriate form under the Securities Act with respect to each of the Convertible Notes and the shares of the Company's Common Stock convertible on exercise thereof (the "Convertible Shares"). Each such registration statement shall be filed on the earlier to occur of (i) three years from the date of the consummation of the offering of the Convertible Notes, (ii) 60 days after an initial public offering of the Company's equity securities or
(iii) a Change in Control (as defined in the Indenture). The Company will cause each such registration statement to remain effective and usable until such time as the Convertible Notes or the Convertible Shares, as the case may be, are freely tradeable under the Securities Act (and the holders thereof have received an opinion of counsel to the Company to such effect) or until all of such Convertible Notes or such Convertible Shares, as the case may be, available for sale thereunder have been sold thereunder or otherwise converted.

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

                            DESCRIPTION OF WARRANTS

     In connection with the issuance of the Private Notes, the Company issued the Initial Warrants to purchase an aggregate of 2,560,000 shares of Common Stock. The Notes and the Initial Warrants will not be separately transferable until the earlier to occur of (i) 360 days from the date of issuance of the Initial Warrants; (ii) such date as Salomon Brothers Inc may, in its discretion, deem appropriate; and (iii) in the event of a Change of Control, the date the Company mails a notice thereof. The Initial Warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") between the Company and State Street Bank and Trust Company, as Warrant Agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, including the definitions therein of certain terms used below.

General

     Each Initial Warrant, when exercised, entitles the holder thereof to receive 64 fully paid and non-assessable shares of Common Stock of the Company, par value $0.01 per share ("Initial Warrant Shares"), at the Exercise Price. In the event that the Company does not consummate a Qualified Public Offering of its Qualified Capital Stock by January 1, 2001, the Company will be obligated to issue certain contingent warrants (the "Contingent Warrants," and together with the Initial Warrants, the "Warrants") to the Holders of the Notes representing 7.5% of the Common Stock on a fully diluted basis as of the date of the issuance of the Contingent Warrants after giving effect to such issuance; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any Person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee. The Exercise Price and the number of Warrant Shares are both subject to adjustment in certain cases referred to below. Upon exercise, the holders of the Initial Warrants are entitled, in the aggregate, to purchase shares of Common Stock representing approximately 7.5% of the Company's Common Stock on a fully diluted basis as of the date of the issuance of the Initial Warrants (the "Warrant Percentage"). The Company shall not be obligated to issue the Contingent Warrants in the event of a Change of Control prior to January 1, 2001.

     The number of Initial Warrant Shares to be received on exercise of each Initial Warrant shall be increased in the event that (i) there has not been a Qualified Public Offering by October 3, 2000 and (ii) the holders of shares of Series C Preferred are not required to return to the Company any additional shares of Series C Preferred received as dividends on the outstanding shares of Series C Preferred ("Dividend Shares") on or prior to October 3, 2000. Such adjustment (the "Adjustment") shall be effected by adding to the number of shares of Common Stock of the Company calculated on a fully diluted basis as of January 15, 1998, the number of shares of Common Stock receivable on the conversion of the Dividend Shares and then recalculating the Warrant Percentage. The additional Warrant Shares resulting from the Adjustment will be allocated on a pro rata basis among the Initial Warrants.

     The Initial Warrants are exercisable at any time on or after the earlier to occur of (i) one year from the date of issuance, (ii) in the event of a Change of Control, the date the Company mails a notice thereof, and (iii) 180 days after the consummation of an Initial Public Offering of the Company's Common Stock (such date, the "Exercise Commencement Date"). Unless exercised, the Warrants will automatically expire on January 1, 2005 (the "Warrant Expiration Date"). The Company will give notice of expiration not less than 90 and not more than 120 days prior to the Warrant Expiration Date to the registered holders of the then outstanding Warrants. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice. In no event will holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

     The Warrants may be exercised by surrendering to the Company the warrant certificates evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made (i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering Notes having an aggregate principal amount, plus accrued and unpaid interest, if any, thereon, to the date of exercise (or if such exercise takes place prior to the Full Accretion Date, an Accreted Value on the date of exercise) equal to the Exercise Price, (iii) by tendering Warrants having a fair market value (as determined in good faith by the Company's Board of Directors) equal to the Exercise Price or (iv) by tendering a combination of cash, Notes and Warrants. Upon surrender of the warrant certificate and payment of the Exercise Price, the Company will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock to which the holder is entitled. If less than all of the Warrants evidenced by a warrant certificate are to be exercised, a new warrant certificate will be issued for the remaining number of Warrants. Pursuant to the Warrant Agreement, the Company will effect a registration of the Warrants and the Warrant Shares to permit exercise of Warrants commencing on the Exercise Commencement Date and continuing through the Warrant Expiration Date.

     No fractional shares of Common Stock will be issued upon exercise of the Warrants. The Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the current market value of any such fractional share of Common Stock less a corresponding fraction of the Exercise Price.

     The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends. The holders of the Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company. In the event a bankruptcy or reorganization is commenced by or against the Company, a bankruptcy court may hold that unexercised Warrants are executory contracts which may be subject to rejection by the Company with approval of the bankruptcy court, and the holders of the Warrants may, even if sufficient funds are available, receive nothing or a lesser amount as a result of any such bankruptcy case than they would be entitled to if they had exercised their Warrants prior to the commencement of any such case.

Adjustments

     The number of shares of Common Stock purchasable upon exercise of Warrants and the Exercise Price is subject to adjustment in certain events including: (i) the payment by the Company of dividends and other distributions on its Common Stock in Common Stock, (ii) subdivisions, combinations and reclassifications of the Common Stock, (iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at an offering price (or with an initial conversion, exchange or exercise price) which is less than the Current Market Price per share (as defined) of Common Stock,
(iv) the distribution to all holders of Common Stock of any of the Company's assets (including cash), debt securities, preferred stock or any rights or warrants to purchase any such securities (excluding those rights and warrants referred to in clause (iii) above), (v) the issuance of shares of Common Stock for a consideration per share less than the then current market price per share of Common Stock which shall not be less than $2.25 (the "Current Market Price") (excluding securities issued in transactions referred to in clauses (i) through (iv) above), (vi) the issuance of securities convertible into or exchangeable for Common Stock for a conversion or exchange price plus consideration received upon issuance less than the then Current Market Price per share of Common Stock (excluding securities issued in transactions referred to in clauses (i) through (iv) above), and (vii) certain other events that could have the effect of depriving holders of the Warrants of the benefit of all or a portion of the purchase rights evidenced by the Warrants. The events described in clause (v) and (vi) above are subject to certain exceptions described in the Warrant Agreement, including, without limitation, (A) certain bona fide public offerings, (B) Common Stock (and options exercisable therefor) issued to the Company's employees and directors under bona fide employee benefit plans and (C) Common Stock issued upon conversion of the Preferred Stock in accordance with the Certificates of Designation related thereto and as in effect on the date hereof.

     No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided however, that any adjustment that is not made will be carried forward and taken into account in any subsequent adjustment.

     In the case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

Reservation of Shares

     The Company has authorized and reserved for issuance, and will at all times reserve and keep available, such number of shares of Common Stock as will be issuable upon the exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

Amendment

     From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making any change that does not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants will require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each holder of the Warrants affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

Registration Rights

     The holders of the Warrants and the Warrant Shares are entitled to certain rights with respect to the registration of the Warrants and the Warrant Shares under the Securities Act as discussed below.

     Shelf Registration Rights. The Company is required under the terms of the Warrant Agreement to (i) file and use its best efforts to cause to become effective prior to the Exercise Commencement Date a shelf registration statement (the "Warrant Shelf Registration Statement") with respect to the Warrant Shares issuable upon the exercise of the Warrants and (ii) to keep the Warrant Shelf Registration Statement continuously effective until the earlier of such time as all Warrants have been exercised and the Warrant Expiration Date.

     Piggyback Registration Rights. If the Company proposes to register any of its Common Stock under the Securities Act, either for its own account or for the account of other security holders, the holders of the Warrant Shares are entitled to notice of the registration and are entitled to include, at the Company's sole expense (excluding underwriter discounts), all or any portion of their Warrant Shares therein, subject to pro rata cut-back provisions in the event that the managing underwriter in any underwritten offering determines that the inclusion of such Warrant Shares and any other securities entitled to piggyback registration rights would adversely affect the offering being registered and subject to certain rights of the Company's existing stockholders.

               PROVISIONS GENERALLY APPLICABLE TO ALL SECURITIES


Book-Entry, Delivery and Form

     Except as set forth under "- Certificated Notes," the Exchange Notes will be issued in the form of one Global Exchange Note. Ownership of beneficial interest in a Global Exchange Note will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Ownership of beneficial interests in a Global Exchange Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Exchange Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the related Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in a Global Exchange Note will be able to transfer that interest except in accordance with applicable procedures of DTC, in addition to those provided for under the Indenture.

     Payments of the principal of, and interest on, Exchange Notes represented by the Global Exchange Note registered in the name of and held by the Depository or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global Exchange Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a certificated Note for any reason, such holder must transfer its interest in the Global Exchange Note in accordance with the procedures described under "Notice to Investors," as well as DTC's applicable procedures and, if applicable, those of Euroclear and Cedel Bank.

     The Company expects that DTC will take any action permitted to be taken by a Holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Exchange Note is credited and only in respect of such portion of the aggregate principal amount of Exchange Notes, as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC will exchange the applicable Global Exchange Note for certificated Exchange Notes, which it will distribute to its participants.

     The Company understands that: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue certificated Exchange Notes in exchange for the Global Exchange Notes. Holders of an interest in the Global Exchange Note may receive a certificated Exchange Note in accordance with DTC's rules and procedures in addition to those provided for under the Indenture.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of this discussion and the conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a Holder of the Private Notes or the Exchange Notes.

     This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of Holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or non- resident alien individuals, or persons holding Private Notes or Exchange Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any state, local or foreign tax laws is not discussed.

     EACH HOLDER OF A PRIVATE NOTE THAT IS PARTICIPATING IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S PARTICULAR TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

     The exchange of the Private Notes by any Holder for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Private Notes. Rather, Exchange Notes received by any Holder should be treated as a continuation of the Private Notes in the hands of such Holder for tax purposes. As a result, there should be no adverse federal income tax consequences to Holders exchanging the Private Notes for Exchange Notes pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Notes should be the same as the federal income tax consequences of holding and disposing of the Private Notes. Accordingly, a Holder's adjusted tax basis in the Exchange Notes will be the same as its adjusted tax basis in the Private Notes exchanged therefor and its holding period for the Private Notes will be included in its holding period for the Exchange Notes. Thus, the determination of gain on a subsequent sale or other disposition of the Exchange Notes will be the same as for the Private Notes.

                              PLAN OF DISTRIBUTION

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that for a period of 180 days from the Effective Date, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter Transmittal for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other Persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, negotiated transactions or through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on such resale of Exchange Notes and any commissions or concessions received by such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Notes Registration Rights Agreement and will indemnify the Holders of Private Notes (including any broker-dealers), certain parties related to such Holders, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon for the Company by Holland & Hart LLP.

                                    EXPERTS

     The financial statements included in this registration statement to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

       CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT) AND SUBSIDIARIES
    ----------------------------------------------------------------------
                       CONSOLIDATED FINANCIAL STATEMENTS
                       ---------------------------------
                 AND REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ---------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
CENTENNIAL COMMUNICATIONS CORP. (dba SMR DIRECT) AND SUBSIDIARIES
   Consolidated Financial Statements                                                 F-2 - F-27
   Consolidated Interim Financial Statements (Unaudited)                             F-28 - F-41

CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES:
   Consolidated Financial Statements                                                 F-42 - F-60
   Consolidated Interim Financial Statements (Unaudited)                             F-61 - F-71

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Centennial Communications Corp.:

We have audited the accompanying consolidated balance sheets of Centennial Communications Corp. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive loss; mandatorily redeemable, convertible preferred stock and stockholders' equity (deficit); and cash flows for each of the three years ended
December 31, 1998.   These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centennial Communications Corp. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years ended December 31, 1998 in conformity with generally accepted accounting principles.



                                              /s/ Arthur Andersen LLP
                                              -----------------------
                                              ARTHUR ANDERSEN LLP

Denver, Colorado,

 March 29, 1999.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                                                                                 December 31,
                                                               ---------------------------------------------
                                                                         1997                   1998
                       ASSETS
                       ------
CURRENT ASSETS:
---------------
        Cash and cash equivalents                                       $  7,730,141            $  5,229,942
        Restricted cash (Note 2)                                           1,349,536              11,770,859
        Accounts receivable, net of allowances for doubtful
       accounts of $517,986  and $829,933, respectively                    1,283,409                 863,756
        Radios and accessories inventory                                   1,371,762               2,227,459
        Prepaid licenses and other current assets                          1,371,041               1,387,274
        Net assets held for sale (Note 3)                                  4,430,661                 679,109
                                                                      --------------          --------------
        Total current assets                                              17,536,550              22,158,399
PROPERTY AND EQUIPMENT, net (Note 5)                                       5,004,903               8,934,667
INVESTMENT IN SUBSIDIARY (Note 2)                                                  -               1,496,443
SMR LICENSES, net of accumulated amortization of $289,196
 and $527,477 (Note 4)                                                     5,921,315              11,989,418
OTHER NONCURRENT ASSETS, net                                               1,409,615               2,462,517
                                                                      --------------          --------------
        Total assets                                                    $ 29,872,383            $ 47,041,444
                                                                        ============            ============
        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
        Accounts payable                                                $  1,019,208            $  2,144,964
        Accrued liabilities                                                1,016,610               1,450,014
        Deposits on assets held for sale (Note 3)                          4,609,077                 454,108
        Payable to seller (Note 4)                                                 -                 400,000
                                                                      --------------          --------------
        Total current liabilities                                          6,644,895               4,449,086

CAPITAL LEASES PAYABLE  (Note 6)                                                   -                  24,607
CONVERTIBLE NOTES  (Note 6)                                                        -              10,881,063
SENIOR DISCOUNT NOTES (Note 6)                                                     -              17,829,506
SENIOR SECURED NOTES (Note 6)                                             11,144,703                       -
                                                                      --------------          --------------
        Total liabilities                                                 17,789,598              33,184,262
                                                                      --------------          --------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 3, 6 and 9)

MANDATORILY REDEEMABLE, CONVERTIBLE
        PREFERRED STOCK:
 Series A, $.01 par value, 352 authorized, issued                          8,772,346               8,780,242
   and outstanding
 Series B, $.01 par value, 6,399,648 authorized,                          20,407,217              20,541,125
   5,735,251  issued and outstanding
 Series C, $.01 par value, 11,000,000 authorized, 50,000 and                  72,500              12,744,286
  8,789,169
   issued and outstanding, respectively
                                                                      --------------          --------------
                                                                          29,252,063              42,065,653
                                                                      --------------          --------------
STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, $.01 par value, 16,000,000  and 40,000,000                     35,027                  35,028
  authorized, 3,502,650 and 3,502,750 issued and outstanding, respectively
 Additional paid-in capital                                                3,351,790               7,755,801
 Accumulated deficit                                                     (20,562,630)            (36,137,833)
 Accumulated other comprehensive income                                        6,535                 138,533
                                                                      --------------          --------------
       Total stockholders' equity (deficit)                              (17,169,278)            (28,208,471)
                                                                      --------------          --------------
       Total liabilities and stockholders' equity (deficit)             $ 29,872,383            $ 47,041,444
                                                                        ============            ============

The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
          ------------------------------------------------------------

                                                                                     Years Ended December 31,
                                                                                     ------------------------
                                                                          1996                1997                 1998
                                                                     -------------        -------------        -------------
REVENUE:
 Radio service revenue                                               $     153,159        $   2,880,414        $   5,145,883
 Equipment sales                                                            45,992            1,672,388            1,911,159
 Activation and other                                                       96,730              273,553              146,736
                                                                     -------------        -------------        -------------
                                                                           295,881            4,826,355            7,203,778
                                                                     -------------        -------------        -------------
COSTS AND EXPENSES RELATED TO REVENUE
 (exclusive of depreciation shown separately below):
   Network and site expenses                                               272,910              612,632               88,388
   Cost of equipment sold                                                   40,765            2,256,993            2,779,821
   Maintenance and other                                                   199,750              686,785              613,699
                                                                     -------------        -------------        -------------
                                                                           513,425            3,556,410            3,481,908
                                                                     -------------        -------------        -------------
OPERATING COSTS AND EXPENSES:
 Selling, general and administrative                                     4,082,056           10,371,543           10,815,729
 Depreciation and amortization                                             507,811            2,258,982            2,084,999
 Loss on impairment of investment                                                -                    -            2,403,700
 Loss on divestiture of U.S. operations                                          -            3,206,510                    -
                                                                     -------------        -------------        -------------
                                                                         4,589,867           15,837,035           15,304,428
                                                                     -------------        -------------        -------------
OPERATING LOSS                                                          (4,807,411)         (14,567,090)         (11,582,558)
                                                                     -------------        -------------        -------------
OTHER INCOME (EXPENSE):
 Interest expense                                                         (237,060)            (887,324)          (4,832,475)
 Interest income                                                           156,731              349,662            1,341,811
 Other                                                                       1,614             (610,279)            (360,173)
                                                                     -------------        -------------        -------------
                                                                           (78,715)          (1,147,941)          (3,850,837)
                                                                     -------------        -------------        -------------
LOSS BEFORE MINORITY INTEREST                                           (4,886,126)         (15,715,031)         (15,433,395)

MINORITY INTEREST SHARE OF LOSS                                            111,310                    -                    -
                                                                     -------------        -------------        -------------
NET LOSS                                                                (4,774,816)         (15,715,031)         (15,433,395)
DIVIDENDS AND ACCRETION
 OF MANDATORILY REDEEMABLE
PREFERRED SHARES TO REDEMPTION VALUE                                       (14,695)            (141,808)          (1,535,504)
                                                                     -------------        -------------        -------------
NET LOSS APPLICABLE TO COMMON
STOCKHOLDERS                                                            (4,789,511)         (15,856,839)         (16,968,899)
OTHER COMPREHENSIVE INCOME (LOSS):
 Foreign currency translation adjustments                                   (6,469)              13,004              131,998
                                                                     -------------        -------------        -------------
COMPREHENSIVE LOSS                                                   $  (4,795,980)       $ (15,843,835)       $ (16,836,901)
                                                                     =============        =============        =============
BASIC AND DILUTED NET LOSS
PER COMMON SHARE                                                     $       (1.38)       $       (4.53)       $       (4.84)
                                                                     =============        =============        =============
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                                                    3,480,466            3,502,534            3,502,749
                                                                     =============        =============        =============

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
         CONSOLIDATED STATEMENTS OF MANDATORILY REDEEMABLE, CONVERTIBLE
         --------------------------------------------------------------
               PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
               --------------------------------------------------

                                                        Mandatorily Redeemable,                       Stockholders'
                                                      Convertible Preferred Stock                   Equity (Deficit)
                                     -----------------------------------------------------------  -------------------
                                         Series A               Series B            Series C         Common Stock
                                     ------------------  ----------------------  ---------------  -------------------
                                     Shares     Amount      Shares     Amount    Shares   Amount    Shares     Amount
BALANCES, December 31, 1995               -  $        -          -  $         -       -  $     -  3,270,000   $32,700
 Common stock issued for
   cash at $1.00 per share                -           -          -            -       -        -    230,000     2,300
 Common stock issued at $2.50
   per share to settle liability          -           -          -            -       -        -      2,500        25
 Preferred stock issued in
   connection with private
   placement (net of offering
   costs of $39,502) (Note 10)          352   8,760,498          -            -       -        -          -         -
 Preferred stock issued in
   connection with private
   placement (net of offering
   costs of $644,716) (Note 10)           -           -  5,670,851   20,053,923       -        -          -         -
 Accretion of preferred stock to
   redemption value                       -       3,950          -       10,745       -        -          -         -
 Net loss                                 -           -          -            -       -        -          -         -
 Cumulative translation
   adjustment                             -           -          -            -       -        -          -         -
                                        ---   ---------  ---------   ----------  ------   ------  ---------   -------

BALANCES, December 31, 1996             352   8,764,448  5,670,851   20,064,668       -        -  3,502,500    35,025

 Exercise of stock options                -           -          -            -       -        -        150         2

 Preferred stock issued as bonus          -           -     40,241      146,890       -        -          -         -
 Preferred stock issued for services,
  net of expenses                         -           -     24,159       61,749       -        -          -         -
 Preferred stock issued for note
  receivable (Note 10)                    -           -          -            -  50,000   72,500          -         -



                                                    Stockholders' Equity (Deficit)
                                          ---------------------------------------------------
                                                                    Accumulated
                                                                       Other
                                                                      Compre-      Total
                                          Additional                  hensive   Stockholders'
                                            Paid-in    Accumulated    Income      Equity
                                            Capital       Deficit     (Loss)     (Deficit)
                                          ----------  ------------   --------- -------------
BALANCES, December 31, 1995               $3,237,300  $    (58,088)  $         $  3,211,912
 Common stock issued for
   cash at $1.00 per share                   227,700             -         -        230,000
 Common stock issued at $2.50
   per share to settle liability               6,225             -         -          6,250
 Preferred stock issued in
   connection with private
   placement (net of offering
   costs of $39,502) (Note 10)                     -             -         -              -
 Preferred stock issued in
   connection with private
   placement (net of offering
   costs of $644,716) (Note 10)                    -             -         -              -
 Accretion of preferred stock to
   redemption value                          (14,695)            -         -        (14,695)
 Net loss                                          -    (4,774,816)        -     (4,774,816)
 Cumulative translation
   adjustment                                      -             -    (6,469)        (6,469)
                                           ---------    ----------    ------     ----------

BALANCES, December 31, 1996                3,456,530    (4,832,904)   (6,469)    (1,347,818)

 Exercise of stock options                       373             -         -            375

 Preferred stock issued as bonus                   -             -         -              -
 Preferred stock issued for services,
  net of expenses                                  -             -         -              -
 Preferred stock issued for note
  receivable (Note 10)                             -             -         -              -


 Accretion of preferred stock to
    redemption value                      -       7,898          -      133,910       -        -          -         -
 Stock based compensation                 -           -          -            -       -        -          -         -
 Net loss                                 -           -          -            -       -        -          -         -
 Cumulative translation adjustment        -           -          -            -       -        -          -         -
                                        ---   ---------  ---------   ----------  ------   ------  ---------    ------
BALANCES, December 31, 1997             352   8,772,346  5,735,251   20,407,217  50,000   72,500  3,502,650    35,027


 Accretion of preferred stock to        (141,808)             -         -       (141,808)
    redemption value
 Stock based compensation                 22,000              -         -         22,000
 Net loss                                      -    (15,715,031)        -    (15,715,031)
 Cumulative translation adjustment             -              -    13,004         13,004
                                        ---------   -----------    ------    -----------
BALANCES, December 31, 1997             3,351,790   (20,562,630)    6,535    (17,169,278)

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
         CONSOLIDATED STATEMENTS OF MANDATORILY REDEEMABLE, CONVERTIBLE
         --------------------------------------------------------------
         PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
         --------------------------------------------------------------

                                                                        Mandatorily Redeemable,
                                                                      Convertible Preferred Stock
                                   -----------------------------------------------------------------------------------------------
                                       Series A             Series B                  Series C                    Common Stock
                                   -----------------  -----------------------    ----------------------       --------------------
                                   Shares   Amount     Shares        Amount        Shares     Amount            Shares      Amount
                                   ------ ----------  ---------   -----------    ---------  ----------        ---------    -------
BALANCES, December 31, 1997          352   8,772,346  5,735,251    20,407,217       50,000       72,500       3,502,650     35,027
Exercise of stock options              -           -          -             -            -            -             100          1
Conversion of Senior
 Convertible Notes to
 Preferred Stock Series C              -           -          -             -    7,955,691   11,535,746               -          -
Warrants issued in connection
 with Discount Notes                   -           -          -             -            -            -               -          -
Dividends payable on the
 Preferred Stock Series C              -           -          -             -            -            -               -          -
Payment of dividends on the
 Preferred Stock Series C in
 additional shares                     -           -          -             -      783,478    1,136,040               -          -
Accretion of preferred stock
 to redemption value                   -       7,896          -       133,908            -            -               -          -
Stock based compensation               -           -          -             -            -            -               -          -
Net loss                               -           -          -             -            -            -               -          -
Cumulative translation
 adjustment                            -           -          -             -            -            -               -          -
                                   ------ ----------  ---------   -----------    ---------  -----------       ---------    -------
BALANCES, December 31, 1998          352  $8,780,242  5,735,251   $20,541,125    8,789,169  $12,744,286       3,502,750    $35,028
                                   ====== ==========  =========   ===========    =========  ===========       =========    =======


                                                   Stockholders' Equity (Deficit)
                                    ------------------------------------------------------------
                                                                    Accumulated
                                    Additional                         Other           Total
                                      Paid-in     Accumulated      Comprehensive   Stockholders'
                                      Capital       Deficit           (Loss)         (Deficit)
                                    -----------   ------------     -------------   -------------
BALANCES, December 31, 1997          3,493,598    (20,704,438)         6,535       (17,169,278)
Exercise of stock options                  249              -              -               250
Conversion of Senior
 Convertible Notes to
 Preferred Stock Series C                    -              -              -                 -
Warrants issued in connection
 with Discount Notes                 5,760,000              -              -         5,760,000
Dividends payable on the
 Preferred Stock Series C           (1,393,700)             -              -        (1,393,700)
Payment of dividends on the
 Preferred Stock Series C in
 additional shares                            -              -              -                 -
Accretion of preferred stock
 to redemption value                   (141,804)             -              -          (141,804)
Stock based compensation                 37,458              -              -            37,458
Net loss                                      -    (15,433,395)             -       (15,433,395)
Cumulative translation
 adjustment                                   -              -        131,998           131,998
                                    -----------   ------------       --------      ------------
BALANCES, December 31, 1998         $ 7,755,801   $(36,137,833)      $138,533      $(28,208,471)
                                    ===========   ============       ========      ============

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------




                                                                                        Years Ended December 31,
                                                                                        ------------------------
                                                                             1996                 1997               1998
                                                                             ----                 ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                $ (4,774,816)       $(15,715,031)       $(15,433,395)
 Adjustments to reconcile net loss to net cash
   used in operating activities-
     Depreciation and amortization                                            507,811           2,258,982           2,084,999
     Write down El Salvador business                                                -                   -           2,403,700
     Loss on divestiture of U.S. operations                                         -           3,206,510                   -
     Write-off of Argentine investment                                              -             615,588                   -
     Stock based compensation                                                       -              83,761              37,458
     Allowance for doubtful accounts                                                -             597,751             348,087
     Accretion of interest on discount and convertible notes                        -                   -           4,296,131
     Accretion of spectrum license debt                                        33,109              72,091                   -
     Changes in operating assets and liabilities-
       (Increase) decrease in accounts receivable                            (430,225)         (1,761,812)             71,566
       Increase in inventory                                                 (432,383)           (833,714)           (855,697)
       Increase in other assets                                              (435,080)         (2,370,381)           (223,140)
       Increase in accounts payable and other                               1,236,912             331,054           1,147,780
       Increase in accrued liabilities                                        726,841             401,718             480,198
                                                                         ------------        ------------        ------------
       Net cash used in operating activities                               (3,567,831)        (13,113,483)         (5,642,313)
                                                                         ------------        ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                        (6,654,843)         (6,877,907)         (5,403,095)
 Acquisition of businesses, net of cash acquired                           (2,552,248)         (4,482,325)         (7,426,003)
 Payment of contingent payable to seller                                            -                   -          (2,390,000)
 Cash deposits received related to sale of U.S. operations                          -           4,609,077                   -
 (Increase) decrease in restricted cash                                    (3,890,262)          2,540,726         (10,421,323)
 Change in net assets held for sale                                                 -                   -            (403,417)
 Refunds for acquisition of spectrum                                          243,369                   -                   -
 Funding of organizational costs                                             (171,188)                  -                   -
                                                                         ------------        ------------        ------------
       Net cash used in investing activities                              (13,025,172)         (4,210,429)        (26,043,838)
                                                                         ------------        ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from offering of discount notes and warrants                              -                   -          20,441,258
 Proceeds from offering of convertible notes                                        -                   -          10,000,000
 Proceeds from issuance of common stock                                       230,000                 375                 250
 Proceeds from issuance of Series A and Series B preferred
  stock, net                                                               28,814,421                   -                   -

 Proceeds from issuance of Senior Notes                                             -          11,144,703                   -
 Offering costs                                                                     -            (713,356)         (1,369,964)
 Payments on capital leases payable                                          (126,921)           (211,256)            (17,590)
                                                                         ------------        ------------        ------------
       Net cash provided by  financing activities                          28,917,500          10,220,466          29,053,954
                                                                         ------------        ------------        ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        (6,469)             13,004             131,998
                                                                         ------------        ------------        ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                    12,318,028          (7,090,442)         (2,500,199)
CASH AND CASH EQUIVALENTS, beginning of year                                2,502,555          14,820,583           7,730,141
                                                                         ------------        ------------        ------------
CASH AND CASH EQUIVALENTS, end of year                                   $ 14,820,583        $  7,730,141        $  5,229,942
                                                                         ============        ============        ============

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               -------------------------------------------------



                                                                                      Years Ended December 31,
                                                                --------------------------------------------------------------
                                                                             1996               1997                 1998
                                                                --------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
   Cash paid for-
     Interest                                                             $  182,354           $561,725          $   372,169
     Income taxes                                                                707             52,221              225,188
   Supplemental schedule of noncash
     investing and financing activities-
       Stock issued for services and notes receivable                          6,250            219,390                    -
       Accretion of preferred stock to redemption value                       14,695            141,808              141,804
       Dividends payable on preferred stock                                        -                  -            1,393,700
       Series C preferred stock issued in payment of                               -                  -            1,136,040
          dividends
       Conversion of senior notes and related accrued                              -                  -           11,535,746
        interest to Series C preferred stock
       Contingent payment on acquisition of Chilean channels                       -                  -              400,000
       Acquisition of SMR licenses in exchange for debt                    3,428,746                  -                    -
       Equipment acquired through capital lease                            1,872,432            716,464                    -

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                        AS OF DECEMBER 31, 1997 AND 1998
                        --------------------------------


NOTE 1.  ORGANIZATION AND OWNERSHIP
-------  --------------------------

Centennial Communications Corp. and subsidiaries (collectively, the "Company") is a Delaware corporation engaged in the acquisition, development and operation of specialized mobile radio ("SMR") and other low-cost, wireless communications networks, the sale of communications services using those networks, and the sale and servicing of related accessories and equipment in certain countries of Latin America . Prior to August, 1997, the Company also had operations in the United States. The Company has acquired SMR licenses through direct applications to governments and through acquisitions of interests in other entities (all of which are wholly owned) that have been granted or have applied for SMR licenses.

The Company commenced significant operations during 1996, and prior to that date had been a development stage enterprise. The Company's business model is subject to significant modification to address rapid change in telecommunications technology and newly emerging marketplaces which the Company believes offer significant opportunity. Reflecting such circumstances, in August 1997, the Company reached the conclusion that its wireless communications investment opportunities in Latin America and other emerging markets were more attractive than its opportunities in the United States. As a result, the Company decided to sell its United States SMR operations and related assets (the "U.S. Operations") and focus its ongoing efforts solely in Latin America (See
Note 3).

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------  ------------------------------------------

   Basis of Presentation
   ---------------------

The consolidated financial statements include the accounts of Centennial Communications Corp. and its subsidiaries, all of which are wholly owned. All subsidiaries are consolidated except the El Salvador subsidiary which was acquired in August and September of 1998, which the Company has made the decision to sell (See Note 4). Accordingly, due to temporary majority control, such investment has been accounted for using the equity method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation. Minority interest share of loss results from minority ownership interests in entities now wholly owned by the Company.

   Foreign Currency Translation
   ----------------------------

For subsidiaries whose functional currency is the local currency and do not operate in highly inflationary economies, all assets and liabilities are translated at current exchange rates and translation adjustments are included in stockholders' equity as a component of other comprehensive income. Revenues and expenses are translated at the weighted average rate for the period. The Company's Peruvian and Ecuadorian subsidiaries functional currency is the United States dollar because the revenue stream is earned in the United States dollar. Currently, Ecuador is the only hyper-inflationary economy in which the Company has operations.

   Cash and Cash Equivalents
   -------------------------

For purposes of reporting cash flows, cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less which are readily convertible into cash and are not subject to significant risk
from fluctuations in interest rates.   Cash equivalents consist of overnight
investments

   Restricted Cash
   ---------------

Restricted cash includes approximately $1.3 million and $11.8 million on deposit with financial institutions at December 31, 1997 and 1998, respectively. The December 31, 1997 balance and $1.3 million of the December 31, 1998 balance is restricted by guarantees for performance bonds for certain construction and operational obligations related to SMR licenses in Chile. This amount is invested in a money market account. As of December 31, 1998, approximately $9.7 million is related to money which has been escrowed under one of the Company's financing arrangements and is to only be used in Latin America. This escrow is invested in highest obtainable Moody's rated commercial paper. Amounts can be released upon board approval. Approximately $0.4 million of the December 31,

1998 balance is related to an acquisition as discussed in Note 4. The remainder of the balance is a performance bond for the build out of certain channels in Peru.

   Credit Risk and Concentration of Operations
   -------------------------------------------

The Company typically does not require collateral from its customers. Accounts receivable are comprised of small balances due from numerous customers located primarily in Peru, Ecuador, Chile and El Salvador. The Company has assets totaling approximately $27,000,000 located in Latin America. Accordingly, while the Company believes that it has minimized it exposure to any single customer, the Company is exposed to credit risk resulting from adverse general economic conditions which may affect these countries and Latin America. The Company has not entered into any foreign currency contracts, hedges or options. The Company, as of December 31, 1998 has approximately $545,000 of unrestricted cash and approximately $387,000 of restricted cash in Latin America. The Company sweeps all excess cash from its operations on a weekly basis. The Company invests its cash, cash equivalents and restricted cash with financial institutions that the Company believes to be of high credit quality.

   Accessories Inventory
   ---------------------

Accessories inventory represents radio accessories that are held for sale to the Company's subscribers. Accessories are stated at the lower of their cost or market. Cost is determined using the first-in, first-out method.

   Revenue Recognition
   -------------------

Radio service fees as well as charges for maintenance and loss and damage insurance coverage are recognized in the period service is provided. Equipment sales are recognized when the equipment is delivered and title passes to the subscriber. In the Company's U.S. Operations, activation fees were recorded as revenue in the month the activation occurred. The Company does not receive activation fees outside the U.S.

   Property and Equipment
   ----------------------

Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets (See Note 5).

Direct costs associated with the construction of SMR networks are capitalized and amortized over the system's expected useful life upon placing the system in service. Such costs include amounts incurred in securing tower sites, site preparation, procurement and installation of infrastructure, and equipment costs.

Also included in property and equipment are radios owned by the Company which are leased to the Company's subscribers under operating lease agreements. The Company retains title to these radios as part of the subscriber agreement and depreciates the radios over five years. Upon termination of service, the subscribers are required to return the radios to the Company. Certain subscribers desire to own their radios; therefore, the cost or depreciated net book value of radios sold to such subscribers is recorded as a charge to cost of goods sold at the time of sale.

   SMR Licenses
   ------------

Direct and certain indirect costs of obtaining SMR licenses, such as application, legal and consulting fees, as well as the fair market value of licenses obtained in certain acquisitions, are capitalized and amortized using the straight-line method over the period of the related license (generally 10 to 40 years) upon commencement of service (See Note 4). SMR licenses in the countries in which the Company operates are issued conditionally for various periods of time. The SMR licenses are generally renewable providing the licensee has complied with applicable rules and policies. In most instances, the Company believes it has complied and intends to comply with these standards and is amortizing the related costs using the straight line method over their estimated useful life, generally 40 years. In some cases, the Company currently is not in compliance with applicable requirements and, where appropriate, has filed requests for extensions with the appropriate government agency. The Company expects that such extension requests will be granted and the risk of having these or any other licenses revoked is remote.

   Income Taxes
   ------------

The current provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The Company's deferred tax assets have been reduced by a valuation allowance to the extent it is more likely than not, that some or all of the deferred tax assets will not be realized (See Note 8).

   Net Loss Per Common and Common Equivalent Share
   -----------------------------------------------

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflects the potential dilution assuming the issuance of common shares for all dilutive potential common shares outstanding during the period. As a result of the Company's net losses, all potentially dilutive
securities would be anti-dilutive.   Potentially dilutive securities include the
Convertible Notes (See Note 6), Mandatorily Redeemable Convertible Preferred Stock (See Note 10), and options and warrants for the Company's common stock.
On January 15, 1998, the Company completed a financing whereby warrants for 2,560,000 shares of common stock were issued to the holders of the Senior Discount Notes (as defined in Note 6). As of December 31, 1998, an additional 29,419,703 shares of common stock would have been issued if all outstanding options and conversion features were exercised.

   Mandatorily Redeemable Preferred Stock
   --------------------------------------

The Company's mandatorily redeemable preferred stock is recorded at its issuance price less offering costs. The carrying value is increased to the redemption value at June 2002 by a charge to stockholders' deficit ratably over the period from issue date to redemption date.

   Use of Estimates
   ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company is subject to the laws and regulations governing telecommunication services in effect in each of the countries in which it operates. These laws and regulations can have a significant influence on the Company's results of operations and are subject to change by the responsible governmental agencies. The financial statements as presented reflect certain assumptions based on laws and regulations currently in effect in each of the various countries. The Company cannot predict what future laws and regulations might be passed that could have a material effect on the Company's results of operations. The Company assesses the impact of significant changes in laws and regulations on a regular basis and updates the assumptions used to prepare its financial statements accordingly.

   Long-lived Assets
   -----------------

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If an impairment is indicated, the amount of the charge is calculated as the amount by which the carrying amount of the asset exceeds the fair value of the asset. During 1998, the Company determined that its spectrum licenses and other long-lived assets related to its El Salvador subsidiary was impaired based upon third party offers, and recorded a write down to estimated fair value. At December 31, 1998, the Company determined that there were no other impairments of long-lived assets.

     Comprehensive Income
     --------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From its inception through December 31, 1998, the change in the cumulative translation adjustment is the sole material item of other comprehensive income or loss.

   Stock Options
   -------------

The Company accounts for its stock incentive plan in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Effective January 1, 1996, the Company adopted the disclosure-only provisions of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (See Note 11).

   Recently Issued Accounting Standards
   ------------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," Which provides guidance on accounting for the cost of such software. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-1 had no impact on the Company's financial statements.

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement will be effective in 1999 and will require costs of start-up activities and organization costs to be expensed as incurred. The adoption of this statement had no effect on the Company's financial position or results of operations.

NOTE 3.  SALE OF THE U.S. OPERATIONS
-------  ---------------------------

In August 1997, the Company made a strategic decision to sell the U.S. Operations and began to seek purchasers for these operations, consisting of licenses and related assets and liabilities in 20 major trading areas ("MTAs"). As of December 31, 1998, the Company had completed the sale of all but three MTA's to two purchasers. The remaining purchases are subject to the approval by the Federal Communications Commission (the "FCC") of assumption of debt, and the qualifications by the proposed purchaser as a small or very small business, as defined by the FCC. Until the contingencies related to the FCC are resolved, the Company transfered a majority of the risks and rewards of the U.S. Operations to the purchasers by way of management agreements. The management agreements give the purchasers the ability to operate the MTA's purchased and perform all the necessary functions of operating the wireless networks, billing the customers, collecting cash receipts and servicing its customer base. In August 1997 and subsequent to transferring assets and the related operations, which are the subject of management agreements, the Company ceased recording revenue and related operating expenses. The transactions were not, and for those remaining, will not be recognized as a sale until substantially all of the risks, rewards of ownership and full control of such licenses and the related assets and liabilities are transferred to the purchasers. As of December 31, 1998, the Company had received approximately $454,000 in cash proceeds related to the two remaining sales and has recorded these amounts as deposit liabilities in the accompanying balance sheet.

At December 31, 1997 and 1998 and for each of the three years ended December 31, 1998, financial information related to the U.S. Operations was as follows:

                                                         December 31,          December 31,              December 31,
                                                             1996                  1997                      1998
                                                   -------------------------------------------      ---------------------

Revenue                                                      $    79,562           $ 1,111,651        $                 -
Costs and expenses related to revenue                            410,045             1,272,172                          -
                                                   -------------------------------------------      ---------------------
     Gross loss                                                 (330,483)             (160,521)                         -

Selling, general and administrative                            2,597,131             3,001,663                          -
Depreciation and amortization                                    327,791             1,143,346                          -
                                                   ---------------------

                                                              (3,255,405)           (4,305,530)                         -
Loss on Divestiture of U.S. Operations                                 -            (3,206,510)                         -
                                                   -------------------------------------------      ---------------------
      Operating Loss                                         $(3,255,405)          $(7,512,040)       $                 -
                                                             ===========  ====================      =====================


Current assets                                                                     $   474,591                 $   53,011
Property and equipment                                                               6,714,290                    935,477
SMR licenses                                                                         3,828,794                    231,485
                                                                          --------------------      ---------------------
     Total Operating Assets                                                         11,017,675                  1,219,973


Current liabilities                                                                  1,574,184                    154,170
Capital leases                                                                       1,478,884                    173,035
Spectrum license debt                                                                3,533,946                    213,659
                                                                          --------------------      ---------------------
     Total Liabilities                                                               6,587,014                    540,864
                                                                          --------------------      ---------------------

     Net assets of the U.S. Operations                                             $ 4,430,661                 $  679,109
                                                                          ====================      =====================


Effective August 1997, the property, equipment and SMR licenses related to the U.S. Operations were considered to be assets to be disposed of, as that term has been defined by Statement of Financial Accounting Standards No. 121, because management, having the authority to do so, has committed to the sale of these assets. Accordingly, the Company's management estimated the fair value of such assets, and determined that a write-down to fair market value was necessary as of August 1997. In order to reflect these assets at fair value less selling costs, the amount of the write-down recorded by management was approximately $1,900,000. The Company's estimates were based upon executed sales contracts. Additionally, the Company recorded an approximate $1,300,000 charge for termination and other contractually committed costs in connection with the divestiture of the U.S. Operations in the third quarter of 1997. As of December 31, 1998, the Company has made cash payments of a substantial majority of this amount. The Company expects to close the remaining two sales within the next six months.


NOTE 4.  ACQUISITIONS
-------  -------------

The Company completed several acquisitions of non-operating entities whose primary assets were SMR licenses as well as the acquisition of operating entities and spectrum. Included in the accompanying consolidated financial statements, from the date of their acquisition, are the results of operations for these entities (except El Salvador - see below) as follows:

Name and Location of Entity                                                 Date Acquired
---------------------------                                                 -------------
SMR Direct Peru S.R.L. (formerly Mobil Line S.A.); Lima, Peru               February and July 1996 (1)
Pompano S.R.L.; Lima, Peru                                                  November 1996
Brunacci S.R.L.; Guayaquil, Ecuador                                         November 1996
Telecom Supply S.R.L.; Lima, Peru                                           December 1996
C-Comunica S.R.L.; Lima, Peru                                               January 1997
Transnet del Peru S.A.; Lima, Peru                                          July 1997
Telecomunicaciones y Servicios S.A.; Santiago, Chile                        January 1998
Peru Tel S.A.; Lima, Peru                                                   May 1998
Comovec S.A.; Quito, Ecuador                                                May 1998
El Salvador                                                                 June, August and September 1998

(1) The Company acquired 51% of Mobil Line S.A. in February 1996. The remaining 49% was acquired in July 1996.


In February 1996, the Company purchased 51% of the capital stock of Mobil Line S.R.L. ("Mobil Line"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession, for $900,000. The Company acquired the remaining 49% of Mobil Line in July 1996 for approximately $600,000. These transactions were accounted for as a step acquisition purchase and, accordingly, operating results of the Company from March 1996 include the operations of Mobil Line from acquisition, with the minority interest reflected for the five-month period ending in July. Of the total consideration paid approximately $900,000 remained in Mobil Line to purchase infrastructure and approximately $600,000 was paid to the founders of Mobil Line. As a result of these transactions approximately $692,000 of the total consideration paid was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

In November 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Pompano S.R.L. ("Pompano"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession. The acquisition was accounted for as a purchase and, accordingly, operating results of Pompano subsequent to the date of acquisition are included in the accompanying consolidated financial statements. Total consideration paid by the Company was approximately $419,000, of which approximately $16,000 was allocated to tangible net assets and $403,000 was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

In November 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Brunacci S.R.L. ("Brunacci") and of its wholly owned subsidiary, Multisistemas Electronics M.S.E. S.A. ("Multisistemas"), both Ecuadorian non-operating development stage companies which owned Ecuadorian SMR spectrum concessions. The acquisition was accounted for as a purchase and, accordingly, operating results of Brunacci and Multisistemas subsequent to the date of acquisition are included in the accompanying consolidated financial statements. Total consideration given and liabilities assumed for both of the acquired companies was approximately $947,000, of which $297,000 was allocated to tangible net assets and $650,000 was allocated to SMR licenses. SMR licenses are amortized over 10 years, the expected term of the license. The purchase price was financed by the Company with available cash.

In December 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Telecom Supply S.R.L. ("Telecom"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession. The acquisition was accounted for as a purchase and, accordingly, operating results of Telecom, subsequent to the date of acquisition, are included in the accompanying consolidated financial statements. Total consideration paid by the Company was approximately $400,000, of which approximately $14,000 represented the fair value of tangible assets acquired and the excess purchase price over fair value of the net tangible assets acquired was approximately $386,000, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

Because the above entities were acquired prior to commencing their operations, the Company believes that pro-forma revenue and results of operations for 1995 and the period in 1996 prior to their acquisition by the Company are not meaningful.

In January 1997, the Company acquired all of the common stock of C-Comunica S.A. ("C-Comunica"), a Peruvian SMR operating company. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for C-Comunica was approximately $2.9 million, of which approximately $800,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $2.1 million, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

In July 1997, the Company acquired all of the common stock of Transnet del Peru S.A. ("Transnet"), a Peruvian SMR operating company. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for Transnet was approximately $1.5 million, of which approximately $300,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $1.2 million, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

Also in July 1997, the Company pledged $1.3 million to secure its obligations in connection with the Company's bid for additional spectrum with Chile Concurso. On October 29, 1997, the Company received written notice from the Chilean Ministry of Transportation and Telecommunications (the "Ministry") that its proposal had been accepted and awarded; although such award is subject to appeal by the other participants in the Chile Concurso. During 1997 and 1998 appeals were filed and the Ministry has denied such appeals. The Company believes that it will be awarded the channels in the next six months.

In September 1997, the Company acquired all of the common stock of Fastcom S.A. ("Fastcom") and Radioservicios Moviles, S.A. ("Radioservicios"), Argentine non-operating development stage companies which owned an Argentine paging concession. The total consideration given and liabilities assumed for Fastcom was approximately $526,000. The Company paid $110,000 cash at closing and signed a note to the seller for the remainder of the purchase price due December 2, 1997. The Company pledged the shares of Fastcom and Radioservicios to the previous owners and related parties (the "Lienholders") to secure certain payment obligations of the Company. The Company did not satisfy these payment obligations on December 2, 1997, and as such, the Lienholders foreclosed on the shares of Fastcom and Radioservicios. This resulted in the Company taking an approximately $600,000 (included in general and administrative expenses) charge in December 1997, which consists of the $110,000 initial purchase price and approximately $490,000 in capitalized costs made in connection with the Radioservicios transaction during 1997.

     On January 2, 1998, the Company purchased 100% of the outstanding capital stock of Telecomunicaciones y Servicios S.A. ("TyS"), a Chilean operating company. TyS holds 10 800 MHz channels in the metropolitan region of Santiago, Chile. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for the Chilean company was approximately $3,200,000, of which $800,000 was paid at closing and approximately $2,040,000 was paid June 29, 1998 and $350,000 on July 8, 1998 upon the transfer of 290 additional channels (40 of which are in the metropolitan region of Santiago) to the operating company. Approximately $80,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $3,120,000, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

     On April 14, 1998 the Company executed a purchase agreement with certain non-operating subsidiaries of International Wireless Communications Holdings, Inc. ("IWC") for the acquisition of certain assets in Peru, Ecuador and Chile for a purchase price of approximately $3,500,000. On May 13, 1998 the Company completed the first part of the acquisition and acquired a non-operating entity in Ecuador (Comovec S.A.) for approximately $300,000. Comovec S.A. holds licenses to operate SMR networks and has 40 800 MHz channels and 20 900 MHz channels in each of Quito and Guayaquil and 25 800 MHz channels in Cuenca. Approximately $20,000 represented the fair value of the net tangible assets of Comovec S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $250,000, which was allocated to SMR licenses. Comovec S.A.'s licenses will be amortized over 40 years beginning on the date that the channels are launched. On May 22, 1998, the Company completed the second part of the acquisition and acquired a non-operating entity in Peru (Peru Tel S.A.) for approximately $2,800,000. Peru Tel S.A. holds licenses to operate SMR networks and has 32 800 MHz channels in Lima/Callao and 100 800 MHz channels among eight other cities. Approximately $400,000 represented the fair value of the net tangible assets of Peru Tel S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $2,400,000, which was allocated to SMR licenses. Peru Tel S.A.'s SMR licenses will be amortized over approximately 40 years beginning on the date that the channels are launched. The Company is currently waiting for final government approval for the transfer of the license in Chile to the Company (which it expects will occur in the next six months) before it can close the final part of the acquisition for approximately $400,000, which amount was placed into escrow upon the Chilean government's initial approval of the transfer. The Company used its existing cash to acquire Comovec S.A. and Peru Tel S.A.


Detail of net assets of acquisitions:                              1997                         1998
                                                         ---------------------      --------------------------
Property and equipment                                              $  896,688                      $   71,039
SMR licenses                                                         3,326,723                       5,792,621
Other assets                                                           928,538                         105,405
Accounts payable and accrued liabilities                              (669,624)                       (106,762)
                                                         ---------------------      --------------------------
Acquisition, net of cash acquired                                    4,482,325                       5,862,303
Cash acquired                                                          443,675                         420,930
Payable to seller                                                            -                         400,000
                                                         ---------------------      --------------------------
Purchase price                                                      $4,926,000                      $6,683,233
                                                                    ==========                      ==========

        In addition to acquisitions, the Company was awarded 40 nationwide channels of 800 MHz spectrum on June 9, 1998 in El Salvador. The Company paid $620,000 for the channels, which have a 20 year term. In August 1998, the Company completed the acquisition of a concession for 10 nationwide channels of 800 MHz spectrum in El Salvador for approximately $300,000. The acquisition of assets included certain infrastructure and approximately 140 subscribers. In September 1998 the Company was awarded 65 nationwide channels of 800 MHz spectrum in El Salvador. The Company paid approximately $2,027,000 for the channels, which have a 20 year term. Also, in September 1998, the Company acquired a concession for 30 nationwide channels of 800 MHz spectrum in El Salvador for approximately $949,000. The acquisition of assets also included certain infrastructure and approximately 600 subscribers. The Company was awarded a concession for 25 nationwide channels of 800 MHz spectrum in El Salvador for approximately $10,000. These assets have been recorded as an investment in subsidiary and accounted for using the equity method of accounting. The Company has not consolidated this subsidiary because its control is temporary, as the Company had signed a letter of intent to sell the subsidiary. The letter of intent was not consummated, however, the Company is entertaining offers to sell and is committed to selling this subsidiary. Based on third party offers to buy the subsidiary, the Company wrote down the carrying value of this subsidiary to $1,560,000 and took an approximate $2,400,000 write off (see Note 2).

NOTE 5.  PROPERTY AND EQUIPMENT
-------  ----------------------

The composition of property and equipment follows:

                                                                                              December 31,
                                                                       ------------------------------------------------------------
                                                                                 1997                            1998
                                                                       ----------------------------     ---------------------------
   Network infrastructure                                                    $ 3,527,655                      $ 6,975,994
   Radios                                                                      2,017,071                        3,321,641
   Computer equipment and software                                               392,276                          719,846
   Furniture and fixtures                                                        229,174                          397,775
   Leasehold improvements                                                         44,496                          303,754
                                                                            ------------                     ------------
                                                                               6,210,672                       11,719,010
   Accumulated depreciation                                                   (1,205,769)                      (2,784,343)
                                                                            ------------                     ------------
   Property and equipment, net                                               $ 5,004,903                      $ 8,934,667
                                                                             ===========                      ===========

The Company leases its phone system under a capital lease. As of December 31, 1998 the net book value of such equipment was approximately $9,400 net of accumulated depreciation of approximately $38,900.

The Company depreciates infrastructure over 10 years, radios over five years, computer equipment and software over three years and leasehold improvements over the life of the lease.

Depreciation expense was $446,652, $1,802,283 and $1,718,203 for the years ended December 31, 1996, 1997 and 1998, respectively.

NOTE 6.  LONG-TERM DEBT AND CAPITAL LEASES PAYABLE
-------  -----------------------------------------

In April 1996, the Company acquired 430 channels in MTA's in the United States through the Federal Communications Commission's ("FCC") 900 MHz spectrum auction for a purchase price of approximately $5.1 million. In connection with such auction, the Company qualified for "small business" status under the FCC's regulations which allowed the Company to (i) make a 10% down payment; (ii) receive a 15% bidding credit against its spectrum purchase price; and (iii) receive United States government financing at 7% per annum on the balance of the purchase price to be paid by the Company over a 10-year period. The contractual principal amount on this debt totals approximately $4.6 million and $214,000 as of December 31, 1997 and 1998, respectively. The note provides for interest payments only in the first five years and quarterly principal and interest payments thereafter. In accordance with Accounting Principles Board Opinion No. 21, "Interest on Receivables and Payables", the Company has determined that the market rate for such debt is 12%, and accordingly, recorded this debt and related spectrum at approximately $3.5 million. As discussed in Note 3, the Company has decided to sell the U.S. Operations and a majority of the FCC debt has been, and the Company believes that the remaining balance will be, assumed by the buyers of the U.S. Operations.

In July through October 1996, the Company secured approximately $1.8 million in fixed equipment infrastructure financing from E.F. Johnson, a leading equipment manufacturer, for use in constructing its U.S. network. Total principal outstanding on this vendor financing was approximately $1.4 million at December 31, 1997. In addition, in February 1997, the Company secured an additional $0.5 million in fixed equipment infrastructure financing from E.F. Johnson to construct network facilities at additional site locations in the U.S. The terms of this financing required that the Company pay 30% of the cost of the equipment at the time of purchase with the balance of the purchase price payable monthly over a five year period and bearing interest at a rate of 12% per annum. Purchases made under this financing arrangement were classified as capital leases payable. The majority of the capital leases have been paid off in the divestiture of the U.S. Operations and the remaining will also be paid off at closing of the remaining U.S. operations.

The Company entered into additional agreements with E.F. Johnson regarding the purchase of infrastructure equipment and subscriber units. E.F. Johnson has made available to the Company a $1.5 million credit line associated with the purchase of infrastructure equipment for build-out in Chile. The amounts financed are payable quarterly over a one year period and no interest is charged. The Company has determined the market rate for this debt to be 14%.
The Company is required to make a down payment in the amount of 25% of the cost of the purchased equipment pursuant to the agreement. The amount outstanding on
this financing at  December 31, 1998 was approximately $873,000.   The Company
also entered into a radio purchase agreement with E.F. Johnson to acquire 5,000 radios during 1998 and took delivery of 3,600. The Company is currently in discussions with E.F. Johnson regarding the remaining 1,400 radios.

The Company entered into a radio purchase agreement with Motorola to acquire 10,000 radios during 1998 and took delivery of 8,325. The Company is currently in discussions with Motorola regarding the remaining 1,675 radios.

   Senior Notes Financing
   ----------------------

On October 3, 1997, the Company finalized an approximately $11.1 million financing of Senior Secured Convertible Notes, due 2002 (the "Senior Notes"), which were convertible into shares of the Company's common stock at an initial conversion price of $1.45 per share. The Senior Notes were secured by 66% of the Company's shares of its holding companies for its Latin American operations, and bear interest at 12% (payable semi-annually beginning on April 30, 1998). Due to the Senior Discount Notes offering completed on January 15, 1998, the principal amount of the Senior Notes and related accrued interest were automatically converted into 7,955,691 shares of the Company's Series C Preferred stock at a conversion price of $1.45 per share (see Note 10).

On January 15, 1998, the Company finalized a $40 million financing of Senior Discount Notes (the "Senior Discount Notes") due 2005. The financing consisted of 40,000 units, each unit consisting of $1,000 in principal at maturity and one warrant to purchase 64 shares of common stock of the Company at an exercise price of $.01 per share. The Senior Discount Notes were issued at a substantial discount from their principal amount and interest does not accrue on the

Senior Discount Notes prior to January 1, 2003. Thereafter, interest accrues at 14% per annum, payable semi-annually in arrears on January 1 and July 1 of each year commencing July 1, 2003. For accounting purposes, the Senior Discount Notes accrete at a rate of 21.26% per annum compounding semi-annually. Net proceeds to the Company were $19.1 million, after deducting $19.5 million of debt discount and $1.4 million in offering expenses. The warrants issued in connection with the notes were valued at $5,760,000 and were recorded directly to additional paid-in capital. The Senior Discount Notes are secured by 66% of the Company's shares of its Cayman Island holding companies for its Latin American operations. The Senior Discount Notes are also secured by 100% of the Company's stock in SMR Direct USA, Inc., a wholly-owned subsidiary of the Company. This entity has no operations and its financial position consists only of a nominal capitalization. Pursuant to a registration rights agreement (the "Senior Discount Notes Registration Rights Agreement") among the Company and the purchasers of the Senior Discount Notes, the Company agreed: (i) to file with the Commission on or prior to the earlier to occur of (a) an offering of securities of the Company pursuant to which the Company is thereafter subject to the reporting requirements of the Exchange Act and (b) 300 days after the closing of the Senior Discount Notes offering, a registration statement with respect to an offer to exchange (the "Exchange Offer") the Senior Discount Notes for a new issue of senior discount notes of the Company (the "New Notes") with terms substantially identical to those of the Senior Discount Notes and (ii) to use its best efforts to cause such registration statement to become effective within 60 days following the date of this filing. The Company has not currently completed the registration process for the Exchange Offer and has incurred approximately $14,000 in liquidated damages through December 31, 1998. The liquidated damages are due and payable with the first interest payment on July 1, 2003. The liquidated damages are charged on a weekly basis per $1,000 bond and increase every 90 days for a fee of $4,000 beginning in January 1999 and increasing to $10,000 per week at the end of 1999 until the registration statement is declared effective. The Company intends to complete the registration process during 1999.

In addition, on January 15, 1998 the Company issued $10.0 million in aggregate principal amount of convertible notes (the "Convertible Notes") pursuant to a
purchase agreement dated January 15, 1998.   Cash interest will not accrue on
the Convertible Notes prior to January 1, 2000. Thereafter, interest on the Convertible Notes will be payable in cash at a rate of 9% per annum on January 1 and July 1 of each year, commencing on July 1, 2000. The Convertible Notes are convertible into shares of common stock at a conversion price of $2.25 per share, subject to adjustments in certain circumstances.

Notes and capital leases payable consist of the following at December 31, 1997 and 1998:

                                                                                          December 31,
                                                                        ------------------------------------------------
                                                                                  1997                        1998
                                                                        ----------------------       -------------------
Capital lease, payable in monthly principal and interest payments of            $ 1,436,686                  $   173,035
 $40,577, for 60 months beginning on various dates from July 1, 1996 through October 31, 1996, effective interest rate of 12%, secured by infrastructure equipment
Capital lease, payable in monthly principal and interest payments of                 42,198                       24,607
 $1,226 for 48 months beginning July 28, 1996, effective interest rate of 10.1%, secured by a phone system
Notes payable for purchase of SMR license, quarterly payments of                  3,533,946                      213,659
 $79,786 (1997) and $4,824 (1998) are interest-only (at the stated
 rate) for first five years after which quarterly payments of
 $272,144 (1997) and $16,454 (1998) include principal and interest for remaining five years, imputed interest rate of 12%, secured by related SMR licenses
   Senior Notes (see above)                                                      11,144,703                            -
   Senior Discount Notes (see above)                                                      -                   17,829,506
   Convertible Notes (see above)                                                          -                   10,881,063
                                                                               ------------                 ------------
                                                                                 16,157,533                   29,121,870
   Less amount classified as Net Assets Held for Sale                            (5,012,830)                    (386,694)
                                                                               ------------                 ------------
                                                                                $11,144,703                  $28,735,176
                                                                                ===========                  ===========

Contractual maturities of debt outstanding and capital leases at December 31, 1998 (including those classified as Net Assets Held for Sale), are as follows:

                                                                                       Capital
                                                                     Debt               Leases
                                                                  ----------       --------------
1999                                                          $       19,295          $    97,568
2000                                                                 554,003               81,945
2001                                                               1,104,216               40,671
2002                                                               1,135,229                    -
2003                                                               3,935,229                    -
Thereafter                                                        63,131,431                    -
                                                                ------------         ------------
                                                                  69,879,403              220,184
Less interest                                                    (17,721,370)             (22,542)
Less discount                                                        (61,986)                   -
Less accretion                                                   (23,171,819)                   -
                                                                ------------         ------------
                                                              $   28,924,228  (1)     $   197,642 (1)
                                                              ==============          ===========

(1) A portion of these amounts are included in the Net Assets Held for Sale line on the balance sheet. Certain of the Company's long-term debt contain restrictive covenants regarding the Company's ability to pay dividends, incur additional debt and issue additional equity securities as well as other restrictions. At December 31, 1998 the Company was in compliance with covenants.

NOTE 7. FAIR VALUE OF FINANCIAL INSTRUMENTS
------- -----------------------------------
Fair values of cash equivalents and other current amounts receivable and payable approximate the carrying amount due to their short-term nature.

The fair market value of the Senior Discount Notes and the Convertible Notes, based upon comparable, publicly traded debt, is approximately $17,800,000 and $10,900,000, respectively. Using the estimated fair market value of the Company's common stock, the Company's Convertible Notes' fair market value would approximate $7,700,000.

Mandatorily redeemable, convertible preferred stock is carried on the Company's consolidated balance sheet at December 31, 1998 at $42.1 million. Fair value of the Company's mandatorily redeemable, convertible Preferred Stock is based upon the estimated fair value of the Company's common stock of $1.45 per share, as established by recent third party offers as follows:

                                                 Fair Value
                                                 ----------
        Series A Preferred                      $ 6,018,867
        Series B Preferred                      $11,674,560
        Series C Preferred                      $12,744,295
                                                -----------
                                                $30,437,722
                                                ===========


NOTE 8.  INCOME TAXES
-------  ------------

The Company is subject to federal, state and foreign income taxes but has incurred minimal liability for such taxes due to losses it has incurred since inception. At December 31, 1998, the Company had net operating loss carryforwards for U.S. federal tax purposes of approximately $17.5 million which expire through the year 2013. These carryforwards are available to offset future taxable income, if any. The Company's foreign consolidated subsidiaries in Peru, Ecuador, Chile and El Salvador are considered pre-operating entities for income tax purposes and therefore the losses are deferred for income tax purposes and amortized against future taxable income or loss over a period of approximately four years commencing in 1996.

The Company's net deferred tax assets result primarily from the future benefit
of net operating loss carryforwards and deferred pre-operating losses.   Net
deferred tax assets by country as of December 31, 1997 and 1998 are as follows:

                                 U.S.        Peru       Ecuador     Chile        Other      Total
                            ------------   ---------   ---------   ---------   --------   ------------
1997:                       $  6,356,024   $ 779,561   $ 338,773   $  10,526   $ 12,530   $  7,497,414
Net operating losses and
   deferred pre-operating
 losses
Valuation allowance           (6,356,024)   (779,561)   (338,773)    (10,526)   (12,530)    (7,497,414)
                            ------------   ---------   ---------   ---------   --------   ------------
                            $          -   $       -   $       -   $       -   $          $          -
                            ============   =========   =========   =========   ========   ============
1998:                       $ 10,176,982   $ 702,909   $ 465,122   $ 425,094   $ 14,189   $ 11,784,296
Net operating losses and
   deferred pre-operating
   losses
Valuation allowance          (10,176,982)   (702,909)   (465,122)   (425,094)   (14,189)   (11,784,296)
                            ------------   ---------   ---------   ---------   --------   ------------
                            $          -   $       -   $       -   $       -   $      -   $          -
                            ============   =========   =========   =========   ========   ============

The reconciliation of income taxes computed at the statutory rates to the income tax benefit is as follows:

                                                                                 Years Ended December 31,
                                                                           --------------------------------------
                                                                                   1997                 1998
                                                                           ------------------   -----------------
Income tax benefit at statutory rates                                             $(5,660,909)        $(3,591,767)
Increase in valuation allowance                                                     5,660,909           3,591,767
                                                                           ------------------   -----------------
Tax benefit                                                                $                -                   -
                                                                           ==================   =================


NOTE 9.  COMMITMENTS AND CONTINGENCIES
-------  -----------------------------

   Recovery of Investments
   -----------------------

Since its inception, the Company's efforts have been primarily directed towards raising capital and acquiring, developing and operating SMR and other low-cost, wireless communications networks. Further, the Company has made significant investments in pre-operating entities in various Latin American countries whose primary assets were SMR licenses. The Company's Peruvian operations and revenue-generating activity began in May 1996, its Ecuadorian operations and revenue generating activity began in March 1997, its Chilean operations and revenue generating activity began in January 1998 and its El Salvadoran operations and revenue generating activity began in September 1998. The ability of the Company to recover its current investment in property, equipment and spectrum and to generate positive cash flow and operating profits is contingent upon a number of factors, including the Company's ability to continue to build out and develop the SMR and other low-cost, wireless communications networks it currently owns and to attract and retain sufficient subscribers on its existing systems and those which are under development in sufficient numbers to achieve profitable operations.

   Recoverability of Licenses
   --------------------------

The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out.
If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

Compliance with the terms of SMR licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no guarantee that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to a portion of its channels in Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction (the "Ministry"); however, to date no responses have been received. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no guarantee that the amendments received by the Company will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is waiting on approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome.

   Lease Commitments
   -----------------

The Company leases certain office facilities and transmission sites under operating leases. Lease terms for office facilities range from one to three years. Lease terms for transmission sites on buildings range from one to three years, with varying renewal terms. Future minimum rental payments for such office facilities and antenna site leases are as follows as of December 31, 1998.


        1999                       $  752,374
        2000                          493,866
        2001                          347,276
        2002                                -
        2003                                -
        Thereafter                          -
                                            -
                              _______________
                                   $1,593,516
                                   ==========

Lease expense for the years ended December 31, 1997 and 1998 was $279,972 and $426,154, respectively.

     Litigation
     ----------

In the normal course of business, the Company is subject to, and may become a party to, litigation. In management's opinion, none of the matters currently in litigation will have a material impact on the Company's financial position or results of operations.

NOTE 10.     PREFERRED STOCK
--------     ---------------

The Company is authorized to issue 17,400,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series with designations, rights, preferences and limitations established by the Company's Board of Directors.

Holders of preferred stock are entitled to dividends in amounts determined by the Board of Directors. No distributions may be made to holders of common stock until all dividends declared, if any, on the preferred stock have been paid.
The Senior Discount Notes indenture (the "Indenture") restricts the Company's ability to pay cash dividends.

In the event of the liquidation of the Company, holders of Series C Preferred Stock have a preference of $12,744,295 over all other stock. Holders of Series B Preferred Stock have a preference of $20,933,670 plus any declared and unpaid dividends, if any, over holders of Series A Preferred Stock and common stock. Holders of Series A Preferred Stock have a preference of $8,800,000 plus any declared and unpaid dividends, if any, over holders of common stock. All such series of preferred stock are collectively referred to as "Preferred Stock." After all such payments have been made, any remaining assets will be distributed to holders of all preferred stock and common stock ratably based on the number of common shares outstanding, assuming the holders of Preferred Stock had converted their shares into common stock.

Each share of Preferred Stock is convertible, at the option of the holder, into shares of the Company's common stock at the rate of 11,792 shares of common stock for each share of Series A Preferred Stock, 1.4 shares of common stock for each share of Series B Preferred Stock and 1 share of common stock for each share of Series C Preferred Stock. This conversion rate is subject to adjustment based on a formula to prevent dilution. Each share of Preferred Stock is automatically convertible into common stock immediately prior to the closing of a public offering which meets certain conditions.

The Company is obligated to redeem the Preferred Stock in three equal annual payments beginning on June 27, 2002. The redemption price for the Series A Preferred Stock is $25,000 per share ($8,800,000 in total), the redemption price for the Series B Preferred Stock is $3.65 per share ($20,933,670 in total), the redemption price for the Series C

Preferred Stock is $1.45 per share ($12,744,295 in total). The holders of Preferred Stock have an option to convert any or all of the redeemable shares of Preferred Stock to common stock prior to each scheduled annual redemption. In connection with the issuance of the Discount Notes and the Convertible Notes, this obligation has been extended past the maturity of the Discount Notes and the Convertible Notes.

On October 3, 1997, the Company issued 50,000 shares of Series C Preferred Stock to an officer of the Company in exchange for a promissory note payable in the amount of $72,500. On January 15, 1998, the Senior Notes and related accrued interest were automatically converted into 7,955,691 shares of Series C Preferred Stock at a conversion price of $1.45 per share. The Series C Preferred Stock bears a 12% dividend per annum and is payable semi-annually in each April and October in either cash or additional shares of Series C Preferred stock at the option of the Company. The Indenture restricts the ability of the Company to pay cash dividends on the Series C Preferred. In April 1998, the Company issued 278,450 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share. In October 1998, the Company issued 505,028 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share.

NOTE 11.     STOCKHOLDERS' EQUITY (DEFICIT)
--------     ------------------------------

   Stock Option Plan
   -----------------

During 1996, the Company adopted the 1996 Stock Option Plan ("the Plan") under which the Company is authorized to grant options for up to 1,250,000 shares of the Company's common stock to employees and directors of the Company. The Plan was amended in February 1997 to authorize the Company to grant up to 1,488,000 shares of the Company's common stock and again in October 1997 to grant up to 2,307,972. The Company has outstanding options on 1,772,285 shares of the Company's common stock at December 31, 1998. Under the Plan, the option exercise price equals the market price of the stock on date of grant. The options vest at various terms with a maximum vesting period of five years and expire after a maximum of 10 years. The Company accounts for the Plan under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") under which $22,000 and $37,458 of compensation cost was recognized during the years ended December 31, 1997 and 1998, respectivley.

In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") which defines a fair value-based method of accounting for employee stock options and similar equity instruments. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value-based method of accounting prescribed by APB Opinion No. 25. Entities electing to remain with the accounting prescribed in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The Company has elected to make the pro forma disclosures in accordance with SFAS No. 123 set forth below.

Had compensation cost for the Plan been determined consistent with SFAS 123, the Company's net loss and net loss per common and common equivalent share would have been increased to the following pro forma amounts:

                                                                        1996                      1997                    1998
                                                                    -----------               ------------           ------------
Net loss:                            As Reported                    $(4,789,511)              $(15,856,839)          $(16,968,899)
                                                                    ===========               ============           ============
                                     Pro Forma                      $(4,803,081)              $(15,870,576)          $(17,058,000)
                                                                    ===========               ============           ============
Basic loss per common and            As Reported                    $    (1.38)               $     (4.53)           $     (4.84)
   common equivalent share:                                         ===========               ============           ============

                                     Pro Forma                      $    (1.38)               $     (4.53)           $     (4.87)
                                                                    ===========               ============           ============

Because the fair value method of accounting required by SFAS 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

A summary of the status of the Plan at December 31, 1997 and 1998 and changes during the year then ended is presented in the table and narrative below:

                                                          1996                          1997                         1998
                                                -----------------------   ----------------------------   ------------------------
                                                          Weighted Avg.   Weighted Avg.  Weighted Avg.              Weighted Avg.
                                                 Shares  Exercise Price         Shares  Exercise Price     Shares  Exercise Price
                                                -------- --------------   ------------- --------------   --------- --------------
Outstanding at beginning of year                       -     $       -          572,750          $1.89   1,896,011 $         1.46
Granted                                          573,500          1.88        2,438,750           1.96     559,000           1.65
Exercised                                              -             -             (150)          2.50        (100           2.50
Forfeited or canceled                               (750)         2.50       (1,115,339)          2.77    (682,626           1.61
Expired                                                -             -                -              -           -             -
                                                --------       --------     ----------- --------------   ---------  -------------
Outstanding at end of year                       572,750          1.89        1,896,011           1.46   1,772,285           1.46
                                                ========       ========     =========== ==============   =========  =============
Exercisable at end of year                             -              -         254,604           1.64     587,106           1.53
                                                ========       ========     =========== ==============   =========  =============
Weighted average fair value of options granted  $   0.22                    $      0.44                  $    0.77
                                                ========                    ===========                  =========

The status of total stock options outstanding and exercisable under the Stock Option Plan as of December 31, 1998 follows:

                            Stock Options Outstanding                                     Stock Options Exercisable
----------------------------------------------------------------------------------  ----------------------------------------
                                               Weighted
                                               Average              Weighted                                  Weighted
     Range of                                 Remaining              Average                                   Average
     Exercise            Number of           Contractual            Exercise             Number of            Exercise
      Prices              Shares             Life (Years)             Price               Shares                Price
------------------  -------------------  --------------------  -------------------  -------------------  -------------------
  $1.00 - $1.45               1,687,365                 4.51                 $1.40              502,186                $1.32
  $1.46 - $2.50                  65,720                 2.13                 $2.42               65,720                $2.42
  $2.51 - $3.25                  19,200                 1.92                 $3.25               19,200                $3.25

The fair value of each option grant is estimated on the date of grant using the Black Scholes option pricing model with the following weighted average assumptions used for grants in 1996, 1997 and 1998, respectively; risk-free interest rate of 6.1%, 5.9% and 5.6%; expected dividend yield of 0%; expected lives of 4.7, 4.4 and 2.9 years; and, expected volatility of 0%.

On October 3, 1997, the Board of Directors authorized the reduction of the exercise price to $1.45 for the outstanding options held by certain employees and directors with an exercise price greater than $1.45. The other terms of such options remained substantially the same.

During 1997, the Company modified the terms of 200,000 stock options held by an officer of the Company. The terms were modified to allow for immediate vesting of a portion of these options. The Company recorded compensation expense related to this modification. During 1998, the Company modified the terms of 100,000 stock options held by an officer of the Company. The terms were modified to allow for immediate vesting of these options.

The Company has warrants outstanding issued in connection with the Senior Discount Notes totaling 2,560,000 which were valued at $5,760,000 and recorded as additional paid-in capital and debt discount.

The warrants were valued using the Black-Scholes option pricing model and the following assumptions: Risk-free interest rate of 5.9%, expected dividend yield of 0%, expected lives of 3 years and expected volatility of 50%.

NOTE 12.     GEOGRAPHIC DATA
--------     ---------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that its reportable segments are strategic geographic units that develop and operate SMR networks as well as the corporate unit which oversees all operations. The Company is managed by country as each country may require a slightly different business strategy. The accounting policies of the segments are the same as those for the Company on a consolidated basis. The segments are evaluated based upon gains in subscribers and based upon EBITDA. EBITDA represents operating loss before depreciation and amortization and is not a measurement under U.S. generally accepted accounting principles and may not be similar to EBITDA measures of other companies.

The following information presents certain summarized balance sheet and statement of operations data by geographic region as of December 31, 1998, 1997 and 1996 and for the years then ended (in 000's).


                                                                                United                   Latin America
                                   States(1)     Peru    Ecuador    Chile    Corporate(2)  Elimination       Total
                                   ----------  --------  --------  --------  ------------  ------------  --------------
December 31, 1998
-----------------
Revenues                           $     -     $ 4,251   $ 2,538   $   415     $     -        $      -        $  7,204
EBITDA                                   -        (928)     (586)     (976)     (4,604)              -          (7,094)
Operating income (loss)                  -      (1,843)   (1,249)   (1,092)     (7,399)              -         (11,583)
Total assets                       $ 1,220     $16,103   $ 4,041   $ 6,754     $56,531        $(37,608)       $ 47,041
Capital expenditures                     -       1,917     1,924     2,844         135               -           6,820
December 31, 1997
-----------------
Revenues                           $ 1,112     $ 2,939   $   775   $     -     $     -        $      -        $  4,826
EBITDA                              (3,162)     (1,916)     (855)        -      (3,169)              -          (9,102)
Operating loss                      (7,512)     (2,698)   (1,132)        -      (3,225)              -         (14,567)
Total assets                       $11,017     $11,440   $ 3,181   $     -     $27,452        $(23,218)       $ 29,872
Capital expenditures                 4,681       4,615       802         -         285               -          10,383
December 31, 1996
-----------------
Revenues                           $    80     $   216   $     -   $     -     $     -        $      -        $    296
EBITDA                              (2,928)       (522)      (35)        -        (815)              -          (4,300)
Operating income (loss)             (3,255)       (767)      (45)        -        (740)              -          (4,807)
Total assets                       $ 9,977     $ 4,139   $ 1,420   $     -     $24,376        $ (4,996)       $ 34,916
Capital expenditures                 6,557       2,433         -         -           -               -           8,990

--------------------

(1) In August 1997 the Company made the decision to sell its U.S. operations (see Note 3).
(2) Included in total assets for December 31, 1998 noted for Corporate is $1,496,443 of an investment in an affiliate in El Salvador (See Note 2 and Note 4).

The Company conducts a significant portion of its business in Peru, Ecuador and Chile. Accordingly, the Company's cash flow and its ability to service its indebtedness is significantly dependent upon the cash flow of its Peruvian and Ecuadorian subsidiaries. The Company's ability to recover its investment in these subsidiaries, to fund operations in other countries, and to service its indebtedness, among other things, depends to a significant degree on its ability to transfer funds from such subsidiaries to the United States parent (the "Parent").

The ability of the Company's subsidiaries to pay dividends or make loans or advances to the Parent is subject to regulation within their respective jurisdictions of organization and operations. While the existing laws and regulations of these jurisdictions generally do not prohibit the Company's subsidiaries from paying dividends or making loans or advances to the Parent, there can be no assurance that such laws will continue to permit or will not restrict such payments.

Further, the Company is exposed to credit risk related to receivables denominated in non-United States Dollar currencies in those foreign countries.

Note 13.  PRO FORMA INFORMATION (UNAUDITED)
--------  ---------------------------------

The following pro forma information for the year ended December 31, 1997 gives effect to the disposition of U.S. Operations and the acquisitions of C-Comunica and Transnet, as if each had occurred on January 1, 1997. The majority of the 1998 acquisitions were of spectrum and non-operating entities, with no revenue and the impact on net loss applicable to common shareholders is not significant. The pro forma financial information does not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on such date. The pro forma results presented below are based upon currently available information and upon certain assumptions that management believes are current circumstances.

                                                                       (Unaudited)
                                                                    For the Year Ended
                                                                       December 31,
                                                           ------------------------------------
                                                                           1997
                                                           ------------------------------------
Revenues                                                               $ 3,807,161
Net loss applicable to common shareholders                             $(8,703,458)
Net loss per share                                                     $     (2.48)

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     -------------------------------------
                                  (UNAUDITED)
                                  -----------


                                                                            March 31,              December 31,
                                                                              1999                    1998
                                                                       ------------------          ------------
                               ASSETS
                               ------
CURRENT ASSETS:
   Cash and cash equivalents                                                 $  5,096,702          $  5,229,942
       Restricted cash                                                         11,475,940            11,770,859
 Accounts receivable, net of allowances for doubtful                              843,650               863,756
 accounts of $834,336 and $829,933, respectively
       Radios and accessories inventory                                         1,881,145             2,227,459
       Prepaid licenses and other current assets                                  858,475             1,387,274
       Net assets held for sale (Note 3)                                          741,343               679,109
                                                                           --------------        --------------
Total current assets                                                           20,897,255            22,158,399
PROPERTY AND EQUIPMENT, net (Note 5)                                            8,850,416             8,934,667
SMR LICENSES, net of accumulated amortization of $648,032                      11,868,863            11,989,418
 and $527,274
INVESTMENT IN SUBSIDIARY                                                        1,412,326             1,496,443
OTHER NONCURRENT ASSETS, net                                                    2,387,761             2,462,517
                                                                           --------------        --------------
       Total assets                                                          $ 45,416,621          $ 47,041,444
                                                                             ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
 Accounts payable                                                            $  1,990,647          $  2,144,964
 Accrued liabilities                                                            1,368,417             1,450,014
 Payable to seller (Note 4)                                                       400,000               400,000
 Deposits on assets held for sale (Note 3)                                        454,108               454,108
                                                                           --------------        --------------
       Total current liabilities                                                4,213,172             4,449,086
CAPITAL LEASES PAYABLE (Note 6)                                                    19,943                24,607
CONVERTIBLE NOTES  (Note 6)                                                    11,125,886            10,881,063
SENIOR DISCOUNT NOTES  (Note 6)                                                18,776,967            17,829,506
                                                                           --------------        --------------
Total liabilities                                                              34,135,968            33,184,262
                                                                           --------------        --------------
COMMITMENTS AND CONTINGENCIES (Notes 1, 3, 6 and 7)
MANDATORILY REDEEMABLE, CONVERTIBLE
 PREFERRED STOCK:
 Series A, $.01 par value, 352 authorized, issued                               8,782,216             8,780,242
   and outstanding
 Series B, $.01 par value, 6,399,648 authorized,                               20,574,602            20,541,125
   5,735,251 issued and outstanding
 Series C, $.01 par value, 11,000,000 authorized, 8,789,169                    12,744,286            12,744,286
   issued and outstanding
                                                                           --------------        --------------
                                                                               42,101,104            42,065,653
                                                                           --------------        --------------
STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, $.01 par value, 40,000,000 authorized,                              35,028                35,028
   3,502,750 issued and outstanding
 Additional paid-in capital                                                     7,340,197             7,755,801
 Accumulated deficit                                                          (38,293,145)          (36,137,833)
 Accumulated other comprehensive income                                            97,469               138,533
                                                                           --------------        --------------
       Total stockholders' equity (deficit)                                   (30,820,451)          (28,208,471)
                                                                           --------------        --------------
       Total liabilities and stockholders' equity (deficit)                  $ 45,416,621          $ 47,041,444
                                                                             ============          ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

               CENTENNIAL COMMUNICATIONS CORP.  AND SUBSIDIARIES
               -------------------------------------------------
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
     ----------------------------------------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                                              For the Three Months Ended
                                                                                       March 31
                                                            ------------------------------------------------------------
                                                                        1999                             1998
                                                            --------------------------      ----------------------------
REVENUE:
   Radio service revenue                                                   $ 1,401,326                       $ 1,226,819
   Equipment sales                                                             277,679                           487,873
   Activation and other                                                         30,660                            36,993
                                                                      ----------------                  ----------------
                                                                             1,709,665                         1,751,685
                                                                      ----------------                  ----------------
COSTS AND EXPENSES RELATED TO REVENUE:
   Network and site expense                                                     37,783                            20,431
   Cost of equipment sold                                                      356,480                           591,347
   Maintenance and other                                                        95,110                           119,287
                                                                      ----------------                  ----------------
                                                                               489,373                           731,065
                                                                      ----------------                  ----------------
OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                                       1,615,418                         2,290,308
   Depreciation and amortization                                               568,563                           432,651
                                                                      ----------------                  ----------------
                                                                             2,183,981                         2,722,959
                                                                      ----------------                  ----------------
OPERATING LOSS                                                                (963,689)                       (1,702,339)
                                                                      ----------------                  ----------------

OTHER INCOME (EXPENSE):
   Interest Expense                                                         (1,371,871)                       (1,039,862)
   Interest Income                                                             162,686                           419,028
   Other                                                                        17,562                            (2,541)
                                                                      ----------------                  ----------------
                                                                            (1,191,623)                         (623,375)
                                                                      ----------------                  ----------------
NET LOSS                                                                    (2,155,312)                       (2,325,714)

DIVIDENDS ON AND ACCRETION OF
 MANDITORILY REDEEMABLE PREFERRED
 SHARES TO REDEMPTION VALUE
                                                                              (415,604)                         (314,092)
                                                                      ----------------                  ----------------
NET LOSS APPLICABLE TO COMMON
 STOCKHOLDERS                                                               (2,570,916)                       (2,639,806)


OTHER COMPREHENSIVE INCOME (LOSS):
   Foreign currency translation adjustments                                    (41,064)                         (225,414)
                                                                      ----------------                  ----------------
COMPREHENSIVE LOSS                                                         $(2,611,980)                      $(2,865,220)


BASIC AND DILUTED NET LOSS PER COMMON SHARE
                                                                                $(0.73)                           $(0.75)
                                                                           ===========                       ===========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                                                 3,502,746                         3,502,746
                                                                           ===========                       ===========




          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
    CONDENSED CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE, CONVERTIBLE
    -----------------------------------------------------------------------
              PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
              --------------------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                             Mandatorily Redeemable,
                                                            Convertible Preferred Stock
                        ----------------------------------------------------------------------------------------------------
                             Series A                 Series B                   Series C               Common Stock
                        -----------------------------------------------------------------------------------------------------
                        Shares      Amount        Shares       Amount        Shares       Amount        Shares        Amount
                        ------      ------        ------       ------        ------       ------        ------        ------
BALANCES, December
31, 1998                   352   $8,780,242      5,735,251   $20,541,125    8,789,169   $12,744.286    3,502,750     $35,028
                           ===   ==========      =========   ===========    =========   ===========    =========     =======
Dividends payable
on the Preferred             -            -              -             -            -             -            -           -
Stock Series C
Payment of dividends
on the Preferred             -            -              -             -            -             -            -           -
Stock Series C in                     1,974              -        33,477            -             -            -           -
additional shares
accretion
of preferred stock
to redemption value
Stock based
compensation                 -            -              -             -            -             -            -           -
Net loss                     -            -              -             -            -             -            -           -
Cumulative
translation
adjustment                   -            -              -             -            -             -            -           -
                          ----         ----           ----          ----         ----          ----         ----        ----
BALANCES, March 31,        352   $8,782,216      5,735,251   $20,574,602   8,789,169    $12,744,286    3,502,750     $35,028
1999                       ===   ==========      =========   ===========    =========   ===========    =========     =======

                                                 Stockholders' Equity (Deficit)
                                         -----------------------------------------------
                                                                   Accum-
                                                                   ulated
                                                                    Other
                                                                   Compre-         Total
                                          Additional    Accumu-    hensive     Stockholders'
                                           Paid-In      lated       Income       Equity
                                           Capital      Deficit     (Loss)      (Deficit)
                                        ------------ ------------  ----------  -------------
BALANCES, December
31, 1998                                $7,755,801   $(36,137,833)  $(138,533) $(28,208,471)
                                        ==========   ============   =========  ============
Dividends payable
on the Preferred
Stock Series C                            (380,153)             -           -      (380,153)
Payment of dividends
on the Preferred
Stock Series C in
additional shares
accretion
of preferred stock
to redemption value                        (35,457)                                 (35,451)
Stock based
compensation                                     -              -           -             -
Net loss                                         -     (2,155,312)          -    (2,155,312)
Cumulative
translation                                      -              -     (41,064)      (41,064)
adjustment
                                        ----------   ------------   ---------  -----------
BALANCES, March 31,
1999                                    $7,340,197   $(38,293,145)  $  97,469  $(30,820,451)
                                        ==========   ============   =========  ============

               CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
             -----------------------------------------------------
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                                                          For the Three Months Ended
                                                                                                  March 31,
                                                                                      ----------------------------------
                                                                                          1999                1998
                                                                                      -----------         --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                             $(2,155,312)        $(2,325,714)
 Adjustments to reconcile net loss to net cash
   used in operating activities-
     Depreciation and amortization                                                        568,563             432,651
     Stock based compensation                                                                   -              24,972
     Allowance for doubtful accounts                                                        4,403              29,043
     Accretion of interest on discount and convertible notes                            1,260,564             895,708
     Changes in operating assets and liabilities-
       Decrease (increase) in accounts receivable                                          15,703            (337,080)
       Decrease (increase) in inventory                                                   346,314             258,535
       Decrease (increase) in other assets                                                603,018             200,473
       Decrease (increase) in accounts payable and other                                 (154,280)           (136,839)
       Decrease (increase) in accrued liabilities                                        (461,750)           (488,804)
                                                                                    -------------       -------------
       Net cash provided (used) in operating activities                                    27,223          (1,447,055)
                                                                                    -------------       -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                                      (361,507)         (1,155,303)
 Acquisition of and investment in operating and non-operating,
   entities and spectrum, net of cash acquired                                             14,124            (781,586)
 (Increase) decrease in restricted cash                                                   294,919            (627,497)
 Change in net assets held for sale                                                       (62,234)           (172,987)
                                                                                    -------------       -------------
       Net cash used in investing activities                                             (114,698)         (2,737,373)
                                                                                    -------------       -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from offering of discount notes and warrants                                          -          20,441,258
 Proceeds from offering of convertible notes                                                    -          10,000,000
 Deferred debt offering costs                                                                   -          (1,326,693)
 Proceeds from issuance of common stock                                                         -                 250
 Proceeds from issuance of Series A and Series B
   preferred stock, net                                                                         -                   -
 Payments on capital leases payable                                                        (4,701)                  -
                                                                                    -------------       -------------
       Net cash provided (used) by financing activities                                    (4,701)         29,114,815
                                                                                    -------------       -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                   (41,064)           (225,414)
                                                                                    -------------       -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                  (133,240)         24,704,973
CASH AND CASH EQUIVALENTS, beginning of period                                          5,229,942           7,730,141
                                                                                    -------------       -------------
CASH AND CASH EQUIVALENTS, end of period                                              $ 5,096,702         $32,435,114
                                                                                    =============       =============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------
                                  (CONTINUED)
                                  -----------
                                  (UNAUDITED)
                                  -----------




                                                                                   For the Three Months Ended March 31,
                                                                             ----------------------------------------------
                                                                                      1999                       1998
                                                                             --------------------        ------------------
SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION
       Cash paid for -
   Interest                                                                              $ 10,940               $   124,324
   Income taxes                                                                            26,075                    58,037
   Supplemental schedule of non cash
       investing and financing activities-
       Accretion of preferred stock to redemption value                                    35,451                    35,451
       Dividends payable on preferred stock                                               380,153                   278,641
       Conversion of senior note and related accrued                                            -                11,535,746
           interest to Series C preferred stock
   Contingent payment of acquisition of Chilean                                           400,000                 2,400,000
           Operating company

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
                ------------------------------------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------
                              AS OF MARCH 31, 1999
                              --------------------
                                  (UNAUDITED)
                                  -----------


NOTE 1.     ORGANIZATION AND OWNERSHIP
-------     --------------------------

Centennial Communications Corp. and subsidiaries (collectively, the "Company") is a Delaware corporation engaged in the acquisition, development and operation of specialized mobile radio ("SMR") and other low-cost, wireless communications networks, the sale of communications services using those networks, and the sale and servicing of related accessories and equipment in certain countries of Latin America . Prior to August, 1997, the Company also had operations in the United States. The Company has acquired SMR licenses through direct applications to governments and through acquisitions of interests in other entities (all of which are wholly owned) that have been granted or have applied for SMR licenses.

The Company commenced significant operations during 1996, and prior to that date had been a development stage enterprise. The Company's business model is subject to significant modification to address rapid change in telecommunications technology and newly emerging marketplaces, which the Company believes, offer significant opportunity. Reflecting such circumstances, in August 1997, the Company reached the conclusion that its wireless communications investment opportunities in Latin America and other emerging markets were more attractive than its opportunities in the United States. As a result, the Company decided to sell its United States SMR operations and related assets (the "U.S. Operations") and focus its ongoing efforts solely in Latin America (See
Note 3).

NOTE 2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------       ------------------------------------------

     Basis of Presentation
     ---------------------

The accompanying interim consolidated financial statements include the accounts of Centennial Communications Corp. and its subsidiaries, all of which are wholly owned. All subsidiaries are consolidated except the El Salvador subsidiary which was acquired in August and September of 1998, which the Company has made the decision to sell (See Note 4). Accordingly, due to temporary majority control, such investment has been accounted for using the equity method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation.

In management's opinion, all adjustments (which are of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of March 31, 1999 and the results of its operations for the three months ended March 31, 1999 and 1998. For a more complete understanding of the Company's financial position and results of operations, see the consolidated financial statements of the Company included in the Company's annual report for the year ended December 31, 1998.

     SMR Licenses
     ------------

Direct and certain indirect costs of obtaining SMR licenses, as well as the fair market value of licenses obtained in certain acquisitions, are capitalized and amortized using the straight-line method over the period of the related license (generally 10 to 40 years) upon commencement of service (See Note 4). SMR licenses in the countries in which the Company operates are issued conditionally for various periods of time. The SMR licenses are generally renewable providing the licensee has complied with applicable rules and policies. In most instances, the Company believes it has complied and intends to comply with these standards and is amortizing the related costs using the straight line method over their estimated useful life, generally 40 years. In some cases, the Company currently is not in compliance with applicable requirements and, where appropriate, has filed requests for extensions with the appropriate government agency. The Company expects that such extension requests will be granted and the risk of having these or any other licenses revoked is remote.

     Mandatorily Redeemable Preferred Stock
     --------------------------------------

The Company's mandatorily redeemable preferred stock is recorded at its issuance price less offering costs. The carrying value is increased to the redemption value at June 2002 by a charge to stockholders' deficit ratably over the period from issue date to redemption date.

     Comprehensive Income
     --------------------

Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"). Comprehensive income, as defined by SFAS No. 130, includes all changes in equity (net assets) during a period from non-owner sources. From its inception through March 31, 1999, the change in the cumulative translation adjustment is the sole material item of other comprehensive income or loss.

     Recently Issued Accounting Standards
     ------------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

NOTE 3.     SALE OF THE U.S. OPERATIONS
-------     ---------------------------

In August 1997, the Company made a strategic decision to sell the U.S. Operations and began to seek purchasers for these operations, consisting of licenses and related assets and liabilities in 20 major trading areas ("MTAs"). As of March 31, 1999, the Company had completed the sale of all but three MTA's to two purchasers. The remaining purchases are subject to the approval by the Federal Communications Commission (the "FCC") of assumption of debt, and the qualifications by the proposed purchaser as a small or very small business, as defined by the FCC. Until the contingencies related to the FCC are resolved, the Company transferred the majority of the risks and rewards of the U.S. Operations to the purchasers by way of management agreements. The transactions were not, and for those remaining, will not be recognized as a sale until substantially all of the risks, rewards of ownership and full control of such licenses and the related assets and liabilities are transferred to the purchasers. As of March 31, 1999, the Company had received approximately $454,000 in cash proceeds related to the two remaining sales and has recorded these amounts as deposit liabilities in the accompanying balance sheet.



At March 31, 1999 and December 31, 1998, financial information related to the U.S. Operations were as follows:

                                                                   As of                       As of
                                                                 March 31,                  December 31,
                                                                   1999                         1998
                                                         -----------------------      ----------------------
Current assets                                                        $   69,324                  $   53,011
Property and equipment                                                   925,240                     935,477
SMR licenses                                                             231,485                     231,485
                                                         -----------------------      ----------------------
     Total Operating Assets                                            1,226,049                   1,219,973

Current liabilities                                                      111,484                     154,170
Capital leases                                                           159,563                     173,035
Spectrum license debt                                                    213,659                     213,659
     Total Liabilities                                                   484,706                     540,864
                                                         -----------------------      ----------------------
     Net assets of the U.S. Operations                                $  741,343                  $  679,109
                                                                      ==========                  ==========

Effective August 1997, the property, equipment and SMR licenses related to the U.S. Operations were considered to be assets to be disposed of, as that term has been defined by Statement of Financial Accounting Standards No. 121, because management, having the authority to do so, has committed to the sale of these assets. Accordingly, the

Company's management estimated the fair value of such assets, and determined that a write-down to fair market value was necessary as of August 1997. The amount of the write-down recorded by management was approximately $1,900,000. The Company's estimates were based upon executed sales contracts. Additionally, the Company recorded an approximate $1,300,000 charge for termination and other contractually committed costs in connection with the divestiture of the U.S. Operations in the third quarter of 1997. As of March 31, 1999, the Company has made cash payments of a substantial majority of this amount. The Company expects to close the remaining two sales within the next quarter.

NOTE 4.     ACQUISITIONS
-------     -------------

During the year ended December 31, 1998 the Company completed certain acquisitions of operating and non-operating entities and the acquisition of spectrum. Included in the accompanying consolidated financial statements, from the date of their acquisition, are the results of operations for these entities (except El Salvador - see below) as follows:


Name and Location of Entity                                                  Date Acquired
---------------------------                                                  -------------
Telecomunicaciones y Servicios S.A.; Santiago, Chile                         January 1998
Peru Tel S.A.; Lima, Peru                                                    May 1998
Comovec S.A.; Quito, Ecuador                                                 May 1998
El Salvador                                                                  June, August and
                                                                             September 1998

On January 2, 1998, the Company purchased 100% of the outstanding capital stock of Telecomunicaciones y Servicios S.A. ("TyS"), a Chilean operating company.
TyS holds 10 800 MHz channels in the metropolitan region of Santiago, Chile.
The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for the Chilean company was approximately $3,200,000, of which $800,000 was paid at closing and approximately $2,040,000 was paid June 29, 1998 and $350,000 on July 8, 1998 upon the transfer of 290 additional channels (40 of which are in the metropolitan region of Santiago) to the operating company. Approximately $80,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $3,120,000, which was allocated to SMR licenses. SMR licenses are amortized over approximately 40 years, the average remaining life of the licenses. The purchase price was financed by the Company with available cash.

On April 14, 1998 the Company executed a purchase agreement with certain non-operating subsidiaries of International Wireless Communications Holdings, Inc. ("IWC") for the acquisition of certain assets in Peru, Ecuador and Chile for a purchase price of approximately $3,500,000. On May 13, 1998 the Company completed the first part of the acquisition and acquired a non-operating entity in Ecuador (Comovec S.A.) for approximately $300,000. Comovec S.A. holds licenses to operate SMR networks and has 40 800 MHz channels and 20 900 MHz channels in each of Quito and Guayaquil and 25 800 MHz channels in Cuenca. Approximately $20,000 represented the fair value of the net tangible assets of Comovec S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $250,000, which was allocated to SMR licenses. Comovec S.A.'s licenses will be amortized over 40 years beginning on the date that the channels are launched. On May 22, 1998, the Company completed the second part of the acquisition and acquired a non-operating entity in Peru (Peru Tel S.A.) for approximately $2,800,000. Peru Tel S.A. holds licenses to operate SMR networks and has 32 800 MHz channels in Lima/Callao and 100 800 MHz channels among eight other cities. Approximately $400,000 represented the fair value of the net tangible assets of Peru Tel S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $2,400,000, which was allocated to SMR licenses. Peru Tel S.A.'s SMR licenses will be amortized over approximately 40 years beginning on the date that the channels are launched. The Company used its existing cash to acquire Comovec S.A. and Peru Tel S.A. On May 12, 1999, the Company completed the last part of the IWC closing, and acquired the Chilean assets of RMD Agencia Chile, consisting of its 800 MHZ channels: 20 channels in Santiago, 20 channels in Valparaiso/Vina del Mar, and 25 channels in Concepcion/Talcahuano for $400,000.

Detail of net assets of acquisitions during:                                              1998
--------------------------------------------                                  -------------------------
Property and equipment                                                                       $   71,039
SMR licenses                                                                                  5,792,621
Other assets                                                                                    105,405
Accounts payable and accrued liabilities                                                       (106,762)
                                                                              -------------------------
Acquisition, net of cash acquired                                                             5,862,303
Cash acquired                                                                                   420,930
Payable to seller                                                                               400,000
                                                                              -------------------------
Purchase price                                                                               $6,683,233
                                                                                             ==========

In addition to acquisitions, the Company was awarded 40 nationwide channels of 800 MHz spectrum on June 9, 1998 in El Salvador. The Company paid $620,000 for the channels, which have a 20 year term. In August 1998, the Company completed the acquisition of a concession for 10 nationwide channels of 800 MHz spectrum in El Salvador for approximately $300,000. The acquisition of assets included certain infrastructure and approximately 140 subscribers. In September 1998, the Company was awarded 65 nationwide channels of 800 MHz spectrum in El Salvador. The Company paid approximately $2,027,000 for the channels, which have a 20 year term. Also, in September 1998, the Company acquired a concession for 30 nationwide channels of 800 MHz spectrum in El Salvador for approximately $949,000. The acquisition of assets also included certain infrastructure and approximately 600 subscribers. The Company was awarded a concession for 25 nationwide channels of 800 MHz spectrum in El Salvador for approximately $10,000. These assets have been recorded as an investment in an affiliate and accounted for using the equity method of accounting and not consolidated due to temporary control, as these assets are for sale. The Company wrote down the assets to $1,560,000 and took an approximate $2,400,000 loss on divestiture in 1998 (see Note 2).

On October 15, 1998, the Company signed a purchase agreement for the acquisition of certain Chilean assets, including a license for 20 800 MHz channels in Santiago, certain infrastructure and subscribers. The Company is currently waiting for final government approval for the transfer of the assets to the Company before it can close the acquisition. The purchase price is approximately $1,900,000, which amount was placed into escrow and is to be released to the seller upon the Chilean government's approval of the transfer.

On October 22, 1998, the Company signed an agreement to purchase 100% of the shares of a Chilean company having (i) 20 800 MHz channels in Santiago and (ii) 200 800 MHz channels in various Chilean cities for approximately $700,000. The approval of the transfer of this concession has been given, and this acquisition is expected to close in 1999.

NOTE 5.     PROPERTY AND EQUIPMENT
-------     ----------------------

Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred and expenditures for improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets.

Direct costs associated with the construction of SMR networks are capitalized and amortized over the system's expected useful life upon placing the system in service. Such costs include amounts incurred in securing tower sites, site preparation, procurement and installation of infrastructure and equipment costs.

Also included in property and equipment are radios owned by the Company which are leased to the Company's subscribers under operating lease agreements. The Company retains title to these radios as part of the subscriber agreement and depreciates the radios over five years. Upon termination of service, the subscribers are required to return the radios to the Company. Certain subscribers desire to own their radios; therefore, the cost or depreciated net book value of radios sold to such subscribers is recorded as a charge to cost of goods sold at the time of sale.

The composition of property and equipment follows:

                                                                                    March 31,               December 31,
                                                                                      1999                     1998
                                                                                  ------------              -----------
Network infrastructure                                                             $ 7,354,517              $ 6,975,994
Radios                                                                               3,301,664                3,321,641
Computer equipment and software                                                        728,696                  719,846
Furniture and fixtures                                                                 436,537                  397,775
Leasehold improvements                                                                 306,123                  303,754
                                                                                  ------------             ------------
                                                                                    12,127,537               11,719,010
Accumulated depreciation                                                            (3,277,121)              (2,784,343)
                                                                                  ------------             ------------
Property and equipment, net                                                        $ 8,850,416              $ 8,934,667
                                                                                   ===========              ===========

The Company depreciates infrastructure over ten years, radios over five years, computer equipment and software over three years and leasehold improvements over the life of the lease.

Depreciation expense was $488,845 and $329,766 for the three months ended March 31, 1999 and 1998, respectively.

NOTE 6.     LONG-TERM DEBT AND CAPITAL LEASES PAYABLE
-------     -----------------------------------------

In April 1996, the Company acquired 430 channels in MTAs in the United States through the Federal Communications Commission's ("FCC") 900 MHz spectrum auction (the "FCC Auction") for a purchase price of approximately $5,100,000. In connection with such auction, the Company qualified for "very small business" status under the FCC's regulations which allowed the Company to (i) make a 10% down payment; (ii) receive a 15% bidding credit against its spectrum purchase price; and (iii) receive United States government financing at 7% per annum on the balance of the purchase price to be paid by the Company over a 10-year period. The contractual principal amount on this debt totals approximately $4,600,000 as of March 31, 1999 and December 31, 1998. The note provides for interest payments only in the first five years and quarterly principal and interest payments thereafter. In accordance with Accounting Principles Board Opinion No. 21, "Interest on Receivables and Payables", the Company has determined that the market rate for such debt is 12%, and accordingly, has recorded this debt and related spectrum at approximately $3,600,000. As discussed in Note 3, the Company decided to sell the U.S. Operations and it is intended that the buyers of the U.S. Operations will assume the FCC debt.

In July and October 1996, the Company secured approximately $1,800,000 in infrastructure equipment financing from E.F. Johnson for use in constructing its United States analog SMR networks. Total principal outstanding on this vendor financing was approximately $1,400,000 at December 31, 1997. In addition, in February 1997, the Company secured an additional $500,000 in fixed equipment infrastructure financing from E.F. Johnson to construct network facilities at additional site locations in the U.S. The terms of this financing required that the Company pay 30% of the cost of the equipment at the time of purchase with the balance of the purchase price payable monthly over a five year period and bearing interest at a rate of 12% per annum. Purchases made under this financing arrangement were classified as capital leases payable. The majority of the capital leases have been paid off in the divestiture of the U.S. Operations and the remaining will also be paid off at closing of the remaining U.S. operations.

The Company entered into additional agreements with E.F. Johnson regarding the purchase of infrastructure equipment and subscriber units. E.F. Johnson has made available to the Company a $2,100,000 credit line associated with the purchase of infrastructure equipment for build-out in Chile. The amounts financed will be payable quarterly over a one year period and no interest will be charged. The Company has determined the market rate for this debt to be 14%. The Company is required to make a down payment in the amount of 25% of the cost of the purchased equipment pursuant to the agreement. As of March 31, 1999, the Company owed approximately $517,000 on the new financing. The Company also entered into a radio purchase agreement with E.F. Johnson to acquire 5,000 radios at a discounted price during 1998 and took delivery of 3,600 radios. The Company is currently in discussions with E.F. Johnson regarding the remaining 1,400 radios.

The Company also entered into a radio purchase agreement with Motorola to acquire up to 10,000 radios during 1998 and took delivery of 8,325. The Company is currently in discussions with Motorola regarding the remaining 1,675 radios.



Senior Discount Notes Financing
-------------------------------

On January 15, 1998, the Company finalized a $40,000,000 financing of Senior Discount Notes (the "Senior Discount Notes") due 2005. The financing consisted of 40,000 units, each unit consisting of $1,000 in principal at maturity and one warrant to purchase 64 shares of common stock of the Company at an exercise price of $.01 per share. The Senior Discount Notes were issued at a substantial discount from their principal amount and interest does not accrue on the Senior Discount Notes prior to January 1, 2003. Thereafter, interest accrues at 14% per annum, payable semi-annually in arrears on January 1 and July 1 of each year commencing July 1, 2003. For accounting purposes, the Senior Discount Notes
accrete at a rate of 21.26% per annum compounding semi-annually.   Net proceeds
to the Company were $18,900,000, after deducting $19,600,000 of debt discount and $1,500,000 in offering expenses. The warrants issued in connection with the notes were valued at $5,760,000 and were recorded directly to additional paid-in capital. The Senior Discount Notes are secured by 66% of the Company's shares of its Cayman Island holding companies for its Latin American operations. The Senior Discount Notes are also secured by 100% of the Company's stock in SMR Direct USA, Inc., a wholly-owned subsidiary of the Company. This entity has no operations and its financial position consists only of a nominal capitalization. Pursuant to a registration rights agreement (the "Senior Discount Notes Registration Rights Agreement") among the Company and the purchasers of the Senior Discount Notes, the Company agreed: (i) to file with the Commission on or prior to the earlier to occur of (a) an offering of securities of the Company pursuant to which the Company is thereafter subject to the reporting requirements of the Exchange Act and (b) 300 days after the closing of the Senior Discount Notes offering, a registration statement with respect to an offer to exchange (the "Exchange Offer") the Senior Discount Notes for a new issue of senior discount notes of the Company (the "New Notes") with terms substantially identical to those of the Senior Discount Notes and (ii) to use its best efforts to cause such registration statement to become effective within 60 days following the date of this filing. The Company has not currently completed the registration process for the Exchange Offer and has incurred approximately $56,000 in liquidated damages through March 31, 1999. The liquidated damages are due and payable with the first interest payment on July 1, 2003. The liquidated damages are charged on a weekly basis per $1,000 bond and increase every 90 days for a fee of $2,000 per week beginning in January 1999 and increasing to $10,000 per week at the end of 1999 until the registration statement is declared effective. The Company intends to complete the registration process during the third quarter of 1999.

Convertible Notes Financing
----------------------------

In addition, on January 15, 1998 the Company issued $10,000,000 in aggregate principal amount of convertible notes (the "Convertible Notes") pursuant to a
purchase agreement dated January 15, 1998.   Cash interest will not accrue on
the Convertible Notes prior to January 1, 2000. Thereafter, interest on the Convertible Notes will be payable in cash at a rate of 9% per annum on January 1 and July 1 of each year, commencing on July 1, 2000. The Convertible Notes are convertible into shares of common stock at a conversion price of $2.25 per share, subject to adjustments in certain circumstances.

Notes and capital leases payable consist of the following at March 31, 1999 and December 31, 1998:

                                                                             March 31,              December 31,
                                                                                1999                    1998
-----------------------------------------------------------------------------------------        -----------------

 Capital lease, payable in monthly principal and interest payments of
 $6,395, for 60 months beginning on various dates from July 1, 1996 through October 31, 1996, effective interest rate of 12%, secured by
 infrastructure equipment                                                         159,563                  173,035

 Capital lease, payable in monthly principal and interest payments of
 $1,736 for 48 months beginning July 28, 1996, effective interest rate
 of 10.1%, secured by a phone system                                               19,943                   24,607

 Notes payable for purchase of SMR license, quarterly payments of $4,823 are interest-only (at the stated rate) for first five years, after which quarterly payments of $16,454 include principal and interest for remaining five years, imputed interest rate of 12%, secured by related
 SMR licenses                                                                     213,659                  213,659

 Senior Discount Notes (see above)                                             18,776,967               17,829,506
 Convertible Notes (see above)                                                 11,125,886               10,881,063
                                                                             ------------             ------------
                                                                               30,296,018               29,121,870
 Less amount classified as Net Assets Held for Sale                              (373,222)                (386,694)
                                                                             ------------             ------------
                                                                              $29,922,796              $28,735,176
                                                                              ===========              ===========

NOTE 7.  COMMITMENTS AND CONTINGENCIES
-------  ---------------------------
     Recovery of Investments
     -------------------------

Since its inception, the Company's efforts have been primarily directed towards raising capital and acquiring, developing and operating SMR networks. Further, the Company has made significant investments in pre-operating entities in various Latin American countries whose primary assets were SMR licenses. The Company's Peruvian operations and revenue generating activity began in May 1996, its Ecuadorian operations and revenue generating activity began in March 1997, its Chilean operations and revenue generating activity began in January 1998 and its El Salvadoran operations and revenue generating activity began in September 1998. The ability of the Company to recover its current investment in property, equipment and spectrum and to generate positive cash flow and operating profits is contingent upon a number of factors, including the Company's ability to continue to build out and develop the SMR and other low-cost, wireless communications networks it currently owns and to attract and retain sufficient subscribers on its existing systems and those which are under development in sufficient numbers to achieve profitable operations.

Recoverability of Licenses
--------------------------

The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out.
If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

Compliance with the terms of SMR licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no guarantee that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to its channels in Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction (the "Ministry"); however, to date no responses have been received. The Company expects to file an additional amendment requesting lower subscriber loading requirements in the near future. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no guarantee that the amendments received by the Company will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering
Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is awaiting approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome.

NOTE 8.   PREFERRED STOCK
-------   ---------------

The Company is authorized to issue 17,400,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series with designation rights, preferences and limitations established by the Company's Board of Directors.

Holders of preferred stock are entitled to dividends in amounts determined by the Board of Directors. No distributions may be made to holders of common stock until all dividends declared, if any, on the preferred stock have been paid.
The Senior Discount Notes indenture (the "Indenture") restricts the Company's ability to pay cash dividends.

In the event of the liquidation of the Company, holders of Series C Preferred Stock have a preference of $12,744,295 over all other stock. Holders of Series B Preferred Stock have a preference of $20,933,670 plus any declared and unpaid dividends, if any, over holders of Series A Preferred Stock and common stock. Holders of Series A Preferred Stock have a preference of $8,800,000 plus any declared and unpaid dividends, if any, over holders of common stock. All such series of preferred stock are collectively referred to as "Preferred Stock." After all such payments have been made, any remaining assets will be distributed to holders of all preferred stock and common stock ratably based on the number of common shares outstanding, assuming the holders of Preferred Stock had converted their shares into common stock.

Each share of Preferred Stock is convertible, at the option of the holder, into shares of the Company's common stock at the rate of 11,792 shares of common stock for each share of Series A Preferred Stock, 1.4 shares of common stock for each share of Series B Preferred Stock and 1 share of common stock for each share of Series C Preferred Stock. This conversion rate is subject to adjustment based on a formula to prevent dilution. Each share of Preferred Stock is automatically convertible into common stock immediately prior to the closing of a public offering, which meets certain conditions.

The Company is obligated to redeem the Preferred Stock in three equal annual payments beginning on June 27, 2002. The redemption price for the Series A Preferred Stock is $25,000 per share ($8,800,000 in total), the redemption price for the Series B Preferred Stock is $3.65 per share ($20,933,670 in total), the redemption price for the Series C Preferred Stock is $1.45 per share ($12,744,295 in total). The holders of Preferred Stock have an option to convert any or all of the redeemable shares of Preferred Stock to common stock prior to each scheduled annual redemption. In connection with the issuance of the Discount Notes and the Convertible Notes, this obligation has been extended past the maturity of the Discount Notes and the Convertible Notes.

On October 3, 1997, the Company issued 50,000 shares of Series C Preferred Stock to an officer of the Company in exchange for a promissory note payable in the amount of $72,500. The Series C Preferred Stock bear a 12% dividend per annum and is payable semi-annually in each April and October in either cash or additional shares of Series C Preferred stock at the option of the Company. The Indenture restricts the ability of the Company to pay cash dividends on the Series C Preferred. In April 1998, the Company issued 278,450 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share. In October 1998, the Company issued 505,028 shares of Series C Preferred Stock for the 12% dividend at $1.45 per share.

NOTE 9.     OPERATING SEGMENTS
-------     ------------------

The Company's reportable segments are strategic geographic units that develop and operate SMR networks as well as the corporate unit, which oversees all operations. The Company is managed by country as each country may require a slightly different business strategy. The accounting policies of the segments are the same as those for the Company on a consolidated basis. The segments are evaluated based upon gains in subscribers and based upon EBITDA. EBITDA represents operating loss before depreciation and amortization and is not a measurement under U.S. generally accepted accounting principles and may not be similar to EBITDA measures of other companies.

The following information presents certain summarized balance sheet and statement of operations data by segment as of March 31, 1999 and 1998 (in 000's):

                         United            Latin America
                                -------------------------------
                       States (1)    Peru     Ecuador    Chile    Corporate (2)  Elimination     Total
                       ----------  ---------  --------  --------  -------------  ------------  ---------
March 31, 1999
--------------
Revenues                $      -    $   922    $  542    $  246   $          -   $         -    $ 1,710
EBITDA                         -        148       197      (122)          (618)            -       (395)
Operating income               -        (64)        4      (188)          (716)            -    $  (964)
 (loss)
Total assets            $      -    $16,314    $3,756    $7,884        $55,278    ($  37,816)   $45,416
March 31, 1998
--------------
Revenues                $      -    $ 1,067    $  669    $   16   $          -   $         -    $ 1,752
EBITDA                         -        336       (79)     (370)        (1,157)                  (1,270)
Operating income               -        143      (203)     (392)        (1,250)                  (1,702)
 (loss)
Total assets             $10,447    $11,574    $3,515    $3,844        $56,328    ($  25,282)   $60,426

(1) In August 1997 the Company made the decision to sell its U.S. operations (see Note 3).
(2) Included in total assets noted for Corporate is $1,500,000 of an investment in an affiliate in El Salvador (see Note 2 and Note 4).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Centennial Cayman Corp.:

We have audited the accompanying consolidated balance sheets of Centennial Cayman Corp. (a Cayman Islands corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholder's equity and cash flows for the period from inception (February 29, 1996) to December 31, 1996 and for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. United States generally accepted auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centennial Cayman Corp. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from inception (February 29, 1996) to December 31, 1996 and for the years ended December 31, 1997 and 1998 in conformity with accounting principles generally accepted in the United
States.



                                              /s/ Arthur Andersen LLP
                                              ---------------------------------
                                              ARTHUR ANDERSEN LLP

Denver, Colorado,
 March 29, 1999.

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                                                             December 31,                 December 31,
                                                                                 1997                         1998
                                                                       -----------------------      ------------------------
                                ASSETS
                                ------
CURRENT ASSETS:
 Cash and cash equivalents                                                        $   908,048                  $    544,612
 Restricted cash                                                                       44,536                       386,562
 Accounts receivable - trade, net of allowance for doubtful
                                                                      -----------------------      ------------------------
    accounts of $517,986 and $829,933, respectively                                 1,283,409                       863,756
 Inventory                                                                          1,371,762                     1,795,526
 VAT receivable                                                                       785,787                       723,808
 Prepaid licenses and other current assets                                            337,517                       457,852
                                                                      -----------------------      ------------------------
       Total current assets    7,148,313                                            4,731,059                     4,772,116

 PROPERTY AND EQUIPMENT, net                                                        4,474,619                     8,389,591
     SMR LICENSES, net of accumulated amortization
   of $289,196 and $527,477, respectively                                           5,921,315                    11,989,418
 INVESTMENT IN SUBSIDIARY                                                                   -                     1,496,443
 OTHER NONCURRENT ASSETS, net                                                         584,918                       354,618
                                                                      -----------------------      ------------------------

                 Total assets                                                     $15,711,911                  $ 27,002,186
                                                                      =======================      ========================

             LIABILITIES AND STOCKHOLDER'S  EQUITY
             -------------------------------------

 CURRENT LIABILITIES:
       Accounts payable - trade                                                   $   251,957                  $    443,382
       Accounts payable - affiliates                                                        -                    20,870,243
       Payable to seller                                                                    -                       400,000
       Accrued liabilities                                                            308,268                       898,623
                                                                      -----------------------      ------------------------

                 Total liabilities                                                    560,225                    22,612,248


     COMMITMENTS AND CONTINGENCIES (Notes 1, 3 and 6)

     STOCKHOLDER'S  EQUITY :
       Common stock, $1 par value, 50,000 authorized,
        2 issued and outstanding, respectively                                              2                             2
      Additional paid-in capital                                                   20,858,377                    20,858,377
      Accumulated deficit                                                          (5,713,228)                  (16,606,974)
      Accumulated other comprehensive income                                            6,535                       138,533
                                                                      -----------------------      ------------------------

               Total stockholder's equity                                          15,151,686                     4,389,938
                                                                      -----------------------      ------------------------

               Total liabilities and stockholder's equity                         $15,711,911                  $ 27,002,186
                                                                      =======================      ========================

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
          ------------------------------------------------------------



                                                         Inception
                                                       (February 29,              Year Ended                Year Ended
                                                     1996) to December 31       December 31,               December 31,
                                                            1996                     1997                      1998
                                                   -------------------      --------------------     -------------------------

REVENUE:
  Radio service revenue                                    $   123,479               $ 2,247,494                  $  5,145,883
  Equipment sales                                               92,840                 1,376,396                     1,911,159
  Other                                                              -                    65,587                       146,736
                                                   -------------------      --------------------     -------------------------
                                                              216,319                 3,689,477                     7,203,778
                                                   -------------------      --------------------     -------------------------

COSTS AND EXPENSES RELATED
  TO REVENUE (exclusive of depreciation
   shown below):
  Network and site expense                                      62,615                    79,492                        88,388
  Cost of equipment sold                                        40,765                 2,038,116                     2,779,821
  Maintenance and other                                              -                   176,380                       613,699
                                                   -------------------      --------------------     -------------------------
                                                               103,380                 2,293,988                     3,481,908
                                                   -------------------      --------------------     -------------------------

OPERATING COSTS AND EXPENSES:
  Selling, general and administrative
    (including $223,000, $936,011 and
    $3,485,656 in allocations from
    Parent, respectively)                                      996,678                 5,181,796                    10,037,820
  Write down of investment in affiliate                              -                         -                     2,403,700
  Depreciation and amortization                                179,707                 1,014,885                     1,698,911
                                                   -------------------      --------------------     -------------------------
                                                             1,176,385                 6,196,681                    14,140,431
                                                   -------------------      --------------------     -------------------------

OPERATING LOSS                                              (1,063,446)               (4,801,192)                  (10,418,561)
                                                   -------------------      --------------------     -------------------------

OTHER INCOME (EXPENSE):
  Interest expense                                                (130)                   (3,894)                     (241,244)
  Other                                                        (17,734)                   61,858                      (233,941)
                                                   -------------------      --------------------     -------------------------
                                                               (17,864)                   57,964                      (475,185)
                                                   -------------------      --------------------     -------------------------

NET LOSS BEFORE MINORITY INTEREST
                                                            (1,081,310)               (4,743,228)                  (10,893,746)

MINORITY INTEREST SHARE OF LOSS                                111,310                         -                             -
                                                   -------------------      --------------------     -------------------------

NET LOSS                                                      (970,000)               (4,743,228)                  (10,893,746)

OTHER COMPREHENSIVE INCOME (LOSS):
  Foreign currency translation adjustments                      (6,469)                   13,004                       131,998
                                                   -------------------      --------------------     -------------------------

COMPREHENSIVE LOSS                                         $  (976,469)              $(4,730,224)                 $(10,761,748)
                                                           ===========               ===========                  ============

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                   ------------------------------------------
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                -----------------------------------------------




                                                     Stockholder's Equity
                                ----------------------------------------------------------------------------
                                                                                Accumulated
                                   Common Stock    Additional                      Other           Total
                                  --------------    Paid-In      Accumulated   Comprehensive   Stockholder's
                                  Shares  Amount    Capital        Deficit     Income (Loss)       Equity
                                  ------  ------  ------------  -------------  --------------  --------------
Inception, February 29, 1996        -       $  -      $      -  $          -   $           -    $          -

Common stock issuance                  2       2           498             -               -             500

Equity contributions from parent       -       -     4,820,087             -               -       4,820,087

Net loss                               -       -             -      (970,000)              -        (970,000)

Cumulative translation
  adjustment                           -       -             -             -          (6,469)         (6,469)
                                  ------  ------  ------------  -------------  --------------  --------------
Balances, December 31, 1996            2       2     4,820,585      (970,000)         (6,469)      3,844,118

Equity contributions from parent       -       -    16,037,792             -               -      16,037,792

Net loss                               -       -             -    (4,743,228)              -      (4,743,228)

Cumulative translation
  adjustment                           -       -             -             -          13,004          13,004
Balances, December 31, 1997            2       2    20,858,377    (5,713,228)          6,535      15,151,686
                                  ------  ------  ------------  -------------  --------------  --------------
Net loss                               -       -             -   (10,893,746)              -     (10,893,746)

Cumulative translation
  adjustment                           -       -             -             -         131,998         131,998
                                  ------  ------  ------------  -------------  --------------  --------------
Balances, December 31, 1998            2      $2   $20,858,377  $(16,606,974)       $138,533    $  4,389,938
                                  ======  ======   ===========  =============  ==============  ==============

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                    Inception
                                                  (February 29,                Year                        Year
                                                     1996) to                 Ended                       Ended
                                                   December 31,            December 31,                December 31,
                                               -----------------     ---------------------       ---------------------
                                                       1996                    1997                        1998
                                               -----------------     ---------------------       ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                             $  (970,000)              $(4,743,228)               $(10,893,746)
Adjustments to reconcile net loss to net cash
 used in operating activities-
 Depreciation and amortization                           179,707                 1,014,885                   1,698,911
 Write-down El Salvador business                               -                         -                   2,403,700
 Write-off of Argentine investment                             -                   615,598                           -
 Allowance for doubtful accounts                               -                   517,986                     348,087
 Changes in operating assets and liabilities-
 (Increase) decrease in accounts receivable -
  trade                                                 (362,529)               (1,331,582)                     71,566

 (Increase) decrease  in accounts receivable -
  affiliates                                             (25,000)                   25,000                           -

 Increase in inventory                                  (140,429)                2,177,991                    (423,764)
 Increase in other assets                               (152,582)               (2,183,481)                    (65,674)
 Increase in accounts payable and other                   92,156                   525,409                     111,675
 Increase in accrued liabilities                          68,242                   162,620                     563,343
                                               -----------------     ---------------------       ---------------------
Net cash used in operating activities                 (1,310,435)               (3,218,802)                 (6,185,902)
                                               -----------------     ---------------------       ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                   (1,312,641)                 (975,289)                 (5,021,746)
 Acquisition of businesses, net of cash               (2,552,248)               (4,482,325)                 (7,426,003)
  acquired
 Payment of contingent payable to seller                       -                         -                  (2,390,000)
 (Increase) decrease in restricted cash                  (86,000)                   41,464                    (342,026)
 Funding of organizational costs                        (167,356)                        -                           -
                                               -----------------     ---------------------       ---------------------


 Net cash used in investing activities                (4,118,245)               (5,416,150)                (15,179,775)
                                               -----------------     ---------------------       ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock                      500                         -                           -
 Contribution from parent                              4,268,876                10,695,769                           -
 Advances (payments) from affiliates                   1,336,846                (1,336,846)                 20,870,243
                                               -----------------     ---------------------       ---------------------
 Net cash provided by financing activities
                                                       5,606,222                 9,358,923                  20,870,243
                                               -----------------     ---------------------       ---------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH
                                                          (6,469)                   13,004                     131,998
                                               -----------------     ---------------------       ---------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS
                                                         171,073                   736,975                    (363,436)


CASH AND CASH EQUIVALENTS, beginning of period
                                                               -                   171,073                     908,048
                                               -----------------     ---------------------       ---------------------

CASH AND CASH EQUIVALENTS, end of period
                                                     $   171,073               $   908,048                $    544,612
                                               =================     =====================       =====================

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------



                                           Inception                         Year                   Year
                                         (February 29,                       Ended                  Ended
                                            1996) to                      December 31,           December 31,
                                          December 31,            ----------------------------------------------
                                              1996                         1997                      1998
                                                                  ---------------------     --------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

Cash paid for-
   Interest                              $          -                    $   24,562                 $  1,647
   Income taxes                                     -                        52,221                  255,188
Supplemental schedule of non-cash
 investing and financing activities-
 Equipment contributed by parent         $     551,211                   $5,342,023                 $      -
Contingent payment of acquisition
     of Chilean channels                             -                            -                  400,000

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                        AS OF DECEMBER 31, 1997 AND 1998
                        --------------------------------


NOTE 1.  ORGANIZATION AND OWNERSHIP
-------  --------------------------

Centennial Cayman Corp. was incorporated in June 1996 as a wholly owned subsidiary of Centennial Communications Corp. (the "Parent Company").
Centennial Cayman Corp. and subsidiaries (collectively, the "Company") is a Cayman Islands corporation engaged in the acquisition, development and operation of specialized mobile radio ("SMR") and other low-cost, wireless communications networks, the sale of communications services using those networks, and the sale and servicing of related accessory equipment in certain countries of Latin America. The accompanying consolidated financial statements for the period from inception (February 29, 1996) to December 31, 1996 include the operations of an entity purchased by the Parent Company in February 1996. As this entity and the Company are under the common control of the Parent Company, this entity was contributed to the Company upon its formation in June 1996. The Company has acquired SMR licenses through direct applications to governments, contributions from the Parent Company and through acquisitions of interests in other entities (all of which are wholly owned at December 31, 1997 and 1998) that have been granted or have applied for SMR licenses. As more fully discussed in Note 6, the Company is subject to various risks and uncertainties, primarily those of an enterprise in the early stage of operations.

To date, the Company has been primarily dependent on funds provided by the Parent Company, however, during the end of 1998, certain of the subsidiaries have been paying back receivables owed. The Company has received equity contributions as well as extensions of credit from the Parent Company to fund its activities and anticipates that the Parent Company will make additional equity contributions to the Company. The Parent Company is under no obligation to provide additional advances or loans to the Company; however, if the Company's operating cash flow is not sufficient to meet its needs, the Parent Company has committed that it will continue to make advances to the Company as necessary, through at least December 31, 1999.

In October 1997, the Parent Company completed a financing which resulted in proceeds to the Parent Company of approximately $11.1 million. In addition, in January 1998, the Parent Company completed financings which resulted in proceeds to the Parent Company of approximately $30.4 million.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------  ------------------------------------------

   Basis of Presentation
   ---------------------

The consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles which are substantially the same as Cayman Islands generally accepted accounting principles.

The consolidated financial statements include the accounts of Centennial Cayman
Corp. and its subsidiaries, all of which are wholly owned.   All subsidiaries
are consolidated except the El Salvador subsidiary which was acquired in August and September of 1998, which the Company has made the decision to sell (See Note
3).  Accordingly, due to temporary majority control, such investment has been
accounted for using the equity method of accounting.   All significant
intercompany accounts and transactions have been eliminated in consolidation. Minority interest share of loss results from minority ownership interests in entities now wholly owned by the Company.

The Company's Parent incurs certain direct and indirect expenses on behalf of the Company including management, financing and other corporate overhead items. Items directly identifiable to the Company's operations are charged to the Company by the Parent. The Parent also allocates a portion of its corporate overhead based on the estimated level of activity performed by the Parent on behalf of the Company. Such allocations of indirect expenses totaled approximately $223,000 during the period from inception (February 29, 1996) through December 31, 1996, $936,011 and $3,485,686 for the years ended December 31, 1997 and 1998, respectively.

   Foreign Currency Translation
   ----------------------------

For subsidiaries whose functional currency is the local currency and do not operate in highly inflationary economies, assets and liabilities are translated at current exchange rates and translation adjustments are included in stockholder's equity as a component of other comprehensive income. Revenues and expenses are translated at the weighted average rate for the period. The Company's Peruvian and Ecuadorian subsidiaries functional currency is the United States dollar because the revenue stream is earned in the United States dollar.

   Cash and Cash Equivalents
   -------------------------

For purposes of reporting cash flows, cash and cash equivalents include short-term, highly liquid investments with original maturities of three months or less which are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates.

   Restricted Cash
   ---------------

Restricted cash includes $44,536 and $386,562 as of December 31, 1997 and 1998, respectively, held as guarantees for performance bonds for certain construction and operational obligations related to SMR licenses held in Peru.

   Credit Risk and Concentrations of Operations
   --------------------------------------------

The Company typically does not require collateral from its customers. Accounts receivable are comprised of small balances due from numerous customers located primarily in Peru, Ecuador, Chile and El Salvador. The Company has assets totaling approximately $26,900,000 located in Latin America. Accordingly, while the Company believes that it has minimized its exposure to any single customer, the Company is exposed to credit risk resulting from adverse general economic conditions which may affect these countries and Latin America. The Company has not entered into any foreign currency contracts, hedges or options. The Company, as of December 31, 1998 has approximately $545,000 of unrestricted cash and approximately $387,000 of restricted cash in Latin America. The Company sweeps all excess cash from its operations on a weekly basis. The Company invests its cash, cash equivalents and restricted cash with financial institutions that the Company believes to be of high credit quality.

   Accessories Inventory
   ---------------------

Accessories inventory represents radio accessories that are held for sale to the Company's subscribers. Accessories are stated at the lower of their cost or market. Cost is determined using the first-in, first-out method.

   Revenue Recognition
   -------------------

Radio service fees, as well as charges for maintenance and loss and damage insurance coverage are recognized in the period service is delivered. Equipment sales are recognized when the equipment is delivered and title passes to the subscriber.

   Property and Equipment
   ----------------------

Property and equipment are recorded at cost. Maintenance and repair expenditures are charged to expense as incurred, and expenditures for improvements that increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method over the useful lives of the respective assets (see Note 4).

Direct costs associated with the construction of SMR networks are capitalized and amortized over the system's expected useful life upon placing the system in service. Such costs include amounts incurred in securing tower sites, site preparation, procurement and installation of infrastructure and equipment costs.

Also included in property and equipment are radios owned by the Company, which are leased to the Company's subscribers under operating lease agreements. The Company retains title to these radios as part of the subscriber agreement and depreciates the radios over five years. Upon termination of service, the subscribers are required to return the radios to the Company and the radios are placed with another subscriber. Certain subscribers desire to own their radios. The cost or depreciated net book value of radios sold to such subscribers is recorded as a charge to cost of goods sold at the time of sale.

   SMR Licenses
   ------------

Direct and certain indirect costs of obtaining SMR licenses, such as application, legal and consulting fees, as well as the fair market value of licenses obtained in certain acquisitions, are capitalized and amortized using the straight-line method over the period of the related license (generally 10 to 40 years) upon commencement of service. SMR licenses in the countries in which the Company operates are issued conditionally for various periods of time. The SMR licenses are generally renewable providing the licensee has complied with applicable rules and policies. In most instances, the Company believes it has complied and intends to comply with these standards and is amortizing the related costs using the straight line method over their estimated useful life, generally 40 years. In some cases, the Company currently is not in compliance with applicable requirements and, where appropriate, has filed requests for extensions with the appropriate government agency. The Company expects that such extension requests will be granted and the risk of having these or any other licenses revoked is remote.



   Income Taxes
   ------------

The Company is not subject to income taxes under the laws of the Cayman Islands. The Company's foreign participant subsidiaries are subject to foreign income taxes in their respective taxing jurisdictions. The current provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The Company's deferred tax assets have been reduced by a valuation allowance to the extent it is more likely than not, that some or all of the deferred tax assets will not be realized (See Note 5).

   Use of Estimates
   ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company is subject to the laws and regulations governing telecommunication services in effect in each of the countries in which it operates. These laws and regulations can have a significant influence on the Company's results of operations and are subject to change by the responsible governmental agencies. The financial statements as presented reflect certain assumptions based on laws and regulations currently in effect in each of the various countries. The Company cannot predict what future laws and regulations might be passed that could have a material effect on the Company's results of operations. The Company assesses the impact of significant changes in laws and regulations on a regular basis and updates the assumptions used to prepare its financial statements accordingly.

   Fair Value of Financial Instruments
   -----------------------------------

Fair values of cash equivalents and other current amounts receivable and payable approximate the carrying amount due to their short-term nature.

   Long-Lived Assets
   -----------------

In accordance with Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If an impairment charge is indicated, the amount of the charge is calculated as the amount by which the carrying amount of the asset exceeds the fair value of the asset. During 1998, the Company determined that its Spectrum Licenses and other long-lived assets related to its El Salvador subsidiary was impaired based upon third party offers, and recorded a write down to estimated fair value. At December 31, 1998, the Company determined that there were no other impairments of long-lived assets.

     Comprehensive Income
     --------------------

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From its inception through December 31, 1998, the change in the cumulative translation adjustment is the sole item of other comprehensive income or loss.

   Recently Issued Accounting Standards
   ------------------------------------

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," Which provides guidance on accounting for the cost of such software. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-1 had no impact on the Company's financial statements.

In April 1998, the AICPA issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This statement will be effective in 1999 and will require costs of start-up activities and organization costs to be expensed as incurred. The adoption of this statement had no effect on the Company's financial position or results of operations.

NOTE 3.  ACQUISITIONS
-------  ------------

The Company completed several acquisitions of non-operating entities whose primary assets were SMR licenses as well as the acquisition of operating entities and spectrum. The Parent Company also made an acquisition of such an entity which was subsequently contributed to the Company. Included in the accompanying consolidated financial statements, from the date of their acquisition, are the results of operations for these entities (except El Salvador - see below) as follows:


Name and Location of Entity                                                                Date Acquired
---------------------------                                                                -------------
SMR Direct Peru S.R.L. (formerly Mobil Line S.A.); Lima, Peru               February and July 1996 (1)
Pompano S.R.L.; Lima, Peru                                                  November 1996
Brunacci S.R.L.; Guayaquil, Ecuador                                         November 1996
Telecom Supply S.R.L.; Lima, Peru                                           December 1996
C-Comunica S.R.L.; Lima, Peru                                               January 1997
Transnet del Peru S.A.; Lima, Peru                                          July 1997
Telecomunicaciones y Servicios S.A.; Santiago, Chile                        January 1998
Peru Tel S.A.; Lima, Peru                                                   May 1998
Comovec S.A.; Quito, Ecuador                                                May 1998
El Salvador                                                                 June, August and September 1998

(1) The Parent Company acquired 51% of Mobil Line S.A. in February 1996. This interest was contributed to the Company by the Parent upon the formation of the Company. The remaining 49% was acquired by the Company in July 1996.


In February 1996, the Parent Company purchased 51% of the capital stock of Mobil Line S.R.L. ("Mobil Line"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession, for $900,000. Upon formation of the Company in June 1996, the ownership interest in Mobil Line was transferred to the Company at its carrying value. Operations between February 1996 and June 1996 were not significant. This transfer was treated as a reorganization of entities under common control, and operations of this entity have been included in the Company's accompanying consolidated financial statements for all periods presented as if the Company had owned the investment in Mobil Line since the date of purchase. The Company acquired the remaining 49% of Mobil Line in July 1996 for approximately $600,000. This transaction was accounted for as a step acquisition; and accordingly, operating results of the Company from March 1996 include the operations of Mobil Line from February 1996, with the minority interest reflected for the five-month period ending in July. Of the total consideration paid, approximately $900,000 remained with Mobil Line to purchase infrastructure and approximately $600,000 was paid to the founders of Mobil Line. As a result of these transactions, approximately $692,000 of the total consideration paid was allocated to SMR licenses. The SMR licenses are amortized over 40 years. The purchase price was financed by the Company with cash made available to it by a Parent Company investment.

In November 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Pompano S.R.L. ("Pompano"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession. The acquisition was accounted for as a purchase; and accordingly, operating results of Pompano subsequent to the date of acquisition are included in the accompanying consolidated financial statements. Total consideration paid by the Company was approximately $419,000, of which approximately $16,000 was allocated to tangible net assets and $403,000 was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with cash made available to it by a Parent Company investment.

In November 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Brunacci S.R.L. ("Brunacci") and of its wholly owned subsidiary, Multisistemas Electronics M.S.E. S.A. ("Multisistemas"), both Ecuadorian non-operating development stage companies which owned Ecuadorian SMR spectrum concessions. The acquisition was accounted for as a purchase; and accordingly, operating results of Brunacci and Multisistemas subsequent to the date of acquisition are included in the accompanying consolidated financial statements. Total consideration given and liabilities assumed for both of the acquired companies was approximately $947,000, of which $297,000 was allocated to tangible net assets and $650,000 was allocated to SMR licenses. SMR licenses are amortized over 10 years, the expected term of the license. The purchase price was financed by the Company with cash made available to it by a Parent Company investment.

In December 1996, the Company, through wholly owned subsidiaries, acquired all of the common stock of Telecom Supply S.R.L. ("Telecom"), a Peruvian non-operating development stage company which owned a Peruvian SMR spectrum concession. The acquisition was accounted for as a purchase; and accordingly, operating results of Telecom, subsequent to the date of acquisition, are included in the accompanying consolidated financial statements. Total consideration paid by the Company was approximately $400,000, of which approximately $14,000 represented the fair value of tangible assets acquired and the excess purchase price over fair value of the net tangible assets acquired was approximately $386,000, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with cash made available to it by a Parent Company investment.

Because the above purchased entities were acquired prior to their operations, the Company believes that pro-forma revenue and results of operations for the period in 1996 prior to their acquisition by the Company are not meaningful.

In January 1997, the Company acquired the majority of the common stock of C-Comunica S.A. ("C-Comunica"), a Peruvian SMR operating company. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for C-Comunica was approximately $2.9 million, of which approximately $800,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $2.1 million, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with cash made available to it by a Parent Company investment.

In July 1997, the Company acquired all of the common stock of Transnet del Peru S.A. ("Transnet"), a Peruvian SMR operating company. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for Transnet was approximately $1.5 million, of which approximately $300,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately

$1.2 million, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

Also in July 1997, the Parent Company pledged $1.3 million to secure its obligations in connection with the Company's bid for additional spectrum with Chile Concurso. On October 29, 1997, the Company received written notice from the Chilean Ministry of Transportation and Telecommunications (the "Chilean Ministry") that its proposal had been accepted and awarded; although such award is subject to appeal by the other participants in the Chile Concurso. During 1997 and 1998 appeals were filed and the Nimistry denied such appeals. The company believes that it will be awarded the channels in the next six months.

In September 1997, the Company acquired all of the common stock of Fastcom S.A. ("Fastcom") and Radioservicios Moviles, S.A. ("Radioservicios"), Argentine non-operating development stage companies which owned an Argentine paging concession. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for Fastcom was approximately $526,000. The Company paid $110,000 cash at closing and signed a note to the seller for the remainder of the purchase price due December 2, 1997. The Company has pledged the shares of Fastcom and Radioservicios to the previous owners and related parties (the "Lienholders") to secure certain payment obligations of the Company. The Company did not satisfy these payment obligations on December 2, 1997; as such, the Lienholders foreclosed on the shares of Fastcom and Radioservicios. This resulted in the Company taking an approximately $600,000 (included in general and administrative expenses) charge in December 1997, which consists of the $110,000 initial purchase price and approximately $490,000 in capitalized costs made in connection with the Radioservicios transaction during 1997.

     On January 2, 1998, the Company purchased 100% of the outstanding capital stock of Telecomunicaciones y Servicios S.A. ("TyS"), a Chilean operating company. TyS holds 10 800 MHz channels in the metropolitan region of Santiago, Chile. The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for the Chilean company was approximately $3,200,000, of which $800,000 was paid at closing and approximately $2,040,000 was paid June 29, 1998 and $350,000 on July 8, 1998 upon the transfer of 290 additional channels (40 of which are in the metropolitan region of Santiago) to the operating company. Approximately $80,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $3,120,000, which was allocated to SMR licenses. SMR licenses are amortized over 40 years. The purchase price was financed by the Company with available cash.

     On April 14, 1998 the Company executed a purchase agreement with certain non-operating subsidiaries of International Wireless Communications Holdings, Inc. ("IWC") for the acquisition of certain assets in Peru, Ecuador and Chile for a purchase price of approximately $3,500,000. On May 13, 1998 the Company completed the first part of the acquisition and acquired a non-operating entity in Ecuador (Comovec S.A.) for approximately $300,000. Comovec S.A. holds licenses to operate SMR networks and has 40 800 MHz channels and 20 900 MHz channels in each of Quito and Guayaquil and 25 800 MHz channels in Cuenca. Approximately $20,000 represented the fair value of the net tangible assets of Comovec S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $250,000, which was allocated to SMR licenses. Comovec S.A.'s licenses will be amortized over 40 years beginning on the date that the channels are launched. On May 22, 1998, the Company completed the second part of the acquisition and acquired a non-operating entity in Peru (Peru Tel S.A.) for approximately $2,800,000. Peru Tel S.A. holds licenses to operate SMR networks and has 32 800 MHz channels in Lima/Callao and 100 800 MHz channels among eight other cities. Approximately $400,000 represented the fair value of the net tangible assets of Peru Tel S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $2,400,000, which was allocated to SMR licenses. Peru Tel S.A.'s SMR licenses will be amortized over approximately 40 years beginning on the date that the channels are launched. The

Company is currently waiting for final government approval for the transfer of the license in Chile to the Company (which it expects will occur in the next six months) before it can close the final part of the acquisition for approximately $400,000, which amount was placed into escrow upon the Chilean government's initial approval of the transfer. The Company used its existing cash to acquire Comovec S.A. and Peru Tel S.A.


Detail of net assets of acquisitions:                  1997                   1998
                                               ------------------      ---------------
Property and equipment                                 $  896,688           $   71,039
SMR licenses                                            3,326,723            5,792,621
Other assets                                              928,538              105,405
Accounts payable and accrued liabilities                 (669,624)            (106,762)
                                               ------------------      ---------------
Acquisition, net of cash acquired                       4,482,325            5,862,303
Cash acquired                                             443,675              420,930
Payable to seller                                               -              400,000
                                               ------------------      ---------------
Purchase price                                         $4,926,000           $6,683,233
                                                       ==========           ==========

      In addition to acquisitions, the Company was awarded 40 nationwide channels of 800 MHz spectrum on June 9, 1998 in El Salvador. The Company paid $620,000 for the channels, which have a 20 year term. In August 1998, the Company completed the acquisition of a concession for 10 nationwide channels of 800 MHz spectrum in El Salvador for approximately $300,000. The acquisition of assets included certain infrastructure and approximately 140 subscribers. In September 1998 the Company was awarded 65 nationwide channels of 800 MHz spectrum in El Salvador. The Company paid approximately $2,027,000 for the channels, which have a 20 year term. Also, in September 1998, the Company acquired a concession for 30 nationwide channels of 800 MHz spectrum in El Salvador for approximately $949,000. The acquisition of assets also included certain infrastructure and approximately 600 subscribers. The Company was awarded a concession for 25 nationwide channels of 800 MHz spectrum in El Salvador for approximately $10,000. These assets have been recorded as an investment in subsidiary and accounted for using the equity method of accounting. The Company has not consolidated this subsidiary because its control is temporary, as the Company has signed a letter of intent to sell the subsidiary. The letter of intent was not consummated, however, the Company is entertaining offers to sell and is committed to selling this subsidiary. Based on third party offers to buy the subsidiary, the Company wrote down the carrying value to $1,560,000 and took an approximate $2,400,000 loss on write off (see
Note 2).



NOTE 4.  PROPERTY AND EQUIPMENT
-------  ----------------------

The composition of property and equipment follows:

                                                                                                 December 31,
                                                                              ------------------------------------------------
                                                                                          1997                    1998
                                                                              ------------------------------------------------
Network infrastructure                                                                      $ 3,214,106            $ 6,392,786
Radios                                                                                        2,017,071              3,321,641
Computer equipment and software                                                                 241,928                511,325
Furniture and fixtures                                                                          146,648                310,284
Leasehold improvements                                                                                -                210,706
                                                                                          -------------          -------------
                                                                                              5,619,753             10,746,742
Accumulated depreciation                                                                     (1,145,134)            (2,357,151)
                                                                                            -----------         --------------
Property and equipment, net                                                                 $ 4,474,619            $ 8,389,591
                                                                                            ===========            ===========

The Company depreciates infrastructure over ten years, radios over five years, computer equipment and software over three years and leasehold improvements over the life of the lease.

Depreciation expense was approximately $160,000, $635,135 and $1,343,786 for the years ended December 31, 1996, 1997 and 1998, respectively.

NOTE 5.  INCOME TAXES
-------  ------------

The Company is not subject to income taxes under the laws of the Cayman Islands. The Company's foreign participant subsidiaries are subject to foreign income taxes in their respective taxing jurisdictions but have incurred no liability for such taxes due to losses that have been incurred since inception. At December 31, 1998, the Company's foreign participants have net operating and deferred pre-operating loss carryforwards for income tax purposes of approximately $9.4 million that expire starting in the year 2001. These carryforwards are available to offset future taxable income in the respective taxing jurisdictions in which they were incurred. The Company's foreign participants in Peru, Ecuador, Chile and El Salvador are considered pre-operating entities for income tax purposes, and therefore, the losses are deferred for income tax purposes. The losses may be utilized against future taxable income generated in the respective taxing jurisdictions over a period of approximately four years commencing in 1998.

The Company's net deferred tax assets result primarily from the future benefit
of loss carryforwards and deferred pre-operating losses.   Net deferred tax
assets, by country, as of December 31, 1997 and 1998 are as follows:

                                   Peru                Ecuador              Chile               Other               Total
1997:
Net deferred tax assets         $  779,561           $   338,773         $   10,526           $   12,530          $1,141,390
Valuation allowance               (779,561)             (338,773)           (10,526)             (12,530)         (1,141,390)
                                ----------           -----------         ----------           ----------          ----------
                                $        -           $         -         $        -           $        -          $        -
                                ==========           ===========         ==========           ==========          ==========
1998:
Net deferred tax asssets        $  702,909           $   465,122         $  425,094           $   14,189          $1,607,314
Valuation assets                  (702,909)             (465,122)          (425,094)             (14,189)         (1,607,314)
                                ----------           -----------         ----------           ----------          ----------
                                $        -           $         -         $        -           $        -          $        -
                                ==========           ===========         ==========           ==========          ==========

The reconciliation of income taxes computed at the statutory rates to the income tax benefit is as follows:


                                                               Inception
                                                                Through                           Year Ended
                                                           December 31, 1997                  December 31, 1998
                                                           -----------------                  -----------------

Income tax benefit at statutory rate                               $(886,717)                       $(1,607,314)
Increase in valuation allowance                                      886,717                          1,607,314
                                                                   ---------                        -----------
Tax benefit                                                        $       -                        $         -
                                                                   =========                        ===========


NOTE 6.  COMMITMENTS AND CONTINGENCIES
-------  -----------------------------

   Recovery of Investments
   -----------------------

Since its inception, the Company's efforts have been primarily directed towards raising capital and acquiring, developing and operating SMR and other low-cost, wireless communications networks. Further, the Company has made significant investments in pre-operating entities in various Latin American countries whose primary assets were SMR licenses. The Company's Peruvian operations and revenue-generating activity began in May 1996, its Ecuadorian operations and revenue generating activity began in March 1997, its Chilean operations and revenue generating activity began in January 1998 and its El Salvadoran operations and revenue generating activity began in September 1998. The ability of the Company to recover its current investment in property, equipment and spectrum and to generate positive cash flow and operating profits is contingent upon a number of factors, including the Company's ability to continue to build out and develop the SMR and other low-cost, wireless communications networks it currently owns and to attract and retain sufficient subscribers on its existing systems and those which are under development in sufficient numbers to achieve profitable operations.

   Recoverability of Licenses
   --------------------------

The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out.
If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

Compliance with the terms of SMR licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no assurance that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to a portion of its channels in Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction (the "Ministry"); however, to date no responses have been received. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no assurance that the amendments received by the Company will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is waiting on approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome.

   Lease Commitments
   -----------------

The Company leases certain office facilities and transmission sites under operating leases. Lease terms for office facilities range from one to three years. Lease terms for transmission sites on buildings range from one to three years, with varying renewal terms. Future minimum rental payments for such office facilities and antenna site leases are as follows as of December 31, 1998:

1999                                                       $  557,245
2000                                                          405,692
2001                                                          286,878
2002                                                                -
2003                                                                -
Thereafter                                                          -
                                                           ----------
                                                           $1,249,815
                                                           ==========

The Company recognized lease expense during the years ended December 31, 1997 and 1998 of $113,295 and $281,290, respectively.


NOTE 7.  GEOGRAPHIC DATA
-------  ---------------

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that its reportable segments are strategic geographic units that develop and operate SMR networks. The Company is managed by country as each country may require a slightly different business strategy. The accounting policies of the segments are the same as those for the Company on a consolidated basis. The segments are evaluated based upon gains in subscribers and based upon EBITDA. EBITDA represents operating loss before depreciation and amortization and is not a measurement under U.S. generally accepted accounting principles and may not be similar to EBITDA measures of other companies.

The following information presents certain summarized balance sheet and statement of operations data by geographic region as of December 31, 1998, 1997 and 1996 and for the years then ended (in 000's).



                                       Peru        Ecuador        Chile          Other(2)              Total
                                       ----        -------        -----          --------              -----
December 31, 1998
-----------------
Revenues                               $ 4,251       $ 2,538      $   415            $     -             $  7,204
EBITDA                                    (928)         (586)        (976)            (3,826)              (6,316)
Operating loss                          (1,843)       (1,249)      (1,092)            (6,235)             (10,419)
Total assets                           $16,103       $ 4,041      $ 6,754            $   104             $ 27,002
Capital expenditures                     1,917         1,924        2,844                  -                6,685
December 31, 1997
-----------------
Revenues                               $ 2,939       $   775      $     -            $   (25)            $  3,689
EBITDA                                  (1,916)         (855)           -             (1,015)              (3,786)
Operating loss                          (2,698)       (1,132)           -               (971)              (4,801)
Total assets                           $11,440       $ 3,181      $     -            $ 1,091             $ 15,712
Capital expenditures                     4,615           802            -                  -                5,417
December 31, 1996
-----------------
Revenues                               $   216       $     -      $     -            $     -             $    216
EBITDA                                    (522)         (172)           -               (190)                (884)
Operating loss                            (767)          (45)           -               (251)              (1,063)
Total assets                           $ 4,139       $ 1,390      $     -            $    30             $  5,559
Capital expenditures                     2,433             -            -                  -                2,433


(1) Included in total assets for December 31, 1998 noted for Other is $1,496,443 of an investment in an affiliate in El Salvador and in operating loss, a write down of $2,403,700 on the affiliate in El Salvador (See Note 2 and Note 3).

The Company conducts a significant portion of its business in Peru, Ecuador and Chile. Accordingly, the Company's cash flow and its ability to make distributions to the Parent Company is significantly dependent upon the cash flow of its Peruvian and Ecuadorian subsidiaries. The Company's ability to recover its investment in these subsidiaries, to fund operations in other countries and to make distributions to the Parent Company, among other things, depends to a significant degree on its ability to transfer funds from such subsidiaries to the Parent Company.

The ability of the Company's subsidiaries to pay dividends or make loans or advances to the Parent Company is subject to regulation within their respective jurisdictions of organization and operation. While the existing laws and regulations of these jurisdictions generally do not prohibit the Company's subsidiaries from paying dividends or making loans or advances to the Parent Company, there can be no assurance that such laws will continue to permit or will not restrict such payments to be made.

Further, the Company is exposed to credit risk related to receivables denominated in non-United States dollar currencies in these foreign countries.

NOTE 8.  PRO FORMA INFORMATION (UNAUDITED)
------------------------------------------

The following pro forma information for the year ended December 31, 1997 gives effect to the acquisitions of C-Comunica and Transnet as if each had occurred on January 1, 1997. The majority of the 1998 acquisitions were of spectrum and non-operating entities, thus there are no pro forma results. The pro forma financial information does not purport to represent what the Company's results of operations would actually have been if such transactions had in fact occurred on such date. The pro forma results presented below are based upon currently available information and upon certain assumptions that management believes are current circumstances.

                                                                                  (Unaudited)
                                                                              For the Year Ended
                                                                                 December 31,
                                                                                     1997
                                                                   --------------------------------------
Revenues                                                                                      $ 3,781,934
Net loss applicable to common shareholders                                                    $(5,101,887)

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     -------------------------------------
                                  (UNAUDITED)
                                  -----------



                                                                               March 31,                   December 31,
                                                                                 1999                          1998
                                                                       ------------------------      ------------------------
                                ASSETS
                                ------

CURRENT ASSETS:
 Cash and cash equivalents                                                        $    590,695                  $    544,612
 Restricted cash                                                                     1,617,389                       386,562
 Accounts receivable - trade, net of allowance for doubtful
                                                                        ----------------------                  ------------
    accounts of $834,336 and $829,933, respectively                                    868,650                       863,756
 Inventory                                                                           1,053,833                     1,795,526
 VAT receivable                                                                        646,777                       723,808
 Prepaid licenses and other current assets                                             680,434                       457,852
                                                                      ------------------------      ------------------------
       Total current assets                                                          5,457,778                     4,772,116

 PROPERTY AND EQUIPMENT, net                                                         8,407,185                     8,389,591
     SMR LICENSES, net of accumulated amortization
   of $648,032 and $527,477, respectively                                           11,868,863                    11,989,418
 INVESTMENT IN SUBSIDIARY                                                            1,412,326                     1,496,443
 OTHER NONCURRENT ASSETS, net                                                          350,392                       354,618
                                                                      ------------------------      ------------------------

                 Total assets                                                     $ 27,496,544                  $ 27,002,186
                                                                      ========================      ========================

        LIABILITIES AND STOCKHOLDER'S  EQUITY
        -------------------------------------

 CURRENT LIABILITIES:
       Accounts payable - trade                                                   $    540,064                  $    443,382
       Accounts payable - affiliates                                                22,292,048                    20,870,243
       Payable to seller                                                               400,000                       400,000
       Accrued liabilities                                                             717,970                       898,623
                                                                      ------------------------      ------------------------

                 Total liabilities                                                  23,950,082                    22,612,248



     STOCKHOLDER'S  EQUITY :
       Common stock, $1 par value, 50,000 authorized,
        2 issued and outstanding, respectively                                               2                             2
      Additional paid-in capital                                                    20,858,377                    20,858,377
      Accumulated deficit                                                          (17,409,386)                  (16,606,974)
      Accumulated other comprehensive income                                            97,469                       138,533
                                                                      ------------------------      ------------------------

               Total stockholder's equity                                            3,546,462                     4,389,938
                                                                      ------------------------      ------------------------

               Total liabilities and stockholder's equity                         $ 27,496,544                  $ 27,002,186
                                                                      ========================      ========================

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
          -------------------------------------------------------------
                                  (UNAUDITED)
                                  -----------


                                                                                                  For the Three Months Ended
                                                                                                          March 31,
                                                                                          ------------------------------------------
                                                                                                  1999                     1998
                                                                                          -------------------      -----------------
REVENUE:
   Radio service revenue                                                                         1,401,326             $  1,226,819
   Equipment sales                                                                                 277,679                  487,873
   Activation and other                                                                             30,660                   36,993
                                                                                          -------------------      -----------------
                                                                                                 1,709,665                1,751,685
                                                                                          -------------------      -----------------
COSTS AND EXPENSES RELATED TO REVENUE:
   Network and site expense                                                                         37,783                   20,431
   Cost of equipment sold                                                                          356,480                  591,347
   Maintenance and other                                                                            95,110                  119,287
                                                                                          -------------------      -----------------
                                                                                                   489,373                  731,065
                                                                                          -------------------      -----------------
OPERATING COSTS AND EXPENSES:
   Selling, general and administrative                                                           1,539,328                2,019,998
   Depreciation and amortization                                                                   472,393                  340,164
                                                                                          -------------------      -----------------
                                                                                                 2,011,721                2,360,162
                                                                                          -------------------      -----------------
OPERATING LOSS                                                                                    (791,429)              (1,339,542)
                                                                                          -------------------      -----------------

OTHER INCOME (EXPENSE):
   Interest Expense                                                                                (28,545)                  (1,379)
   Interest Income                                                                                       -                        -
   Other                                                                                            17,562                  (20,137)
                                                                                          -------------------      -----------------
                                                                                                   (10,983)                 (21,516)
                                                                                          -------------------      -----------------
NET LOSS                                                                                          (802,412)              (1,361,058)

OTHER COMPREHENSIVE INCOME (LOSS):
   Foreign currency translation adjustments                                                        (41,064)                (225,414)
                                                                                          -------------------      -----------------

COMPREHENSIVE LOSS                                                                               $(843,476)             $(1,586,472)
                                                                                          ===================      =================



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements

                   CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                   ----------------------------------------
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                -----------------------------------------------
                                  (UNAUDITED)
                                  -----------



                                                    Stockholder's Equity
                              -----------------------------------------------------------------------------
                                                                               Accumulated
                                 Common Stock    Additional                       Other           Total
                                --------------    Paid-in      Accumulated    Comprehensive   Stockholder's
                                Shares  Amount    Capital        Deficit      Income (Loss)       Equity
                                ------  ------  ------------  --------------  --------------  --------------
Balances, December 31, 1998          2      $2   $20,858,377   $(16,606,974)       $138,533      $4,389,938

Net loss                             -       -             -       (802,412)              -        (802,412)

Cumulative translation
  Adjustment                         -       -             -              -         (41,064)        (41,064)

Balances, March 31, 1999             2      $2   $20,858,377   $(17,409,386)       $ 97,469      $3,546,462






          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                  (UNAUDITED)
                                  -----------

                                                                                              For the Three Months Ended March 31,
                                                                                           ---------------------------------------
                                                                                                   1999                 1998
                                                                                           ---------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                                         $  (802,412)         $(1,361,058)
 Adjustments to reconcile net loss to net cash
   used in operating activities-                                                                      472,393              340,164
     Depreciation and amortization
     Allowance for doubtful accounts                                                                    4,403               29,043
     Changes in operating assets and liabilities-
       (Increase)  in accounts receivable                                                              (9,297)            (174,252)
       Decrease in inventory                                                                           94,916              258,535
       Decrease in other assets                                                                       573,195              112,894
       Increase in accounts payable and other                                                          96,682               44,909
       Increase / (decrease) in accrued liabilities                                                  (180,653)                 213
                                                                                                -------------        -------------
       Net cash used in operating activities                                                          249,227             (749,552)
                                                                                                -------------        -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                                                  (367,182)            (789,786)
 Acquisition of and investment in operating and non-operating,
    entities and spectrum, net of cash acquired                                                        14,124             (781,586)
 (Increase) in restricted cash                                                                     (1,230,827)            (627,497)
                                                                                                -------------        -------------
       Net cash used in investing activities                                                       (1,583,885)          (2,198,869)
                                                                                                -------------        -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances from affiliates                                                                           1,421,805            2,488,039
                                                                                                -------------        -------------
       Net cash provided (used) by financing activities                                             1,421,805            2,488,039
                                                                                                -------------        -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                               (41,064)            (225,414)
                                                                                                -------------        -------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                46,083             (685,796)
CASH AND CASH EQUIVALENTS, beginning of period                                                        544,612              908,048
                                                                                                -------------        -------------
CASH AND CASH EQUIVALENTS, end of period                                                          $   590,695          $   222,252
                                                                                                  ===========          ===========

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                  (UNAUDITED)
                                  -----------


                                                                                                For the Three Months Ended March 31,
                                                                                                ------------------------------------
--
                                                                                                       1999                1998
                                                                                                -----------------    ---------------
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION
   Cash paid for -
     Interest                                                                                            $  1,193       $         -
     Income taxes                                                                                          26,075            58,037
   Supplemental schedule of non cash
     Investing and financing activities-
       Contingent payment of acquisition of Chilean
           Operating company                                                                              400,000         2,400,000



          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements

                    CENTENNIAL CAYMAN CORP. AND SUBSIDIARIES
                    ----------------------------------------
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

                              AS OF MARCH 31, 1999
                              --------------------
                                  (UNAUDITED)
                                  -----------



NOTE 1.  BASIS OF PRESENTATION
-------  ---------------------

The accompanying interim consolidated financial statements include the accounts of Centennial Cayman Corp. and its subsidiaries (collectively, the "Company"),
all of which are wholly owned.   All significant intercompany accounts and
transactions have been eliminated in consolidation.

In management's opinion, all adjustments (which are of a normal recurring nature) have been made which are necessary to present fairly the financial position of the Company as of March 31, 1999 and the results of its operations for the three months ended March 31, 1999 and 1998. For a more complete understanding of the Company's financial position and results of operations, see the consolidated financial statements of the Company included in the Company's annual report for the year ended December 31, 1998.

   Comprehensive Income
   --------------------

In 1998, the company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distributions to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose Comprehensive Income, which encompasses net income and foreign currency translation adjustments, in the Condensed Consolidated Statements of Operations. Prior years have been restated to conform to the SFAS No. 130 requirements.

   Recently Issued Accounting Standards
   ------------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 in the year ended December 31, 2000. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities




NOTE 2.  ACQUISITIONS
-------  -------------

During the year ended December 31, 1998 the Company completed certain acquisitions of operating and non-operating entities and the acquisition of spectrum. Included in the accompanying consolidated financial statements, from the date of their acquisition, are the results of operations for these entities (except El Salvador - see below) as follows:

Name and Location of Entity                                                  Date Acquired
---------------------------                                                  -------------
Telecomunicaciones y Servicios S.A.; Santiago, Chile                         January 1998
Peru Tel S.A.; Lima, Peru                                                    May 1998
Comovec S.A.; Quito, Ecuador                                                 May 1998
El Salvador                                                                  June, August and
                                                                             September 1998

On January 2, 1998, the Company purchased 100% of the outstanding capital stock of Telecomunicaciones y Servicios S.A. ("TyS"), a Chilean operating company.
TyS holds 10 800 MHz channels in the metropolitan region of Santiago, Chile.
The acquisition was accounted for as a purchase. The total consideration given and liabilities assumed for the Chilean company was approximately $3,200,000, of which $800,000 was paid at closing and approximately $2,040,000 was paid June 29, 1998 and $350,000 on July 8, 1998 upon the transfer of 290 additional channels (40 of which are in the metropolitan region of Santiago) to the operating company. Approximately $80,000 represented the fair value of the net tangible assets as of the date of acquisition and the excess purchase price over the fair value of the net tangible assets acquired was approximately $3,120,000, which was allocated to SMR licenses. SMR licenses are amortized over approximately 40 years, the average remaining life of the licenses. The purchase price was financed by the Company with available cash.

On April 14, 1998 the Company executed a purchase agreement with certain non-operating subsidiaries of International Wireless Communications Holdings, Inc. ("IWC") for the acquisition of certain assets in Peru, Ecuador and Chile for a purchase price of approximately $3,500,000. On May 13, 1998 the Company completed the first part of the acquisition and acquired a non-operating entity in Ecuador (Comovec S.A.) for approximately $300,000. Comovec S.A. holds licenses to operate SMR networks and has 40 800 MHz channels and 20 900 MHz channels in each of Quito and Guayaquil and 25 800 MHz channels in Cuenca. Approximately $20,000 represented the fair value of the net tangible assets of Comovec S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $250,000, which was allocated to SMR licenses. Comovec S.A.'s licenses will be amortized over 40 years beginning on the date that the channels are launched. On May 22, 1998, the Company completed the second part of the acquisition and acquired a non-operating entity in Peru (Peru Tel S.A.) for approximately $2,800,000. Peru Tel S.A. holds licenses to operate SMR networks and has 32 800 MHz channels in Lima/Callao and 100 800 MHz channels among eight other cities. Approximately $400,000 represented the fair value of the net tangible assets of Peru Tel S.A. as of the date of acquisition. The excess purchase price over the fair value of the net tangible assets acquired was approximately $2,400,000, which was allocated to SMR licenses. Peru Tel S.A.'s SMR licenses will be amortized over approximately 40 years beginning on the date that the channels are launched. The Company used its existing cash to acquire Comovec S.A. and Peru Tel S.A. On May 12, 1999, the Company completed the last part of the IWC closing, and acquired the Chilean assets of RMD Agencia Chile, consisting of its 800 MHZ channels: 20 channels in Santiago, 20 channels in Valparaiso/Vina del Mar, and 25 channels in Concepcion/Talcahuano for $400,000.

Detail of net assets of acquisitions during:                   1998
---------------------------------------------------     ---------------
Property and equipment                                       $   71,039
SMR licenses                                                  5,792,621
Other assets                                                    105,405
Accounts payable and accrued liabilities                       (106,762)
                                                        ---------------
Acquisition, net of cash acquired                             5,862,303
Cash acquired                                                   420,930
Payable to seller                                               400,000
                                                        ---------------
Purchase price                                               $6,683,233
                                                             ==========

In addition to acquisitions, the Company was awarded 40 nationwide channels of 800 MHz spectrum on June 9, 1998 in El Salvador. The Company paid $620,000 for the channels, which have a 20 year term. In August 1998, the Company completed the acquisition of a concession for 10 nationwide channels of 800 MHz spectrum in El Salvador for approximately $300,000. The acquisition of assets included certain infrastructure and approximately 140 subscribers. In September 1998 the Company was awarded 65 nationwide channels of 800 MHz spectrum in El Salvador. The Company paid approximately $2,027,000 for the channels, which have a 20 year term. Also, in September 1998, the Company acquired a concession for 30 nationwide channels of 800 MHz spectrum in El Salvador for approximately $949,000. The acquisition of assets also included certain infrastructure and approximately 600 subscribers. The Company was awarded a concession for 25 nationwide channels of 800 MHz spectrum in El Salvador for approximately $10,000. These assets have been recorded as an investment in an affiliate and accounted for using the equity method of accounting and not consolidated due to temporary control, as these assets are for sale. The Company wrote down the assets to $1,560,000 and took an approximate $2,400,000 loss on divestiture in 1998 (see Note 2).

On October 15, 1998, the Company signed a purchase agreement for the acquisition of certain Chilean assets, including a license for 20 800 MHz channels in Santiago, certain infrastructure and subscribers. The Company is currently waiting for final government approval for the transfer of the assets to the Company before it can close the acquisition. The purchase price is approximately $1,900,000, which amount was placed into escrow and is to be released to the seller upon the Chilean government's approval of the transfer.

On October 22, 1998, the Company signed an agreement to purchase 100% of the shares of a Chilean company having (i) 20 800 MHz channels in Santiago and (ii) 200 800 MHz channels in various Chilean cities for approximately $700,000. The approval of the transfer of this concession has been given, and this acquisition is expected to close in 1999.



NOTE 3.  PROPERTY AND EQUIPMENT
-------  ----------------------

The composition of property and equipment follows:

                                                                           March 31,           December 31,
                                                                              1999                 1998
                                                                   -------------------   -------------------

   Network infrastructure                                                  $ 6,779,234           $ 6,392,786
   Radios                                                                    3,301,664             3,321,641
   Computer equipment and software                                             520,174               511,325
   Furniture and fixtures                                                      349,047               310,284
   Leasehold improvements                                                      213,075               210,706
                                                                          ------------          ------------
                                                                            11,163,194            10,746,742
   Accumulated depreciation                                                 (2,756,009)           (2,357,151)
                                                                          ------------          ------------
   Property and equipment, net                                             $ 8,407,185           $ 8,389,591
                                                                           ===========           ===========

The Company depreciates infrastructure over ten years, radios over five years, computer equipment and software over three years and leasehold improvements over the life of the lease.

Depreciation expense was $394,925 and $239,756 for the three months ended March 31, 1999 and 1998, respectively.

NOTE 4.     COMMITMENTS AND CONTINGENCIES
-------     -----------------------------

     Recovery of Investments
     -----------------------

The Company has made significant investments in pre-operating entities in various Latin American countries whose primary assets were SMR licenses. The Company's Peruvian operations and revenue generating activity began in May 1996,its Ecuadorian operations and revenue generating activity began in

March 1997, its Chilean operations and revenue generating activity began in January 1998 and its El Salvadoran operations and revenue generating activity began in September 1998. The ability of the Company to recover its current investment in property, equipment and spectrum and to generate positive cash flow and operating profits is contingent upon a number of factors, including the Company's ability to continue to build out and develop the SMR and other low-cost, wireless communications networks it currently owns and to attract and retain sufficient subscribers on its existing systems and those which are under development in sufficient numbers to achieve profitable operations.

Recoverability of Licenses
--------------------------

The terms of the Company's SMR license agreements contain provisions whereby the Company must achieve certain levels of subscriber load and network build out.
If such commitments are not met, the Company could be subject to the revocation of the applicable licenses.

Compliance with the terms of SMR licenses and certain regulatory requirements, such as construction deadlines and minimum subscriber requirements, can be difficult to meet. In addition, there can be no guarantee that in the future all regulatory requirements will be met or that the Company will not lose any applicable licenses as a result of its failure to meet such requirements. The Company currently is not in compliance with certain minimum subscriber loading requirements with respect to its channels in Peru. Failure to comply with such requirements may subject the licenses relating to such channels to punitive measures. Requests for amendment of such loading requirements have been filed by the Company with the Peruvian Ministry of Transportation, Communications, Housing and Construction (the "Ministry"); however, to date no responses have been received. The Company expects to file an additional amendment requesting lower subscriber loading requirements in the near future. Based upon information currently available, the Company is optimistic that these amendments will be approved; however, there can be no guarantee that the amendments received by the Company will be the same as those applied for. The Company is also not in compliance with certain terms of the concession agreements including, homologation of equipment (certifying the equipment before entering
Peru), site to site transmission of signal (currently allowed only site to handset), unauthorized transfer and use of channels between the Peruvian companies and unauthorized use of certain frequencies granted. The Company has applied to correct the non-compliance issues and is awaiting approval from the Ministry. The Company believes that the applications will be approved and result only in minimal fines, if any; however, there can be no assurance of such outcome.

NOTE 5.  OPERATING SEGMENTS
-------  ------------------

The Company's reportable segments are strategic geographic units that develop and operate SMR networks. The Company is managed by country as each country may require a slightly different business strategy. The accounting policies of the segments are the same as those for the Company on a consolidated basis. The segments are evaluated based upon gains in subscribers and based upon EBITDA. EBITDA represents operating loss before depreciation and amortization and is not a measurement under U.S. generally accepted accounting principles and may not be similar to EBITDA measures of other companies.

The following information presents certain summarized balance sheet and statement of operations data by segment as of March 31, 1999 and 1998 (in 000's):

                           Peru        Ecuador        Chile          Other (2)        Elimination       Total
                       ------------  ------------  ------------  -----------------  ---------------  ------------
March 31, 1999
--------------
Revenues                   $   922        $  542        $  246          $       -          $      -    $    1,710
EBITDA                         148           197          (122)              (542)                -          (319)
Operating income               (64)            4          (188)              (543)                -    $     (791)
 (loss)
Total assets               $16,314        $3,756        $7,884          $   1,470          $  1,927    $   27,497
March 31, 1998
--------------
Revenues                   $ 1,067        $  669        $   16          $       -          $      -    $    1,752
EBITDA                         336           (79)         (370)              (886)                           (999)
Operating income               143          (203)         (392)              (888)                         (1,340)
 (loss)
Total assets               $11,574        $3,515        $3,844          $     185          $     35    $   19,083

(1) Included in total assets noted for Corporate is approximately $1,500,000 of an investment in an affiliate in El Salvador.

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with the offer contained herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than those to which it relates, nor does it constitute an offer to sell, or the solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any Person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof nor that the information contained herein is correct as of any time subsequent to the date hereof.
                                  __________
                               TABLE OF CONTENTS

Prospectus Summary.................................................. 5
Glossary of Terms...................................................15
Risk Factors........................................................28
The Exchange Offer..................................................34
Use of Proceeds of the Exchange Notes...............................35
Capitalization......................................................36
Selected Consolidated Historical Financial Data.....................41
Management's Discussion and Analysis of Financial Condition and
 Results of Operations..............................................38
Industry Overview...................................................52
Business............................................................56
Management..........................................................70
Executive Compensation..............................................73
Certain Relationships and Related Transactions......................78
Principal Stockholders..............................................80
Description of Capital Stock........................................84
Description of Notes................................................88
Description of Convertible Notes...................................116
Description of Warrants............................................117
Provisions Generally Applicable to All Securities..................120
Certain U.S. Federal Income Tax Considerations.....................121
Plan of Distribution...............................................122
Legal Matters......................................................122
Experts............................................................122
Index to Financial Statements..................................... F-1

Until ________, 1999, all dealers effecting transactions in the Exchange Notes, whether or not participating in this Exchange Offer, may be required to deliver a prospectus.

                                  CENTENNIAL
                             COMMUNICATIONS CORP.

                         Offer to Exchange 14% Senior
                      Discount Notes Due 2005 for any and
                      all outstanding 14% Senior Discount
                                Notes Due 2005

                                  PROSPECTUS

                              _____________, 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the indemnification of the directors and officers of the Company. The Company's Amended and Restated Certificate of Incorporation provides that it will indemnify the officers, directors, employees and agents of the Company to the extent permitted by the DGCL.

     The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company, and persons who serve or have served at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Company's Board of Directors. In the event a claim for indemnification by any person has not been paid in full by the Company within 30 days after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in the Company's Amended and Restated Certificate of Incorporation is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under state law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

                                 Exhibit Index
                                 -------------

Exhibit No.      Description
---------------  -----------
3.1*             Amended and Restated Certificate of Incorporation of the Company, as amended
3.2*             Bylaws of the Company
4.1*             Purchase Agreement dated January 12, 1998 between the Company and Salomon Brothers Inc and Prudential Securities Incorporated
4.2*             Indenture dated January 15, 1998 between the Company and State Street Bank and Trust
                 Company
4.3*             Form of Private Note
4.4**            Form of Exchange Note
4.5*             Notes Registration Rights Agreement dated January 15, 1998 by and among the Company and
                 Salomon Brothers Inc and Prudential Securities Incorporated
4.6*             Collateral Pledge Agreement dated January 15, 1998 between the Company and State Street
                 Bank and Trust Company
4.7*             Escrow Agreement dated January 15, 1998 between the Company and Morgan Stanley, Dean
                 Witter and Discover & Co.
5.1**            Opinion of Holland & Hart LLP
10.1*            Founders Round Purchase Agreement dated as of December 8, 1995 between the Company and the persons listed on the Schedule of Purchasers attached thereto
10.2*            Founders Round Stockholders Agreement dated as of December 8, 1995 between the Company and the Investors listed on the Schedule of Purchasers attached thereto
10.3*            Series A Purchase Agreement dated as of June 27, 1996 between the Company and the

Exhibit No.      Description
-----------      -----------
                 persons listed on the Schedule of Purchasers attached thereto
10.4*            Series B Purchase Agreement dated as of November 22, 1996 between the Company and the persons listed on the Schedule of Purchasers attached thereto
10.5*            Series C Purchase Agreement dated as of October 3, 1997 between the Company and the
                 Purchasers set forth therein
10.6*            Second Amended and Restated Stockholders Agreement dated as of October 3, 1997 between the Company and each of the Investors listed on the Schedule of Investors attached thereto
10.7*            Convertible Note Purchase Agreement dated as of January 15, 1998 between the Company and the Purchasers set forth therein
10.8*            Third Amended and Restated Registration Agreement dated January 15, 1998 between the
                 Company and the persons listed as Investors on the schedule attached thereto
10.9*            Centennial Communications Corp. 1996 Stock Option Plan including amendments and forms of
                 Incentive Stock Option Agreement and Non-statutory Stock Option Agreement
10.10*           Warrant Agreement dated as of January 15, 1998 between Centennial Communications Corp.
                 and State Street Bank and Trust Company
10.11*           Confidential Termination and Release Agreement dated February 19, 1998 between the
                 Company and Michael N. Simkin
10.12*           Confidential Termination and Release Agreement dated November 17, 1997 between the
                 Company and Jeff E. Rhodes
10.13            Confidential Termination and Release Agreement dated as of May 31, 1999 between the
                 Company and Federico A. Gallart.
12.1*            Statement re Computation of Ratio of Earnings to Fixed Charges
21.1*            List of Subsidiaries of the Company
23.1             Consent of Arthur Andersen LLP
23.2**           Consent of Holland & Hart LLP, included in Exhibit 5.1
24.1             Power of Attorney
25.1*            Statement on Form T-1 of the eligibility of the Trustee
27.1             Financial Data Schedule
99.1             Form of Letter of Transmittal
99.2             Form of Notice of Guaranteed Delivery
99.3             Form of Letter of Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4             Form of Letter to Clients

*  Filed previously
** To be filed by amendment

ITEM 22.  UNDERTAKINGS
     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) That insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling Persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling Person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling Person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Centennial Communications Corp. has duly caused this Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on June 9, 1999.

                                   CENTENNIAL COMMUNICATIONS CORP.

                                   By:  *
                                      ---------------------------------------
                                      Karl Maier
                                      President and Chief Operating Officer
                                      (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 1999.

                                   Signatures

SIGNATURES                                        TITLE                                            DATE
----------                                        -----                                            ----
                   *                              Controller (Principal Financial and Accounting   June 9, 1999
------------------------------------------------  Officer)
             Nanny Laverde
                   *                              Chairman of the Board                            June 9, 1999
------------------------------------------------
           Steven C. Halstedt
                   *                              Director                                         June 9, 1999
------------------------------------------------
           Stephen W. Schovee
                   *                              Director                                         June 9, 1999
------------------------------------------------
          Robert F. McKenzie
                   *                              Director                                         June 9, 1999
------------------------------------------------
           Bernard G. Dvorak
                   *                              Director                                         June 9, 1999
------------------------------------------------
           William W. Sprague
                                                  Director                                         June 9, 1999
------------------------------------------------
          William D. Stanfill
                   *                              Director                                         June 9, 1999
------------------------------------------------
            Mark A. Leavitt

                                      *By:  /s/ Nanny Laverde
                                            ------------------------------------
                                            Nanny Laverde
                                            Pursuant to Powers of Attorney filed
                                            herewith or previously with the
                                            Securities and Exchange Commission

                               INDEX TO EXHIBITS



Exhibit No.      Description
-----------      -----------
3.1*             Amended and Restated Certificate of Incorporation of the Company, as amended
3.2*             Bylaws of the Company
4.1*             Purchase Agreement dated January 12, 1998 between the Company and Salomon Brothers Inc and Prudential Securities Incorporated
4.2*             Indenture dated January 15, 1998 between the Company and State Street Bank and Trust
                 Company
4.3*             Form of Private Note
4.4**            Form of Exchange Note
4.5*             Notes Registration Rights Agreement dated January 15, 1998 by and among the Company and
                 Salomon Brothers Inc and Prudential Securities Incorporated
4.6*             Collateral Pledge Agreement dated January 15, 1998 between the Company and State Street
                 Bank and Trust Company
4.7*             Escrow Agreement dated January 15, 1998 between the Company and Morgan Stanley, Dean
                 Witter and Discover & Co.
5.1**            Opinion of Holland & Hart LLP
10.1*            Founders Round Purchase Agreement dated as of December 8, 1995 between the Company and the persons listed on the Schedule of Purchasers attached thereto
10.2*            Founders Round Stockholders Agreement dated as of December 8, 1995 between the Company and the Investors listed on the Schedule of Purchasers attached thereto
10.3*            Series A Purchase Agreement dated as of June 27, 1996 between the Company and the persons listed on the Schedule of Purchasers attached thereto
10.4*            Series B Purchase Agreement dated as of November 22, 1996 between the Company and the persons listed on the Schedule of Purchasers attached thereto
10.5*            Series C Purchase Agreement dated as of October 3, 1997 between the Company and the
                 Purchasers set forth therein
10.6*            Second Amended and Restated Stockholders Agreement dated as of October 3, 1997 between the Company and each of the Investors listed on the Schedule of Investors attached thereto
10.7*            Convertible Note Purchase Agreement dated as of January 15, 1998 between the Company and the Purchasers set forth therein
10.8*            Third Amended and Restated Registration Agreement dated January 15, 1998 between the
                 Company and the persons listed as Investors on the schedule attached thereto
10.9*            Centennial Communications Corp. 1996 Stock Option Plan including amendments and forms of
                 Incentive Stock Option Agreement and Non-statutory Stock Option Agreement
10.10*           Warrant Agreement dated as of January 15, 1998 between Centennial Communications Corp.
                 and State Street Bank and Trust Company
10.11*           Confidential Termination and Release Agreement dated February 19, 1998 between the
                 Company and Michael N. Simkin
10.12*           Confidential Termination and Release Agreement dated November 17, 1997 between the
                 Company and Jeff E. Rhodes
10.13            Confidential Termination and Release Agreement dated as of May 31, 1999 between the
                 Company and Federico A. Gallart.
12.1*            Statement re Computation of Ratio of Earnings to Fixed Charges
21.1*            List of Subsidiaries of the Company
23.1             Consent of Arthur Andersen LLP
23.2**           Consent of Holland & Hart LLP, included in Exhibit 5.1
24.1             Power of Attorney
25.1*            Statement on Form T-1 of the eligibility of the Trustee
27.1             Financial Data Schedule
99.1             Form of Letter of Transmittal
99.2             Form of Notice of Guaranteed Delivery

Exhibit No.      Description
-----------      -----------
99.3             Form of Letter of Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees
99.4             Form of Letter to Clients

*  Filed previously
** To be filed by amendment